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                                                                EXECUTION COPY











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                                      CSN, INC.

                              COLOR SPOT NURSERIES, INC.

                        AMENDED AND RESTATED CREDIT AGREEMENT


                            Dated as of February 20, 1997


              BANQUE INDOSUEZ, NEW YORK BRANCH, as Administrative Agent

                                         and

                    IBJ SCHRODER BANK & TRUST COMPANY, as Co-Agent



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

                                  TABLE OF CONTENTS

                                                                            Page

    SECTION 1.  AMOUNT AND TERMS OF CREDIT....................................3
         1.01.  COMMITMENTS...................................................3
         1.02.  MINIMUM AMOUNT OF EACH BORROWING; MAXIMUM NUMBER
                OF BORROWINGS.................................................5
         1.03.  NOTICE OF BORROWINGS..........................................6
         1.04.  DISBURSEMENT OF FUNDS.........................................6
         1.05.  NOTES.........................................................8
         1.06.  CONVERSIONS...................................................9
         1.07.  PRO RATA BORROWINGS..........................................10
         1.08.  INTEREST.....................................................11
         1.09.  INTEREST PERIODS.............................................12
         1.10.  SPECIAL PROVISIONS GOVERNING RESERVE ADJUSTED
                EURODOLLAR LOANS.............................................13
         1.11.  CAPITAL REQUIREMENTS.........................................16
         1.12.  TOTAL LOAN COMMITMENTS; LIMITATIONS ON OUTSTANDING
                LOAN AMOUNTS.................................................17
         1.13.  LETTERS OF CREDIT............................................17

    SECTION 2.  COMMITMENTS..................................................27
         2.01.  VOLUNTARY REDUCTION OF COMMITMENTS...........................27
         2.02.  ADJUSTMENTS; TERMINATION OF COMMITMENTS, ETC.................28
         2.03.  COMMITMENT FEE...............................................29

    SECTION 3.  PAYMENTS.....................................................29
         3.01.  SCHEDULED PAYMENTS...........................................29
         3.02.  VOLUNTARY PREPAYMENTS........................................30
         3.03.  MANDATORY PREPAYMENTS; REDUCTION OF COMMITMENTS..............31
         3.04.  APPLICATION OF MANDATORY PREPAYMENTS.........................35
         3.05.  REDUCTION OF TOTAL REVOLVING LOAN COMMITMENT, ETC............36
         3.06.  METHOD AND PLACE OF PAYMENT..................................36
         3.07.  NET PAYMENTS.................................................37
         3.08.  RESERVE ACCOUNT; PREPAYMENT COLLATERAL ACCOUNT...............39

    SECTION 4.  CONDITIONS PRECEDENT.........................................40
         4.01.  CONDITIONS PRECEDENT TO INITIAL LOANS........................40
         4.02.  CONDITIONS PRECEDENT TO ALL LOANS............................48
         4.03.  ADDITIONAL CONDITIONS PRECEDENT TO ACQUISITION TERM LOANS....49

    SECTION 5.  REPRESENTATIONS, WARRANTIES AND AGREEMENTS...................52
         5.01.  STATUS.......................................................53
         5.02.  POWER AND AUTHORITY; BUSINESS................................53

         5.03.  NO VIOLATION.................................................53
         5.04.  LITIGATION...................................................54
         5.05.  USE OF PROCEEDS..............................................54
         5.06.  GOVERNMENTAL APPROVALS, ETC..................................55
         5.07.  INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING
                COMPANY ACT..................................................56
         5.08.  TRUE AND COMPLETE DISCLOSURE.................................56
         5.09.  FINANCIAL CONDITION; FINANCIAL STATEMENTS; PROJECTIONS.......56
         5.10.  SECURITY INTERESTS...........................................58
         5.11.  TAX RETURNS AND PAYMENTS.....................................58
         5.12.  ERISA........................................................59
         5.13.  CAPITAL STOCK; SUBSIDIARIES, ETC.............................59
         5.14.  PROPRIETARY RIGHTS...........................................59
         5.15.  COMPLIANCE WITH LAWS, ETC....................................60
         5.16.  PROPERTIES...................................................60
         5.17.  SECURITIES...................................................61
         5.18.  COLLECTIVE BARGAINING AGREEMENTS; LABOR MATTERS..............62
         5.19.  RECAPITALIZATION DOCUMENTS, ETC..............................62
         5.20.  INDEBTEDNESS OUTSTANDING.....................................62
         5.21.  ENVIRONMENTAL PROTECTION.....................................62
         5.22.  ENVIRONMENTAL INVESTIGATIONS.................................65
         5.23.  INSURANCE....................................................65
         5.24.  GOVERNMENTAL REGULATION......................................65
         5.25.  ABSENCE OF EVENTS OF DEFAULT.................................65
         5.26.  PERFORMANCE OF AGREEMENTS....................................65
         5.27.  SECURITIES ACTIVITIES........................................65
         5.28.  WATER RIGHTS.................................................65

    SECTION 6.  AFFIRMATIVE COVENANTS........................................66
         6.01.  INFORMATION COVENANTS........................................66
         6.02.  BOOKS, RECORDS AND INSPECTIONS...............................70
         6.03.  MAINTENANCE OF PROPERTY; INSURANCE...........................71
         6.04.  PAYMENT OF TAXES.............................................71
         6.05.  CORPORATE FRANCHISES.........................................72
         6.06.  COMPLIANCE WITH STATUTES, ETC................................72
         6.07.  ERISA........................................................72
         6.08.  PERFORMANCE OF OBLIGATIONS...................................73
         6.09.  FISCAL YEAR; FISCAL QUARTERS.................................73
         6.10.  USE OF PROCEEDS..............................................73
         6.11.  INTEREST RATE PROTECTION.....................................73
         6.12.  NO FURTHER NEGATIVE PLEDGES, ETC.............................73
         6.13.  BANK MEETING.................................................74
         6.14.  ADDITIONAL COLLATERAL; FURTHER ASSURANCES....................74

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         6.15.  SECURITY INTERESTS...........................................75
         6.16.  ENVIRONMENTAL EVENTS.........................................76
         6.17.  ASSIGNMENT OF HOLDINGS' REMAINING ASSETS TO
                THE BORROWER.  ..............................................77

    SECTION 7.  NEGATIVE COVENANTS...........................................77
         7.01.  CAPITAL EXPENDITURES.........................................78
         7.02.  TOTAL INTEREST COVERAGE RATIO................................78
         7.03.  FIXED CHARGE COVERAGE RATIO..................................80
         7.04.  LEVERAGE RATIO...............................................81
         7.05.  MINIMUM CONSOLIDATED EBITDA. ................................82
         7.07.  INDEBTEDNESS.................................................85
         7.08.  INVESTMENTS..................................................86
         7.09.  PREPAYMENTS OF INDEBTEDNESS..................................87
         7.10.  DIVIDENDS, ETC...............................................87
         7.11.  DISPOSITION OF ASSETS........................................88
         7.12.  CONTINGENT OBLIGATIONS.......................................89
         7.13.  MERGER AND CONSOLIDATIONS....................................89
         7.14.  AMENDMENTS TO ORGANIZATIONAL DOCUMENTS.......................90
         7.15.  ERISA........................................................90
         7.16.  NO NON-WHOLLY OWNED SUBSIDIARIES.............................90
         7.17.  CHANGES IN BUSINESS..........................................90
         7.18.  AMENDMENTS OR WAIVERS OF CERTAIN DOCUMENTS...................90
         7.19.  TRANSACTIONS WITH AFFILIATES.................................90
         7.20.  CAPITAL STRUCTURE............................................91
         7.21.  SALE AND LEASE-BACKS.........................................91
         7.22.  CLEAN-DOWN PERIOD.  .........................................92
         7.23.  CERTAIN PAYMENTS.............................................92

    SECTION 8.  EVENTS OF DEFAULT............................................92
         8.01.  PAYMENTS.....................................................92
         8.02.  REPRESENTATIONS, ETC.........................................93
         8.03.  COVENANTS....................................................93
         8.04.  DEFAULT UNDER OTHER AGREEMENTS...............................93
         8.05.  BANKRUPTCY, ETC..............................................94
         8.06.  SECURITY DOCUMENTS; GUARANTEES...............................94
         8.07.  SUBORDINATION................................................94
         8.08.  JUDGMENTS....................................................95
         8.09.  OWNERSHIP....................................................95
         8.10.  CERTAIN ACTIONS FOLLOWING AN EVENT OF DEFAULT................95

    SECTION 9.  HOLDINGS GUARANTEE...........................................96

         9.01.  GUARANTEE OF OBLIGATIONS.....................................96
         9.02.  CONTINUING OBLIGATION........................................96
         9.03.  WAIVERS WITH RESPECT TO OBLIGATIONS..........................97
         9.04.  BANKS' POWER TO WAIVE, ETC...................................99
         9.05.  INFORMATION REGARDING THE BORROWER, ETC......................99
         9.06.  CERTAIN GUARANTOR REPRESENTATIONS...........................100
         9.07.  SUBROGATION.................................................100
         9.08.  SUBORDINATION...............................................100
         9.09.  FURTHER ASSURANCES..........................................100

    SECTION 10.  DEFINITIONS................................................101

    SECTION 11.  THE AGENT..................................................131
         11.01.  APPOINTMENT................................................131
         11.02.  DELEGATION OF DUTIES.......................................131
         11.03.  EXCULPATORY PROVISIONS.....................................132
         11.04.  RELIANCE BY THE AGENT......................................132
         11.05.  NOTICE OF DEFAULT..........................................133
         11.06.  NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER BANKS.......133
         11.07.  INDEMNIFICATION............................................133
         11.08.  THE AGENTS IN THEIR INDIVIDUAL CAPACITIES..................134
         11.09.  SUCCESSOR AGENT............................................134
         11.10.  RESIGNATION, TRANSFER BY AGENT.............................134
         11.11.  CO-AGENT...................................................135

    SECTION 12.  MISCELLANEOUS..............................................135
         12.01.  PAYMENT OF EXPENSES, ETC...................................135
         12.02.  RIGHT OF SETOFF............................................136
         12.03.  NOTICES....................................................137
         12.04.  BENEFIT OF AGREEMENT.......................................138
         12.05.  NO WAIVER; REMEDIES CUMULATIVE.............................140
         12.06.  PAYMENTS PRO RATA..........................................141
         12.07.  CALCULATIONS; COMPUTATIONS.................................141
         12.08.  GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE;
                 SERVICE OF PROCESS.........................................142
         12.09.  COUNTERPARTS...............................................142
         12.10.  HEADINGS DESCRIPTIVE.......................................142
         12.11.  AMENDMENT OR WAIVER........................................143
         12.12.  SURVIVAL...................................................143
         12.13.  DOMICILE OF LOANS..........................................143
         12.14.  WAIVER OF JURY TRIAL.......................................143
         12.15.  INDEPENDENCE OF COVENANTS..................................143
         12.16.  REINSTATEMENT..............................................143

                                      SCHEDULES


Schedule A                   -         List of Banks
Schedule 4.01(j)             -         Financial Statements
Schedule 4.01(l)             -         Litigation
Schedule 4.01(m)             -         Restrictions on Borrower's Ability to
                                         Grant Liens
Schedule 4.01(p)             -         Required Consents
Schedule 4.03                -         Designated Acquisitions
Schedule 5.10A               -         Prior Liens
Schedule 5.10B               -         Required Filings and Recordings
Schedule 5.13                -         Subsidiaries
Schedule 5.16                -         Real Property Owned and Leased
Schedule 5.17                -         Capital Stock
Schedule 5.20                -         Indebtedness
Schedule 5.21                -         Environmental Exceptions
Schedule 5.23                -         Insurance
Schedule 12.03               -         Bank Addresses

                                       EXHIBITS



Exhibit 1.03-1               -         Form of Notice of Revolving Loan
                                         Borrowing
Exhibit 1.03-2               -         Form of Notice of Acquisition Loan
                                         Borrowing
Exhibit 1.05(a)(i)           -         Form of Term A Note
Exhibit 1.05(a)(ii)          -         Form of Term B Note
Exhibit 1.05(a)(iii)         -         Form of Revolving Note
Exhibit 1.05(a)(iv)          -         Form of Acquisition Term Note
Exhibit 4.01(b)              -         Form of Officer's Certificate
Exhibit 4.03(b)(iii)-1       -         Form of Officer's Certificate --
                                         Designated Acquisitions
Exhibit 4.03(b)(iii)-2       -         Form of Officer's Certificate -
                                         Unspecified Permitted Acquisitions
Exhibit 6.01(m)              -         Form of Borrowing Base Certificate
Exhibit 10A                  -         Form of Security Agreement
Exhibit 10B                  -         Form of Subsidiary Guarantee
Exhibit 10C                  -         Form of Trademark Security Agreement
Exhibit 12.04(c)             -         Form of Assignment Agreement

                                      CSN, INC.

                              COLOR SPOT NURSERIES, INC.

                        AMENDED AND RESTATED CREDIT AGREEMENT


    This Amended and Restated Credit Agreement is dated as of February 20,
1997, and amends and restates, in its entirety, the Credit Agreement dated as of December 31, 1996 (the "ORIGINAL CREDIT AGREEMENT"), among Color Spot Nurseries, Inc., a Delaware corporation, f/k/a Color Spot Watsonville, Inc. (the "BORROWER"), CSN, Inc., a Delaware corporation, f/k/a Color Spot Nurseries, Inc. ("HOLDINGS" and, together with the Borrower, the "INITIAL BORROWERS"), the New York branch of Banque Indosuez ("INDOSUEZ"), IBJ Schroder Bank & Trust Company ("IBJS") and the other lending institutions listed in Schedule A (each a "BANK"), Indosuez, as the administrative agent (the "ADMINISTRATIVE AGENT") for itself and the other Banks and IBJS as co- agent (the "CO-AGENT" and, together with the Administrative Agent, the "AGENTS"). Unless otherwise defined herein, all capitalized terms used herein are as defined in Section 10.

                                   R E C I T A L S:

    WHEREAS, the Original Credit Agreement was entered into on December 31,
1996 (the "EFFECTIVE DATE") in order (a) to finance a recapitalization of Holdings pursuant to a Recapitalization and Stock Purchase Agreement dated as of December 31,1996 (the "RECAPITALIZATION AGREEMENT") among Holdings, KCSN Acquisition Company, L.P., a Delaware limited partnership ("KCSN"), Heller Equity Capital Corporation, a Delaware corporation ("HELLER") and certain other shareholders of Holdings, (b) to provide working capital for the Borrower and its Subsidiaries and (c) with respect to the Acquisition Term Loans, to provide financing for certain business acquisitions by the Borrower; and

    WHEREAS, in connection with, and immediately following the consummation of, the Recapitalization (i) substantially all of the assets of Holdings were assigned to the Borrower, (ii) the Borrower's name was changed from Color Spot Watsonville, Inc. to its current name of Color Spot Nurseries, Inc. and (iii) Holdings' name was changed from Color Spot Nurseries, Inc. to its current name of CSN, Inc.; and

    WHEREAS, pursuant to the Original Credit Agreement (i) on the Effective Date, the Initial Borrowers incurred Term A Loans in the aggregate principal amount of $18,000,000 (collectively, the "EXISTING TERM A LOANS"), Term B Loans in an aggregate principal amount of $16,250,000 (collectively, the "EXISTING TERM B LOANS") and Revolving Loans in the aggregate principal amount of $3,000,000; and (ii) thereafter, the Borrower has incurred Acquisition Term Loans in the aggregate principal amount of $3,200,000 (collectively, the "EXISTING ACQUISITION TERM LOANS"), all of which amounts remain outstanding as of the date hereof; and

    WHEREAS, Lone Star Growers Co., a Texas general partnership, ("TARGET"), both of the partners of Target (collectively, "SELLERS"), Lone Star Growers, L.P., a Delaware limited partnership, ("ACQUISITION"), all of the partnership interests in which are held by the Borrower (which holds 99% of such partnership interests as its limited partner) and by Lone Star, Inc., a Delaware corporation and a Wholly Owned Subsidiary of the Borrower, ("Newco.") (which holds 1% of such partnership interests as its general partner) and Holdings have entered into a Merger Agreement dated as of February 20, 1997 (the "LS PURCHASE AGREEMENT") pursuant to which Acquisition shall acquire 100% of the partnership interests in Target and the Sellers shall acquire Capital Stock of Holdings (such transaction, the "LS PURCHASE"); and

    WHEREAS, upon the acquisition by Acquisition of all of the partnership interests in Target, pursuant to applicable partnership law, Target shall cease to have separate existence and all of the assets of Target shall become assets of Acquisition by operation of law; and

    WHEREAS, in connection with the foregoing, the Borrower desires to increase the Banks' commitments under the Original Credit Agreement and to incur additional Loans from the Banks (which Loans shall be guaranteed by Holdings, Newco and Acquisition), and specifically (i) to replace the Existing Term A Loans with Term A Loans in the aggregate principal amount of $25,000,000 (collectively, the "TERM A LOANS"); (ii) to replace the Existing Term B Loans with Term B Loans in the aggregate principal amount of $35,000,000 (collectively, the "TERM B LOANS"); (iii) to replace the Existing Total Revolving Loan Commitment with an increased Total Revolving Loan Commitment in the amount of $27,500,000 (the "TOTAL REVOLVING LOAN COMMITMENT") and to replace any Revolving Loans outstanding as of the Closing Date (collectively, the "EXISTING REVOLVING LOANS") with Loans under such restated Total Revolving Loan Commitment; [and (iv) to replace the Existing Acquisition Term Loans with Acquisition Term Loans and to restate the Acquisition Term Loan Commitment as of the date hereof; and

    WHEREAS, the Borrower desires (a) to use the proceeds of the Term A Loans and the Term B Loans (i) to replace and retire the Existing Term A Loans and the Existing Term B Loans and (ii) to provide a portion of the consideration to be paid by Acquisition for the LS Purchase; and (b) to use the proceeds of the Revolving Loans (i) to provide a portion of the consideration for the LS Purchase, (ii) to pay fees and expenses relating to the LS Purchase and related transactions and (ii) to provide working capital for the Borrower and its Subsidiaries; and

    WHEREAS, the Banks are willing to make available the additional credit facilities provided for herein on the terms and conditions set forth herein;

    NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

    SECTION 1.  AMOUNT AND TERMS OF CREDIT.

    1.01. COMMITMENTS. Subject to and upon the terms and conditions set forth herein, each Bank severally agrees, (i) in the case of any Borrowing under the Term A Portion or the Term B Portion on the Closing Date, (ii) in the case of any Borrowing under the Revolving Portion at any time and from time to time on and after the Closing Date and prior to the Revolving Loan Commitment Termination Date and (iii) in the case of any Borrowings under the Acquisition Portion from time to time on and after the Closing Date and prior to the Acquisition Term Loan Commitment Termination Date in connection with the refinancing of the Existing Acquisition Term Loans and with Permitted Business Acquisitions, to make Loans to the Borrower, as specified below, which Loans shall be drawn under the Loan Facility (including the Term A Portion, the Term B Portion, the Revolving Portion and the Acquisition Portion thereof), as set forth below:

         (a) Loans under the Term A Portion of the Loan Facility (each a "TERM A LOAN") shall be made to the Borrower on the Closing Date. The Term A Loans (i) except as hereinafter provided, shall initially be Base Rate Loans and, 30 days after the Closing Date or such earlier time as (x) Indosuez shall have completed any intended syndication of its interest in the Loans (as to which the Administrative Agent shall promptly notify the Borrower) or (y) is otherwise assented to by the Administrative Agent, shall, at the option of the Borrower, be Base Rate Loans or Reserve Adjusted Eurodollar Loans; PROVIDED, HOWEVER, that, notwithstanding anything to the contrary set forth above, in the event that the Administrative Agent shall not have notified the Borrower that it has completed any intended syndication as of the date on which the Borrower becomes entitled to elect Reserve Adjusted Eurodollar Loans, then, for a further period of one month (or such longer period as the Administrative Agent and the Borrower agree), the Borrower shall only be entitled to elect Reserve Adjusted Eurodollar Loans which have an Interest Period which terminates on or before the end of such one-month period; and PROVIDED, FURTHER, that all Term A Loans made by all Banks pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Loans of the same Type; and (ii) shall not exceed for any Bank at any time outstanding the aggregate principal amount which equals the Term A Loan Commitment of such Bank.

         (b) Loans under the Term B Portion of the Loan Facility (each a "TERM B LOAN") shall be made to the Borrower on the Closing Date. The Term B Loans (i) except as hereinafter provided, shall initially be Base Rate Loans and, 30 days after the Initial Closing Date or such earlier time as
    (x) Indosuez shall have completed any intended syndication of its interest in the Loans (as to which the Administrative Agent shall promptly notify the Borrower) or (y) is otherwise assented to by the Administrative Agent, shall, at the option of the Borrower, be Base Rate Loans or Reserve Adjusted Eurodollar Loans; PROVIDED, HOWEVER, that, notwithstanding anything to the contrary set forth above, in the event that the Administrative Agent shall not have notified the Borrower that it has completed any intended syndication as of the date on which the

    Borrower becomes entitled to elect Reserve Adjusted Eurodollar Loans, then, for a further period of one month (or such longer period as the Borrower and the Administrative Agent agree), the Borrower shall only be entitled to elect Reserve Adjusted Eurodollar Loans which have an Interest Period which terminates on or before the end of such one-month period; and PROVIDED, FURTHER, that all Term B Loans made by all Banks pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Loans of the same Type; and (ii) shall not exceed for any Bank at any time outstanding the aggregate principal amount which equals the Term B Loan Commitment of such Bank.

         (c) Loans under the Revolving Portion of the Loan Facility (each a "REVOLVING LOAN") (i) shall be made to the Borrower at any time and from time to time on and after the Closing Date; PROVIDED that the Revolving Loans made on the Closing Date shall not exceed $5,000,000 (not including Revolving Loans advanced to repay Existing Revolving Loans) and shall be made for purposes of financing the LS Purchase, retiring existing Indebtedness of the Target and paying related fees and expenses (PROVIDED, HOWEVER, that the full amount of each of the Term A Loan Commitment and the Term B Loan Commitment shall, after being utilized to repay the principal amount of each of the Existing Term A Loans and the Existing Term B Loans, be utilized for financing the LS Purchase, retiring existing Indebtedness of the Target and paying related fees and expenses) and prior to the Revolving Loan Commitment Termination Date; (ii) except as hereinafter provided, shall initially be made as Base Rate Loans until 30 days after the Closing Date or such earlier time as (x) Indosuez shall have completed any intended syndication of its interest in the Loans (as to which the Administrative Agent shall promptly notify the Borrower) or (y) is otherwise assented to by the Administrative Agent, and thereafter, at the Borrower's option and subject to the terms hereof, may be Base Rate Loans or Reserve Adjusted Eurodollar Loans; PROVIDED, HOWEVER, that, notwithstanding anything to the contrary set forth above, in the event that the Administrative Agent shall not have notified the Borrower that it has completed any intended syndication as of the date on which the Borrower becomes entitled to elect Reserve Adjusted Eurodollar Loans, then for a further period of one month (or such longer period as the Administrative Agent and the Borrower agree), the Borrower shall only be entitled to elect Reserve Adjusted Eurodollar Loans which have an Interest Period which terminates on or before the end of such one-month period; and PROVIDED, FURTHER, that all Revolving Loans made by all Banks pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Loans of the same Type; (iii) may be repaid and reborrowed in accordance with the provisions hereof; (iv) shall not exceed for any Bank at any time outstanding the Revolving Loan Commitment of such Bank at such time; and (v) shall not be made pursuant to a particular Notice of Borrowing if the sum of (a) the aggregate principal amount of Revolving Loans then outstanding and (b) the then outstanding Letters of Credit Usage, after giving effect to the Revolving Loan requested by the relevant Notice of Borrowing, would exceed the lesser of the Borrowing Base as then calculated pursuant to Section 6.01(m) or the Total Revolving Loan Commitment.

         (d) Loans under the Acquisition Portion of the Loan Facility (together with the Outstanding Acquisition Term Loans, each an "ACQUISITION TERM LOAN") shall be made to the Borrower from time to time on or after the Closing Date and prior to the Acquisition Term Loan Commitment Termination Date (the date of each Borrowing of an Acquisition Term Loan other than the Acquisition Term Loans made to replace the Existing Acquisition Term Loans, an "ACQUISITION TERM LOAN CLOSING DATE") to refinance the Existing Acquisition Term Loans and to effect Permitted Business Acquisitions. Acquisition Term Loans (i) except as hereinafter provided, shall initially be made as Base Rate Loans until 30 days after the Closing Date, with respect to the Acquisition Term Loans made as of the Closing Date, and until 30 days after the applicable Acquisition Term Loan Closing Date in all other case, or, in each case, such earlier time as (x) Indosuez shall have completed any intended syndication of its interest in the Acquisition Term Loan made on such date (as to which the Administrative Agent shall promptly notify the Borrower) or (y) is otherwise assented to by the Administrative Agent, and thereafter, at the Borrower's option and subject to the terms hereof, may be Base Rate Loans or Reserve Adjusted Eurodollar Loans; PROVIDED, HOWEVER, that, notwithstanding anything to the contrary set forth above, in the event that the Administrative Agent shall not have notified the Borrower that it has completed any intended syndication as of the date on which the Borrower becomes entitled to elect Reserve Adjusted Eurodollar Loans, then for a further period of one month (or such longer period as the Administrative Agent and the Borrower agree), the Borrower shall only be entitled to elect Reserve Adjusted Eurodollar Loans which have an Interest Period which terminates on or before the end of such one-month period; and PROVIDED, FURTHER, that all Acquisition Term Loans made by all Banks pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Loans of the same Type;
    (ii) shall not exceed for any Bank at any time outstanding the Acquisition Term Loan Commitment of such Bank at such time; and (iii) shall not be made pursuant to a particular Notice of Borrowing if the aggregate principal amount of Acquisition Term Loans then outstanding, after giving effect to the Acquisition Term Loan requested by the relevant Notice of Borrowing, would exceed the Total Acquisition Term Loan Commitment.

    1.02. MINIMUM AMOUNT OF EACH BORROWING; MAXIMUM NUMBER OF BORROWINGS. The minimum aggregate principal amount of any Loan shall be the Minimum Borrowing Amount (other than a Borrowing of Revolving Loans consisting entirely of Base Rate Loans such that the total amount of Revolving Loans to be outstanding after giving effect to such Borrowing shall be equal to the Total Revolving Loan Commitment) and Borrowings in excess thereof shall be in integral multiples of $100,000; PROVIDED, HOWEVER, that (i) the Banks' Term A Loan Commitments and Term B Loan Commitments shall terminate, on a pro rata basis, with respect to any portion of the Total Term A Loan Commitments or the Total Term B Loan Commitments, as the case may be, not utilized by the Borrower on the Closing Date and (ii) the Banks' Acquisition Term Loan Commitments shall terminate, on a pro rata basis, with respect to any portion of the Total Acquisition Term Loan Commitments not utilized by the Borrower on or before the Acquisition

Term Loan Commitment Termination Date. More than one Borrowing may be incurred on any date; PROVIDED, HOWEVER, that at no time shall there be more than six Borrowings of Reserve Adjusted Eurodollar Loans outstanding.

    1.03. NOTICE OF BORROWINGS. Subject to Sections 1.01(c) and (d), after the Closing Date, whenever the Borrower desires that the Banks make Reserve Adjusted Eurodollar Loans under either the Revolving Portion or the Acquisition Portion of the Loan Facility it shall give the Administrative Agent at the Agent's Office at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each such Borrowing of Reserve Adjusted Eurodollar Loans; PROVIDED that notice given later than 1:00 P.M. (New York time) shall be deemed to have been given on the following Business Day.
Whenever the Borrower desires that the Banks make Base Rate Loans under either the Revolving Portion or the Acquisition Portion of the Loan Facility (except for Loans under the Acquisition Portion made as of the Closing Date to replace Existing Acquisition Term Loans) it shall give the Administrative Agent at the Agent's office not later than 1:00 P.M. (New York time) on the date of such Borrowing written notice (or telephonic notice promptly confirmed in writing) of each such Borrowing of Base Rate Loans. Each such notice, which, in the case of a Loan under the Revolving Portion of the Loan Facility, shall be substantially in the form of Exhibit 1.03-1 (each a "NOTICE OF REVOLVING LOAN BORROWING") and, in the case of a Loan under the Acquisition Portion of the Loan Facility (except for Loans under the Acquisition Portion made as of the Closing Date to replace Existing Acquisition Term Loans) shall be substantially in the form of Exhibit 1.03-2 (each a "NOTICE OF ACQUISITION LOAN BORROWING" and, together with a Notice of Revolving Loan Borrowing, each a "NOTICE OF BORROWING"), shall be irrevocable, shall be deemed a representation by the Borrower that all conditions precedent to such Borrowing set forth in Section 4.02 and, in the case of a Loan under the Acquisition Portion (except for Loans under the Acquisition Portion made as of the Closing Date to replace Existing Acquisition Term Loans) that all conditions set forth in Section 4.03, have been satisfied and shall specify (i) the aggregate principal amount in Dollars of the Loans to be made pursuant to such Borrowing, (ii) the date of Borrowing (which shall be a Business Day), (iii) whether the respective Borrowing shall consist of Base Rate Loans or Reserve Adjusted Eurodollar Loans and, if Reserve Adjusted Eurodollar Loans, the Interest Period to be initially applicable thereto and (iv) the account to which funds advanced under such Borrowing shall be deposited. The Administrative Agent shall as promptly as practicable give each Bank written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing, of such Bank's proportionate share thereof and of the other matters covered by the Notice of Borrowing.

    1.04.  DISBURSEMENT OF FUNDS.

         (a) No later than 2:00 P.M. (New York time) on the date specified in each Notice of Borrowing, each Bank will make available to the Administrative Agent in New York its pro rata portion of each Borrowing requested to be made on such date in the manner provided below.

         (b) Each Bank shall make available all amounts it is to fund under any Borrowing on or after the Closing Date in immediately available funds to the Administrative Agent to the account specified therefor by the Administrative Agent (or, if no account is so specified at the Agent's Office), and the Administrative Agent will make such funds available to the Borrower no later than 4:00 P.M. (New York time) on the date specified in the Notice of Borrowing by depositing to the account specified therefor by the Borrower (or, if no account is so specified to its account at the Agent's Office) the aggregate of the amounts so made available in the type of funds received. Unless the Administrative Agent shall have been notified by any Bank prior to the date of any such Borrowing that such Bank does not intend to make available to the Administrative Agent its portion of the Borrowing or Borrowings to be made on such date, the Administrative Agent may assume that such Bank has made such amount available to the Administrative Agent on such date of Borrowing, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Bank and the Administrative Agent has made available such corresponding amount to the Borrower, the Administrative Agent shall be entitled to recover such corresponding amount from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower, and the Borrower shall on such Business Day pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from such Bank or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent, (i) if paid by such Bank, at a rate per annum equal to the overnight Federal Funds Rate or (ii) if paid by the Borrower (and/or any other Credit Party), at a rate per annum equal to the then applicable rate of interest, calculated in accordance with Section 1.08, for the respective Loans. The Administrative Agent shall also be entitled to recover from any Bank an amount equal to any other losses incurred by the Administrative Agent as a result of the failure of such Bank to provide any amount as provided in this Agreement.

         (c) Nothing herein shall be deemed to relieve any Bank from its obligation to fulfill its Commitments hereunder or to prejudice any rights which the Borrower or any other Credit Party may have against any Bank as a result of any default by such Bank hereunder.

    1.05.  NOTES.

         (a) The Borrower's obligation to pay the principal of and interest on all the Loans made to it by each Bank are or shall be evidenced, as the case may be, (i) in the case of Term A Loans, by a promissory note (each, a "TERM A NOTE"), substantially in the form of Exhibit 1.05(a)(i), duly executed and delivered by the Borrower, with blanks appropriately completed in conformity herewith, (ii) in the case of Term B Loans, by a promissory note (each, a "TERM B NOTE"), substantially in the form of
    Exhibit 1.05(a)(ii), duly executed and delivered by the Borrower, with blanks appropriately completed in conformity herewith, (iii) in the case of Revolving Loans, by a promissory note (each, a "REVOLVING NOTE"), substantially in the form of Exhibit 1.05(a)(iii), duly executed and delivered by the Borrower, with blanks appropriately completed in conformity herewith; and (iv) in the case of Acquisition Term Loans, by a promissory note (each, an "ACQUISITION TERM NOTE"), substantially in the form of Exhibit 1.05(a)(iv), duly executed and delivered by the Borrower with blanks appropriately completed in conformity herewith.

         (b) The Term A Notes issued to each Bank shall (i) be executed by the Borrower, (ii) be payable to the order of such Bank, (iii) be dated the Closing Date, (iv) be in a stated principal amount equal to the Term A Loan Commitment of such Banks, and be payable in the aggregate principal amount of the Term A Loans evidenced thereby, (v) mature, with respect to each Term A Loan evidenced thereby, on the Term A Loan Maturity Date, (vi) be subject to mandatory prepayment as provided in Section 3.03, (vii) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and the Reserve Adjusted Eurodollar Loans, as the case may be, evidenced thereby, and (viii) be entitled to the benefits of this Agreement and other applicable Credit Documents. On the Closing Date, upon delivery of the Term A Notes the Old Term A Notes shall be returned to the Borrower marked "Canceled".

         (c) The Term B Notes issued to each Bank shall (i) be executed by the Borrower, (ii) be payable to the order of such Bank, (iii) be dated the Closing Date, (iv) be in a stated principal amount equal to the Term B Loan Commitment of such Bank, and be payable in the aggregate principal amount of the Term B Loans evidenced thereby, (v) mature, with respect to each Term B Loan evidenced thereby, on the Term B Loan Maturity Date, (vi) be subject to mandatory prepayment as provided in Section 3.03, (vii) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and the Reserve Adjusted Eurodollar Loans, as the case may be, evidenced thereby, and (viii) be entitled to the benefits of this Agreement and other applicable Credit Documents. On the Closing Date, upon delivery of the Term B Notes the Old Term B Notes shall be returned to the Borrower marked "Canceled".

         (d) The Revolving Notes issued to each Bank shall (i) be executed by the Borrower, (ii) be payable to the order of such Bank, (iii) be dated the Closing Date, (iv) be in a stated principal amount equal to the Revolving Loan Commitment of such Bank, and be payable in the aggregate principal amount of the outstanding Revolving Loans evidenced thereby, (v) mature, with respect to each Revolving Loan evidenced thereby, on the Revolving Loan Maturity Date, (vi) be subject to mandatory prepayment as provided in
    Section 3.03, (vii) bear interest as provided in the appropriate clause of
    Section 1.08 in respect of the Base Rate Loans and the Reserve Adjusted Eurodollar Loans, as the case may be, evidenced thereby, and (viii) be entitled to the benefits of this Agreement and the other applicable Credit Documents. On the Closing Date, upon delivery of the Revolving Notes the Old Revolving Notes shall be returned to the Borrower marked "Canceled".

         (e) The Acquisition Term Note of the Borrower issued to each Bank shall (i) be executed by the Borrower, (ii) be payable to the order of such Bank, (iii) be dated the Closing Date, (iv) be in a stated principal amount equal to the Acquisition Term Loan Commitment of such Bank and be payable in the aggregate principal amount of the outstanding Acquisition Term Loans evidenced thereby, (v) mature, with respect to each Acquisition Term Loan evidenced thereby, on the Acquisition Term Loan Maturity Date, (vi) be subject to mandatory prepayment as provided in Section 3.03, (vii) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and the Reserve Adjusted Eurodollar Loans, as the case may be, evidenced thereby, and (viii) be entitled to the benefits of this Agreement and the other applicable Credit Documents. On the Closing Date, upon delivery of the Acquisition Term Notes the Old Acquisition Term Notes shall be returned to the Borrower marked "Canceled". At any time after the Acquisition Term Loan Commitment Termination Date, at the Borrower's option or at the request of the Administrative Agent, each Acquisition Term Note shall be exchanged for a note in the form of Exhibit 1.05(a)(iv) and meeting the above requirements, except that such replacement note should be in a stated principal amount equal to the aggregate principal amount of the Acquisition Term Loans made by such Bank (or its assignor).

         (f) Each Bank will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will, prior to any transfer of any of its Notes, endorse on the reverse side thereof the outstanding principal amount of the Loans evidenced thereby. Failure to make any such notation shall not affect the obligations of the Borrower or any other Credit Party hereunder or under any other applicable Credit Document in respect of such Loans.

    1.06. CONVERSIONS; CONTINUATIONS. The Borrower shall have the option to convert on any Business Day commencing 30 days after the Initial Closing Date or such earlier date as Indosuez shall have completed any intended syndication of its interest in the Loans (as to which the Administrative Agent shall promptly notify the Borrower), all or a portion (which portion shall not be less than the Minimum Borrowing Amount) of the outstanding Loans owing by the Borrower pursuant to a single Portion of the Loan Facility into a Borrowing or Borrowings pursuant to such Portion of another Type of Loan, or to continue all or a portion of such Borrowings as the same Type of Loan; PROVIDED, HOWEVER, that, notwithstanding anything to the contrary set forth above, in the event that the Administrative Agent shall not have notified the Borrower that it has completed any intended syndication as of the date on which the Borrower becomes entitled to elect Reserve Adjusted Eurodollar Loans, then for a further period of one month, the Borrower shall only be entitled to elect Reserve Adjusted Eurodollar Loans which have an Interest Period which terminates on or before the end of such one-month period; and PROVIDED, FURTHER, that (a) except as otherwise provided in Section 1.10(b), Reserve Adjusted

Eurodollar Loans may be converted into Base Rate Loans or continued as Reserve Adjusted Eurodollar Loans only on the last day of an Interest Period applicable to such Reserve Adjusted Eurodollar Loans, (b) no such partial conversion of Reserve Adjusted Eurodollar Loans shall reduce the outstanding principal amount of Reserve Adjusted Eurodollar Loans under the Loan Facility (or portion thereof) made pursuant to a single Borrowing to less than the Minimum Borrowing Amount, (c) a Loan may only be converted into or continued as Reserve Adjusted Eurodollar Loans if no Default or Event of Default is in existence on the date of the conversion or continuation, (d) Borrowings resulting from conversions or continuations pursuant to this Section 1.06 shall be limited in amount and number as provided in Section 1.02 and (e) all or a portion of the outstanding principal amount of Base Rate Loans may not be converted into Reserve Adjusted Eurodollar Loans if such Base Rate Loans or portion thereof will mature within one month of such proposed conversion. Each such conversion/continuation shall be effected by the Borrower by giving the Administrative Agent at the Agent's Office prior to 11:00 A.M. (New York time) at least three Business Days' (or on the same Business Day in the case of a conversion into Base Rate Loans) prior written notice (or telephonic notice promptly confirmed in writing) (each a "NOTICE OF CONVERSION/CONTINUATION"), specifying the Loans to be so converted or continued, the Type of Loans into which such Loans will be converted or continued, the proposed conversion/continuation date, and, if to be converted into or continued as Reserve Adjusted Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Bank notice as promptly as practicable of any such proposed conversion or continuation affecting any of its Loans. Notwithstanding the foregoing or the provisions of Section 1.09, if a Default or Event of Default is in existence at the time any Interest Period in respect of any Borrowing of Reserve Adjusted Eurodollar Loans is to expire, such Loans may not be continued as Reserve Adjusted Eurodollar Loans but instead shall be automatically converted on the last day of such Interest Period into Base Rate Loans, unless the Administrative Agent shall otherwise elect. If no Notice of Conversion/Continuation has been duly delivered with respect to a Reserve Adjusted Eurodollar Loan on or before the third Business Day prior to the last day of the Interest Period applicable thereto, such Reserve Adjusted Eurodollar Loan shall be automatically converted into a Base Rate Loan.

    1.07. PRO RATA BORROWINGS. All Borrowings under this Agreement shall be loaned by the Banks pro rata on the basis of their Term A Loan Commitments, their Term B Loan Commitments, their Revolving Loan Commitments or their Acquisition Term Loan Commitments, as the case may be. No Bank shall be responsible for any default by any other Bank in its obligation to make Loans hereunder, and each Bank shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Bank to fulfill its commitments hereunder.

    1.08.  INTEREST.

         (a) The unpaid principal amount of each Base Rate Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise), or unless sooner converted into a Reserve Adjusted Eurodollar Loan, at a rate per annum equal to the sum of (i) the Base Rate in effect from time to time PLUS
    (ii) the Base Rate Margin.

         (b) The unpaid principal amount of each Reserve Adjusted Eurodollar Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise), or unless sooner converted into a Base Rate Loan, at a rate per annum equal to the sum of (i) the relevant Eurodollar Rate PLUS (ii) the Eurodollar Rate Margin.

         (c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan shall bear interest (A) in the case of Base Rate Loans, at a rate per annum equal to the sum of (1) the Base Rate in effect from time to time PLUS (2) the Base Rate Margin PLUS (3) 2% per annum, and (B) in the case of Reserve Adjusted Eurodollar Loans, at a rate per annum equal to the sum of (1) the relevant Eurodollar Rate PLUS (2) the Eurodollar Rate Margin PLUS (3) 2% per annum.

         (d) Interest shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof and shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on the last Business Day of each March, June, September and December commencing March 31, 1997; (ii) in respect of each Reserve Adjusted Eurodollar Loan, in arrears on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three-month intervals after the first day of such Interest Period; and (iii) in respect of each Loan, on any prepayment (on the amounts prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

         (e) All computations of interest hereunder shall be made in accordance with Section 12.07.

         (f) The Administrative Agent, upon determining the interest rate for any Borrowing of Reserve Adjusted Eurodollar Loans for any Interest Period, shall promptly notify the Borrower and the Banks thereof. Such determination shall, absent manifest error, be final, conclusive and binding upon all parties hereto.

    1.09. INTEREST PERIODS. At the time the Borrower gives a Notice of Borrowing or Notice of Conversion/Continuation in respect of the making of, conversion into, or continuation of, a Borrowing of Reserve Adjusted Eurodollar Loans, it shall have the right to elect, by giving the Administrative Agent written notice (or telephonic notice promptly confirmed in writing), the Interest Period applicable to such Borrowing, which Interest Period shall, at the option of the Borrower, be a period of one, two, three or six months. Notwithstanding anything to the contrary contained above:

         (a) the initial Interest Period for any Borrowing of Reserve Adjusted Eurodollar Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of Base Rate Loans) and each Interest Period occurring thereafter (including continuations thereof) in respect of such Borrowing shall commence on the date on which the next preceding Interest Period expires;

         (b) if any Interest Period relating to a Borrowing of Reserve Adjusted Eurodollar Loans begins on a date for which there is no numerically corresponding date in the calendar month in which such Interest Period ends, such Interest Period shall end on the last Business Day of such calendar month;

         (c) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; PROVIDED, HOWEVER, that if any Interest Period in respect of a Reserve Adjusted Eurodollar Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

         (d) no Interest Period shall extend beyond, as applicable, the Term A Loan Maturity Date (in the case of Term A Loans), the Term B Loan Maturity Date (in the case of Term B Loans), the Revolving Loan Maturity Date (in the case of Revolving Loans) or the Acquisition Term Loan Maturity Date (in the case of Acquisition Term Loans); and

         (e) no Interest Period with respect to any Borrowing of Reserve Adjusted Eurodollar Loans shall extend beyond any date upon which the Borrower is required to make a scheduled payment of principal with respect to the Term A Loans, the Term B Loans or the Acquisition Term Loans, as the case may be, if, after giving effect to the selection of such Interest Period, the aggregate principal amount of Term A Loans, Term B Loans or Acquisition Term Loans, as the case may be, maintained as Reserve Adjusted Eurodollar Loans with Interest Periods ending after such date of scheduled payment of principal would exceed the amount of Term A Loans, Term B Loans or Acquisition Term Loans, as the case may be, permitted to be outstanding after such scheduled payment of principal.

    1.10. SPECIAL PROVISIONS GOVERNING RESERVE ADJUSTED EURODOLLAR LOANS. Notwithstanding other provisions of this Agreement, the following provisions shall govern with respect to Reserve Adjusted Eurodollar Loans as to the matters covered:

         (a) On an Interest Rate Determination Date, the Administrative Agent shall determine (which determination shall, absent demonstrable error, be final, conclusive and binding upon all parties hereto) the interest rate which shall apply to the Reserve Adjusted Eurodollar Loans for which an interest rate is then being determined for the applicable

    Interest Period and shall promptly give notice thereof (in writing or by telephone promptly confirmed in writing) to the Borrower and to each Bank.

         (b) In the event that (i) in the case of clause (A) below, the Administrative Agent or (ii) in the case of clause (B) or (C) below, any Bank shall have determined (which determination shall, absent demonstrable error, be final, conclusive and binding upon all parties hereto):

              (A) on any date for determining the Eurodollar Rate for any Interest Period that, by reason of any changes arising on or after the Closing Date affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate;

              (B) at any time that such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Reserve Adjusted Eurodollar Loans or its obligation to make Reserve Adjusted Eurodollar Loans because of any change since the Closing Date (including any changes proposed or published prior to the Closing Date, except that any such proposed or published changes as to which the Administrative Agent had actual knowledge prior to the Closing Date shall only be included if the Administrative Agent has notified the Borrower of such proposed or published changes in writing on or before the Closing Date) in any applicable law, governmental rule, regulation, guideline, request or order (or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline, request or order) (such as, for example, but not limited to a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate) and excluding any change in the basis of taxation of payments to any Bank of the principal or interest on the Notes or any other amounts payable hereunder, such changes being provided for exclusively by Section 3.07; or

              (C) at any time that the making or continuance of any Reserve Adjusted Eurodollar Loan has become unlawful by compliance by such Bank in good faith with any applicable law, governmental rule, regulation, guideline, request or order (or would conflict with any such applicable law, governmental rule, regulation, guideline, request or order, whether or not having the force of law and even though the failure to comply therewith would not be unlawful);

    then, and in any such event, the Administrative Agent in the case of clause
    (A) above or such Bank in the case of clause (B) or (C) above shall on such date give notice (by tele phone confirmed in writing) in accordance with
    Section 1.10(h) to the Borrower of the Loan affected and, in the case of clause (B) or (C) to the Administrative Agent, of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Banks). Thereafter (1) in the case of clause
    (A) above, Reserve Adjusted Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Banks that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion/Continuation given by the Borrower with respect to the borrowing of or conversion into (including continuance of) Reserve Adjusted Eurodollar Loans which have not yet been incurred shall be deemed rescinded by the Borrower, (2) in the case of clause (B) above, the Borrower shall pay to such Bank, within 10 Business Days of written demand therefor, such additional amounts as shall be required to compensate such Bank for such increased costs or reductions in amounts receivable hereunder (a written notice pursuant to Section 1.10(h) as to the additional amounts owed to such Bank, showing the basis for the calculation thereof, submitted to the Borrower by such Bank shall, absent demonstrable error, be final, conclusive and binding upon all parties hereto) and (3) in the case of clause (C) above, the Borrower shall take one of the actions specified in
    Section 1.10(d) as promptly as possible and, in any event, within the time period required by law.

         (c) At any time that any Reserve Adjusted Eurodollar Loan is affected by the circumstances described in Section 1.10(b)(B), the Borrower may either (i) if a Notice of Borrowing or Notice of Conversion/Continuation has been given with respect to the affected Reserve Adjusted Eurodollar Loan, cancel such Notice of Borrowing or Notice of Conversion/Continuation by giving the Administrative Agent telephonic notice (promptly confirmed in writing) thereof on the same date (if the Borrower has been notified by not later than 3:00 P.M. (New York time) or the next Business Day if otherwise) that the Borrower was notified by a Bank pursuant to Section 1.10(b)(B) or
    (C), or (ii) if the affected Reserve Adjusted Eurodollar Loan is then outstanding, upon at least one Business Day's notice to the Administrative Agent, either require the affected Bank to convert each such Reserve Adjusted Eurodollar Loan into a Base Rate Loan, or prepay such Reserve Adjusted Eurodollar Loan; PROVIDED, HOWEVER, that if more than one Bank is affected at any time, then all affected Banks must be treated the same pursuant to this Section 1.10(c); and PROVIDED, FURTHER, that the Borrower shall compensate any such affected Banks as set forth in Section 1.10(f).

         (d) At any time that any Reserve Adjusted Eurodollar Loan is affected by the circumstances described in Section 1.10(b)(C), the Borrower shall either (i) if a Notice of Borrowing or Notice of Conversion/Continuation has been given with respect to the affected Reserve Adjusted Eurodollar Loan, be deemed to have canceled said Notice of Borrowing or Notice of Conversion/Continuation or (ii) if the affected Reserve Adjusted Eurodollar Loan is then outstanding, either permit the affected Bank to convert each such Reserve Adjusted Eurodollar Loan into a Base Rate Loan, or prepay such Reserve Adjusted Eurodollar Loan; PROVIDED, HOWEVER, that if more than one Bank is affected at any time, then all affected Banks must be treated the same pursuant to this Section

    1.10(d); and PROVIDED, FURTHER, that the Borrower shall compensate any such affected Banks as set forth in Section 1.10(f).

         (e) Each Bank agrees that, as promptly as practicable after it has actual knowledge of the occurrence of any event or the existence of a condition that would cause it to be an affected Bank under Section 1.10(b)(B) or (C), it will, to the extent not inconsistent with such Bank's internal policies or any legal or regulatory restrictions, use reasonable efforts to make, fund or maintain the affected Reserve Adjusted Eurodollar Loans of such Bank through another lending office of such Bank if as a result thereof the additional moneys which would otherwise be required to be paid in respect of such Loans pursuant to Section 1.10(b)(B) would be materially reduced or the illegality or other adverse circumstances which would otherwise require conversion or prepayment of such Loans pursuant to
    Section 1.10(b)(C) would cease to exist, and if, as determined by such Bank, in its reasonable discretion, the making, funding or maintaining of such Loans through such other lending office would not otherwise adversely affect such Loans or such Bank. The Borrower hereby agrees to pay all reasonable out-of-pocket expenses incurred by any Bank in utilizing another lending office of such Bank pursuant to this Section 1.10(e).

         (f) The Borrower shall compensate each Bank, within 10 Business Days after a written request by such Bank (which request shall be accompanied by a written notice pursuant to Section 1.10(h) setting forth in reasonable detail the calculation of such amounts), for all reasonable out-of-pocket losses, expenses and liabilities (including, without limitation, such factors as any interest paid by such Bank to lenders of funds borrowed by it to make or carry its Reserve Adjusted Eurodollar Loans and any loss sustained by such Bank in connection with re-employment of such funds (based upon the difference between the amount earned in connection with the re-employment of such funds and the amount payable by the Borrower if such funds had been borrowed or remained outstanding)) ("BREAKAGE COSTS") which such Bank may sustain with respect to the Borrower's Reserve Adjusted Eurodollar Loans: (i) if for any reason (other than a default or error by such Bank) a Borrowing of any Reserve Adjusted Eurodollar Loan does not occur on a date specified therefor in a Notice of Borrowing or a Notice of Conversion/Continuation or in a telephonic request for borrowing or conversion or continuation, or a successive Interest Period in respect of any such Reserve Adjusted Eurodollar Loan does not commence after notice therefor is given pursuant to Section 1.06; or (ii) subject to Section 3.08, if any payment, prepayment or conversion (as required by Section 3.01, 3.02 or 3.03(a) through (e), inclusive, or 3.03(h) or (j), by acceleration or otherwise) of any of such Bank's Reserve Adjusted Eurodollar Loans occurs on a date which is not the last day of the Interest Period applicable to that Loan; or (iii) if any prepayment of any such Bank's Reserve Adjusted Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of any other failure by the Borrower to repay such Bank's Reserve Adjusted Eurodollar Loans when required by the terms of this Agreement.

         (g)  Any Bank claiming any additional amounts payable pursuant to this
    Section 1.10 agrees to use reasonable efforts (consistent with such Bank's internal policies and with legal and regulatory restrictions) to designate a different lending office if the making of such a designation would avoid the need for, or reduce the amount of, any such additional amounts and would not, in the reasonable judgment of such Bank, be in any way otherwise disadvantageous to such Bank.

         (h) Each Bank shall notify the Borrower of any event occurring after the date hereof entitling such Bank to compensation under this Sections 1.10(a) through (g) as promptly as practicable, but in any event within 90 days after such Bank obtains actual knowledge thereof; PROVIDED, HOWEVER, that if any Bank fails to give such notice within 90 days after it obtains actual knowledge of such an event, such Bank shall, with respect to compensation payable pursuant to this Section 1.10 in respect of any costs or other amounts resulting from or relating to such event, only be entitled to payment under this Section 1.10 for such costs or other amounts from and after the date 90 days prior to the date that such Bank does give such notice. Each Bank will furnish to the Borrower a certificate setting forth in reasonable detail the basis and amount of each request by such Bank for compensation under this Section 1.10. Determinations by any Bank for purposes of this Section 1.10, including of the effect of any regulatory change pursuant to Section 1.10(b)(B) on its costs of maintaining Loans or its obligation to make Loans, or on amounts receivable by it in respect of Loans, and of the amounts required to compensate such Bank under this
    Section 1.10, shall be made on a reasonable basis.

    1.11.  CAPITAL REQUIREMENTS.

         (a) If any Bank shall have determined in good faith that the adoption or effectiveness after the Closing Date of any applicable law, governmental rule, regulation, guideline, request or order regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Bank or such Bank's parent with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency has or would have the effect of reducing the rate of return on the capital or assets of such Bank or such Bank's parent as a consequence of such Bank's obligations hereunder to a level below that which such Bank or such Bank's parent could have achieved but for such adoption, effectiveness or change or as a consequence of an increase in the amount of capital required to be maintained by such Bank as a consequence of such Bank's obligations hereunder (including in each case, without limitation, with respect to any of such Bank's Commitments or any Loan), then from time to time, within 15 Business Days after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank or such Bank's parent, as the case may be, for such reduction.

         (b) Each Bank, upon determining in good faith that any additional amounts will be payable pursuant to Section 1.11(a), will give prompt written notice thereof to the Borrower, but in any event within 90 days after such Bank obtains actual knowledge of an event described in Section 1.11(a) pursuant to which additional amounts will be payable thereunder; PROVIDED, HOWEVER, that if any Bank fails to give such notice within 90 days after it obtains actual knowledge of such an event, such Bank shall, with respect to compensation payable pursuant to this Section 1.11 in respect of any costs or other amounts resulting from or relating to such event, be entitled to payment under this Section 1.11 only for such costs or other amounts from and after the date 90 days prior to the date that such Bank does give such notice. Each Bank will furnish to the Borrower a certificate setting forth in reasonable detail the basis and amount of each request by such Bank for compensation under this Section 1.11. Determinations by any Bank for purposes of this Section 1.11, including of the effect of any regulatory change pursuant to Section 1.11(a) on its rate of return or in the amount of capital required to be maintained by it, and of the amounts required to compensate such Bank under this Section 1.11, shall be made on a reasonable basis.

    1.12. TOTAL LOAN COMMITMENTS; LIMITATIONS ON OUTSTANDING LOAN AMOUNTS. As of the Closing Date, the amount of (a) the Total Commitment is $102,500,000, (b) the Total Term A Loan Commitment is $25,000,000, (c) the Total Term B Loan Commitment is $35,000,0000, (d) the Total Revolving Loan Commitment is $27,500,000 and (e) the Total Acquisition Term Loan Commitment is $15,000,000. Anything contained in this Agreement to the contrary notwithstanding, (i) in no event shall the sum of the aggregate principal amount of all outstanding Term A Loans, Term B Loans, Revolving Loans and Acquisition Term Loans of any Bank at any time exceed such Bank's portion of the Total Commitment, (ii) in no event shall the sum of the aggregate principal amount of all Term A Loans, Term B Loans, Revolving Loans and Acquisition Term Loans from all Banks at any time exceed the Total Commitment, (iii) in no event shall the Total Utilization of the Revolving Loan Commitment exceed the Total Revolving Loan Commitment and
(iv) in no event shall the Total Utilization of the Acquisition Term Loan Commitment exceed the Total Acquisition Term Loan Commitment.

    1.13.  LETTERS OF CREDIT

         (a)  LETTERS OF CREDIT; PARTICIPATION; ADDITIONAL COLLATERAL UPON
DEFAULT.

              (i) Subject to the terms and conditions of this Agreement, so long as no Default or Event of Default exists hereunder, and in reliance upon the representations and warranties of the Borrower set forth herein and in the other Credit Documents, in addition to requesting that the Banks make Revolving Loans pursuant to Section 1.03, the Borrower may request, from time to time, in accordance with the provisions of this Section 1.13, that one or more Issuing Banks issue Letters of Credit for the account of the Borrower; PROVIDED, THAT:

              (x) the Borrower shall not request that any Bank issue any Letter of Credit and a Bank shall not be required to issue any Letter of Credit, if after giving effect to such issuance the sum of (a) the Letters of Credit Usage on the date of such issuance, after giving effect to the issuance of all Letters of Credit subject to outstanding requests for issuance of a Letter of Credit, plus (b) the aggregate principal amount of Revolving Loans then outstanding, after giving effect to the making of all Revolving Loans then requested by all outstanding but unfunded Notices of Borrowing, would exceed the lesser of (x) the Borrowing Base as shown in the Borrowing Base Certificate that was last required to be delivered pursuant to Section 6.01 or (y) the Total Revolving Loan Commitment; and

              (y) In no event shall any Issuing Bank issue any Letter of Credit having an expiration date which is (x) later than thirty (30) Business Days prior to the Revolving Loan Maturity Date, after giving effect to any possible renewal of such Letter of Credit, or (y) more than one year after its date of issuance; PROVIDED that, subject to the foregoing clause (ii)(x), this clause (ii)(y) shall not prevent any Issuing Bank from issuing a Letter of Credit which is subject to renewal for periods not exceeding one year per renewal; and

              (z) In no event shall any Issuing Bank issue any Letter of Credit if, after giving effect to such issuance and the issuance of all other requested Letters of Credit, the then outstanding Letters of Credit Usage in respect of all Letters of Credit would exceed $2,000,000.

              (ii) Upon the issuance of any Letter of Credit, a participation therein, in an amount equal to each Bank's PRO RATA share (determined on the basis of such Bank's Revolving Loan Commitment ) (such participation of each Bank in each Letter of Credit being hereinafter referred to as its "Letter of Credit Participation"), shall automatically be deemed granted by the Issuing Bank to each Bank on the date of such issuance and the Banks shall automatically be obligated, as set forth in Section 1.13(e), to reimburse the Issuing Bank to the extent of such pro rata share for all obligations incurred by the Issuing Bank to third parties in respect of such Letter of Credit not reimbursed by the Borrower. The Issuing Bank will send to each Bank (and the Administrative Agent if the Issuing Bank is not the Administrative Agent) a confirmation regarding the participations in Letters of Credit outstanding during such month.

              (iii) Notwithstanding the foregoing, upon the occurrence and during the continuation of any Event of Default hereunder, the Administrative Agent or the Required Banks may, by notice to the Borrower, require that any outstanding Letters of Credit be cash collateralized, and upon receipt of such notice, the Borrower shall, within five Business Days of such notice, deliver to the Administrative Agent an amount equal to the sum of (x) the maximum aggregate amount that is or at any time thereafter may become available to be drawn under any such outstanding Letters of Credit and
         (y) the aggregate amount of all drawings under such Letters of Credit which have been honored by Issuing Banks with respect thereto and not theretofore reimbursed by the Borrower; PROVIDED, that any such cash collateralized Letters of Credit shall be excluded from the calculation of Letters of Credit Usage for purposes of determining the availability of Revolving Loans under Section 1.13(a)(x) and for purposes of Section 3.03(a) or (b).

              (iv) The Administrative Agent is hereby authorized and directed in the event of such Event of Default and requirement of cash collateral to create a segregated cash collateral account bearing interest payable to the Borrower at a rate per annum equal to the Federal Funds Rate (a "LETTER OF CREDIT CASH COLLATERAL ACCOUNT"), and to deposit in such account any amounts received from the Borrower pursuant to the foregoing. Funds on deposit from time to time in any Letter of Credit Cash Collateral Account (the "LETTER OF CREDIT CASH COLLATERAL") shall be held by the Administrative Agent for the benefit of the Banks hereunder, including Issuing Banks, in respect of their participation in Letters of Credit and as Banks hereunder and as security for the payment and performance of the Obligations in accordance with the Security Documents, including the Borrower's obligations under Section 1.13(d), shall be subject to the sole dominion and control of the Administrative Agent and the Borrower shall have no right of withdrawal from the Letter of Credit Cash Collateral Account. Notwithstanding any provision in this Agreement or in any Security Document, after payment of any costs of collection and reasonable expenses of the Administrative Agent in connection with the establishment of the Letter of Credit Cash Collateral Account, Letter of Credit Cash Collateral shall be applied by the Administrative Agent as follows: FIRST, to reimburse any Banks (including any Issuing Banks) for any drawings (or participation in such) on such Letters of Credit which have not been repaid by the Borrower, such reimbursement to be made from time to time until no Letters of Credit are outstanding; SECOND, only after no Letters of Credit remain outstanding and any unreimbursed drawings (or participations in such) of any Bank (including any Issuing Bank) have been fully repaid and all fees payable under this Section 1.13 have been paid, to the payment, in accordance with the Security

         Documents, of any of the remaining Obligations then due and payable; and FINALLY, after its application in accordance with the foregoing, returned to the Borrower.

         (b) REQUEST FOR ISSUANCE Whenever the Borrower desires the issuance of a Letter of Credit it shall deliver to the Administrative Agent, at the Agent's Office, an application requesting issuance of a Letter of Credit no later than 1:00 P.M. (New York time) at least three Business Days, or such shorter period as may be agreed to by any Issuing Bank in any particular instance, in advance of the proposed date of issuance. The request for issuance with respect to any Letter of Credit shall specify (i) the proposed date of issuance (which shall be a business day under the laws of the jurisdiction of the Issuing Bank) of such Letter of Credit, (ii) the face amount of such Letter of Credit, (iii) the expiration date of such Letter of Credit and (iv) the name and address of the beneficiary of such Letter of Credit. As soon as practicable after delivery of such request for issuance of a Letter of Credit, the Issuing Bank for such Letter of Credit shall be determined as provided in Section 1.13(c). Prior to the date of issuance, the Borrower shall specify a precise description of the documents and the verbatim text of any certificate to be presented by the beneficiary of such Letter of Credit which, if presented by such beneficiary prior to the expiration date of the Letter of Credit, would require the Issuing Bank to make payment under the Letter of Credit; PROVIDED that the Issuing Bank, in its sole judgment, may require such changes in any such documents and certificates as it reasonably believes to be necessary to comply with laws, customs or practices or to achieve clarity; and PROVIDED, FURTHER, that no Letter of Credit shall require payment against a conforming draft to be made thereunder earlier than 1:00 P.M. in the time zone of the Issuing Bank on the Business Day (which shall be a business day under the laws of the jurisdiction of the Issuing Bank) next succeeding the Business Day (which shall be a business day under the laws of the jurisdiction of the Issuing Bank) that such draft is presented. In determining whether to pay under the Letter of Credit, the Issuing Bank shall be responsible only to determine that the documents and certificates required to be delivered under the Letter of Credit have been delivered and that they comply on their face with the requirements of that Letter of Credit. Without limiting the foregoing, the determination of whether a demand has been made prior to the expiration of a Letter of Credit and whether a demand is in proper and sufficient form for compliance with the Letter of Credit shall be made by the Issuing Bank in accordance with
    Section 1.13(k). The Issuing Bank is authorized without reference to or approval by the Borrower to set forth the terms appearing on the relevant application for the Letter of Credit in the Letter of Credit and to modify or alter such terms in such language as the Issuing Bank may deem appropriate, with such variations from such terms as such Bank may, in accordance with Section 1.13(k), determine are necessary to comply with laws, customs or practices or to achieve clarity and are not materially inconsistent with such terms. Promptly after receipt of a request for issuance of a Letter of Credit and the determination of the Issuing Bank thereof, the Administrative Agent shall notify each Bank of the proposed issuance, the identity of the Issuing Bank and the amount of each other Bank's respective participation therein, determined in accordance with
    Section 1.13(a)(ii).

         (c) DETERMINATION OF ISSUING BANK. Upon receipt by the Administrative Agent of a request for issuance pursuant to Section 1.13(b) with respect to a Letter of Credit, in the event that Indosuez elects to issue such Letter of Credit, the Administrative Agent shall so notify the Borrower, and Indosuez shall be the Issuing Bank with respect thereto. In the event that Indosuez, in its sole discretion, elects not to issue such Letter of Credit, the Administrative Agent shall promptly so notify the Borrower, and the Borrower may request any other Bank to issue such Letter of Credit. Each such Bank so requested to issue such Letter of Credit shall promptly notify the Borrower and the Administrative Agent whether or not, in its sole discretion, it has elected to issue such Letter of Credit and any such Bank that so elects to issue such Letter of Credit shall be the Issuing Bank with respect thereto. In the event that all other Banks shall have declined to issue such Letter of Credit, notwithstanding the prior election of Indosuez not to issue such Letter of Credit, Indosuez shall be obligated to issue the Letter of Credit requested by the Borrower and shall be the Issuing Bank with respect to such Letter of Credit; PROVIDED that Indosuez shall not be obligated to issue any Letter of Credit for which the initial stated amount is less than $5,000. No Issuing Bank shall issue any Letter of Credit denominated in a currency other than Dollars.

         (d) PAYMENT OF AMOUNTS DRAWN UNDER LETTERS OF CREDIT. In the event of any request for drawing under any Letter of Credit by the beneficiary thereof, the Issuing Bank shall notify the Borrower and the Administrative Agent on or before the date on which such Issuing Bank intends to honor such drawing, and the Borrower shall reimburse such Issuing Bank on the day on which such drawing is honored in an amount in same day funds equal to the amount of such drawing: PROVIDED that, anything contained in this Agreement to the contrary notwithstanding, (i) unless the Borrower shall have notified the Administrative Agent and such Issuing Bank prior to 1:00 p.m. (New York time) on the Business Day of the date of such drawing that the Borrower intends to reimburse such Issuing Bank for the amount of such drawing with funds other than the proceeds of Revolving Loans, the Borrower shall be deemed to have timely given a Notice of Borrowing to the Administrative Agent requesting the Banks to make Revolving Loans that are Base Rate Loans on the date on which such drawing is honored in an amount equal to the amount of such drawing, and (ii) subject to availability under the Borrowing Base, the Banks shall, on the date of such drawing, make Revolving Loans that are Base Rate Loans in the amount of such drawing, the proceeds of which shall be applied directly by the Administrative Agent to reimburse such Issuing Bank for the amount of such drawing; and PROVIDED FURTHER that if for any reason, Revolving Loans are not made to so reimburse such Issuing Bank in an amount equal to the amount of such drawing, the Borrower shall reimburse such Issuing Bank, within one Business Day (which shall be a business day under the laws of jurisdiction of such Issuing Bank) following the receipt of notice from the Administrative Agent that such Revolving Loans have not been made, in an amount in same day funds equal to the excess of the amount of such drawing over the amount of such Revolving Loans, if any, that are so received, plus accrued interest on such amount at the rate set forth in Section 1.13(f)(i)(A).

         (e) PAYMENT BY BANKS. In the event that (i) the Borrower shall fail to reimburse an Issuing Bank as provided in Section 1.13(d) in an amount equal to the amount of any drawing honored by such Issuing Bank under a Letter of Credit issued by it, and (ii) the Revolving Loans are not made in payment of such reimbursement obligation as provided in Section 1.13(d), such Issuing Bank shall promptly notify each Bank of the unreimbursed amount of such drawing and of such Bank's respective participation therein. Each Bank shall make available to such Issuing Bank an amount equal to its respective participation in same day funds, at the office of such Issuing Bank specified in such notice, not later than 1:00 P.M. (New York time) on the Business Day (which shall be a business day under the laws of the jurisdiction of such Issuing Bank) after the date notified by such Issuing Bank. In the event that any Bank fails to make available to such Issuing Bank the amount of such Bank's participation in such Letter of Credit as provided in this Section 1.13(e), such Issuing Bank shall be entitled to recover such amount on demand from such Bank together with interest at the customary rate set by the Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. Each Issuing Bank shall distribute to each other Bank which has paid all amounts payable by it under this Section 1.13(e) with respect to any Letter of Credit issued by such Issuing Bank such other Bank's PRO RATA share of all payments received by such Issuing Bank from the Borrower in reimbursement of drawings honored by such Issuing Bank under such Letter of Credit when such payments are received. Nothing in this Section 1.13(e) shall be deemed to relieve any Bank of its obligation to pay all amounts payable by it under this Section 1.13(e) with respect to any Letter of Credit issued by an Issuing Bank or to prejudice any rights that the Borrower or any other Bank may have against a Bank as a result of any default by such Bank hereunder and no Bank shall be responsible for the failure of any other Bank to pay its PRO RATA share payable under this Section 1.13(e).

         (f)  COMPENSATION.

              (i) the Borrower agrees to pay the following amounts with respect to all Letters of Credit:

                   (A) with respect to drawings made under any Letter of Credit, interest, payable on demand, on the amount paid by such Issuing Bank in respect of each such drawing from and including the date of the drawing through the date such amount is reimbursed by the Borrower (including any such reimbursement out of the proceeds of Revolving Loans pursuant to Section 1.13(d)) at a rate which is equal to the interest rate then applicable to Revolving Loans that are Base Rate Loans for the period from the date of such drawing to and including the first Business Day after the date of such drawing and thereafter at a rate equal to 2% PER ANNUM in excess of the rate of interest otherwise payable under this Agreement for Revolving Loans that are Base Rate Loans during such period; and

                   (B) with respect to the amendment or transfer of each Letter of Credit and each drawing made thereunder, documentary and processing charges in accordance with such Issuing Bank's standard schedule for such charges in effect at the time of such amendment, transfer or drawing, as the case may be.

              (ii) the Borrower agrees to pay to the Administrative Agent for distribution to each Bank in respect of all Letters of Credit outstanding such Bank's PRO RATA share of a commission equal to 2% PER ANNUM of the maximum amount available from time to time to be drawn under such outstanding Letters of Credit, payable in arrears on and through the last Business Day of each March, June, September and December commencing March 31, 1997 and calculated on the basis of a 365-day year and the actual number of days elapsed. Upon the happening and during the continuance of an Event of Default described in Section 8.01, the commission referred to in the preceding sentence shall be 4% PER ANNUM.

              (iii) the Borrower agrees to pay to each Issuing Bank in respect of each Letter of Credit issued by each such Issuing Bank on the date of issuance an amount equal to the greater of (A) 1/2 of 1% of the maximum amount available at any time to be drawn under such Letter of Credit or (B) $1,500.

              Amounts payable under clauses (i) (A) and (ii) of this Section 1.13(f) shall be paid to the Administrative Agent for the benefit of the Banks. The Administrative Agent shall promptly distribute to each Bank its PRO RATA share of such amount. Amounts payable under clauses
         (i) (B) and (iii) of this Section 1.13(f) shall be paid to the Administrative Agent, and thereupon paid over to the Issuing Bank.

         (g) OBLIGATIONS ABSOLUTE. The obligation of the Borrower to reimburse each Issuing Bank for drawings made under the Letters of Credit issued by it and the obligations of the Banks under Section 1.13(e) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including, without limitation, the following circumstances:

              (i) any lack of validity or enforceability of any Letter of Credit;

              (ii) the existence of any claim, set off, defense or other right that the Borrower or any other Person may have at any time against a beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such beneficiary or transferee may be acting), such Issuing Bank, any Bank or any other

         Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction;

              (iii) any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, if not apparent from the documents presented;

              (iv) payment by such Issuing Bank under any Letter of Credit against presentation of a demand, draft or certificate or other document that does not comply with the terms of such Letter of Credit unless such Issuing Bank shall have acted in bad faith or with willful misconduct or gross negligence in issuing such payment;

              (v) any other circumstance or happening whatsoever that is similar to any of the foregoing; or

              (vi) the fact that a Default or Event of Default shall have occurred and be continuing.

         (h) ADDITIONAL PAYMENTS. If by reason of (a) any change after the Effective Date in applicable law, regulation, rule, decree or regulatory requirement or any change in the interpretation or application by an judicial or regulatory authority of any law, regulation, rule, decree or regulatory requirement or (b) compliance by an Issuing Bank or any Bank with any direction, request or requirement (whether or not having the force of law) of any Governmental Authority or monetary authority including, without limitation, Regulation D, any reserve, deposit or similar requirement is or shall be applicable, imposed or modified in respect of any Letter of Credit issued by such Issuing Bank or participation therein purchased by any Bank and the result of the foregoing is to increase the cost to such Issuing Bank or any Bank of issuing, making or maintaining any Letter of Credit or of purchasing or maintaining any participation therein, or to reduce the amount receivable in respect thereof by such Issuing Bank or any Bank, then and in any such case such Issuing Bank or such Bank shall, after the additional cost is incurred or the amount received is reduced, notify the Borrower and the Borrower shall pay within 10 Business Days after demand such amounts as such Issuing Bank or such Bank may specify to be necessary to compensate such Issuing Bank or such Bank for such additional cost or reduced receipt, together with interest on such amount from the date demanded until payment in full thereof at a rate PER ANNUM equal at all times to the rate applicable to Revolving Loans that are Base Rate Loans then in effect; PROVIDED that if any Bank fails to give such notice within 90 days after it obtains actual knowledge of such an event, such Bank shall, with respect to compensation payable pursuant to this Section 1.13(h) in respect of any costs or other amounts resulting from or relating to such event, only be entitled to payment under this
    Section 1.13(h) for such costs or other amounts incurred from and after the date 90 days prior to the date that such Bank does give such notice; and PROVIDED, FURTHER, that each Bank agrees that, as promptly as practicable after it becomes aware of the existence of the foregoing conditions, it will, to the extent not inconsistent with such Bank's internal policies or any legal or regulatory restrictions, use reasonable efforts to issue, make or maintain the affected Letter of Credit or purchase or maintain any participation therein through another lending office of such Bank if as a result thereof the additional moneys which would otherwise be required to be paid to compensate for such additional cost or reduced receipt with respect to such Letter of Credit pursuant to this Section 1.13(h) would be reduced and if, as determined by such Bank, in its reasonable discretion, the issuance, making or maintaining of such Letter of Credit or the purchasing or maintaining of any participation therein through such other lending office would not otherwise materially adversely affect such Letter of Credit or such Bank. Each Bank will furnish to the Borrower a certificate setting forth in reasonable detail the basis and amount of each request by such Bank for compensation under this Section 1.13(h). Determinations by any Bank for purposes of this
    Section 1.13(h), including of the effect of any regulatory change pursuant to Section 1.13(h) on its costs of making or maintaining Letters of Credit (or purchasing or maintaining participation therein), or on amounts receivable by it in respect of Letters of Credit, and of the amounts required to compensate such Bank under this Section 1.13(h), shall be made on a reasonable basis. A certificate in reasonable detail as to the amount of such increased cost or reduced receipt, submitted to the Borrower and the Administrative Agent by the Issuing Bank or any Bank, as the case may be, shall, except for demonstrable error, be final, conclusive and binding for all purposes.

         (i) INDEMNIFICATION; NATURE OF ISSUING BANK'S DUTIES. In addition to amounts payable as elsewhere provided in this Section 1.13, without duplication, the Borrower hereby agrees to protect, indemnify, pay and save each Issuing Bank harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees and allocated costs of internal counsel) which such Issuing Bank may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of the Letters of Credit or (ii) the failure of such Issuing Bank to honor a drawing under any Letter of Credit, in each case as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority.

         As between the Borrower and each Issuing Bank, the Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by such Issuing Bank by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, such Issuing Bank shall not be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effects of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;
    (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of any such Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they are in cipher; (v) for errors in the translation or interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) for the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; (viii) for any consequences arising from causes beyond the control of such Issuing Bank or its correspondents, including, without limitation, any act or omission of any Governmental Authority; and (ix) for any error, neglect, default, suspension or insolvency of any Issuing Bank's correspondents or any consequence thereof, PROVIDED, in each case, that the Issuing Bank acts in good faith. None of the above shall affect, impair, or prevent the vesting of any of such Issuing Bank's rights or powers hereunder. Any Issuing Bank shall have the right to transmit the terms of the Letter of Credit without translating them. If the Letter of Credit provides that payment is to be made by the Issuing Bank's correspondent, neither the Issuing Bank nor such correspondent shall be responsible for the failure of any document specified in the Letter of Credit to come into the Issuing Bank's hands or for any delay in connection therewith, and the Borrower's obligation to reimburse the Issuing Bank for payments made or obligations incurred shall not be affected by such failure or delay in the receipt by the Issuing Bank of any or all of such documents whether sent to such Bank in one or multiple mailings. No Issuing Bank shall be liable for any failure by such Bank or anyone else to pay or accept any draft or other demands for payment or acceptance under the Letter of Credit resulting from any censorship, law, control or restriction rightfully or wrongfully exercised by any de facto or de jure Governmental Authority or from any other cause beyond such Bank's control or the control of such Bank's correspondents, agents or sub-agents or for any loss or damage to the Borrower or anyone else resulting from any such failure to pay or accept, all such risks being expressly assumed by the Borrower.

         In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by any Issuing Bank in connection with the Letters of Credit issued by it or the related certificates, if taken or omitted in good faith, shall not result in such Issuing Bank incurring any liability to the Borrower. Without limiting the generality of the foregoing, the Issuing Bank and its correspondents may, without incurring any responsibility or liability, (i) act in reliance upon any oral, telephonic, telegraphic, telex, telecopier, electronic or written request, application (including an application for issuance of a Letter of Credit) or notice believed in good faith to have been authorized by the Borrower, whether or not given or signed by an authorized person, and (ii) receive, accept and pay any drafts or other documents and instruments (otherwise in order) signed by, or issued to, the receiver, executor, administrator, liquidator, guardian or conservator of anyone named in the Letter of Credit as the person by whom drafts and other documents and instruments are to be made or issued.

         Notwithstanding anything to the contrary contained in this Section 1.13(i), the Borrower shall have no obligation to indemnify any Issuing Bank or any Bank in respect of any liability incurred by such Issuing Bank or such Bank arising out of the gross negligence, bad faith or willful misconduct of such Issuing Bank or such Bank or out of the wrongful dishonor by such Issuing Bank or such Bank of a proper demand for payment under the Letters of Credit issued by it.

         (j)  COMPUTATION OF INTEREST.  Interest payable pursuant to this
    Section 1.13 shall be computed on the basis of a 360 day year and the actual number of days elapsed.

         (k) UNIFORM CUSTOMS AND PRACTICE. This Section 1.13 shall be subject to the Uniform Customs and Practice for Documentary Credits of the International Chamber of Commerce as in force on the date of issuance of each Letter of Credit ("UCP") and the UCP shall in all respects be deemed a part hereof as fully as if incorporated herein. The provisions of this
    Section 1.13 shall, where possible, be construed so as to be consistent with the UCP; PROVIDED that to the extent the provisions of the UCP are not consistent with the provisions of this Section 1.13 the provisions of the UCP shall control. Notwithstanding the provisions of Section 12.08 hereof, in the event of any conflict between the UCP and Article 5 of the UCC, the UCP shall govern as to the provisions of this Section 1.13.

    SECTION 2.  COMMITMENTS.

    2.01.  VOLUNTARY REDUCTION OF COMMITMENTS.  Upon at least one Business
Day's prior written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent at the Agent's Office (which notice the Administrative Agent shall promptly transmit to each of the Banks), the Borrower shall have the right, without premium or penalty, to terminate irrevocably the unutilized portion of either or both of (x) the Total Revolving Loan Commitments and (y) the Total Acquisition Term Loan Commitments, in each case, in part or in whole; PROVIDED, HOWEVER, that (a) any such termination shall proportionately and permanently reduce the Revolving Loan Commitment or Acquisition Term Loan Commitment, as applicable, of each of the Banks and (b) any partial reduction of the Total Revolving Loan Commitments or the Total Acquisition Term Loan Commitments pursuant to this Section 2.01 shall, in each case, be in the amount of at least $500,000 and integral multiples of $100,000 in excess of that amount; PROVIDED, FURTHER, that (x) the Total Revolving Loan Commitment shall not be reduced to an amount less than the sum of (a) the aggregate Revolving Loans then outstanding and (b) the aggregate Letters of Credit Usage and (y) the Total Acquisition Term Loan Commitment shall not be reduced to an amount less than the aggregate Acquisition Term Loans then outstanding.

    2.02.  ADJUSTMENTS; TERMINATION OF COMMITMENTS, ETC.

         (a) The Total Revolving Loan Commitment shall terminate on the earlier of (i) the Revolving Loan Commitment Termination Date and (ii) the voluntary reduction by the Borrower pursuant to Section 2.01 of the Revolving Loan Commitment to zero.

         (b) The Total Acquisition Term Loan Commitment shall terminate on the earlier of (i) on the Acquisition Term Loan Commitment Termination Date and
    (ii) the voluntary reduction by the Borrower pursuant to Section 2.01 of the Acquisition Term Loan Commitment to zero and any amounts not borrowed with respect to the Acquisition Term Loan on or before such date shall cease to be available.

         (c) Each of the Term A Loan Commitments and the Term B Loan Commitments shall terminate as of the close of business on the Closing Date, and any amounts not borrowed with respect to each of the Term A Loan and the Term B Loan on the Closing Date shall cease to be available.

         (d) The Total Commitment shall be reduced by the amount of any reduction in the cash purchase price to be paid by Acquisition to consummate the LS Purchase; PROVIDED, HOWEVER, that such reduction of the Total Commitment shall be applied (i) first to reduce the Total Term A Loan Commitment and the Total Term B Loan Commitment in each case on a pro rata basis and in inverse order of maturity, and (ii) then, only after the Total Term A Loan Commitment has been reduced to $18,000,000 and the Total Term B Loan Commitment has been reduced to $16,250,000, to reduce the Total Revolving Loan Commitment and the Total Acquisition Term Loan Commitment in such proportions as the Agents and the Borrower may agree.

         (e) Each reduction to or termination of the Total Term A Loan Commitment, the Total Term B Loan Commitment, the Total Revolving Loan Commitment or the Total Acquisition Term Loan Commitment pursuant to this
    Section 2.02 shall apply proportionately to the Term A Loan Commitment, the Total Term B Loan Commitment, the Revolving Loan Commitment or the Acquisition Term Loan Commitment, as the case may be, of each Bank.

    2.03. COMMITMENT FEE. The Borrower agrees to pay the Administrative Agent a commitment fee (the "COMMITMENT FEE") for the account of each Bank for the period from and including the Closing Date (the accrued commitment fees provided for under the Original Credit Agreement having been paid in full as of the Closing Date) to but not including the date on which both the Total Revolving Loan Commitment and the Total Acquisition Term Loan Commitment have been terminated, computed at a rate equal to 1/2% per annum on the daily average Unutilized Commitment of such Bank. The Commitment Fee shall be due and payable in arrears on the last Business Day of each March, June, September and December commencing March 31, 1997 (for the period from the Closing Date through March 31, 1997), on the earlier of (x) the Revolving Loan Commitment Termination Date or (y) the date on which both the Total

Revolving Loan Commitments and the Total Acquisition Term Loan Commitments have been terminated pursuant to the terms of this Agreement (for the period from the date through which the Commitment Fee has been paid in full in accordance with this Section 2.03 to and including the Revolving Loan Commitment Termination Date or the date of such earlier termination, as the case may be). The calculation of Commitment Fees shall be based on the actual number of days elapsed over a year of 360 days.

    SECTION 3.  PAYMENTS.

    3.01.  SCHEDULED PAYMENTS.

         (a) The Borrower shall cause to be paid Scheduled Term A Loan Principal Payments on the Term A Loan in the amounts and at the times specified in the definition of Scheduled Term A Loan Principal Payments set forth in Section 10 until the Term A Loan is paid in full. Principal amounts repaid in respect of the Term A Loan shall not be available for reborrowing.

         (b) The Borrower shall cause to be paid Scheduled Term B Loan Principal Payments on the Term B Loan in the amounts and at the times specified in the definition of Scheduled Term B Loan Principal Payments set forth in Section 10 until the Term B Loan is paid in full. Principal amounts repaid in respect of the Term B Loan shall not be available for reborrowing.

         (c) The Borrower shall cause to be paid Scheduled Acquisition Term Loan Principal Payments on the Acquisition Term Loans in the amounts and at the times specified in the definition of Scheduled Acquisition Term Loan Principal Payments set forth in Section 10 until the Acquisition Term Loan are paid in full. Principal amounts repaid in respect of the Acquisition Term Loans shall reduce any outstanding Acquisition Term Loan Commitments and shall not be available for reborrowing.

         (d) Except for earlier maturity of any Loan due to acceleration pursuant to the terms of this Agreement, the entire remaining principal balance, and accrued interest thereon, together with any other amounts then due and payable hereunder, shall be paid in full (i) with respect to the Term A Loans, on the Term A Loan Maturity Date, (ii) with respect to the Term B Loans, on the Term B Loan Maturity Date, (iii) with respect to the Revolving Loans, on the Revolving Loan Maturity Date and (iv) with respect to the Acquisition Term Loans, on the Acquisition Term Loan Maturity Date.

         (e) If, in order to comply with Section 3.01(a), (b), (c) or (d), the Borrower is required to repay Reserve Adjusted Eurodollar Loans prior to the end of any applicable Interest Period, the Borrower shall compensate each Bank for all losses, expenses and liabilities incurred by such Bank in connection with each such repayment in accordance with Section 1.10(f).

    3.02. VOLUNTARY PREPAYMENTS. The Borrower shall have the right to prepay the Term A Loans, the Term B Loans, the Revolving Loans or the Acquisition Term Loans, in whole or in part from time to time, without premium or penalty, on the following terms and conditions: (a) the Borrower shall give the Administrative Agent at the Agent's Office written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay the Loans, the amount of such prepayment and whether such prepayment is in respect of the Revolving Loans, in the case of Reserve Adjusted Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which such Reserve Adjusted Eurodollar Loans were made, which notice shall be given by the Borrower at least one Business Day prior to the date of such prepayment and which notice shall promptly be transmitted by the Administrative Agent to each of the Banks; (b) each partial prepayment of a Borrowing shall be in an aggregate principal amount of at least $100,000 and in integral multiples of $100,000 in excess of that amount (or, if less, in an amount equal to the entire remaining principal balance of the Loan or the Borrowing so repaid); PROVIDED, HOWEVER, that no partial prepayment of Reserve Adjusted Eurodollar Loans made pursuant to a single Borrowing under the Loan Facility (or portion thereof) shall reduce the outstanding Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount (other than $0); and (c) Reserve Adjusted Eurodollar Loans may only be prepaid pursuant to this Section 3.02 on the last day of an Interest Period applicable thereto. Voluntary prepayments of Loans other than specified prepayments of the Revolving Loans shall first be applied pro rata (i) first, if made (x) prior to the Acquisition Term Loan Commitment Termination Date to the outstanding principal amount of each of the Term A Loans and the Term B Loans to reduce all remaining Scheduled Term A Loan Principal Payments and all remaining Scheduled Term B Loan Principal Payments, in each case on a pro rata basis and in order of maturity, or (y) on or after the Acquisition Term Loan Commitment Termination Date, to the outstanding principal amount of each of the Term A Loans, the Term B Loans and the Acquisition Term Loan to reduce all remaining Scheduled Term A Loan Principal Payments, all remaining Scheduled Term B Loan Principal Payments and all remaining Scheduled Acquisition Term Loan Principal Payments, in each case on a pro rata basis and in order of maturity, (ii) second, if made (x) prior to the Acquisition Term Loan Commitment Termination Date, to the then outstanding principal amount of the Acquisition Term Loans if any; PROVIDED that any amount so prepaid pursuant to this subclause (x) shall permanently reduce the Acquisition Term Loan Commitments and any amounts so prepaid shall not be available for reborrowing, and (y) if made on or after the Acquisition Term Loan Commitment Termination Date, to reduce the outstanding principal amount of the Revolving Loans and (iii) third, to reduce the outstanding principal amount of the Revolving Loans.

    3.03.  MANDATORY PREPAYMENTS; REDUCTION OF COMMITMENTS.

         (a) The Borrower shall prepay the outstanding principal amount of (x) the Revolving Loans on any date on which the sum of the aggregate outstanding principal amount of such Loans (after giving effect to any other repayments or prepayments on such date) and the then outstanding Letters of Credit Usage exceeds the Total Revolving Loan Commitment, in an amount equal to the amount of such excess, or (y) the Acquisition

    Term Loans on any date on which the aggregate outstanding principal amount of such Loans (after giving effect to any other repayments or prepayments on such date) exceeds the Total Acquisition Term Loan Commitment, in an amount equal to the amount of such excess.

         (b) If the sum of (x) the aggregate principal amount of outstanding Revolving Loans plus (y) the then outstanding Letters of Credit Usage exceeds the Borrowing Base as set forth in the Borrower's most recent Borrowing Base Certificate required to be delivered pursuant to Section 6.01(m) (such amount is referred to as the "EXCESS"), then the Borrower shall prepay such Loans in a principal amount equal to the Excess no later than two Business Days after the Borrower has delivered, or was required to deliver, such Borrowing Base Certificate to the Administrative Agent and the Banks.

         (c)  Subject to the provisions of Section 3.04:

              (i) As promptly as practicable, but in any event within five Business Days of the date of receipt by Holdings and/or any of its Subsidiaries, of Net Cash Proceeds (PROVIDED, HOWEVER, that with respect to any Net Cash Proceeds of the sale of equity securities of Holdings or any of its Subsidiaries, Section 3.03(e) will govern and that with respect to any Net Cash Proceeds from any damage to, or loss, destruction or condemnation of Assets, Section 3.03(f) will govern), the Borrower shall remit to the Administrative Agent an amount equal to 100% of such Net Cash Proceeds, specifying any portion of such proceeds (such portion, the "REPLACEMENT ASSET AMOUNT") intended by the Borrower to be used within 120 days of receipt (or such longer period as may be consented to by the Agent) for replacing productive assets of a kind then used or usable in the business of Holdings and its Subsidiaries (in each case, to the extent permitted by the Security Documents); PROVIDED, HOWEVER, that if the property sold constituted Collateral, any such replacement property shall be made subject to the Lien of the Security Documents.

              (ii) The Replacement Asset Amount of such Net Cash Proceeds shall be deposited in the Reserve Account and the remaining portion, if any, of such Net Cash Proceeds shall be applied by the Administrative Agent as provided in Section 3.04(a). During a period of 120 days from the date such Replacement Asset Amount is deposited in the Reserve Account, the Administrative Agent shall release amounts in such Reserve Account from time to time as the Borrower provides evidence to the Administrative Agent of the purchase of such replacement assets (whether or not purchased with proceeds of Revolving Loans), and after the end of such 120-day period or upon the occurrence of an Event of Default of the type specified in Section
         8.01 or 8.05 or the taking by the Administrative Agent of any of the actions set forth in Section 8.10, the Administrative Agent shall apply all amounts remaining in such Reserve Account relating to such Replacement Asset

         Amount, to the prepayment of the Loans in the manner provided in
         Section 3.04(a).

         (d) Subject to the provisions of Section 3.04, as promptly as practicable, but in any event within five Business Days of the date of receipt by Holdings and/or any of its Subsidiaries of Net Financing Proceeds after the Effective Date (excluding the proceeds of the Initial Loans), the Borrower shall prepay the Loans in an amount equal to 100% of such Net Financing Proceeds, to be applied as provided in Section 3.04(a).

         (e) Subject to the provisions of Section 3.04, as promptly as practicable, but in any event within five Business Days of the date of receipt by Holdings and/or any of its Subsidiaries of Net Cash Proceeds from the sale after the Closing Date of equity securities of Holdings or any of its Subsidiaries (other than proceeds from the issuance of capital stock (i) of Holdings pursuant to any pension, stock option, profit sharing or other employee benefit plan or agreement of Holdings and/or any of its Subsidiaries in the ordinary course of business or (ii) by a Subsidiary of the Borrower to another Subsidiary of the Borrower or to the Borrower), the Borrower shall prepay the Loans in an amount equal to 100% of such proceeds (net of underwriting discounts and commissions and other costs and expenses directly associated therewith), to be applied as provided in
    Section 3.04(a).

         (f)  Subject to the provisions of Section 3.04:

              (i) As promptly as practicable, but in any event within five Business Days of the date of receipt by Holdings and/or any of its Subsidiaries of any proceeds due to damage to, or loss, destruction or condemnation of Assets (collectively, "LOSS PROCEEDS"), the Borrower shall remit to the Administrative Agent an amount equal to 100% of such Loss Proceeds, specifying any portion of such proceeds (such portion, the "ASSET RESTORATION AMOUNT") intended by the Borrower to be used within 180 days of receipt of such Loss Proceeds (or such longer period as may be consented to by the Agent) for rebuilding, repairing or replacing productive assets of a kind then used or usable in the business of Holdings and its Subsidiaries (in the case of Holdings, to the extent permitted under Section 6.17 and, in each case, to the extent permitted by the Security Documents); PROVIDED, HOWEVER, that if the property sold constituted Collateral, any such replacement property shall be made subject to the Lien of the Security Documents.

              (ii) The Asset Restoration Amount of such Loss Proceeds shall be deposited in the Reserve Account and the remaining portion, if any, of such Loss Proceeds shall be applied by the Administrative Agent as provided in Section 3.04(a). During a period of 180 days (or such longer period as has been consented to by the Administrative Agent) from the date such Asset Restoration Amount is deposited in the Reserve Account, the Administrative Agent shall release amounts in such Reserve Account from time to time as the Borrower provides evidence to the Administrative Agent of the repair, restoration or purchase of such replacement assets, which evidence may consist of a purchase order or other irrevocable commitment to purchase such replacement assets, (whether or not purchased with proceeds of Revolving Loans), and after the end of such 180-day period or upon the occurrence of an Event of Default of the type specified in
         Section 8.01 or 8.05 or the taking by the Administrative Agent of any of the actions set forth in Section 8.10, the Administrative Agent shall apply all amounts remaining in the Reserve Account relating to such Asset Restoration Amount, if any, in the manner provided in
         Section 3.04(a).

         (g) Subject to the provisions of Section 3.04, as promptly as practicable, but in any event within five Business Days of the date of receipt by Holdings and/or any of its Subsidiaries of any surplus assets of any Pension Plan returned to Holdings and/or any of its Subsidiaries, the Borrower shall prepay the Loans in an amount equal to 100% of such surplus assets, to be applied as provided in Section 3.04(a).

         (h) Subject to the provisions of Section 3.04, as promptly as practicable, but in any event within five Business Days of the date of receipt by Holdings and/or any of its Subsidiaries of any tax refund which is not promptly applied by Holdings and/or any of its Subsidiaries to the payment of future tax liabilities, the Borrower shall prepay the Loans in an amount equal to 100% of such tax refund, to be applied as provided in
    Section 3.04(a).

         (i) Subject to the provisions of Section 3.04, as promptly as practicable, but in any event within five Business Days of the date of receipt by Holdings and/or any of its Subsidiaries of the proceeds of any cash indemnification payment pursuant to the Recapitalization Documents or pursuant to the LS Purchase Documents, the Borrower shall prepay the Loans in an amount equal to the total of (i) 100% of such cash indemnification payment MINUS (ii) any out-of-pocket losses actually incurred and paid by Holdings and/or any of its Subsidiaries as a result of the situation, event or occurrence that gave rise to such indemnification payments MINUS (iii) any costs and expenses reasonably incurred or reasonably expected to be incurred by Holdings and/or any of its Subsidiaries in remedying the situation, event or occurrence that gave rise to such indemnification payments or in recovering such indemnity (PROVIDED, HOWEVER, that such costs and expenses are incurred or reasonably expected to be incurred by Holdings and/or any of its Subsidiaries within 180 days of Holdings and/or any of its Subsidiaries having notice of the situation, event or occurrence that gave rise to such indemnification payment), to be applied as provided in Section 3.04(a). The Borrower hereby agrees to notify the Administrative Agent immediately of its receipt of any such indemnification payment received pursuant to any Recapitalization Document or LS Purchase Document, which notice will be accompanied or followed by an Officers' Certificate setting forth in reasonable detail the out-of-pocket losses and costs and expenses incurred or reasonably expected to be incurred in connection therewith.

         (j) Subject to the provisions of Section 3.04, as promptly as practicable, but in any event within 100 days after the last day of each fiscal year of the Borrower, commencing with the fiscal year ending on or about June 30, 1998, the Borrower shall prepay the Loans in an amount equal to 75% of Excess Cash Flow for such fiscal year, to be applied as provided in Section 3.04(a).

         (k)  Notwithstanding anything to the contrary contained in paragraphs
    (c) through (j) above, in the event that any prepayment otherwise required under such paragraphs would aggregate less than $100,000 at any time, such prepayment shall not be required hereunder but shall be deferred until a date not later than the fifth Business Day following the date when all such prepayments required under such paragraphs aggregate $100,000 or more.

         (l)  If, in order to comply with any of Sections 3.03(a) through (f),
    (h) or (j) (including as deferred pursuant to 3.03(k) except where the amount which causes all prepayments to aggregate $100,000 or more are not prepayments required under any of such Sections 3.03(a) through (e), (h) or
    (j)), the Borrower is required to repay Reserve Adjusted Eurodollar Loans prior to the end of any applicable Interest Period, (x) if there is no Default or Event of Default then in existence, the Administrative Agent shall, immediately upon receipt of funds required to be remitted to the Administrative Agent pursuant to any such sections, deposit such funds into the Prepayment Collateral Account (as defined in Section 3.08 hereof), and shall immediately notify the Borrower that repayments would be made prior to the end of an Interest Period and that Breakage Costs would be payable by the Borrower pursuant to this Agreement in connection therewith and the Borrower, upon the receipt of any such notice from the Agent, shall immediately deliver written instructions to the Administrative Agent which shall direct the Administrative Agent either (i) to, at the end of the earliest to expire Interest Period, apply the entire balance of the Prepayment Collateral Account to the repayment of the Loans in accordance with Section 3.04(a) or (ii) to proceed with such repayment, in which event the Borrower shall compensate each Bank for all Breakage Costs incurred by such Bank in connection with each such repayment in accordance with Section 1.10(f) or (y) if there is then pending a Default or Event of Default, any such prepayment shall be immediately applied to the repayment of the Loans and the Borrower shall compensate each Bank for all Breakage Costs incurred by such Bank in connection with each such repayment in accordance with
    Section 1.10(f).

    3.04.  APPLICATION OF MANDATORY PREPAYMENTS.

         (a)  Prepayments under Section 3.03 (other than Section 3.03(a) or
    (b)) shall be applied without penalty or premium (other than Breakage Costs, if any, and if so provided in Section 3.03), in the following manner: (i) first, if made (x) prior to the Acquisition Term Commitment Termination Date, pro rata to the outstanding principal amount of each of the Term A Loans and the Term B Loans to reduce the remaining Scheduled Term A Loan Principal Payments and the remaining Scheduled Term B Loan Principal Payments, in each case in inverse order of maturity, or (y) on or after the Acquisition Term Loan Commitment Termination Date, pro rata to the outstanding principal amount of each of the Term A Loans, the Term B Loans and the Acquisition Term Loans to reduce the remaining Scheduled Term A Loan Principal Payments, the remaining Scheduled Term B Loan Principal Payments and the remaining Scheduled Acquisition Term Loan Principal Payments, in each case in inverse order of maturity, (ii) second, if made
    (x) prior to the Acquisition Term Loan Commitment Termination Date, to the outstanding principal amount of the Acquisition Term Loans, (provided that any amount so prepaid shall permanently reduce the Acquisition Term Loan Commitments) or (y) on or after the Acquisition Term Loan Commitment Termination Date, to repay Revolving Loans, and (iii) third, to repay Revolving Loans; PROVIDED, HOWEVER, that prepayments required by Sections 3.03(a) shall be applied solely to repay Revolving Loans or Acquisition Term Loans, as applicable, and prepayments required by Section 3.03(b) shall be applied solely to repay Revolving Loans.

         (b) With respect to each prepayment of Loans required by Section 3.03 (other than Sections 3.03(a) and (b)), the Borrower shall give the Administrative Agent one Business Day's notice and may designate the Types of Loans and the specific Borrowing or Borrowings which are to be prepaid; PROVIDED, HOWEVER, that (i) if any prepayment of Reserve Adjusted Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount, such Borrowing shall immediately be converted into Base Rate Loans; and (ii) each prepayment of any Loans made pursuant to a single Borrowing shall be applied to the prepayment of such Loans on a pro rata basis. In the absence of a designation by the Borrower, the Administrative Agent shall, subject to the above, make such designation in its sole discretion. All prepayments shall include payment of accrued interest on the principal amount so prepaid, shall be applied to the payment of interest before application to principal and shall include amounts payable, if any, and if provided for in Section 3.03(m), under
    Section 1.10(f).

         (c) Notwithstanding Sections 3.04(a) and (b), (i) in the absence of a specific designation from the Borrower, all prepayments to be applied pursuant to Section 3.04(a) shall be applied first to the prepayment in full of that portion of any Loan constituting Base Rate Loans before application of any of such prepayments to the prepayment of Reserve Adjusted Eurodollar Loans; (ii) if (A) Breakage Costs would otherwise be imposed by applying such prepayments to any portion of the Term A Loan, the Term B Loan or the Acquisition Term Loan constituting Reserve Adjusted Eurodollar Rate Loans, and (B) Revolving Loans constituting Base Rate Loans in an amount not less than the required prepayment are then outstanding, such prepayments shall be applied instead to the prepayment of Revolving Loans constituting Base Rate Loans, and the prepayment of Reserve Adjusted Eurodollar Rate Loans otherwise required under Section 3.04(a) shall be deferred until the last day of the applicable Interest Period with respect to each of such Reserve Adjusted Eurodollar Loans; and (iii) the Administrative Agent may, in its discretion, establish reserves against the amount of Revolving Loans which the Borrower is otherwise entitled to borrow hereunder in an amount equal to the amount of any such deferred prepayment and in the event that the Borrower does not otherwise make such prepayment on the last day of such Interest Period as provided herein, may cause Revolving Loans to be made on the Borrower's behalf and apply the proceeds thereof to such prepayment.

    3.05. REDUCTION OF TOTAL REVOLVING LOAN COMMITMENT, ETC. Each prepayment made pursuant to Section 3.03 with respect to the Revolving Loans or, if prior to the Acquisition Term Loan Commitment Termination Date, the Acquisition Term Loans (in each case, other than any prepayment made pursuant to Section 3.03(a) or (b)) shall permanently reduce the Total Revolving Loan Commitment or Total Acquisition Term Loan Commitment, as applicable, and shall, on a pro rata basis, reduce the applicable Revolving Loan Commitment or Acquisition Term Loan Commitment of each Bank. Principal amounts repaid in respect of the Term A Loans, the Term B Loans or the Acquisition Term Loans shall not be available for reborrowing.

    3.06.  METHOD AND PLACE OF PAYMENT.

         (a) Except as otherwise specifically provided herein, all payments under this Agreement shall be made to the Agent, for the ratable account of the Banks entitled thereto, not later than 2:00 P.M. (New York time) on the date when due and shall be made in immediately available funds in lawful money of the United States of America to the account specified therefor by the Administrative Agent or if no account has been so specified at the Agent's Office, it being understood that written notice by the Borrower to the Administrative Agent to make a payment from the funds in the Borrower's account at the Agent's Office shall constitute the making of such payment to the extent of such funds held in such account. The Administrative Agent will thereafter cause to be distributed on the same day (if payment is actually received by the Administrative Agent in New York City prior to 2:00 P.M. (New York time) on such day) funds relating to the payment of principal or interest or fees ratably to the Banks entitled to receive any such payment in accordance with the terms of this Agreement. If and to the extent that any such distribution shall not be so made by the Administrative Agent in full on the same day (if payment is actually received by the Administrative Agent prior to 2:00 P.M. (New York time) on such day), the Administrative Agent shall pay to each Bank its ratable amount thereof and each such Bank shall be entitled to receive from the Agent, upon demand, interest on such amount at the Federal Funds Rate for each day from the date such amount is paid to the Administrative Agent until the date the Administrative Agent pays such amount to such Bank.

         (b) Any payments under this Agreement which are made by the Borrower later than 2:00 P.M. (New York time) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension, except that with respect to Reserve Adjusted Eurodollar Loans, if such next succeeding applicable Business Day is not in the same month as the date on which such payment would otherwise be due hereunder or under any Note, the due date with respect thereto shall be the next preceding applicable Business Day.

    3.07.  NET PAYMENTS.

         (a) Except as provided in Section 3.07(d), all payments by the Borrower under this Agreement or under any Credit Documents shall be made without setoff or counterclaim and in such amounts as may be necessary in order that all such payments (after deduction or withholding for or on account of any present or future Taxes), shall not be less than the amounts otherwise specified to be paid under this Agreement and/or any other Credit Documents. A certificate as to the calculation of any additional amounts payable to a Bank under this Section 3.07 submitted to the Borrower by such Bank shall, absent demonstrable error, be final, conclusive and binding for all purposes upon all parties hereto. With respect to each deduction or withholding for or on account of any Taxes, the Borrower shall, within 30 days after it is required by law to remit such deduction or withholding to any relevant taxing authority, furnish to each Bank such cer tificates, receipts and other documents as may be required (in the reasonable judgment of such Bank) to establish any tax credit to which such Bank may be entitled.

         (b) Without prejudice to (but without duplication of the benefits of) the provisions of Section 3.07(a), and except as provided in Section 3.07(d), if any Bank, or the Administrative Agent on its behalf, is required by law to make any payment on account of Taxes on or in relation to any sum received or receivable under this Agreement and/or any other Credit Documents by such Bank, or the Administrative Agent on its behalf, or any liability for Taxes in respect of any such payment is imposed, levied or assessed against any Bank, or the Administrative Agent on its behalf, the Borrower will promptly indemnify such person against such Tax payment or liability, together with any interest, penalties and reasonable expenses (including counsel fees and expenses) payable or incurred in connection therewith, including any Taxes of any Bank arising by virtue of payments under this Section 3.07(b), computed in a manner consistent with
    Section 3.07(a). A certificate by such Bank, or the Administrative Agent on its behalf, as to the calculation and amount of such payments shall, absent demonstrable error, be final, conclusive and binding upon all parties hereto for all purposes, provided that such certificate is delivered to the Borrower no later than 90 days after the earlier of the date on which such Bank or the Administrative Agent makes payment of such Taxes or the date on which the applicable Governmental Authority makes written demand for payment of such Taxes.

         (c)(i) Each Bank that is organized under the laws of any jurisdiction other than the United States or any State thereof (including the District of Columbia) (a "FOREIGN BANK") agrees to furnish to the Borrower and the Administrative Agent, prior to the date it receives any payment under this Agreement or other Credit Documents, two signed copies of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 or any successor form thereto (wherein such Foreign Bank validly claims entitlement to a complete exemption from U.S. federal withholding tax on interest paid by Borrower hereunder). Each Foreign Bank that is not a bank described in Section 881(c)(3)(A) of the Code and cannot deliver U.S. Internal Revenue Service Form 1001 entitling it to a complete exemption from withholding tax or U.S. Internal Revenue Service Form 4224 pursuant to this Section 3.07(c)(i) agrees to furnish to the Borrower and the Administrative Agent two copies of U.S. Internal Revenue Service Form W-8, or successor form (wherein such Foreign Bank makes the certifications necessary to entitle it to a complete exemption from United States withholding tax on interest paid by the Borrower hereunder).

         (ii)  In addition, each Foreign Bank that delivers forms pursuant to
    Section 3.07(c) agrees to provide subsequently to the Borrower and the Administrative Agent additional signed copies of such forms, or any successor forms thereto (wherein such Bank claims entitlement to a complete exemption from or reduced rate of U.S. federal withholding tax on interest paid by the Borrower hereunder), as may be reasonably requested in writing by the Borrower or the Agent. A Foreign Bank shall be required to furnish a form under this Section 3.07(c)(ii) only if it is entitled to claim an exemption from or a reduced rate of withholding tax under applicable law.
    A Bank that is not entitled to claim an exemption from or a reduced rate of withholding under applicable law at the time that a request to provide forms is received from the Borrower or the Agent, shall so inform the Borrower and the Administrative Agent in writing.

         (d) The Borrower shall not be required to pay any increased amount on account of Taxes pursuant to Section 3.07(a) or (b) to any Bank or Administrative Agent (i) to the extent that such Taxes would not have been payable if the Bank had furnished a form (properly and accurately completed in all material respects) which it was otherwise required to furnish in accordance with Section 3.07(c), (ii) if the Bank was not able to furnish a form (properly and accurately completed in all material respects) which it was required to furnish in accordance with Section 3.07(c)(i), or (iii) if the Bank failed to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of such Bank if such compliance is required by statute or regulation of the United States as a precondition to relief or exemption from such Taxes.

         (e) With respect to any Taxes imposed on a Bank which are paid or reimbursed by Borrower in accordance with the provisions of this Section 3.07, each Bank receiving the benefit of such payments of Taxes hereby agrees to pay to the Borrower any amounts refunded to such Bank (including any interest thereon) which such Bank reasonably determines to be a refund in respect of such Taxes.

         (f) If any Bank shall be entitled to payments under this Section 3.07, such Bank shall, within a reasonable time after becoming entitled to such payments, (unless otherwise required by a Governmental Authority or as a result of any law, rule, regulation, order or similar directive applicable to such Bank), designate a different lending office from that initially selected by such Bank to which payments are to be made under this Agreement or under any other Credit Document, if such designation would avoid the need for (or materially reduce the amount of) such payments and would not, in the reasonable opinion of such Bank, be otherwise disadvantageous to such Bank.

    3.08.  RESERVE ACCOUNT; PREPAYMENT COLLATERAL ACCOUNT.

         (a) The Administrative Agent shall establish and maintain a special reserve account (the "RESERVE ACCOUNT") for the deposit of amounts constituting the Replacement Asset Amount of Net Cash Proceeds pursuant to
    Section 3.03(c)(ii) and the Asset Restoration Amount of Loss Proceeds pursuant to Section 3.03(f)(ii), and such Reserve Account shall be subject to the sole dominion and control of the Administrative Agent and the Borrower shall have no right of withdrawal from the Reserve Account. Funds in the Reserve Account shall be invested in Cash Equivalents and interest earned on such investments shall be remitted to the Borrower not less frequently than once a month; PROVIDED, HOWEVER, that upon the occurrence of an Event of Default and the declaration by the Administrative Agent in accordance with Section 8 that the Loans are immediately due and payable, the Administrative Agent shall apply all amounts then on deposit in the Reserve Account towards the payment of the Obligations in such order and in such manner as it shall in its discretion determine, and any excess amount remaining after such payment shall be remitted to the Borrower.

         (b) The Administrative Agent shall establish in its own name as Administrative Agent and maintain for the benefit of the Banks a special purpose collateral account (the "PREPAYMENT COLLATERAL ACCOUNT"). The Administrative Agent shall deposit in the Prepayment Collateral Account funds which the Borrower shall have requested to be so deposited pursuant to Section 3.03(l). All funds from time to time on deposit in the Prepayment Collateral Account shall be under the exclusive control of the Administrative Agent and shall be invested in Cash Equivalents, and such Prepayment Collateral Account shall be subject to the sole dominion and control of the Administrative Agent and the Borrower shall have no right of withdrawal from the Prepayment Collateral Account. The funds (including all interest earned from the investment thereof) in the Prepayment Collateral Account shall be subject to withdrawal solely by the Administrative Agent (i) for the purpose of effecting payments required pursuant to Section 3.03 and (ii) upon the occurrence of an Event of Default and the declaration by the Administrative Agent in accordance with
    Section 8 that the Loans are immediately due and payable, for application to the payment of the Obligations in such order and in such manner as the Administrative Agent in its discretion shall determine. The Borrower shall have no legal, equitable or beneficial interest in the Prepayment Collateral Account, except for its right to ensure that the funds in such account shall be applied to the prepayment of the Loans as required by this Agreement.

    SECTION 4.  CONDITIONS PRECEDENT.

    4.01. CONDITIONS PRECEDENT TO INITIAL LOANS. The obligations of the Banks to make the Initial Loans are subject, at the time of the making of such Loans (except as otherwise hereinafter indicated), to the satisfaction of the following conditions:

         (a)  CREDIT DOCUMENTS.

              (i) This Agreement and each other Credit Document (to the extent not previously executed and delivered) shall (A) have been, on or before the Closing Date, duly authorized, executed and delivered by each of the parties signatory thereto and (B) constitute the legal, valid and binding obligation of each Credit Party, enforceable in accordance with its terms (subject to bankruptcy and principles of equity).

              (ii) There shall have been delivered to the Administrative Agent for the account of each of the Banks the Term A Notes, the Term B Notes, the Revolving Notes and the Acquisition Term Notes, each duly executed by the Borrower in the amount and maturity and as otherwise provided herein.

         (b) OFFICERS' CERTIFICATE. The Agents shall have received a certificate dated the Closing Date signed by the appropriate officer(s) of the Borrower on behalf of the Borrower in substantially the form of Exhibit 4.01(b) stating that (i) all of the applicable conditions set forth in this
    Section 4.01 (in each case disregarding any reference therein that such condition be deemed satisfactory by the Agents, the Administrative Agent and/or the Required Banks) have been either satisfied or waived in writing by the Agents, and the Required Banks as of such date, (ii) immediately before and after giving effect to the Initial Loans, all representations and warranties contained herein or in any other Credit Document (except as expressly amended hereunder or under another Credit Document) shall be true and correct in all material respects, (iii) no Default or Event of Default has occurred or will have occurred after giving effect to the Initial Loans and (iv) since June 30, 1996 no material adverse change in the business, assets, prospects, properties or condition (financial or otherwise) of Holdings and its Subsidiaries shall have occurred; PROVIDED, HOWEVER, that, solely for the purpose of determining the rights of the Credit Parties against any party to the Recapitalization Documents or the LS Purchase Documents, the giving of any such certificate shall not be deemed a waiver of the rights of, nor an admission of the truth thereof by, any Credit Party or any other party indemnified by the Redeeming Shareholders or the Sellers or against any other party to any Recapitalization Document or any LS Purchase Document.

         (c) OPINIONS OF COUNSEL. The Administrative Agent shall have received an opinion dated the Closing Date addressed to each of the Banks from each of (i) Brownstein Hyatt Farber & Strickland, P.C., counsel to the Credit Parties, (ii) Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P., and
    (iii) Cox & Smith, Incorporated, counsel to the Sellers, in each case, in form and substance reasonably acceptable to the Administrative Agent.

         (d) CORPORATE PROCEEDINGS. All corporate and legal proceedings and all instruments and agreements in connection with the LS Purchase, the execution of this Agreement and the other Credit Documents and all related transactions shall be reasonably satisfactory in form and substance to the Agents, and the Administrative Agent shall have received all information and copies of all certificates, documents and papers, including records of corporate proceedings and governmental approvals, if any, which the Agents may have reasonably requested from the Credit Parties or in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities. Without limiting the foregoing, the Administrative Agent shall have received from each Credit
    Party:

              (i) resolutions of the board of directors (or of the board of directors of the general partner) of each such Person which shall include, without limitation, (1) resolutions approving such documents and actions as are contemplated by this Agreement, the LS Purchase Documents and any related transactions to the extent such Person is a party thereto and (2) resolutions as to the due authorization, execution and delivery of this Agreement and the LS Purchase Documents, to the extent such Person is a party thereto, all such resolutions to be in form and substance reasonably satisfactory to the Agents; and

              (ii) signature and incumbency certificates of each officer of each such Credit Party executing instruments, documents or agreements required to be executed in connection with the transactions contemplated by this Agreement and the LS Purchase Documents.

         (e) LS ACQUISITION DOCUMENTS.

              (i) The LS Purchase Documents and any amendments thereto, shall be in form and substance satisfactory to the Agents; and on the Closing Date each of the conditions to purchase contained in the LS Purchase Agreement shall have been satisfied in all material respects (or waived in writing, such waiver to be reasonably satisfactory to the Agents) to the reasonable satisfaction of the Agents. Holdings, Acquisition, Target and the Sellers shall have in all material respects done and performed such acts and observed such covenants which each is required to do or perform under the LS Purchase Documents on or prior to the Closing Date (or such acts and covenants shall have been waived in writing, such waiver to be reasonably satisfactory to the Agents). Full, complete and accurate copies of each of the LS Purchase Documents (including all schedules and exhibits thereto) shall have been provided to the Administrative Agent.

              (ii) Holdings and the Borrower shall have provided evidence satisfactory in form and substance to the Agents that the LS Purchase has been consummated or will be consummated simultaneously with the closing of the transactions contemplated by this Agreement.

         (f) CAPITAL CONTRIBUTION; CAPITALIZATION. As of the Closing Date, Holdings (i) shall have received (including in connection with the Recapitalization and the LS Purchase) cash proceeds in an aggregate amount of at least $33,500,000 from the issuance of its common stock to KCSN (which shall be an entity controlled by Kohlberg & Company, LLC), (ii) shall have a retained investment by the Management Stockholders (after giving effect to the redemptions contemplated under the Put/Call Option Agreement) of not less than $12,000,000, (iii) shall have a retained investment in the form of the Heller Subordinated Note in the amount of not less than $7,100,000, (iv) shall have issued 404,010 shares of its common stock to Joseph F. Bradberry, one of the Sellers, as part of the consideration for the LS Purchase, (v) shall have issued options (as reflected on Schedule 5.17) in connection with the LS Purchase to certain former employees of Target who are to be retained by Holdings and/or its Subsidiaries, and (vi) in connection with the LS Purchase, shall have contributed a portion of such proceeds to the Borrower (which shall loan such proceeds to Acquisition) to pay (A) a portion of the consideration in respect of the LS Purchase and (B) the reasonable fees and expenses of the Credit Parties and the Agents in connection with the transactions contemplated by this Agreement and the LS Purchase Documents.

         (g) CAPITAL STRUCTURE. On the Closing Date, after giving effect to the LS Purchase, (i) there shall be no outstanding Capital Stock of Holdings other than as set forth in Schedule 5.17, (ii) the Borrower shall be a Wholly Owned Subsidiary of Holdings, (iii) Newco shall be a Wholly Owned Subsidiary of the Borrower, (iv) all of the partnership interests in Acquisition shall be owned by the Borrower and Newco, (v) Holdings shall have no direct Subsidiaries other than the Borrower, and no indirect Subsidiaries other than the Borrower, Newco and Acquisition (Target having ceased to exist as a separate entity), and (vi) all of the Capital Stock of each of the Borrower, Newco and Acquisition shall have been assigned and pledged to the Administrative Agent, for the benefit of the Banks and certificates evidencing such Capital Stock shall have been delivered to the Administrative Agent, together with executed stock powers.

         (h) ORGANIZATIONAL DOCUMENTATION, ETC. On or prior to the Closing Date, the Administrative Agent shall have received a true and complete certified copy of the following documents of each of Holdings, the Borrower, Newco, and Acquisition, the provisions of which shall be reasonably satisfactory to the Agents:

              (i) Copies of its certificate of incorporation, or certificate of limited partnership, as the case may be, which (A) shall be certified by, and accompanied by a good standing certificate from, the Secretary of State or similar official of the jurisdiction of its organization and (B) in the case of Holdings, the Borrower, Newco and Acquisition shall be accompanied by good standing certificates from each jurisdiction in which it is required to be qualified to do business as a foreign corporation, each to be dated a recent date prior to the Closing Date;

              (ii) Copies of its by-laws or limited partnership agreement as the case may be, certified as of a recent date prior to the Closing Date by its corporate secretary or other person serving in a similar capacity.

         (i) CERTAIN FEES; INTEREST ON OUTSTANDING LOANS. All fees and reasonable costs and expenses (including, without limitation, reasonable legal fees and expenses) and other compensation payable to the Agents or the Banks by Holdings or the Borrower shall have been paid in full, and there shall have been paid in full all accrued interest and all accrued commitment fees on the Outstanding Loans and all other fees and expenses (including, without limitation, reasonable legal fees and expenses) of the Agents or the Banks, in each case to the extent due and payable and, with respect to costs and expenses, invoiced or presented on or before the Closing Date. In addition, on or prior to the Closing Date, there shall have been delivered to the Agents evidence satisfactory to the Agents that the fees and expenses payable by Holdings and its Subsidiaries in connection with the LS Purchase, including, without limitation, fees and expenses payable to any of its Affiliates related to the issuance and sale of equity securities, shall not exceed $1,800,000 in the aggregate.

         (j) FINANCIAL STATEMENTS, ETC. On or before the Closing Date, the Agents shall have received: (i) unaudited summary financial data of Holdings and its Subsidiaries for the twelve-month periods ended on or about December 31, 1992 through December 31, 1995, inclusive, (which financial statements shall not have been modified since their receipt by the Administrative Agent); (ii) audited consolidated financial statements of Holdings and its Subsidiaries for Holdings' fiscal year ended on or about June 30, 1996; (iii) a financial and accounting report prepared by Arthur Andersen relating to Holdings financial reporting and systems; (iv) unaudited income statements, cash flows and balance sheets for Holdings and its Subsidiaries for the period July 1, 1996 through October 31, 1996; (v) unaudited financial statements, cash flows and balance sheets of Target for the fiscal years ended June 30, 1994 and June 30, 1995; (vi) audited financial statements of Target for its fiscal year ended June 30, 1996;
    (vii) a pro forma balance sheet for Holdings and its Subsidiaries, as of the Closing Date after giving effect to the LS Purchase and the Initial Loans; and (vii) a revised annual plan, giving effect to the LS Purchase, (by month for the calendar year commencing on or about January 1, 1997) for each of Holdings' and its Subsidiaries' five calendar years commencing on or about January 1, 1997, in each case, accompanied by a statement by Holdings that such projections are based on estimates and assumptions believed by Holdings in good faith to be reasonable in light of the conditions which existed at the time of their preparation as to the future financial performance of Holdings, each in form, scope and substance satisfactory to the Administrative Agent, prepared in accordance with Holdings' normal accounting procedures applied on a consistent basis, including (A) forecasted balance sheets and statements of operations, stockholders' equity and cash flows of Holdings and its Subsidiaries for such periods, (B) the amount of forecasted capital expenditures (including the amount of such costs to be capitalized, if any) for such periods, and (C) Holdings and its Subsidiaries' forecasted compliance with Sections 7.01 through 7.05. Each of the items delivered pursuant to this Section 4.01(j), which are attached as Schedule 4.01(j), shall be satisfactory to the Agents in their reasonable discretion. Since the time of the preparation of such financial projections, no fact or facts have come to the attention of any Credit Party to cause such Person to believe that any of the estimates and assumptions on which such projections are based are not reasonable.

         (k) INSURANCE. The insurance coverage set forth on Schedule 5.23 shall be in full force and effect with respect to Holdings and its Subsidiaries and their respective properties.

         (l) LITIGATION. Except as set forth on Schedule 4.01(l), there shall be no litigation pending or threatened by any entity (private or governmental) involving any Credit Party or any other party to any LS Purchase Document or any of the properties or assets of any such Person that could reasonably be expected to restrain, enjoin or result in the obtaining of a judgment for substantial damages with respect to the LS Purchase or the con summation of the transactions contemplated by the LS Purchase Documents, and there shall be no pending or threatened litigation involving any Credit Party or involving any other party to any LS Purchase Document or any of the properties or assets of any such Person that could reasonably be expected to have a material adverse effect on the operations or properties being acquired in the LS Purchase or the ability of the Credit Parties to operate the same or that could reasonably be expected to have a Material Adverse Effect.

         (m) INDEBTEDNESS, ETC. (i) Except as set forth on Schedule 4.01(m), on or before the Closing Date, each Credit Party shall have received all necessary consents or waivers or shall have amended, supplemented or otherwise modified, repaid or defeased its outstanding Indebtedness in a manner and on terms satisfactory to the Agents such that there exists no default or potential default (as a result of the consummation of the LS Purchase) with respect to such Indebtedness or under any note, evidence of indebtedness, capital lease, mortgage, deed of trust, security document or other agreement relating to such Indebtedness and such indentures, notes, evidences of indebtedness, capital lease mortgages, deeds of trust or other agreements relating to such Indebtedness shall not contain (i) any restriction on the ability of Holdings or any of its Subsidiaries to grant any Lien in favor of the Banks (other than in the case of Capital Leases, or purchase money debt (excluding Real Property leases), a Lien on the property financed thereby) or any financial covenants or tests applicable to Holdings or any of its Subsidiaries.

              (ii) The terms and conditions of any Indebtedness of Holdings and its Subsidiaries as of the Closing Date which remains outstanding after giving effect to the LS Purchase and the making of the Initial Loans, and the extent to which any Indebtedness of Target remains outstanding as Indebtedness of Acquisition after giving effect to the LS Purchase and the making of the Initial Loans shall, in each case, be reasonably acceptable to the Agents. The Administrative Agent shall have received evidence satisfactory to it that the Indebtedness reflected on Schedule 5.20 as being paid as of the Closing Date is being paid with the proceeds of the Initial Loans.

         (n) SECURITY DOCUMENTS. In each case, to the extent the same shall not have been previously delivered to the Administrative Agent, the Security Documents shall have been duly executed and delivered by each of the Credit Parties party thereto and there shall have been delivered to the Administrative Agent: (i) a certificate or certificates representing all Capital Stock of Newco and Acquisition, together with executed and undated stock powers and/or assignments in blank, which Capital Stock shall (taken together with the Capital Stock of the Borrower which was delivered as of the Effective Date), represent and constitute all of the Capital Stock of the Borrower and its Subsidiaries; (ii) executed financing statements for filing under the provisions of the UCC in each of the offices where such filing is necessary or appropriate to grant the Administrative Agent a perfected first priority Lien in the Collateral acquired in the LS Purchase as to which a security interest may be perfected by the filing of a financing statement, which Lien shall be superior to and prior to the rights of all third persons and subject to no other Liens except the Prior Liens set forth in Schedule 5.10A; (iii) certified copies of Requests for Information (Form UCC-11 or the equivalent), or equivalent reports or lien search reports listing all effective financing statements which name Target, Newco and Acquisition and which are filed in any jurisdiction in which any of such Collateral is located and the jurisdiction in which such Person's principal place of business is located (none of which shall cover the Collateral covered, or purported to be covered, by the Security Documents other than Prior Liens and Permitted Encumbrances); and (iv) evidence of the completion of all recordings and filings (or of the making of arrangements to file contemporaneously with the making of the Initial Loans) of each such Security Document and delivery of such other security and other documents as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the Liens created, or purported or intended to be created, by the Security Documents; and (v) payoff letters executed by the holders of any Indebtedness reflected as being paid as of the Closing Date on Schedule 5.20 setting forth the amount required to discharge such Indebtedness, and evidence that the proceeds of the Initial Loans will be used to so discharge such Indebtedness.

         (o) LEASES. All Capital Leases and Operating Leases of Holdings and its Subsidiaries and all Capital Leases and Operating Leases of Target outstanding immediately prior to the Closing Date shall remain outstanding after giving effect to the LS Purchase and the making of the Initial Loans hereunder.

         (p) CONSENTS, ETC. All necessary or required governmental and third party approvals and consents (including, without limitation, all approvals and consents required in connection with any Environmental Laws), in connection with the LS Purchase or the transactions contemplated by this Agreement and the LS Purchase Documents and otherwise referred to herein or therein to be completed on or before the Closing Date are set forth on
    Schedule 4.01(p) and shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes, in the reasonable judgment of the Agents, material adverse conditions upon the consummation of the LS Purchase. There shall not exist any judgment or order enjoining or otherwise restraining the making of the Loans hereunder or the consummation of the LS Purchase.

         (q) BORROWING BASE; BORROWING BASE CERTIFICATE. The Administrative Agent and the Banks shall have received and the Required Banks shall be satisfied in all reasonable respects with a Borrowing Base Certificate which shall be substantially in the form of Exhibit 6.01(m) and shall be prepared as of a date prior to the Closing Date that is reasonably satisfactory to the Agents. Such Borrowing Base Certificate shall indicate that the Borrowing Base on the Closing Date (before and after giving effect to the LS Purchase) exceeds the amount of the Revolving Loans to be outstanding as of such date by not less than $4 million.

         (r) NO MATERIAL ADVERSE CHANGE. Since June 30, 1996 nothing shall have occurred or become known to any Credit Party which the Agents shall have determined has or could reasonably be expected to have a Material Adverse Effect or a material adverse effect on the business or operations of Holdings and its Susidiaries or on the business or operations of Target or has resulted or could result in a material adverse change in the business, assets, prospects, properties or condition (financial or otherwise) of any Credit Party or of Target or in the ability of the Borrower or any of its Subsidiaries (after giving effect to the LS Purchase) as of the Closing Date to conduct its operations in accordance with the revised projections furnished to the Agents pursuant to Section 4.01(j). As of the Closing Date, there shall not have occurred and be continuing a material disruption of, or material adverse change in, United States financial, banking or capital markets, as reasonably determined by the Agents in their sole discretion.

         (s) EMPLOYMENT AGREEMENTS. The Administrative Agent shall have received a copy of the employment agreement between Acquisition and Joseph
    F. Bradberry, and such agreement shall be in full force and effect and in form and substance satisfactory to the Agents.

         (t) WATER RIGHTS. The Water Rights shall be assigned to Acquisition in connection with the LS Purchase and, after giving effect to the LS Purchase, the Water Rights shall be in full force and effect for the benefit of Acquisition (or, as applicable, permit applications shall be pending with respect to such Water Rights in the name of Acquisition, or rights to such pending applications shall have been assigned to Acquisition), and Acquisition shall have good and valid title to any such Water Rights.

         (u) SPECIFIED COLLATERAL PERFECTION ACTIONS. The "Specified Collateral Perfection Actions" (as defined in the Original Credit Agreement) shall have been performed to the satisfaction of the Administrative Agent.

    The acceptance of the proceeds of each Borrowing of Initial Loans shall constitute a representation and warranty by the Borrower to each of the Banks that all of the applicable conditions specified above have been satisfied or waived as of that time. All of the certificates, legal opinions and other documents and papers referred to in this Section 4.01, unless otherwise specified, shall be delivered to the Administrative Agent at the Agent's Office (or such other location as may be specified by the Agents) for the account of each of the Banks and in sufficient counterparts for each of the Banks and shall be reasonably satisfactory in form and substance to the Agents.

    4.02. CONDITIONS PRECEDENT TO ALL LOANS. The obligations of the Banks to make all Loans (which term shall not include a conversion or continuation of a Loan), including the Initial Loans, are subject, at the time of the making of each such Loan, to the satisfaction of the following conditions:

         (a) NO DEFAULT; REPRESENTATIONS AND WARRANTIES. At the time of the making of each Loan and also after giving effect thereto (and in the case of the Initial Loans, after giving effect to the LS Purchase; and in the case of any Acquisition Term Loans, after giving effect to the transactions contemplated to be effected with the proceeds of such Loan) (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein and in each of the other Credit Documents in effect at such time shall be true and correct with the same effect as though such representations and warranties had been made on and as of the date of the making of such Loan, unless such representation and warranty expressly indicates that it is being made as of any other specific date in which case it shall be true and correct on and as of such other date.

         (b)  NO MATERIAL ADVERSE CHANGE, ETC.

              (i) Since June 30, 1996, nothing shall have occurred or become known to any Credit Party which the Required Banks or the Administrative Agent shall have determined has or could reasonably be expected to have a Material Adverse Effect.

              (ii) There shall not have been issued or filed any judgment or order which remains outstanding enjoining or otherwise restraining the making of any Loans hereunder.

         (c) MARGIN RULES. On the date of each Borrowing of Loans, neither the making of any Loan nor the use of the proceeds thereof will violate the provisions of Regulation G, U or X of the Board of Governors of the Federal Reserve System.

         (d) BORROWING BASE CERTIFICATE. The Administrative Agent and the Required Banks shall have received, and the Required Banks shall be reasonably satisfied (both as to form and substance) with, the Borrowing Base Certificate last delivered to the Banks.

    The acceptance of the proceeds of each Borrowing of Loans, including the Initial Loans, shall constitute a representation and warranty by each Credit Party to each of the Banks that all of the applicable conditions specified in this Section 4.02 have been satisfied or waived (in each case disregarding any reference therein that such condition be deemed satisfactory by the Administrative Agent and/or the Required Banks); PROVIDED, HOWEVER, that, solely for the purpose of determining the rights of the Credit Parties against any party to the Recapitalization Documents or the LS Purchase Documents, no representation or warranty hereunder shall be deemed a waiver of any rights or an admission of the truth thereof by any Credit Party or any other party indemnified by the Redeeming Shareholders or the Sellers or against any other party to the Recapitalization Agreement or the LS Purchase Agreement. All of the certificates, documents and papers referred to in this Section 4.02, unless otherwise specified, shall be delivered to the Administrative Agent at the Agent's Office (or such other location as may be specified by the Administrative Agent) for the account of each of the Banks and in sufficient counterparts for each of the Banks and shall be reasonably satisfactory in form and substance to the Administrative Agent.

    4.03. ADDITIONAL CONDITIONS PRECEDENT TO ACQUISITION TERM LOANS. The obligations of the Banks to make Acquisition Term Loans (which shall not include a conversion or continuation of any such Loan or the refinancing as of the Closing Date of the Outstanding Acquisition Term Loans) are subject to the satisfaction of the following additional conditions:

         (a) Any such Acquisition Term Loan shall be made solely to effect one or more Permitted Business Acquisitions;

         (b) No later than ten Business Days prior to the applicable Acquisition Term Loan Closing Date (except to the extent the Administrative Agent agrees to a shorter period), the Administrative Agent shall have received (with sufficient copies for each Bank) each of the following with respect to the consummation of the Permitted Business Acquisition to be financed with the proceeds of any such Acquisition Term Loan:

              (i) a pro forma balance sheet and pro forma consolidated statements of income and cash flows of Holdings and its Subsidiaries, after giving effect to the consummation of the proposed Permitted Business Acquisition, as at the end of the calendar quarter in which such Permitted Business Acquisition is to be consummated;

              (ii) a revised consolidated plan, substantially in the form of the consolidated plan provided pursuant to Section 4.01(j)(vi) or otherwise in a form acceptable to the Administrative Agent, for the then current calendar year and the next four succeeding calendar years, in each case, giving effect to such Permitted Business Acquisition, prepared in accordance with Holdings' normal accounting procedures (and which will represent management's reasonable estimate of the projected performance of Holdings and its Subsidiaries during such periods) applied on a consistent basis, including, without limitation (i) forecasted consolidated balance sheets, consolidated statements of operations, of stockholders' equity and of cash flows of Holdings and its Subsidiaries on a consolidated basis for such periods, (ii) the amount of forecasted capital expenditures for such periods, and (iii) forecasted compliance with Sections 7.01 through 7.05; PROVIDED, HOWEVER, that if any such forecast projects a potential failure to comply with any provision of this Agreement at some future date, such forecast shall not constitute a Default or Event of Default or anticipatory or other breach hereof.

              (iii) a certificate of the president or chief financial officer of the Borrower (A) with respect to a proposed Permitted Business Acquisition which is a Designated Acquisition which is substantially in the form of Exhibit 4.03(b)(iii)-1, and (B) with respect to a Permitted Business Acquisition which is an Unspecified Permitted Acquisition which is substantially in the form of Exhibit 4.03(b)(iii)-2,

              (x) certifying to the preparation of the pro forma financial statements and budgets referenced in subclauses (i) and (ii) and certifying that, after giving effect to such Permitted Business Acquisition, no Default or Event of Default shall exist, and that, on a pro forma basis, Holdings and its Subsidiaries (including any Subsidiary of the Borrower to be acquired in the contemplated Permitted Business Acquisition), will be in compliance with the covenants set forth in Sections 7.01 through 7.05, inclusive, as of the end of the calendar quarter in which such

                   Acquisition is to be consummated and setting forth the calculations required to establish such pro forma compliance and appending a spreadsheet showing any adjustments to the actual EBITDA of the Permitted Business Acquisition made in the preparation of such pro forma financial statements and calculations;

              (y) (I) with respect to a Permitted Business Acquisition which is a Designated Acquisition, certifying either (A) that the terms and conditions of such Acquisition do not vary in any material respect from those set forth on or referenced in
                   Schedule 4.03, or (B) if and to the extent that any such terms and conditions do so vary in any material respect, specifying any such variance and certifying that, except as so specified, the terms and conditions of such Acquisition do not vary in any material respect from those so set forth on or referenced in Schedule 4.03, or

                   (II) with respect to any Permitted Business Acquisition which is an Unspecified Permitted Acquisition, setting forth, to the reasonable satisfaction of the Administrative Agent, the material terms and conditions of such Acquisition; and

              (z)  certifying that the conditions set forth in each of Sections
                   4.02 and 4.03 (other than the completion of filings and recordings to be performed upon the applicable Acquisition Term Loan Closing Date) have been satisfied with respect to such proposed Acquisition Term Loan Borrowing.

         (c) With respect to any Permitted Business Acquisition which is a Designated Acquisition, any terms and conditions of such acquisition which vary in any material respect from those set forth on or referenced in
    Schedule 4.03 shall be reasonably acceptable to the Administrative Agent, and with respect to any Permitted Business Acquisition which is an Unspecified Permitted Acquisition, the terms and conditions of such Acquisition shall be reasonably acceptable to the Administrative Agent;

         (d) On or before the applicable Acquisition Term Loan Closing Date, the Borrower shall have complied, in all material respects, with the provisions of Sections 6.14 and 6.15 as to any property acquired or to be acquired in connection with any such Permitted Business Acquisition, except for any such provisions with which compliance is waived by the Administrative Agent, including, without limitation, that the Borrower and its Subsidiaries (including any Subsidiary so acquired) shall execute and deliver to the Administrative Agent any Additional Security Documents (or Subsidiary Guarantees) required to provide the Administrative Agent for the benefit of the Banks with a valid, perfected security interest in any Collateral to be acquired in such Permitted Business Acquisition; and

         (e) Without limiting the foregoing clause (d), with respect to any Real Property (whether fee title or leasehold) in which an interest is acquired in connection with any such Permitted Business Acquisition (including any such interest held by any Subsidiary of the Borrower acquired in such acquisition), the following conditions shall be satisfied on or before the Acquisition Term Loan Closing Date:

              (i) The Administrative Agent, for the benefit of the Banks, shall be granted a first mortgage or deed of trust (or leasehold mortgage or deed of trust) on all of the interests in such Real Property by the Person holding such acquired interest, subject to no prior Liens except for Permitted Encumbrances.

              (ii) Any leasehold mortgages or deeds of trust granted pursuant to the foregoing subclause (i) must be consented to by any owners of such Real Property (if other than the mortgagor or grantor) pursuant to an estoppel and consent agreement in form and substance satisfactory to the Administrative Agent.

              (iii) There shall be issued a lender's title insurance policy as to each mortgage or deed of trust granted pursuant to the foregoing subclause (i), with no exceptions which are not reasonably acceptable to the Administrative Agent, and, unless the Administrative Agent shall otherwise elect, as-built surveys sufficient to remove the survey exception from all title insurance policies shall be delivered to the Administrative Agent.

              (iv) A Phase I environmental report with respect to each parcel of such Real Property satisfactory to the Administrative Agent (and upon which the Banks shall be entitled to rely) shall be delivered to the Administrative Agent.

              (v) Evidence reasonably acceptable to the Administrative Agent shall be presented that the intended use by the Borrower and its Subsidiaries of each of such Real Properties complies with all zoning and land use laws, and that all necessary permits and approvals for the operation of such properties in such manner have been obtained and are in full force and effect.

         (f) There shall be delivered to the Administrative Agent (in each case, with sufficient copies for each Bank) copies of the following documents related to any

    Permitted Business Acquisition to be consummated with the proceeds of an Acquisition Term Loan, (i) the term sheet for such Acquisition, upon execution thereof by the parties thereto, and (ii) upon consummation of such Acquisition, a complete set of the documents effecting such Acquisition, together with all schedules and exhibits (including, without limitation the acquisition agreement and any Seller Notes issued in connection therewith).

         (g) Any fees or expenses of the Agents or the Banks which are then due and payable, whether due in connection with such Acquisition Term Loan Borrowing or otherwise, shall have been paid in full prior to, or simultaneously with, the applicable Acquisition Term Loan Closing.

    SECTION 5. REPRESENTATIONS, WARRANTIES AND AGREEMENTS. In order to induce the Agents and the Banks to enter into this Agreement and to make the Loans provided for herein, Holdings and the Borrower each makes the following representations and warranties to, and agreements with, the Agents and the Banks, all of which shall survive the execution and delivery of this Agreement and the making of the Loans (with the execution and delivery of this Agreement and the making of each Loan thereafter being deemed to constitute a representation and warranty that the matters specified in this Section 5 are true and correct in all material respects both before and after giving effect to the LS Purchase and the related transactions and as of the date of each such Loan unless such representation and warranty expressly indicates that it is being made as of any specific date).

    5.01. STATUS. Each Credit Party is a duly organized and validly existing corporation or limited partnership, as the case may be, in good standing under the laws of the jurisdiction of its organization. After giving effect to the LS Purchase, Target shall have merged with and into Acquisition, and all of its right, title and interest in any assets as of such date shall thereupon be held directly by Acquisition. Each Credit Party has all corporate power and authority, and has obtained all requisite governmental licenses, authorizations, consents and approvals (including, without limitation, those required by Environmental Laws), to own and operate its property and assets and to transact the business in which it is engaged and presently proposes to engage, except for those governmental licenses, authorizations, consents or approvals the failure of which to be so obtained would not have a Material Adverse Effect; and is duly qualified and authorized to do business and is in good standing in all jurisdictions where it is required to be so qualified, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

    5.02. POWER AND AUTHORITY; BUSINESS. Each Credit Party had or has, as applicable, the requisite corporate power and authority to execute, deliver and carry out the terms and provisions of the Transaction Documents and LS Acquisition Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of the Transaction Documents and LS Purchase Documents to which it is a party. Each Credit Party has duly executed and delivered each Transaction Document and each LS Acquisition Documents to which it is a party and each such Document constitutes the legal, valid and binding obligation of such Credit Party and is enforceable against such Credit Party in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to the rights of creditors generally or by general principles of equity or the discretion of the court before which any proceeding therefor may be brought.

    5.03. NO VIOLATION. Neither the execution, delivery or performance by any Credit Party of the Documents to which it is a party nor compliance with the terms and provisions thereof nor the consummation of the transactions contemplated therein (a) will contravene any applicable provision (or any provision to be applicable following the LS Purchase) of any law, statute, rule, regulation, order, writ, injunction or decree of any court or Governmental Authority; (b) conflicts or will conflict or be inconsistent with, or results or will result in any breach or violation of any of the terms, covenants, conditions or provisions of, or constitutes or will constitute a default under, or (other than pursuant to the Security Documents) results or will result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of any Credit Party pursuant to the terms of, any indenture, mortgage, deed of trust or other material instrument or agreement to which any Credit Party is a party or by which it or any of its property or assets is bound (or will be bound after giving effect to the LS Purchase) or to which it may be subject or any law, statute, rule, regulation, order, writ, injunction or decree of any court or Governmental Authority referred to in clause (a) above; or (c) will violate any provision of the certificate of incorporation, certificate of formation, certificate of limited partnership, by-laws, limited liability company agreement of any Credit Party, except in the case of any of the foregoing clauses (a) through (c) where such contravention, conflict, inconsistency, breach, default, creation, imposition, obligation or violation does not have a Material Adverse Effect. Neither the execution, delivery or performance of any Document, nor the consummation of the Recapitalization or LS Purchase nor the terms of the financing in connection therewith conflicted, conflicts or will conflict or be inconsistent with, or results or will result in any breach or violation of any of the terms, covenants, conditions or provisions of, or constitutes or will constitute a default under, or results or will result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the property or assets of any Credit Party pursuant to the terms of, any indenture, mortgage, deed of trust, instrument or agreement relating to Indebtedness for borrowed money or the equivalent thereof or other material agreement to which any Credit Party is a party or by which it or any of its property or assets is bound or to which it may be subject or any law, statute, rule, regulation, order, writ, injunction or decree of any court or Governmental Authority referred to in clause (a) above, except, in each case, where such conflict, inconsistency, breach, default, creation, imposition or obligation could not reasonably be expected to have a Material Adverse Effect.

    5.04. LITIGATION. There are no actions, judgments, suits, investigations or proceedings by any administrative or other public authority or Governmental Authority or other Person pending or, to the best knowledge of Holdings and the Borrower, threatened with respect to any Credit Party or any of its assets (both before and after giving effect to the LS Acquisition) that (a) challenges the consummation of the Recapitalization or of the LS Acquisition or the validity of any of the Documents or the transactions contemplated thereby, including the making of any Loans, or (b) taken individually or in the aggregate could reasonably be expected to have a Material Adverse Effect or a materially adverse effect on the assets or business operations acquired in the LS Purchase.

    5.05.  USE OF PROCEEDS.

         (a) All proceeds of the Existing Term A Loans and the Existing Term B Loans were used by the Initial Borrowers to provide a portion of the cash consideration to be paid by Holdings pursuant to the Recapitalization Agreement, to repay existing Indebtedness and to pay fees and expenses related to the consummation of the Recapitalization, the assignment of assets to the Borrower by Holdings and the financing of the Recapitalization.

         (b) All proceeds of the Term A Loans and the Term B Loans were used by the Borrower (i) to refinance the Existing Term A Loans and the Existing Term B Loans and (ii) to loan to Acquisition to be used to provide a portion of the cash consideration to be paid by Acquisition pursuant to the LS Purchase Agreement, to repay the existing Indebtedness reflected on
    Schedule 5.20 as being paid in connection with the LS Purchase and to pay fees and expenses related to the consummation of the LS Purchase and the financing of the LS Purchase.

         (c) Not more than $5,000,000 of the proceeds of the Revolving Loans were used by the Borrower on the Closing Date to provide, directly or indirectly via loans to Acquisition, a portion of the cash consideration pursuant to the LS Purchase Agreement, to repay existing Indebtedness of Target, to consummate the transfer of Holdings' assets to the Borrower and to pay related fees and expenses and the remaining proceeds of the Revolving Loans shall be used to finance the ongoing capital requirements of the Borrower and its Subsidiaries and for general corporate purposes.

         (d) All of the proceeds of the Acquisition Term Loans (other than the proceeds of the Acquisition Term Loans used to refinance the Existing Acquisition Term Loans on the Closing Date) shall be used by the Borrower to provide all or a portion of the consideration for Permitted Business Acquisitions, to pay existing Indebtedness encumbering property acquired in such transactions (including existing Indebtedness of any Subsidiary of the Borrower so acquired), and to pay related fees and expenses.

         (e) Neither the making of any Loan hereunder nor the use of the proceeds thereof shall violate or be inconsistent with the provisions of Regulation G, U or X of the Board of Governors of the Federal Reserve System.

    5.06. GOVERNMENTAL APPROVALS, ETC. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption or other action by or notice to, any third party or any foreign or domestic, administrative or public body or Governmental Authority, or by any subdivision thereof (except for (a) such orders, consents, approvals, licenses, authorizations or validations which, if not obtained or made, would not have a Material Adverse Effect or which have previously been obtained or made and (b) filings to perfect security interests granted pursuant to the Security Documents) is necessary or required to authorize or is required in connection with (i) the execution, delivery and performance of any Document or the transactions contemplated thereby or (ii) the legality, validity, binding effect or enforceability of any Document. As of the Effective Date, there did not exist any judgment, order, injunction or other restraint issued or filed with respect to the transactions contemplated by the Transaction Documents, including the consummation of the Recapitalization, the making of Loans or the performance by any Credit Party of its obligations under any Transaction Document. At the time of the making of the Initial Loans, there does not exist any judgment, order, injunction or other restraint issued or filed with respect to the transactions contemplated by the LS Purchase Documents, including the consummation of the LS Purchase, the making of Loans or the performance by any Credit Party of its obligations under any LS Purchase Document.

    5.07. INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT. Neither Holdings nor any of its Subsidiaries was, prior to the Closing Date, is, or will be after giving effect to the transactions contemplated by the LS Purchase Documents, (a) an "investment company" or a company "controlled" by an "investment company," in each case within the meaning of the Investment Company Act of 1940, as amended; or (b) a "holding company," a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," in each case within the meaning of the Public Utility Holding Company Act of 1935, as amended.

    5.08. TRUE AND COMPLETE DISCLOSURE. All factual information (taken as a whole) heretofore or contemporaneously furnished in writing by or on behalf of any Credit Party to any Bank and either (a) contained in any Credit Document or
(b) required to be furnished pursuant to Section 4.01, is, and as of the Closing Date will be, and all other such factual information (taken as a whole) which has been or hereafter will be furnished in writing by or on behalf of any Credit Party to the Administrative Agent or any Bank pursuant to Section 6.01 or 4.03 is or will be, true and accurate in all material respects on the date as of which such information is dated or certified and is not and will not be incomplete by omitting to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that it is understood that the projections and pro forma financial information contained in such materials are based on good faith estimates and assumptions believed by such Credit Party to be reasonable at the time made, but that actual results may vary from the projections.

    5.09.  FINANCIAL CONDITION; FINANCIAL STATEMENTS; PROJECTIONS.

         (a) No Credit Party entered into the arrangements contemplated by the Original Credit Agreement or by the other Transaction Documents or by this Agreement or by the

    LS Purchase Documents, or did intend or intends to make any transfer or incur any obligations hereunder or thereunder, with actual intent to hinder, delay or defraud either then existing, present or future creditors. On and as of the Effective Date, the Closing Date (and as of each Acquisition Term Loan Closing Date), on a pro forma basis after giving effect to (i) as applicable, the Recapitalization or the LS Purchase (and the transactions to be consummated with the proceeds of any such Acquisition Term Loan), (ii) the incurrence of all Indebtedness in connection therewith, (iii) the creation of all Liens created or to be created in connection therewith and (iv) the granting of all guarantees granted by any Credit Party in connection therewith, (A) no Credit Party expected or expects that final judgments against it in actions for money damages with respect to pending or threatened litigation will be rendered at a time when, or in an amount such that, it will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum reasonable amount of such judgments in any such actions, the earliest reasonable time at which such judgments might be ren dered and the cash available to such Credit Party, after taking into account all other anticipated uses of the cash of such Credit Party (including the payments on or in respect of debts (including its Contingent Obligations)); (B) no Credit Party incurred, will have incurred or intends to, or believes that it will, incur debts beyond its ability to pay such debts as such debts mature (taking into account the timing and amounts of cash to be received by such Credit Party from any source, and of amounts to be payable on or in respect of debts of such Credit Party and the amounts referred to in the preceding clause (A)); (C) each Credit Party, after taking into account all other anticipated uses of the cash of such Person, anticipates being able to pay all amounts on or in respect of debts of such Person when such amounts are required to be paid; and (D) each Credit Party will have sufficient capital with which to conduct its present and proposed business and the property of such Credit Party will not constitute unreasonably small capital with which to conduct its present or proposed business. For purposes of this Section 5.09, "debt" means any liability on a claim, and "claim" means a (1) right to payment whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or
    (2) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

         (b) Holdings has heretofore delivered to the Banks the financial statements attached hereto as Schedule 4.01(j). All such financial statements were prepared in accordance with GAAP consistently applied.
    Such financial statements (other than the pro forma balance sheets) present fairly, in all material respects, the financial position of Holdings and its Subsidiaries on a consolidated basis as of the date and for the periods covered thereby, and such pro forma balance sheet presents fairly, in all material respects, the pro forma financial position of Holdings and its Subsidiaries as of the Closing Date, based on the assumptions stated therein, and before and after giving effect to the transactions described therein.

         (c) There have heretofore been delivered to the Banks the pro forma income projections for Holdings and its Subsidiaries, pro forma balance sheet projections for Holdings and its Subsidiaries and pro forma cash flow projections for Holdings and its Subsidiaries for the five calendar years commencing January 1, 1997, inclusive, referred to in Section 4.01(j) including the financial statements delivered as of the Closing Date, and, in connection with any Acquisition Term Loan, the proforma financial statements referred to in Section 4.03 (the "PROJECTED FINANCIAL STATEMENTS"), which give effect to the LS Purchase or, as applicable, the applicable Permitted Business Acquisitions and all Indebtedness and Liens incurred or created in connection therewith. The Projected Financial Statements are based on estimates and projections which are believed by Holdings and its Subsidiaries to be reasonable in light of the conditions which existed at the time of their preparation as to the future financial performance of Holdings and its Subsidiaries.

         (d) As of the Closing Date, except as fully reflected or reserved against in the financial statements (including the pro forma balance sheet as of the Closing Date) described in Section 5.09(b), there were not and will not be any liabilities or obligations with respect to Holdings and its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due, other than for such as have been incurred by Holdings and its Subsidiaries in connection with the Recapitalization or the LS Purchase and other than trade payables incurred in the ordinary course of business since the respective dates of such financial statements) which, either individually or in aggregate, were or will be material to such Persons. No Credit Party knows of any basis for the assertion against Holdings or any of its Subsidiaries of any liability or obligation of any nature whatsoever that is not fully reflected in the financial statements described in Section 5.09(b) or the Recapitalization Agreement and the LS Purchase Agreement or the schedules thereto (other than trade payables incurred in the ordinary course of business) since the respective dates of such financial statements which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

    5.10. SECURITY INTERESTS. Upon the execution, delivery and filing or recording in all appropriate registries or offices of the Security Documents, the Security Documents create or will create, in favor of the Administrative Agent for the benefit of the Banks, as security for the obligations purported to be secured thereby, a valid and enforceable perfected security interest in and Lien upon all of the Collateral, which security interest and Lien shall be superior to and prior to the rights of all third persons and subject to no Liens except the Prior Liens and Permitted Encumbrances applicable to such Collateral. Set forth on Schedule 5.10A is a true list of all Liens (other than Liens included in clause (a) of the definitions of Permitted Encumbrances) (i) on the property of Holdings and its Subsidiaries after giving effect to the LS Purchase (collectively, the "PRIOR LIENS"). The respective pledgor or assignor, as the case may be, has (or, on and after the time it executes the respective Security Document, will have) good and marketable title to the Collateral covered by such Security Document, free and clear of all Liens other than Liens permitted under the applicable Security Document. No filings or recordings are required in order to perfect the security interests created under any Security Document except for filings or recordings in the registries and offices set forth in Schedule 5.10B.

    5.11. TAX RETURNS AND PAYMENTS. Except for the extension, to March 31, 1997, of the filing deadline for the tax returns due September 15, 1996 for Holdings' fiscal year ended June 30, 1996, each of Holdings and its Subsidiaries has filed all tax returns required to be filed by it (which are true and correct in all material respects) and has paid all taxes and assessments due and payable, other than (a) those not yet delinquent and (b) those contested in good faith and for which adequate reserves have been established, except, solely with respect to tax returns and taxes and assessments required to be filed or paid by or on behalf of any such Person relating to periods prior to the Closing Date, for any failure which, individually or in the aggregate, would not have a Material Adverse Effect. Each of Holdings and its Subsidiaries has paid, or has provided adequate reserves (in accordance with GAAP) for the payment of, all federal, state, local and foreign income taxes (including, without limitation, franchise taxes based upon income) applicable for all prior fiscal years and for the current fiscal year to the date hereof except, solely with respect to tax returns and taxes and assessments required to be filed or paid by or on behalf of any such Person relating to the period prior to the Closing Date, for any failures which, individually or in the aggregate, would not have a Material Adverse Effect. Neither Holdings nor any of its Subsidiaries know of any proposed tax assessment against any such Person that could reasonably be expected to have a Material Adverse Effect which is not being actively contested in good faith by such Person to the extent affected thereby in good faith and by appropriate proceedings; PROVIDED, HOWEVER, that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

    5.12.  ERISA.  Neither Holdings nor its Subsidiaries nor any ERISA
Affiliate of any such Person (including any ERISA Affiliate of Holdings prior to the Recapitalization or of Target prior to the LS Purchase) has, for a period commencing six years prior to the Closing Date, established, maintained, participated in or been obligated to contribute to any Plan.

    5.13.  CAPITAL STOCK; SUBSIDIARIES, ETC.

         (a) From and after the consummation of the LS Purchase, all of the outstanding Capital Stock of Holdings and its Subsidiaries shall be validly issued, fully paid and nonassessable. Except as set forth in the Stockholders Agreement, there are no preemptive rights on the part of any holder of any class of securities or equity interests of Holdings and its Subsidiaries.

         (b) The Borrower is a direct, Wholly Owned Subsidiary of Holdings. Newco is a direct, Wholly Owned Subsidiary of the Borrower. The Borrower holds 99% of the partnership interests in Acquisition, as the sole limited partner, and Newco holds the remaining 1% of the partnership interests in Acquisition, as the sole general partner.

    Holdings owns no Capital Stock of any Person other than the Borrower, and Holdings has no Subsidiaries other than the Borrower (excluding Subsidiaries of the Borrower, which Holdings owns indirectly).

         (c) Schedule 5.13 (including as supplemented from time to time pursuant to Section 6.01(n)) lists each Subsidiary of the Borrower and sets forth the jurisdiction of incorporation (or of formation) of each such Subsidiary. There are no Subsidiaries of the Borrower which are not directly or indirectly Wholly Owned Subsidiaries. Each Subsidiary of the Borrower has guaranteed the Borrower's obligations hereunder and the Borrower and each such Subsidiary has pledged all of its property to secure the same, pursuant to a Subsidiary Guarantee and related Security Documents.

    5.14. PROPRIETARY RIGHTS. Holdings and each of its Subsidiaries owns or possesses adequate patents, patent applications, copyrights, licenses, permits, trademarks, trademark applications, service marks, service mark applications, trade names, trade secrets and know how or rights thereto (collectively, "INTELLECTUAL PROPERTY"), necessary to conduct its business as presently conducted and as proposed to be conducted. No claim is pending or, to the best knowledge of Holdings and each such Subsidiary, threatened to the effect that Holdings or any of its Subsidiaries infringes upon the asserted rights of any other Person under any Intellectual Property, and to the best knowledge of Holdings or any of its Subsidiaries, there is no basis for any such claim (whether or not pending or threatened), in each case where such claim could reasonably be expected to have a Material Adverse Effect. No claim is pending or, to the best knowledge of Holdings or any of its Subsidiaries threatened to the effect that the rights of Holdings or any of its Subsidiaries with respect to any such Intellectual Property owned by Holdings or any of its Subsidiaries are invalid or unenforceable by such Person, and, to the best knowledge of Holdings or any of its Subsidiaries, there is no basis for any such claim (whether or not pending or threatened), in each case where such claim could reasonably be expected to have a Material Adverse Effect.

    5.15. COMPLIANCE WITH LAWS, ETC. Holdings and its Subsidiaries are each in compliance in all material respects with all applicable laws and regulations, including, without limitation, all laws relating to equal employment opportunity and employee safety (but excluding, for purposes of this Section 5.15, Environmental Laws), in all jurisdictions in which it is presently doing business, and Holdings will, and will cause its Subsidiaries to, comply in all material respects with all such laws and regulations which may be imposed in the future in jurisdictions in which it or any of its Subsidiaries may then be doing business, other than such laws and regulations the noncompliance with which could not reasonably be expected to have a Material Adverse Effect.

    5.16.  PROPERTIES.

         (a) Holdings and its Subsidiaries each has good and marketable title to, and beneficial ownership of, all the properties owned by it, including, after the Closing Date, all property reflected in the most recent balance sheet referred to in Section 5.09(b)

    (except such property assigned to the Borrower by Holdings on or after the Closing Date or as sold or otherwise disposed of since the date of such balance sheet in the ordinary course of business or, if prior to the Effective Date, as permitted by the Recapitalization Agreement or if prior to the Closing Date, as permitted by the LS Purchase Agreement), free and clear of all Liens, other than Prior Liens and Permitted Encumbrances.
    Schedule 5.16 lists the addresses and locations of all Real Property owned and leased by Holdings and each such Subsidiary as of the Closing Date, after giving effect to the LS Purchase. Except as set forth on Schedule
    5.16 (including as supplemented from time to time pursuant to Section 6.01(n)) Holdings and its Subsidiaries own or lease no other Real Property. Each of Holdings and its Subsidiaries holds all material licenses, certificates of occupancy or operation, water rights and similar certificates and clearances of municipal and other authorities necessary to own and operate its Real Property in the manner and for the purposes currently operated by such party which if not obtained or maintained would have a material adverse effect upon the value of such Real Property. With respect to the leases of Real Property reflected on Schedule 5.16, Holdings or the applicable Subsidiary of Holdings is in compliance with all material provisions of such lease. With respect to all leases of Real Property by each of Holdings and its Subsidiaries, no event has occurred which (with the giving of notice or the passage of time or both), would impair any right of such Person to exercise and obtain the benefit of any options contained in any lease; there is no default or basis for acceleration, repossession or termination under any lease, nor has any event occurred which (with the giving of notice or the passage of time or both) would constitute a default or result in or permit the repossession, acceleration of any obligation under, or termination of, any lease.

         (b) As of the Effective Date, Holdings assigned to the Borrower all of its tangible and intangible assets, pursuant to an assignment agreement and other documentation (i.e., deeds transferring any owned Real Property so assigned), in form and substance satisfactory to the Administrative Agent, and copies of which have been delivered to the Administrative Agent, including all of its Real Property (whether owned or leased), except for
    (i) the Capital Stock of the Borrower and (ii) any such assets, rights, including rights under leases (whether Operating Leases or Capital Leases) or contracts, as to which the consent of a third party is required to effect an assignment of said rights, or as to which the assignment of such rights without the consent of a third party is grounds for the termination of the underlying lease or contract by the other party thereto. All of Holdings' Real Property which has not been assigned to the Borrower is reflected as continuing to be held by Holdings on Schedule 5.16 (including as supplemented pursuant to Section 6.01(n)).

         (c) Holdings has acquired no assets since the Effective Date (other than additional Capital Stock of the Borrower, which shall be delivered to the Administrative Agent), except that it may renew any leases reflected on
    Schedule 5.16 which it has not previously assigned to the Borrower. The extent to which Holdings has so retained assets (including Real Property reflected on Schedule 5.16), both as of the Closing Date, and as of any subsequent date on which Loans are made hereunder, shall be satisfactory to the Administrative Agent, in its sole discretion; it being expressly acknowledged and agreed that the intent of the parties is that, after a reasonable period of time after the Effective Date to permit Holdings to obtain any necessary consents to the completion of the assignment of its assets to the Borrower, Holdings shall have no material assets (including Real Property) other than the Capital Stock of the Borrower.

    5.17.  SECURITIES.

         (a) In connection with the issuance of equity securities of Holdings or KCSN on the Effective Date or the Closing Date, it is not necessary to register such equity securities under the Securities Act and the rules and regulations thereunder and no action has been taken in connection with any such registration.

         (b) Except as set forth in Schedule 5.17 (including as supplemented from time to time pursuant to Section 6.01(n)), there is not, after giving effect to the LS Purchase, any existing Capital Stock of Holdings or any Subsidiary of Holdings that will continue after the Closing Date.

         (c) All Capital Stock of the Borrower and its Subsidiaries is pledged to the Administrative Agent for the benefit of the Banks, and all certificates evidencing such Capital Stock has been delivered to the Administrative Agent. All such Capital Stock is and shall be at all times duly authorized, validly issued, fully paid and nonassessable.

    5.18. COLLECTIVE BARGAINING AGREEMENTS; LABOR MATTERS. None of Holdings nor any of its Subsidiaries is a party to any collective bargaining or similar agreement. No such Person has experienced any strike, labor dispute, slowdown or work stoppage due to labor disagreements which could reasonably be expected to have a Material Adverse Effect, and to the best knowledge of each such Person, there is no such strike, dispute, slowdown or work stoppage threatened against any such Person.

    5.19. RECAPITALIZATION DOCUMENTS, ETC. As of the Closing Date, the representations and warranties of each Credit Party and, to the best knowledge of each Credit Party, each other Person set forth in each of the Recapitalization Documents and each of the LS Purchase Documents are true and correct in all material respects as of the date when made, and, for purposes of making such representation as of the Closing Date, all such representations and warranties made by each such Person are incorporated herein by reference, MUTATIS MUTANDIS, as if set forth in their entirety herein; PROVIDED, HOWEVER, that, solely for the purpose of determining the rights of the Credit Parties against any party to the Recapitalization Documents or the LS Purchase Documents, the giving of any such certificate shall not be deemed a waiver of the rights of, nor an admission of the truth thereof by, any Credit Party or any other party indemnified by the Redeeming Shareholders or the Sellers or against any other party to any Recapitalization Document or any LS Purchase Document.

    5.20. INDEBTEDNESS OUTSTANDING. Schedule 5.20 lists and describes all Indebtedness of Holdings and its Subsidiaries that will be outstanding immediately after the Closing Date, and all Indebtedness of each such Person that will be repaid, defeased, transferred or otherwise terminated on the Closing Date.

    5.21. ENVIRONMENTAL PROTECTION. Except as set forth on Schedule 5.21 (including in any of the environmental reports listed on said Schedule), except to the extent that any items set forth (or in said reports) individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect:

         (a) Each of Holdings and its Subsidiaries has obtained all material permits, licenses and other authorizations which are required with respect to the operation of its business, and the use, operation and ownership of its properties (including the Real Property) and assets under any Environmental Law (collectively, the "ENVIRONMENTAL AUTHORIZATIONS") and each such Environmental Authorization is in full force and effect.

         (b) Each of Holdings and its Subsidiaries, and each of the properties (including the Real Property) and assets used in its business, is in compliance in all material respects with all terms and conditions of the Environmental Authorizations and is also in compliance in all respects (including, without limitation, compliance in all respects with standards, schedules and timetables therein) with, and not subject to liability under, any Environmental Law applicable to it or its business, assets, operations and Real Property, if any, including without limitation those arising under the Resource Conservation and Recovery Act of 1976, as amended, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 ("CERCLA"), the Federal Water Pollution Control Act, as amended, the Federal Clean Air Act, as amended, and the Toxic Substances Control Act, as amended, and all corresponding equivalent state laws, and there are no circumstances of a nature which may prevent or interfere with such material compliance in the future. None of Holdings nor its Subsidiaries has been notified by any Governmental Authority or has any basis to believe that any such Environmental Authorizations will be modified, suspended or revoked or cannot be renewed or otherwise maintained in the ordinary course of business. In the last five years, to the best knowledge of each such Person, none of Holdings nor any of its Subsidiaries has received any communication, whether from a Governmental Authority, citizen group, employee or otherwise, that alleges that Holdings or any of its Subsidiaries or any of the properties or assets used in their respective businesses (including the Real Properties) is not in compliance in all material respects with Environmental Laws.

         (c) There is no Environmental Notice that (i) is pending or, to the best knowledge of Holdings and its Subsidiaries, threatened against any such Person or (ii) is pending or, to the best knowledge of each such Person, threatened against any Person whose liability for such Environmental Notice may have been retained or assumed by, or could reasonably be imputed or attributed by law or contract to, any such Person.

         (d) To the best knowledge of each of Holdings and its Subsidiaries, there are no past or present actions, activities, circumstances, conditions, events or incidents arising out of, based upon, resulting from or relating to the operation, ownership or use of any properties or assets (including the Real Properties) currently or formerly owned, operated, leased or used by any of Holdings and its Subsidiaries (or any predecessor in interest of any of them), including, without limitation, the emission, discharge, disposal or other release of any Hazardous Materials in or into the Environment that could reasonably be expected to form the basis of any Environmental Notice against or with respect to any such Person, or against any person or entity whose liability for any Environmental Notice may have been retained or assumed by, or could be imputed by law or contract to, any such Person.

         (e) None of Holdings nor any of its Subsidiaries (i) has received written notice that it has been identified as a potentially responsible party under CERCLA or any comparable state, local or foreign law or (ii) has received any notification that any Hazardous Materials that it or any of its predecessors in interest has used, generated, stored, treated, handled, transported or disposed of, or arranged for transport for disposal or treatment of, or arranged for disposal or treatment of, has been found at any site at which any governmental agency or private party is conducting or plans to conduct a remedial investigation or other action pursuant to any Environmental Law.

         (f) Without in any way limiting the generality of the foregoing, to the best knowledge of each of Holdings and its Subsidiaries, (i) there are, and have been, no underground storage tanks or related piping located on, at or under property (including the Real Properties) owned, operated, leased or used by any such Person (or any predecessor in interest of any of them), (ii) there are, and have been, no polychlorinated biphenyls used or stored by any such Person located on, at or under property (including the Real Properties) owned, operated, leased or used by any such Person (iii) there are, and have been, no properties (including the Real Properties) owned, operated, managed, leased or used by any such Person (or any predecessor in interest of any of them) at which Hazardous Materials generated, used, owned, managed, stored or controlled by any such Person (or any predecessor in interest of any of them) may have been disposed or otherwise released into the Environment except such disposals or other releases which were in compliance with Environmental Laws and Environmental Authorizations and (iv) there is no friable asbestos contained in or forming part of any building, building component, structure or office space owned, operated, leased or used by any such Person.

         (g) To the best knowledge of each of Holdings and its Subsidiaries, no Lien has been recorded under any Environmental Law with respect to any properties, assets or facilities (including the Real Property) owned, operated, managed, leased, used or controlled by any such Person.

         (h) Prior to the Closing Date, each of Holdings and its Subsidiaries shall have made all notifications, registrations and filings in all material respects in accordance with all applicable State and Local Real Property Disclosure Requirements, including, without limitation, the use of forms provided by state or local agencies, where such forms exist, whether to the Administrative Agent or to, or with, the state or local agency, provided that where such notification, registration or filing was made to, or with a state or local agency, a copy of such notification, registration or filing shall be provided to the Administrative Agent prior to the Closing Date.

    5.22. ENVIRONMENTAL INVESTIGATIONS. All material environmental investigations, assessments, studies, audits or reviews conducted of which any of Holdings and its Subsidiaries has knowledge in relation to the current or prior business of any such Person or any Real Property or facility now or previously owned, operated, used, controlled or leased by any such Person, including, without limitation, those relating to compliance with or liability under any Environmental Law, have been delivered to the Administrative Agent.

    5.23. INSURANCE. Schedule 5.23 lists all insurance policies maintained by each of Holdings and its Subsidiaries. All of such insurance is in full force and effect as of the Closing Date and, at all times after the Closing Date, such insurance (and, commencing 90 days after the Effective Date, the insurance referred to in Section 6.03(d)), or renewal or replacement policies substantially equivalent in coverage and amount, shall be in full force and effect.

    5.24. GOVERNMENTAL REGULATION. None of Holdings nor any of its Subsidiaries is subject to any federal or state statute or regulation limiting its ability to incur indebtedness for money borrowed or guarantee such indebtedness as contemplated by the Transaction Documents, other than Regulation X.

    5.25. ABSENCE OF EVENTS OF DEFAULT. No Default or Event of Default has occurred and is continuing.

    5.26. PERFORMANCE OF AGREEMENTS. None of Holdings nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any contractual obligation of such Person which, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect, and no condition exists which, with the giving of notice or the lapse of time or both, would constitute such a default.

    5.27. SECURITIES ACTIVITIES. Neither Holdings nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock.

    5.28. WATER RIGHTS. Except for Water Rights as to which permit applications are pending, the Water Rights are in full force and effect, being represented by validly entered permits, based on timely applications, and any filings required to be made to preserve, restore or continue the validity of the Water Rights have been made. The Water Rights are sufficient to produce a legal and physical supply of water which will be adequate for the conduct of Acquisition's business operations, as conducted as of the Closing Date or thereafter and as anticipated to be conducted in accordance with the projections delivered pursuant to Section 4.01(j). Acquisition owns and possesses good and valid title to the Water Rights (to the extent such exist), and no other party has asserted any claim of title to them or asserted or obtained any rights to their use or diversion and there exist no liens, encumbrances, agreements, easements, leases, or other contractual obligations with respect to or affecting the Water Rights. There are no actions, suits, claims, investigations or proceedings pending before any judicial body or governmental body with respect to the Water Rights.

    SECTION 6. AFFIRMATIVE COVENANTS. The Borrower and Holdings each covenants and agrees that on the Closing Date and thereafter until (a) this Agreement has ceased to be in effect, (b) the Commitments have terminated and
(c) the Loans, together with interest, fees and all other Obligations incurred hereunder then due and payable, have been paid in full (except as otherwise agreed or consented to, or waived, in writing by the Required Banks):

    6.01. INFORMATION COVENANTS. The Borrower will furnish or cause to be furnished to each Bank:

         (a) As soon as available, and in any event within 90 days after the close of each fiscal year of Holdings (commencing with the year ended June 30, 1997), the audited consolidated balance sheet of Holdings and its Subsidiaries as at the end of such fiscal year and the related audited consolidated statements of income, of cash flows and of stockholders' equity for such fiscal year, setting forth comparative consolidated figures for the preceding fiscal year and a report on such consolidated balance sheets and financial statements by Arthur Andersen or another "Big Six" accounting firm that is reasonably satisfactory to the Administrative Agent, which report shall not be qualified as to the scope of audit or as to the status of Holdings and its Subsidiaries as a going concern and shall state that such consolidated financial statements present fairly, in all material respects, the consolidated financial position of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP, and that the examination by such accountants was conducted in accordance with generally accepted auditing standards.

         (b) As soon as practicable, and in any event within 30 days after the end of each month, commencing with January 1997, (i) the unaudited consolidated balance sheet of Holdings and its Subsidiaries as at the end of such month and (ii) the related unaudited consolidated statements of income and cash flows of Holdings and its Subsidiaries, each in the form customarily prepared by management for such month and for the period from the beginning of the then current calendar year to the end of such month, setting forth in comparative form the corresponding periods of the prior calendar year (including a comparison of such monthly financial results against the budgets required to be submitted pursuant to Section 6.01(d) (such comparisons of actual results to budget to commence with the financial results of the month of January 1997), together with a brief narrative discussion and analysis prepared by management describing the results of operations of Holdings and its Subsidiaries for such month.

         (c) Together with each delivery of consolidated financial statements of Holdings and its Subsidiaries pursuant to Section 6.01(a), a written statement by the independent public accountants giving the report thereon
    (i) stating that their audit examination has included a review of the terms of Sections 7.01 through 7.05, inclusive, and the definitions related thereto as they relate to accounting matters but without having conducted any special auditing procedures in connection therewith; (ii) stating whether, in connection with their audit examination, any condition or event which constitutes a Default or Event of Default has come to their attention, and if such a condition or event has come to their attention, specifying the nature and period of existence thereof; PROVIDED, HOWEVER, that such accountants shall not be liable by reason of any failure to obtain knowledge of any such Default or Event of Default that would not be disclosed in the course of their audit examination; and (iii) stating that based on their audit examination nothing has come to their attention which causes them to believe that as of the end of such fiscal year of Holdings there existed a Default or an Event of Default related to the breach of any covenant set forth in Sections 7.01 through 7.05, inclusive, as they relate to accounting matters and if such a condition or event has come to their attention, specifying the nature and period of existence thereof and what action the applicable Credit Party has taken, is taking and proposes to take with respect thereto.

         (d) Prior to the commencement of each calendar year, annual budgets of Holdings and its Subsidiaries in reasonable detail for each month of such calendar year, as customarily prepared by management for its internal use, setting forth, with appropriate discussion, the principal assumptions upon which such budgets are based.

         (e) At the time of the delivery of the financial statements provided for in Sections 6.01(a), (b) and (c), a certificate of the chief financial officer, controller, chief accounting officer or other Authorized Officer of the Borrower to the effect that no Default or Event of Default exists, or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall, with respect to the financial statements provided for in Section 6.01(c), at the time of delivery of such statements for the fiscal months ended nearest to March 31, June 30, September 30 and December 31, beginning with the fiscal month ended nearest to March 31, 1997, be accompanied by a Compliance Certificate, in a form reasonably acceptable to the Agent, setting forth the calculations required to establish whether Holdings and its Subsidiaries were in compliance with the covenants in this Agreement (including without limitation the covenants set forth in Sections 7.01 through 7.05, inclusive) as at the end of such fiscal period.

         (f) Promptly upon receipt thereof, a copy of each annual "management letter" submitted to Holdings or the Borrower by its independent accountants in connection with any annual audit made by them of the books of Holdings or any of its Subsidiaries.

         (g) Promptly upon becoming available, copies of all consolidated financial statements, reports, notices and proxy statements sent or made available generally by Holdings or any of its Subsidiaries to the security holders (other than to Holdings or another of its Subsidiaries) of such Person, of all regular and periodic reports and all registration statements and prospectuses, if any, filed by Holdings or any of its Subsidiaries with any securities exchange or with the SEC and of all press releases and other statements made available generally by Holdings or any of its Subsidiaries to the public concerning material developments in the business of Holdings and its Subsidiaries.

         (h) Promptly upon any Senior Officer obtaining actual knowledge (i) of any condition or event which constitutes a Default or Event of Default, or that any Bank has given any written notice or taken any other action with respect to a claimed Default or Event of Default under this Agreement,
    (ii) that any Person has given any written notice to Holdings or any of its Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in Section 8.04, or (iii) of a material adverse change in the business, operations, properties, assets, nature of assets, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries taken as a whole, an Officers' Certificate specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such holder or Person and the nature of such claimed Default, Event of Default, event or condition, or material adverse change, and what action the applicable Credit Party has taken, is taking and proposes to take with respect thereto.

         (i)(i) Promptly upon any Senior Officer obtaining actual knowledge of the institution of, or written threat of, any action, suit, proceeding, governmental investigation or arbitration against or affecting Holdings or any of its Subsidiaries or any property of Holdings or any of its Subsidiaries not previously disclosed to the Banks, which action, suit, proceeding, governmental investigation or arbitration seeks (or in the case of multiple actions, suits, proceedings, governmental investigations or arbitrations arising out of the same general allegations or circumstances which seek) recovery from Holdings or any of its Subsidiaries aggregating $500,000 or more (exclusive of claims covered by insurance policies of Holdings or any of its Subsidiaries unless the insurers of such claims have disclaimed coverage or reserved the right to disclaim coverage on such claims), the Borrower shall give notice thereof to the Banks and provide such other information as may be reasonably available to enable the Banks and their counsel to evaluate such matters; (ii) as soon as practicable and in any event within 45 days after the end of each fiscal quarter, the Borrower shall provide a report to the Banks covering the institution of, or written threat of, any action, suit, proceeding, governmental investigation or arbitration (not previously reported) against or affecting Holdings or any of its Subsidiaries or any property of Holdings or any of its Subsidiaries not previously disclosed to the Banks, which action, suit, proceedings, governmental investigation or arbitration seeks (or in the case of multiple actions, suits, proceedings, governmental investigations or arbitrations arising out of the same general allegations or circumstances which seek) recovery from Holdings or any of its Subsidiaries aggregating $500,000 or more (exclusive of claims covered by insurance policies of Holdings or any of its Subsidiaries unless the insurers of such claims have disclaimed coverage or reserved the right to disclaim coverage on such claims), and shall provide such other information at such time as may be reasonably available to enable the Banks and their counsel to evaluate such matters; (iii) in addition to the requirements set forth in clauses (i) and (ii) of this Section 6.01(i), the Borrower upon request shall promptly give notice of the status of any action, suit, proceeding, governmental investigation or arbitration covered by a report delivered to the Banks pursuant to clause (i) or (ii) above to the Banks and provide such other information as may be reasonably available to it to enable the Banks and their counsel to evaluate such matters; (iv) promptly upon any officer of Holdings or any Subsidiary obtaining actual knowledge of any dispute in respect of or the institution of, or written threat of, any action, suit, proceeding, governmental investigation or arbitration in respect of any lease of Real Property or other material contract of Holdings or any of its Subsidiaries (in the case of such other material contract, to the extent that the dispute, action, suit, proceeding, investigation or arbitration could, if resolved in a manner unfavorable to the Credit Party thereto, reasonably be anticipated to have a Material Adverse Effect), such Person shall give notice thereof to the Banks and shall provide to the Banks such other information as may be reasonably available to enable the Banks and their counsel to evaluate such matters; and (v) promptly upon any Senior Officer obtaining knowledge of, or written threat of, any action, suit, proceeding, governmental investigation or arbitration in respect of any lease of Real Property or other material contract of Holdings or any of its Subsidiaries (in the case of such other material contract, to the extent that the action, suit, proceeding, investigation or arbitration could, if resolved in a manner unfavorable to the Credit Party thereto, reasonably be anticipated to have a Material Adverse Effect), the Borrower shall give notice thereof to the Banks and shall provide such other information as may be reasonably available to enable the Banks and their counsel to evaluate such matters.

         (j) Within 90 days of the last day of each calendar year of Holdings, a summary report outlining all changes to the material insurance coverage maintained from the date of the previous such report by Holdings or any of its Subsidiaries.

         (k) To the extent reasonably requested by the Administrative Agent, as soon as practicable and in any event within ten Business Days of the later of such request and the making of any such amendment or waiver, copies of amendments or waivers with respect to Indebtedness of Holdings or any of its Subsidiaries.

         (l) On or prior to the Closing Date and within 90 days after the commencement of each fiscal year (to the extent there has been a change since the list provided the prior fiscal year), a complete and accurate list of the Senior Officers and directors of each Credit Party, which list shall include any officers authorized to execute any certificates, notices, reports or other documents provided to the Administrative Agent or the Banks hereunder or under any other Credit Document, and within 30 days of any change in personnel affecting the accuracy of such list, a notice specifying such change in personnel.

         (m) Within twenty days after the last Business Day of each fiscal month, a borrowing base certificate in the form of Exhibit 6.01(m) (each, a "BORROWING BASE CERTIFICATE") detailing the Borrower's Eligible Accounts Receivable and Eligible Inventory as of the last day of such fiscal month, certified as complete and correct on behalf of the Borrower by a Senior Officer or other Authorized Officer. In addition, each Borrowing Base Certificate shall have attached to it such additional schedules and/or other information as the Administrative Agent may reasonably request. If the Borrower fails to deliver any such Borrowing Base Certificate within thirty days after the end of any such fiscal month, then the Borrower's Borrowing Base shall be deemed to be $0 until such time as the Borrower shall deliver such required Borrowing Base Certificate.

         (n) Within 25 days after the last Business Day of each month, or upon the consummation of any Permitted Business Acquisition, a supplement to each of Schedules 5.13, 5.16 and 5.17 showing any changes in the information set forth in such Schedule not previously furnished to the Banks in writing, and within 25 days after the last Business Day of each calendar year, an amendment to each such Schedule; PROVIDED that the Borrower shall only be required to provide a supplement (or amendment) with respect to any such Schedule where there has been a change in the information set forth in such Schedule not previously furnished to the Banks in writing.

         (o) With reasonable promptness, such other information and data with respect to Holdings or any of its Subsidiaries or any other similar entity in which Holdings or any of its Subsidiaries has an investment, as from time to time may be reasonably requested by any Bank and may be reasonably available to the Borrower.

    6.02. BOOKS, RECORDS AND INSPECTIONS. Holdings will, and will cause each of its Subsidiaries to, keep true books of records and accounts in which full and correct entries will be made of all its business transactions, and will reflect in its financial statements adequate accruals and appropriations to reserves, all in accordance with GAAP. Holdings will, and will cause each of its Subsidiaries to, permit, upon reasonable prior notice to the chief executive officer or chief financial officer of the Borrower, officers and designated representatives of the Administrative Agent or any Bank to visit and inspect any of the properties or assets (including the conduct, at the Borrower's cost, of an annual field audit of the Borrowing Base) of Holdings or any of its Subsidiaries in whosesoever possession, and to examine the books of account of Holdings or any of its Subsidiaries and discuss the affairs, finances and accounts of Holdings or any of its Subsidiaries with, and be advised as to the same by, its and their chief executive officer, chief financial officer and independent accountants (in the presence of such officers), all at such reasonable times during normal business hours and intervals and to such reasonable extent as the Administrative Agent or any Bank may reasonably request. Notwithstanding anything to the contrary contained in this Section 6.02, any field audit conducted pursuant to this Section 6.02 may be conducted by a third party auditor commissioned by the Administrative Agent or the Banks.

    6.03.  MAINTENANCE OF PROPERTY; INSURANCE.

         (a) Holdings will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition (subject to normal wear and tear) all properties used in its businesses (including, without limitation, any Real Property, whether owned or leased) and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof and will maintain and renew as necessary all licenses, permits and other clearances necessary to use and occupy such properties of Holdings and its Subsidiaries. Holdings will, and will cause each of its Subsidiaries to, comply with all material provisions of each lease of Real Property in which any such Person is the lessee.

         (b) Subject to the provisions of Section 6.03(c), Holdings and its Subsidiaries will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar businesses and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other corporations to the extent that such types and such amounts of insurance are available at commercially reasonable rates. Holdings or its Subsidiaries, as applicable, will furnish to each Bank, upon reasonable request, information as to the insurance carried, and will not cancel any such insurance without the consent of the Required Banks, which consent shall not be unreasonably withheld.

         (c) Without limiting Section 6.03(b), Holdings and its Subsidiaries, as applicable, shall maintain, or cause to be maintained, in full force the insurance coverages specified in the Security Documents.

         (d) The Borrower will use commercially reasonably efforts to obtain, by no later than 90 days after the Effective Date, key man life insurance with respect to Michael Vukelich and Jerry Halamuda, which is in form and substance acceptable to the Administrative Agent, and such insurance shall be maintained thereafter in full force and effect, with no material reduction or alteration in such coverage except as is reasonably acceptable to the Administrative Agent.

    6.04. PAYMENT OF TAXES. Holdings will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien or charge upon any properties of Holdings or any of its Subsidiaries or cause a failure or forfeiture of title thereto; PROVIDED, HOWEVER, that neither Holdings nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings promptly instituted and diligently conducted if it has maintained adequate reserves with respect thereto in accordance with GAAP or if the same shall have been bonded.

    6.05. CORPORATE FRANCHISES. Holdings will do or cause to be done, and will cause each of its Subsidiaries to do or cause to be done, all things necessary to preserve and keep in full force and effect its corporate existence, rights and authority, EXCEPT that any Wholly Owned Subsidiary of the Borrower may merge with and into the Borrower or into another Wholly Owned Subsidiary of the Borrower.

    6.06. COMPLIANCE WITH STATUTES, ETC. Holdings will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including all applicable laws), except where such noncompliance would not have a Material Adverse Effect.

    6.07. ERISA. The Borrower will furnish to the Administrative Agent, who will distribute to each of the Banks:

         (a) promptly upon any Credit Party's knowing or having reason to know of the occurrence of any (i) Termination Event, or (ii) "prohibited transaction," within the meaning of Section 406 of ERISA or Section 4975 of the Code, in connection with any Pension Plan or any trust created thereunder, which in the case of all such events described in clause (i) or
    (ii) results or could reasonably be expected to result in a liability of any Credit Party or its ERISA Affiliates in the aggregate in excess of $250,000, a written notice specifying the nature thereof, what action such Credit Party or its ERISA Affiliates have taken, are taking or propose to take with respect thereto, and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor, PBGC or Multiemployer Plan with respect thereto.

         (b) with reasonable promptness, copies of (i) all notices received by any Credit Party or any of its ERISA Affiliates of PBGC's intent to terminate any Title IV Plan or to have a trustee appointed to administer any Title IV Plan, the notice of which event is required pursuant to Section 6.07(a); (ii) upon the request of the Administrative Agent, each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by any Credit Party or any of its ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan for which Schedule B is required; (iii) upon the request of the Administrative Agent, the most recent actuarial valuation report for each Title IV Plan; and (iv) all notices received by any Credit Party or any of its ERISA Affiliates from a Multiemployer Plan concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA, the notice of which event is required pursuant to Section 6.07(a).

    6.08. PERFORMANCE OF OBLIGATIONS. Holdings will, and will cause each of its Subsidiaries to, perform in all material respects all of its obligations under the terms of each mortgage, indenture, security agreement, other debt instrument and material contract by which it is bound or to which it is a party, except where such nonperformance could not reasonably be expected to have a Material Adverse Effect.

    6.09.   FISCAL YEAR; FISCAL QUARTERS.  Each of Holdings and its
Subsidiaries as of the Closing Date will, for financial reporting purposes have
(a) its fiscal year end on or about June 30, and (b) its fiscal quarters end on or about September 30, December 31, March 31 and June 30. Neither Holdings nor any of its Subsidiaries shall change their respective fiscal years from that set forth above, with respect to Holdings and such Subsidiaries, and from that currently maintained by any Subsidiary subsequently acquired by the Borrower without the prior written consent of the Required Banks, except that any such subsequently acquired Subsidiary may change its fiscal year to end on or about June 30, with fiscal quarters to end on or about September 30, December 31, March 31 and June 30, without such prior written consent.

    6.10. USE OF PROCEEDS. All proceeds of the Loans shall be used as provided in Section 5.05.

    6.11.  INTEREST RATE PROTECTION.

         (a) The Borrower shall, no later than 90 days after the Closing Date and in respect of no less than 50% of the Term A Loan and the Term B Loan outstanding from time to time, enter into Interest Rate Agreements reasonably acceptable to the Administrative Agent for a term of not less than three years.

         (b) The Borrower shall, commencing no later than 30 days after the first to occur of (x) the date on which the outstanding principal balance of the Acquisition Term Loans equals $15,000,000 or (y) the Acquisition Term Loan Commitment Termination Date, enter into Interest Rate Agreements reasonably acceptable to the Administrative Agent for a term ending no earlier than three years after the Acquisition Term Loan Commitment Termination Date, in respect of no less than 50% of the Acquisition Term Loans outstanding from time to time.

    6.12. NO FURTHER NEGATIVE PLEDGES, ETC. Except with respect to prohibitions against other encumbrances on specific property encumbered to secure payment of particular Indebtedness permitted hereunder (which Indebtedness relates solely to the acquisition or improvement of such specific property), neither Holdings nor any of its Subsidiaries shall enter into any agreement prohibiting or restricting, in any manner (directly or indirectly and including by way of covenant, representation or warranty or event of default), the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired (other than in connection with the Security Documents). Neither Holdings nor any of its Subsidiaries shall create, or permit to be created, any restriction in the charter or bylaws of any Subsidiary of the Borrower restricting the payment of dividends to the Borrower or any Wholly Owned Subsidiary of the Borrower.

    6.13. BANK MEETING. The Borrower will participate in a meeting of the Banks once during each calendar year (the first such meeting to take place prior to March 31, 1998) to be held at a location and a time selected by the Administrative Agent and reasonably acceptable to the Borrower, unless the Required Banks determine in their sole discretion that such meeting is unnecessary and so inform the Administrative Agent and the Borrower.

    6.14.  ADDITIONAL COLLATERAL; FURTHER ASSURANCES.

         (a) Promptly, and in any event within 30 days after the Borrower or any of its Subsidiaries acquires any asset or property, including any Real Property, which is not covered by the existing Security Documents, including, without limitation, any Capital Stock of any Subsidiary (the "ADDITIONAL COLLATERAL"), the Borrower will cause any newly acquired Subsidiary to execute a Subsidiary Guaranty, and the Borrower will, and will cause each of its Subsidiaries to, grant to the Administrative Agent, for the benefit of the Banks, security interests and mortgages in such asset or property, EXCEPT that, with respect to any asset or property acquired in a Permitted Business Acquisition, including any Subsidiary so acquired, such actions shall be required to be performed on or before the applicable Permitted Business Acquisition Closing Date (except as otherwise assented to by the Administrative Agent). Such security interests and mortgages shall be granted pursuant to documentation substantially the same as the Security Documents (the "ADDITIONAL SECURITY DOCUMENTS") reasonably satisfactory in form and substance to the Administrative Agent, including, without limitation, and if deemed desirable by the Administrative Agent, opinions of local counsel in any jurisdictions in which such asset or property is located, and shall constitute valid and enforceable perfected security interests superior to and prior to the rights of all third Persons and subject to no other Liens except Permitted Encumbrances at the time of perfection thereof. The Additional Security Documents or other instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Administrative Agent for the benefit of the Banks required to be granted pursuant to the Additional Security Documents and all taxes, fees and other charges payable in connection therewith shall have been paid in full.

         (b) Holdings will, and will cause each of its Subsidiaries to, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Administrative Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, real property surveys, reports and other assurances or instruments and take such further steps relating to the Collateral covered by any of the Security Documents or the Additional Security Documents as the Administrative Agent may reasonably require. Furthermore, Holdings shall cause to be delivered to the Administrative Agent such opinions of counsel, title insurance and other related documents as may be requested by the Administrative Agent to assure themselves that this Section 6.14 has been compiled with. Without limiting the generality of the foregoing, Holdings will, and will cause each of its Subsidiaries to, obtain a Landlord Certification and Waiver in form and substance satisfactory to the Administrative Agent with respect to any leases of Real Property entered into by any Credit Party after the Closing Date or held by any Person which becomes a Credit Party after the Closing Date.

         (c) At the request of the Administrative Agent or the Required Banks, Holdings shall provide to the Administrative Agent appraisals satisfying applicable requirements of FIRREA in respect of the Real Property of Holdings and its Subsidiaries, if any, constituting Collateral, from time to time, in form and substance reasonably satisfactory to the Administrative Agent.

         (d)  Holdings and the Borrower agree that each action required by this
    Section 6.14 shall be completed as soon as possible, but if such Collateral has been newly acquired by Holdings or its Subsidiaries or is Collateral held by any newly acquired Subsidiary of the Borrower, in no event later than 30 days after the date of the acquisition of such Collateral; PROVIDED that with respect to any Collateral acquired in a Permitted Business Acquisition, each action required by this Section 6.14 with respect to such Collateral (including property of, or Capital Stock of, any newly acquired Subsidiary) shall be taken no later than the closing of such Permitted Business Acquisition, unless otherwise consented to by the Administrative Agent.

    6.15. SECURITY INTERESTS. (a) Holdings will, and will cause each of its Subsidiaries to, perform any and all acts and execute any and all documents (including, without limitation, the execution, amendment or modification of any financing statement and continuation statement) for filing in any appropriate jurisdiction under the provisions of the UCC, local law or any statute, rule or regulation of any applicable jurisdiction which are necessary in order to maintain or confirm in favor of the Administrative Agent for the ratable benefit of the Banks a valid and perfected Lien on the Collateral and any Additional Collateral, subject to no Liens except for Prior Liens and Permitted Encumbrances. The Borrower shall, as promptly as practicable after the filing of any such financing statements, deliver to the Administrative Agent acknowledgment copies of, or copies of lien search reports confirming the filing of, financing statements duly filed under the

UCC of all jurisdictions as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable to perfect the Lien created, or purported or intended to be created, by each Security Document.

    (b) Commencing immediately after the Closing Date, Holdings shall use its best efforts and shall cause each of its Subsidiaries to use their best efforts, to obtain an executed Landlord Certification and Waiver from each lessor of Real Property to such Persons; PROVIDED that, with respect to a particular leases of Real Property, Holdings shall not be required to take actions or incur costs which are commercially unreasonable with respect to such leases of Real Property which, in the reasonable judgement of the Administrative Agent, are not material to the business of Holdings and its Subsidiaries taken as a whole, in order to obtain such Landlord Certification and Waivers.

    6.16.  ENVIRONMENTAL EVENTS.

         (a) Holdings will, and will cause each of its Subsidiaries to, comply with any and all Environmental Laws, other than noncompliance which could not reasonably be expected to result in liability under Environmental Laws which would have a Material Adverse Effect; PROVIDED that Holdings will, and will cause each of its Subsidiaries to, comply with any and all Environmental Laws, to the extent any noncompliance would (x) constitute or create a default under any lease of Real Property as to which a Credit Party is a tenant which would entitle the lessor of such Real Property to terminate said lease or (y) materially diminish the value of any Real Property owned by any Credit Party.

         (b) Holdings will, and will cause each of its Subsidiaries to, promptly give notice to the Administrative Agent upon becoming aware thereof (i) of any violation of any Environmental Law, (ii) any Environmental Notice or (iii) any release or threatened release of any Hazardous Material at, on, into, under or from any Real Property or any facility or equipment thereat in excess of reportable or allowable standards or levels under any Environmental Law, or in a manner and/or amount which could reasonably be expected to either (x) result in liability under any Environmental Law, in each case, in excess of $500,000 individually or in the aggregate with any other liability under any Environmental Laws (other than any such events disclosed in Schedule 5.21 or referred to in the reports listed on said Schedule) or (y) materially interfere with the continued operation of the Real Property which is the site or subject of the violation, notice or release.

         (c) Holdings will, and will cause each of its Subsidiaries to, promptly provide the Administrative Agent with copies of any notice, submittal or documentation provided by Holdings or any of its Subsidiaries to any Governmental Authority or third party under any Environmental Law if the matter which is the subject of the notice, submittal or other documentation could reasonably be expected to have a Material Adverse Effect. Such notice, submittal or documentation shall be provided to the Administrative Agent promptly and, in any event, within ten Business Days after such material is provided to the Governmental Authority or third party.

         (d) In the event of the presence of Hazardous Materials on any Real Property which is in violation of, or which could reasonably be expected to result in liability under, any Environmental Laws, in each case, to the extent such violation, or liability, could reasonably be expected to (x) have a Material Adverse Effect, or (y) entitle the lessor of any Real Property with respect to which a Credit Party is the tenant to terminate the subject lease, or (z) materially diminish the value of any Real Property owned by any Credit Party, then, in each case, Holdings or any of its Subsidiaries, upon discovery thereof, shall take appropriate steps to initiate and expeditiously complete all response, corrective and other action required under any Environmental Laws to mitigate and eliminate any such liability.

         (e) The Borrower will furnish or cause to be furnished to each Bank, within six months of the Effective Date, a report detailing the progress being made towards addressing outstanding environmental issues pertaining to the Real Properties as identified by ERM -- Rocky Mountain, Inc. in its report entitled "Review of Previous Environmental Assessments of Color Spot Properties and Limited Site Investigation of the Fallbrook Property" dated December 23, 1996.

    6.17. ASSIGNMENT OF HOLDINGS' REMAINING ASSETS TO THE BORROWER. Holdings shall use its best efforts to complete the contribution, assignment and transfer of all of its assets (excluding the Capital Stock of the Borrower and, until January 31, 1998, the Put/Call Funds), including all tangible and intangible property (including all Real Property), to the Borrower, including, without limitation, making best efforts to obtain any third party consents which are required to be obtained prior to the assignment of any leases or contractual rights to the Borrower which Holdings was unable to secure prior to the Effective Date. The Borrower shall provide the Administrative Agent with regular reports as to Holdings' progress completing the contribution, assignment and transfer of all of its assets to the Borrower, and shall provide the Administrative Agent with copies of any such third party consents and of any other documentation. Without limiting the foregoing, commencing immediately after the Closing Date, Holdings shall diligently pursue the obtaining of consents from the Federal Aviation Administration to the assignment to the Borrower of the leases referenced as items 1 and 2 on Schedule 6.18 to the Original Credit Agreement and, in the event that such consent is not obtained on or before July 31, 1997, shall obtain an extension from the County of San Diego of the time period to obtain such FAA consent.

    SECTION 7. NEGATIVE COVENANTS. Holdings and the Borrower each hereby covenants and agrees that as of the Closing Date and thereafter until (a) this Agreement has ceased to be in effect, (b) the Commitments have terminated and
(c) the Loans (together with interest, fees and all other Obligations incurred hereunder) then due and payable have been paid in full (except as otherwise agreed or consented to, or waived, in writing by the Required Banks):

    7.01. CAPITAL EXPENDITURES. Holdings will not, and will not permit any of its Subsidiaries to, make Consolidated Capital Expenditures for any purpose, in excess of the amount specified in the table below for each of the calendar years specified in such table:

                 Year Ending                   Amount
                 -----------                   ------

              December 31, 1997 . . . . . . $4.5 million
              December 31, 1998 . . . . . . $4.5 million
              December 31, 1999 . . . . . . $4.5 million
              December 31, 2000 . . . . . . $4.5 million
              December 31, 2001 . . . . . . $4.5 million
              December 31, 2002 . . . . . . $4.5 million
              December 31, 2003 . . . . . . $4.5 million

; PROVIDED, HOWEVER, that for purposes of this Section 7.01, the aggregate amount of Capitalized Lease Obligations incurred by Holdings and its Subsidiaries, on a consolidated basis, shall be included in the calculation of Consolidated Capital Expenditures in the year in which such Capitalized Lease Obligations were incurred; PROVIDED, FURTHER, that if Holdings and its Subsidiaries make Consolidated Capital Expenditures in any calendar year in an amount less than the amount set forth above for such period (such unused portion the "CARRYOVER AMOUNT"), Holdings and its Subsidiaries may make Consolidated Capital Expenditures in the immediately succeeding calendar year in an amount not to exceed the sum of (i) the amount set forth above for such calendar year and (ii) the Carryover Amount; PROVIDED, FURTHER, that (i) the Carryover Amount calculated for any calendar year may only be used during the immediately succeeding calendar year and will not be added to the amount of Consolidated Capital Expenditure availability for such succeeding calendar year for purposes of calculating the Carryover Amount for such calendar year, and (ii) the Capital Expenditures for a given calendar year shall be counted, first, against the amount set forth above for such calendar year and, second, against the Carryover Amount.

    7.02. TOTAL INTEREST COVERAGE RATIO. The Borrower will not permit the ratio of (a) Consolidated EBITDA of Holdings for any Test Period ended on or about a date specified in the table below to (b) Consolidated Interest Expense of Holdings for such Test Period, to be less than the ratio set forth opposite such date in such table:

                                     Test Period Ending  Ratio
                                     -------------------------

         June 30, 1997. . . . . . . . . . . 2.00 to 1.00
         September 30, 1997 . . . . . . . . 2.00 to 1.00
         December 31, 1997. . . . . . . . . 2.15 to 1.00

         March 31, 1998 . . . . . . . . . . 2.15 to 1.00
         June 30, 1998. . . . . . . . . . . 2.25 to 1.00

         September 30, 1998 . . . . . . . . 2.25 to 1.00
         December 31, 1998. . . . . . . . . 2.25 to 1.00

         March 31, 1999 . . . . . . . . . . 2.25 to 1.00
         June 30, 1999. . . . . . . . . . . 2.50 to 1.00
         September 30, 1999 . . . . . . . . 2.75 to 1.00
         December 31, 1999. . . . . . . . . 2.75 to 1.00

         March 31, 2000 . . . . . . . . . . 2.75 to 1.00
         June 30, 2000. . . . . . . . . . . 3.00 to 1.00
         September 30, 2000 . . . . . . . . 3.00 to 1.00
         December 31, 2000. . . . . . . . . 3.00 to 1.00

         March 31, 2001 . . . . . . . . . . 3.00 to 1.00
         June 30, 2001. . . . . . . . . . . 3.25 to 1.00
         September 30, 2001 . . . . . . . . 3.25 to 1.00
         December 31, 2001. . . . . . . . . 3.25 to 1.00

         March 31, 2002 . . . . . . . . . . 3.25 to 1.00
         June 30, 2002. . . . . . . . . . . 3.50 to 1.00
         September 30, 2002 . . . . . . . . 3.50 to 1.00
         December 31, 2002. . . . . . . . . 3.50 to 1.00

         March 31, 2003 . . . . . . . . . . 3.50 to 1.00
         June 30, 2003. . . . . . . . . . . 3.50 to 1.00
         September 30, 2003 . . . . . . . . 3.50 to 1.00
         December 31, 2003. . . . . . . . . 3.50 to 1.00

; PROVIDED that, for purposes of this Section 7.02, Consolidated EBITDA for a given Test Period (x) shall mean Consolidated EBITDA for the twelve month period ended on the last day of such Test Period and (y) shall also include the EBITDA (with appropriate adjustments) derived from any business which was acquired by Holdings and its Subsidiaries during such twelve-month period and which is consolidated with Holdings and its Subsidiaries as of the last day of such Test Period, for the portion of such twelve month period before the business was so acquired; and PROVIDED further that, for purposes of clause (b) of this Section 7.02, (i) Consolidated Interest Expense for (x) the Test Period ending March 31, 1997 shall equal the product of Consolidated Interest Expense for the period January 1, 1997 through ended March 31, 1997 TIMES 4; (y) the Test Period ending June 30, 1997 shall equal the product of Consolidated Interest Expense for the period January 1, 1997 through June 30, 1997 TIMES 2; and (z) the Test Period ending September 30, 1997 shall equal the product of Consolidated Interest Expense for the period January 1, 1997 through September 30, 1997 TIMES 1 1/3 and (ii) Consolidated Interest Expense shall include only cash interest expense paid during the applicable period.

    7.03. FIXED CHARGE COVERAGE RATIO. The Borrower will not permit the ratio of (a) Consolidated EBITDAC for any Test Period ending on or about the date specified in the table below MINUS taxes paid in cash during such Test Period to
(b) the sum of (i) Consolidated Interest Expense (which for purposes of this clause (b) shall mean only cash interest expense paid during such period) of Holdings for such period PLUS (ii) the amount of cash payments on account of principal of Indebtedness PLUS (iii) payments on account of noncompetition or consulting arrangements made by Holdings and its Subsidiaries, on a consolidated basis, during such period to be less than the ratio specified opposite such date:

         Test Period Ending                      Ratio
         ------------------                      -----

         June 30, 1997. . . . . . . . . . . 1.00 to 1.00
         September 30, 1997 . . . . . . . . 1.00 to 1.00
         December 31, 1997. . . . . . . . . 1.00 to 1.00

         March 31, 1998 . . . . . . . . . . 1.00 to 1.00
         June 30, 1998. . . . . . . . . . . 1.00 to 1.00
         September 30, 1998 . . . . . . . . 1.00 to 1.00
         December 31, 1998. . . . . . . . . 1.00 to 1.00

         March 31, 1999 . . . . . . . . . . 1.00 to 1.00
         June 30, 1999. . . . . . . . . . . 1.05 to 1.00
         September 30, 1999 . . . . . . . . 1.05 to 1.00
         December 31, 1999. . . . . . . . . 1.05 to 1.00

         March 31, 2000 . . . . . . . . . . 1.05 to 1.00
         June 30, 2000. . . . . . . . . . . 1.10 to 1.00
         September 30, 2000 . . . . . . . . 1.10 to 1.00
         December 31, 2000. . . . . . . . . 1.10 to 1.00

         March 31, 2001 . . . . . . . . . . 1.10 to 1.00
         June 30, 2001. . . . . . . . . . . 1.10 to 1.00
         September 30, 2001 . . . . . . . . 1.10 to 1.00
         December 31, 2001. . . . . . . . . 1.10 to 1.00

         March 31, 2002 . . . . . . . . . . 1.10 to 1.00
         June 30, 2002. . . . . . . . . . . 1.10 to 1.00
         September 30, 2002 . . . . . . . . 1.10 to 1.00
         December 31, 2002. . . . . . . . . 1.10 to 1.00

         March 31, 2003 . . . . . . . . . . 1.10 to 1.00
         June 30, 2003. . . . . . . . . . . 1.10 to 1.00
         September 30, 2003 . . . . . . . . 1.10 to 1.00

         December 31, 2003. . . . . . . . . 1.10 to 1.00

    7.04. LEVERAGE RATIO. The Borrower will not permit the ratio of (a) the Consolidated Indebtedness (including the outstanding balance under any noncompete or consulting arrangements) of Holdings as of the last day of each calendar quarter ending on or about the date specified in the table below to (b) the Consolidated EBITDA of Holdings for the Test Period ending on or about such date, to be greater than the ratio specified opposite such date in such table:

         Test Period Ending                     Ratio
         ------------------                     -----

         June 30, 1997. . . . . . . . . . . 5.50 to 1.00
         September 30, 1997 . . . . . . . . 5.25 to 1.00
         December 31, 1997. . . . . . . . . 5.00 to 1.00

         March 31, 1998 . . . . . . . . . . 5.00 to 1.00
         June 30, 1998. . . . . . . . . . . 4.50 to 1.00
         September 30, 1998 . . . . . . . . 4.50 to 1.00
         December 31, 1998. . . . . . . . . 4.50 to 1.00

         March 31, 1999 . . . . . . . . . . 4.50 to 1.00
         June 30, 1999. . . . . . . . . . . 3.75 to 1.00
         September 30, 1999 . . . . . . . . 3.75 to 1.00
         December 31, 1999. . . . . . . . . 3.75 to 1.00

         March 31, 2000 . . . . . . . . . . 3.75 to 1.00
         June 30, 2000. . . . . . . . . . . 3.25 to 1.00
         September 30, 2000 . . . . . . . . 3.25 to 1.00
         December 31, 2000. . . . . . . . . 3.25 to 1.00

         March 31, 2001 . . . . . . . . . . 3.25 to 1.00
         June 30, 2001. . . . . . . . . . . 2.75 to 1.00
         September 30, 2001 . . . . . . . . 2.75 to 1.00
         December 31, 2001. . . . . . . . . 2.75 to 1.00

         March 31, 2002 . . . . . . . . . . 2.75 to 1.00
         June 30, 2002. . . . . . . . . . . 2.75 to 1.00
         September 30, 2002 . . . . . . . . 2.75 to 1.00
         December 31, 2002. . . . . . . . . 2.75 to 1.00

         March 31, 2003 . . . . . . . . . . 2.75 to 1.00
         June 30, 2003. . . . . . . . . . . 2.75 to 1.00
         September 30, 2003 . . . . . . . . 2.75 to 1.00

         December 31, 2003. . . . . . . . . 2.75 to 1.00

; PROVIDED that, for purposes of this Section 7.04, for a given date set forth above, (x) Consolidated Indebtedness shall not include any such Indebtedness as to which the interest on such Indebtedness is not cash-pay (but is, rather, pay-in-kind or capitalized), EXCEPT that, if cash interest is paid on any such non cash-pay Indebtedness during the fiscal quarter ended on such date, Consolidated Indebtedness shall include the non cash-pay Indebtedness on which such cash interest was paid, and (y) the component of Consolidated Indebtedness consisting of Revolving Loans shall equal (i) the sum of the balance of the Revolving Loans as of the last day of each fiscal month during the twelve fiscal month period ending on such date DIVIDED by (ii) twelve; and PROVIDED further that for purposes of clause (y) of this Section 7.04, for any fiscal month ended on a date prior to the Closing Date, the "Revolving Loans" shall mean the working capital facility maintained by Holdings and its Subsidiaries with Coast Business Credit (successor by merger to Coastfed Business Credit Corporation); and PROVIDED further that, for purposes of this Section 7.04, Consolidated EBITDA for a given Test Period (x) shall mean Consolidated EBITDA for the twelve month period ended on the last day of such Test Period and (y) shall also include the EBITDA (with appropriate adjustments) derived from any business which was acquired by Holdings and its Subsidiaries during such twelve-month period and which is consolidated with Holdings and its Subsidiaries as of the last day of such Test Period, for the portion of such twelve month period before the business was so acquired.

    7.05. MINIMUM CONSOLIDATED EBITDA. The Borrower will not permit Consolidated EBITDA for any Test Period ending on or about the date specified in the table below to be less than the amount specified in such table opposite such date:

         Test Period Ending                      Amount
         ------------------                      ------

         June 30, 1997. . . . . . . . . . . $13.5 million
         September 30, 1997 . . . . . . . . $13.5 million
         December 31, 1997. . . . . . . . . $13.5 million

         March 31, 1998 . . . . . . . . . . $13.5 million
         June 30, 1998. . . . . . . . . . . $15.5 million
         September 30, 1998 . . . . . . . . $15.5 million
         December 31, 1998. . . . . . . . . $15.5 million

         March 31, 1999 . . . . . . . . . . $15.5 million
         June 30, 1999. . . . . . . . . . . $18.0 million
         September 30, 1999 . . . . . . . . $18.0 million
         December 31, 1999. . . . . . . . . $18.0 million

         March 31, 2000 . . . . . . . . . . $18.0 million
         June 30, 2000. . . . . . . . . . . $20.0 million
         September 30, 2000 . . . . . . . . $20.0 million
         December 31, 2000. . . . . . . . . $20.0 million

         March 31, 2001 . . . . . . . . . . $20.0 million
         June 30, 2001. . . . . . . . . . . $20.0 million
         September 30, 2001 . . . . . . . . $20.0 million
         December 31, 2001. . . . . . . . . $20.0 million

         March 31, 2002 . . . . . . . . . . $20.0 million
         June 30, 2002. . . . . . . . . . . $20.0 million
         September 30, 2002 . . . . . . . . $20.0 million
         December 31, 2002. . . . . . . . . $20.0 million

         March 31, 2003 . . . . . . . . . . $20.0 million
         June 30, 2003. . . . . . . . . . . $20.0 million
         September 30, 2003 . . . . . . . . $20.0 million
         December 31, 2003. . . . . . . . . $20.0 million

    7.06. LIENS. Holdings will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Lien upon or with respect to any item constituting Collateral, whether now owned or hereafter acquired, except for the Lien of the Security Document relating thereto, Prior Liens applicable thereto and Permitted Encumbrances. Holdings will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of Holdings or any of its Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets or assign any right to receive income, or file or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute, except the following, which are herein collectively referred to as "PERMITTED ENCUMBRANCES":

         (a) Liens for taxes, assessments or governmental charges or claims not yet delinquent or Liens for taxes, assessments or governmental charges or claims being con tested in good faith and by appropriate proceedings for which adequate reserves, as may be required by GAAP, have been established or as to which bonds have been posted with the applicable authority in the amounts required by applicable law;

         (b) Liens in respect of property or assets of Holdings or any of its Subsidiaries imposed by law (i) which were incurred in the ordinary course of business, such as carriers', warehousemen's and mechanics' Liens and other similar Liens arising in the ordinary course of business, and (A) which do not in the aggregate materially detract from the value of the property or assets of Holdings and its Subsidiaries, taken as a whole, or materially impair the use thereof in the operation of the business of Holdings or any of its Subsidiaries or (B) which are being contested in good faith by appropriate proceedings promptly instituted, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such Lien or (ii) which do not relate to material liabilities of Holdings and its Subsidiaries and do not in the aggregate materially detract from the value of the property and assets of Holdings and its Subsidiaries taken as a whole and do not create a default under any lease of Real Property;

         (c) Liens in connection with any attachment or judgment (including judgment or appeal bonds) not in excess of $500,000 in the aggregate (exclusive of any amount ade quately covered by insurance as to which the insurance company has acknowledged coverage) unless the attachment or judgment it secures shall, within 60 days after the entry thereof, not have been discharged or execution thereof not stayed pending appeal, or shall not have been discharged within 30 days after the expiration of any such stay;

         (d) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemploy ment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money or the equivalent);

         (e) Easements, rights of way, restrictions, minor defects or irregularities in title not interfering in any material respect with the business of Holdings or any of its Subsidiaries, in each case incurred in the ordinary course of business and which do not materially impair for its intended purposes the Real Property to which it relates;

         (f) Zoning and building bylaws and ordinances, municipal bylaws and regulations, and restrictive covenants, which do not materially interfere with the use of the subject property by Holdings or any of its Subsidiaries as such property is used as of the Closing Date (or, with respect to property acquired after the Closing Date, as such property is used as of the acquisition date of such property);

         (g) Liens securing Indebtedness of any Subsidiary of the Borrower owing to the Borrower or any Wholly Owned Subsidiary of the Borrower;

         (h) Liens upon real or tangible personal property acquired or constructed by Holdings or its Subsidiaries after the date hereof or on such property or equity securities of a Person at the time such Person becomes a Subsidiary of the Borrower or any of its Subsidiaries; PROVIDED, HOWEVER, that (A) any such Lien is created solely for the purpose of securing Indebtedness representing, or incurred to finance, the cost of the item of property subject thereto or such Liens existed on the date such property or securities were acquired and were not incurred as a result of or in anticipation of such acquisition, (B) the principal amount of the Indebtedness secured by such Lien does not exceed when incurred 100% of the fair value (as determined in good faith by the board of directors of Holdings or the Borrower) of the property at the time it was so acquired or constructed, (C) the Indebtedness secured by the Lien is not created more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien, (D) such Lien does not extend to or cover any other property other than such item of property, (E) the incurrence of such Indebtedness secured by such Lien is permitted by Section 7.07 and (F) such Lien is not in violation of any lease of any Real Property of any Credit Party; and

         (i) Liens on any property existing as of the date hereof securing Existing Debt and any refinancing, extension, renewal or rearrangement thereof provided that such Lien does not extend to or cover any other property other than items of property encumbered as of the date hereof.

    7.07. INDEBTEDNESS. Holdings will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume, guarantee, acquire or become liable for (contingently or otherwise) or suffer to exist any Indebtedness, except:

         (a)  Indebtedness incurred pursuant to the Credit Documents;

         (b)  Indebtedness incurred pursuant to the Heller Subordinated Note;

         (c) Indebtedness not in excess of $3,000,000 in aggregate principal amount at any one time outstanding, incurred pursuant to any note issued to sellers as part of the consideration for a Permitted Business Acquisition (any such note, a "SELLER NOTE"), provided that any such Seller Note shall satisfy the following conditions: (i) it shall be unsecured, (ii) it shall not pay interest prior to maturity, other than interest which is paid-in-kind (except that up to $300,000 of cash interest may be paid on Seller Notes annually, subject to there being, at the time of any such payment of cash interest, no payment Default hereunder, and subject to restrictions imposed on such payment pursuant to clause (iii) hereof), and (iii) it shall contain subordination and related provisions which are acceptable in form and substance to the Administrative Agent, including, without limitation, that there shall be no payments made with respect to such Seller Notes (other than the payment of interest, in-kind) while there is any payment Default or, subject to such conditions as are acceptable to the Administrative Agent, upon such other Defaults as are acceptable to the Administrative Agent, and there shall be no right of acceleration on such Seller Notes on account of such nonpayment.

         (d) Indebtedness arising under noncompetition or consulting arrangements entered into in connection with Permitted Business Acquisitions, not to exceed $2,000,000 in the aggregate at any one time outstanding.

         (e) Existing Debt and any refinancing, extension, rearrangement, renewal or replacement thereof; PROVIDED, HOWEVER, that any such refinancing, extension, renewal, rearrangement or replacement of Existing Debt shall be on terms which, both taken as a whole and specifically as such terms relate to the identity of the obligors, repayments of principal, covenants, events of default and security in property of the debtor, are in each event no less favorable to Holdings or the Borrower than the correlative terms of the Existing Debt;

         (f) Interest Rate Agreements entered into pursuant to Section 6.11 or for other bona fide hedging purposes;

         (g) Indebtedness (other than Indebtedness permitted by Section 7.07(j)) not exceeding $2,000,000 in aggregate principal amount outstanding at any time to finance the cost of the acquisition of personal tangible property (including Capital Leases, but excluding Indebtedness incurred to finance Permitted Business Acquisitions), and any refinancing, extension, renewal, rearrangement or replacement; PROVIDED, HOWEVER, that such Indebtedness (or the refinancing thereof) shall not exceed when incurred 100% of the fair value of such property when so acquired; and PROVIDED, FURTHER, that such Indebtedness (or the refinancing thereof) is not secured by any Lien other than a Lien referred to in Section 7.06(h);

         (h) other unsecured Indebtedness not exceeding $1,000,000 in the aggregate at any time outstanding;

         (i) Indebtedness of the Borrower to any of its Wholly Owned Subsidiaries or of any Subsidiary of the Borrower to the Borrower or another Wholly Owned Subsidiary of the Borrower (but only so long as such Indebtedness is held by the Borrower or a Wholly Owned Subsidiary of the Borrower) to the extent such Indebtedness is permitted as an Investment by the Person owed such Indebtedness by the provisions of Section 7.08; and

         (j) Indebtedness of any entity, or secured by any personal tangible property, acquired in a Permitted Business Acquisition, so long as such Indebtedness is (i) not incurred in contemplation of such Permitted Business Acquisition, (ii) not in excess of $500,000 in the aggregate at any one time outstanding and (iii) not secured by any Lien other than a Lien referred to in Section 7.06(h).

    7.08. INVESTMENTS. Holdings will not, and will not permit any of its Subsidiaries to, have outstanding or make any Investments except:

         (a)  Investments consisting of Cash and Cash Equivalents;

         (b) Investments consisting of receivables owing to them and advances to cus tomers and suppliers, in each case if created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

         (c) Investments received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

         (d) Investments made in Wholly Owned Subsidiaries of the Borrower or any Person which, as a result of such Investment, becomes a Wholly Owned Subsidiary of the Borrower (including any such Investment which constitutes a Permitted Business Acquisition); PROVIDED, HOWEVER, that such Wholly Owned Subsidiary is engaged in a business related to that of Holdings and its Subsidiaries in compliance with Section 7.17;

         (e) Investments consisting of loans or advances made by the Borrower to its officers, directors and employees in the ordinary course of business not to exceed $100,000 in the aggregate outstanding at any time (excluding any such loans or advances made as of the Closing Date pursuant to the Put/Call Option Agreement);

         (f) Investments made as a result of the receipt of non-cash proceeds from any Asset Sale made pursuant to and in compliance with Section 7.11;

         (g) Investments in Interest Rate Agreements permitted under Section 7.07(f); and

         (h) Investments in addition to those permitted above not exceeding $500,000 in the aggregate at any time outstanding.

    7.09. PREPAYMENTS OF INDEBTEDNESS. Holdings will not, and will not permit any of its Subsidiaries to, make (or give any notice in respect of) any voluntary or optional payment or prepayment or redemption or acquisition for value of Indebtedness (including, without limitation, by way of depositing with any trustee with respect thereto money or securities before such Indebtedness is due for the purpose of paying such Indebtedness when due) or exchange of any such Indebtedness, other than the Loans.

    7.10. DIVIDENDS, ETC. Holdings will not, and will not permit any of its Subsidiaries to, declare or pay any dividends or return any capital to its stockholders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for any consideration, any shares of any class of its capital stock now or hereafter outstanding (or any warrants for or options or stock appreciation rights in respect of any of such shares), or make any loans or advances to Affiliates, or set aside any funds for any of the foregoing purposes, or permit any of its Subsidiaries to purchase or otherwise acquire for consideration any shares of any class of the capital stock of Holdings or any of its Subsidiaries, as the case may be, now or hereafter outstanding (or any options or warrants or stock appreciation rights issued by such Person with respect to its capital stock) (all of the foregoing, "DIVIDENDS"), PROVIDED, HOWEVER, that (a) any direct or indirect Wholly Owned Subsidiary of the Borrower may pay Dividends to its parent corporation if such parent corporation is the Borrower or a Wholly Owned Subsidiary of the Borrower; (b) Holdings or any of its Subsidiaries may make payments to Affiliates pursuant to and in compliance with Section 7.19; (c) Holdings may make payments from the Put/Call Funds to Management Stockholders to redeem their "Option Shares" (as defined in the Put/Call Option Agreement), in accordance with the Put/Call Option Agreement, provided that any such redemption is effected prior to January 31, 1998; (d) upon the death, disability or termination of employment of Management Stockholders, Holdings may repurchase from such Management Stockholders their Capital Stock of Holdings in an amount not exceeding $250,000 per year or $1,500,000 in the aggregate; provided that no Default or Event of Default which has not been cured or waived is in existence, or would result from such payment; and (e) Holdings may repurchase from the Senior Managers their Capital Stock of Holdings upon the occurrence of a "TRIGGERING EVENT" (as defined in the Stock Repurchase Agreement) through the issuance of unsecured pay-in-kind subordinated notes of Holdings which are not payable (whether in respect of cash interest or principal) prior to December 31, 2004 and which contain subordination provisions satisfactory in all respects to the Administrative Agent.

    7.11. DISPOSITION OF ASSETS. Holdings will not, and will not permit any of its Subsidiaries to, dispose of all or any part of its interest in any asset except that Holdings and its Subsidiaries may sell or otherwise dispose of assets to any Person other than an Affiliate so long as such sales or other dispositions are (a) approved by the Required Banks; (b) for at least the fair market value of such assets and the aggregate amount of such asset sales is less than $1,000,000 in any 12-month period and, in any such case, Holdings or such Subsidiary complies with the mandatory prepayment provisions and Commitment reduction provisions herein and, in the case of Collateral, so long as the conditions to the release of Collateral described herein and in the applicable Security Documents are met; (c) of inventory in the ordinary course of business;
(d) (i) of equipment that has become worn out, obsolete or damaged or otherwise unsuitable or no longer needed for use in connection with the business of Holdings or any of its Subsidiaries or should be replaced, as the case may be, in each case as determined in good faith by the board of directors of Holdings or its Subsidiary, as the case may be; (ii) for at least the fair value of such equipment, as determined in good faith by the board of directors of Holdings or its Subsidiaries; and (iii) the proceeds of the sales of such equipment are used within 120 days of such sales (or such longer period as may be consented to by the Administrative Agent) to (A) purchase equipment used in substantially similar lines of business or (B) repay Loans pursuant to Section 3.03 and until so applied are held in the Reserve Account; or (e) of assets as to which the likely amount of net sales proceeds that would be realized upon a sale of such assets is such that a sale of such assets is not, in the reasonable judgment of the Borrower, economically practicable but such other disposition is otherwise of commercial value to the Borrower; PROVIDED, HOWEVER, that in no case shall sales or other dispositions pursuant to this clause (e) be of assets of a fair market value at the time of such sale which is in excess of an aggregate of $500,000 in any calendar year, and in the case of Collateral, so long as the conditions to the release of Collateral described herein and in the applicable Security Documents are met; PROVIDED, HOWEVER, that notwithstanding the foregoing, Holdings will not, and will not permit any of its Subsidiaries to, sell, with or without recourse, or discount (other than in connection with trade discounts in the ordinary course of business consistent with past practice) or otherwise sell for less than the face value thereof, notes or accounts receivable owed to it by its third-party customers or suppliers.

    The consideration received by Holdings and its Subsidiaries from each sale of assets permitted by this Section 7.11, other than with respect to such sales involving consideration of not more than $250,000 in the aggregate in any calendar year, shall be received in whole within 15 days of such sale and at least 70% of the consideration from each sale shall consist of Cash or Cash Equivalents. Any non-Cash proceeds received from the sale of assets constituting Collateral shall be pledged pursuant to and in accordance with the applicable Security Documents and shall constitute Collateral.

    7.12. CONTINGENT OBLIGATIONS. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or become or be liable with respect to any Contingent Obligation except:

         (a) guarantees resulting from endorsement of instruments for deposit or collection in the ordinary course of business;

         (b)  Interest Rate Agreements permitted under Section 7.07(f);

         (c) obligations arising as a direct consequence of the Recapitalization;

         (d) obligations with respect to the Indebtedness permitted to be incurred under Section 7.07;

         (e) other Contingent Obligations not to exceed $500,000 outstanding at any one time; and

         (f) Contingent Obligations in respect of the repurchase or redemption of Capital Stock of Holdings held by Management Stockholders, upon the termination of such shareholders' employment, which meet the specifications of Section 7.10.

    7.13. MERGER AND CONSOLIDATIONS. Holdings will not, and will not permit any of its Subsidiaries to, merge or consolidate with or into any other entity; PROVIDED, HOWEVER, that any Subsidiary of the Borrower or any Person acquired in a Permitted Business Acquisition may be merged or consolidated with or into (a) the Borrower, if the Borrower is the continuing or surviving corporation or (b) any Subsidiary of the Borrower, if (i) the continuing or surviving corporation is a Wholly Owned Subsidiary of the Borrower and (ii) the continuing or surviving corporation is, or immediately thereafter becomes, party to a Subsidiary Guarantee and a Security

Agreement and all related documentation necessary for the perfection of the liens and security interests created thereunder.

    7.14. AMENDMENTS TO ORGANIZATIONAL DOCUMENTS. Without the prior written consent of the Administrative Agent, Holdings will not, and will not permit any of its Subsidiaries to, amend, modify or change any of the terms or provisions of its certificate of incorporation (including, without limitation, by the filing of any certificate of designation), by-laws or agreement of limited partnership, in each case to the extent such amendment, modification or change is adverse to the Banks as Banks hereunder.

    7.15. ERISA. At no time shall the actuarial present value of unfunded liabilities for post- employment health care benefits of Holdings, any Subsidiary of Holdings or any ERISA Affiliate of any of them, whether or not provided under a Plan, calculated in a manner consistent with Statement No. 106 of the Financial Accounting Standards Board, exceed $250,000 in aggregate.

    7.16. NO NON-WHOLLY OWNED SUBSIDIARIES. Holdings shall not have any direct Subsidiaries other than the Borrower, which shall, at all times be a Wholly Owned Subsidiary of Holdings. Neither the Borrower nor any of its Subsidiaries shall have, create or suffer to exist any Subsidiary of any of them which is not a Wholly Owned Subsidiary, including, without limitation, any such Subsidiary acquired in a Permitted Business Acquisition.

    7.17.   CHANGES IN BUSINESS.  Other than asset dispositions permitted under
Section 7.11, Holdings will not, and will not permit any of its Subsidiaries to, materially alter its business from that conducted by it at the Closing Date, after giving effect to the Recapitalization.

    7.18. AMENDMENTS OR WAIVERS OF CERTAIN DOCUMENTS. After the Closing Date, Holdings will not, and will not permit any of its Subsidiaries to, amend, terminate or otherwise change the terms of any of the Recapitalization Documents, or of the LS Purchase Documents or of the leases of Real Property referred to on Schedule 5.16 without, with respect to any amendment, termination or change which is adverse to the Banks as Banks hereunder, the prior written consent of the Administrative Agent. Holdings will not, and will not permit any of its Subsidiaries to, amend or otherwise change the terms of any Existing Debt (excluding such Indebtedness arising under Capital Leases), except as otherwise permitted under this Section 7.

    7.19. TRANSACTIONS WITH AFFILIATES. Holdings will not, and will not permit any of its Subsidiaries to, enter into any transaction or series of transactions, whether or not in the ordinary course of business, with any holder of 5% or more of any class of equity interests of Holdings or with any Affiliate of Holdings other than on terms and conditions substantially as favorable to Holdings or such Subsidiary as would be obtainable by Holdings or such Subsidiary at the time in a comparable arm's-length transaction with a Person other than a holder of 5% or more of any class of equity interests of Holdings or an Affiliate of Holdings; PROVIDED, HOWEVER, that the foregoing restrictions shall not apply to (a) transactions between the Borrower and any of its Wholly Owned Subsidiaries and between Wholly Owned Subsidiaries of the Borrower permitted by the other provisions of this Agreement, (b) loans or advances made by the Borrower to its officers, directors and employees permitted under Section 7.08(e), (c) the payment of fees to Indosuez and its respective Affiliates for financial services, such fees not to exceed the usual and customary fees for similar services, (d) the issuance of Capital Stock of Holdings pursuant to any pension, stock option, profit sharing or other employee benefit plan or agreement of Holdings or its Subsidiaries in the ordinary course of business,
(e) payments to KCSN or its Affiliates for services rendered in connection with the Recapitalization not to exceed the amount disclosed to the Agents prior to the Effective Date, and for management services pursuant to the Management Agreement, not to exceed, in any fiscal year, the greater of (i) 3% of Consolidated EBITDA for that fiscal year or (ii) $250,000, PROVIDED that no Default or Event of Default shall have occurred and be continuing or would result from such payment, (f) the continuation and renewal of the leases referred to on Schedule 5.16, (g) the consummation of the Signature Designated Acquisition on the terms described on Schedule 4.03, (h) distributions with respect to the Heller Subordinated Note permitted under Section 7.23 and the Heller Subordination Agreement, (i) the redemption of Capital Stock of Holdings held by Management Stockholders or the Senior Managers subject to the conditions described in Section 7.10, and (j) (i) the payment to the Senior Managers, in accordance with Section 1(b) of the Stock Repurchase Agreement, of up to $150,000 per year to each Senior Manager and (ii) the exchange by any Senior Manager of his Subject Securities for redeemable preferred stock of Holdings, in the case of each of subclause (i) and (ii) of this clause (j) in the event that, following the occurrence of a "Triggering Event" (as defined in the Stock Repurchase Agreement), Holdings is precluded from repurchasing such Senior Manager's Subject Securities, pursuant to clause (y) of section 1(b) of the Stock Repurchase Agreement.

    7.20. CAPITAL STRUCTURE. The Borrower shall not and shall not permit any of its Subsidiaries to issue, sell, assign, pledge or otherwise encumber or dispose of any of its Capital Stock (including partnership interests or other securities or warrants, rights or options to acquire capital stock, partnership interests or other securities), without first providing prior written notice thereof to the Administrative Agent and making arrangements satisfactory to the Administrative Agent to ensure that any such Capital Stock will be deposited with the Administrative Agent, and that the Administrative Agent will have a valid first priority perfected security interest in such Capital Stock.

    7.21. SALE AND LEASE-BACKS. Holdings will not, and will not permit any of its Subsidiaries to, directly or indirectly, become or thereafter remain liable as lessee or as guarantor or other surety with respect to the lessee's obligations under any lease, whether an Operating Lease or a Capital Lease, of any property (whether real or personal or mixed) whether now owned or hereafter acquired, (a) which Holdings or any of its Subsidiaries has sold or transferred or is to sell or transfer to any other Person (other than in connection with the Recapitalization) or (b) which Holdings or any such Subsidiary intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by Holdings or any such Subsidiary to any Person in connection with such lease, if in the case of clause (a) or (b) above, such sale and such lease are part of the same transaction or a series of related transactions or such sale and such lease occur within one year of each other or are with the same other Person.

    7.22. CLEAN-DOWN PERIOD. During the Clean-down Period for each fiscal year of the Borrower, the aggregate unpaid principal amount of outstanding Revolving Loans plus outstanding Letters of Credit Usage shall not exceed the Clean-down Amount.

    7.23. CERTAIN PAYMENTS. Holdings and its Subsidiaries shall make no payments or distributions with respect to the Heller Subordinated Notes, except as permitted under the Heller Subordination Agreement. Without limiting the foregoing, on or after December 31, 1998, the Borrower shall be permitted to pay interest in cash on the Heller Subordinated Notes to the holders thereof (the "SUBORDINATED LENDERS") in an amount equal to any scheduled semi-annual interest payment on the Subordinated Notes if (A) at the time of making such payment there is not in existence, nor will there occur after giving effect to such payment, a Default or Event of Default; (B) after giving pro forma effect to such cash payment as if such payment was made during the relevant Test Period
(i) the ratio of (w) total Consolidated Indebtedness of Holdings and its Subsidiaries (including the outstanding balance under any noncompete or consulting arrangements) immediately prior to such payment to (x) Consolidated EBITDA of Holdings and its Subsidiaries is not more than 3.25:1.0 (PROVIDED, that, for purpose of the foregoing clause (i), the calculations shall be performed in accordance with the provisos to Section 7.04) and Consolidated Indebtedness shall include the outstanding balance (including capitalized interest) of the Heller Subordinated Notes; and (ii) the ratio of (y) Consolidated EBITDA of Holdings and its Subsidiaries to (z) Consolidated Interest Expense (which, for the purposes of this Section 7.23, shall include only cash interest expense) of Holdings and its Subsidiaries is not less than 3.0:1.0; (C) during the period two weeks before the scheduled interest payment date on the Heller Subordinated Notes for which the Borrower has proposed a cash interest payment there shall be $2.5 million of availability for additional Borrowings of a Revolving Loan pursuant to Section 1.01; and (D) the Borrower shall have delivered to the Administrative Agent an Officers' Certificate (i) setting forth the calculation of the financial ratios required by clause (B) above and (ii) stating that, based on the annual budgets or forecasts currently in effect and provided pursuant to Section 4.01(j) or 4.03 hereof and after giving effect to the amount of any interest payment permitted by this Section 7.23, such persons do not expect that a Default or an Event of Default shall occur in the then current fiscal quarter or the next succeeding fiscal quarter, in each case, of Holdings and its Subsidiaries.

    SECTION 8.  EVENTS OF DEFAULT.  Each of the events specified in Sections
8.01 through 8.09, inclusive, is referred to as an "EVENT OF DEFAULT":

    8.01. PAYMENTS. The Borrower shall (a) default in the payment when due of any principal of the Loans, (b) default in the payment when due of any interest on the Loans, and such default shall continue for two or more Business Days or
(c) fail to pay any other amounts owing hereunder or under any other Credit Document, and such failure shall continue for five Business Days after the Borrower's receipt of written notice thereof.

    8.02. REPRESENTATIONS, ETC. Any representation, warranty or statement made or deemed made by operation of Sections 4.01, 4.02 or 4.03 by any Credit Party herein or in any other Credit Document or in any written statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made by operation of Sections 4.01, 4.02 or 4.03.

    8.03.  COVENANTS.

         (a) Any Credit Party shall default in the due performance or observance by it of any term, covenant or agreement contained in Sections 6.11, 6.12 or Section 7; or

         (b) any Credit Party shall default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement, any other Credit Document or any Security Document (except as otherwise provided in this Section 8) and such default shall continue unremedied after (i) the expiry of any specified grace period relative to such default or, (ii) where no grace period is specified, 30 days (or, in the case of Section 6.16(d), ten Business Days) after the date of such default.

    8.04.  DEFAULT UNDER OTHER AGREEMENTS.

         (a) Any Credit Party shall (i) default in any payment with respect to any Indebtedness (other than Obligations) having a principal amount of $500,000 or more individually or $1,000,000 or more in the aggregate, for all such Persons, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created, or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or, except for any such default or other event or condition as to such Indebtedness arising under Capital Leases, to permit (with or without notice, lapse of time or both) the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause any such Indebtedness to become due (whether by acceleration, redemption, etc.) prior to its stated maturity;

         (b) any such Indebtedness of any Credit Party shall be declared to be due and payable, or required to be prepaid or redeemed other than by a regularly scheduled or required prepayment, prior to the stated maturity thereof; or

         (c) Any Credit Party shall default in the performance or observance of any obligation under any lease reflected on Schedule 5.16 (excluding those leases which the Borrower has designated on Schedule 5.16 as not material, and the Administrative Agent has agreed with such designation), and such default results in the termination of such lease.

    8.05. BANKRUPTCY, ETC. Any Credit Party shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "BANKRUPTCY CODE"); or an involuntary case is commenced against any Credit Party and the petition is not controverted within 20 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of any Credit Party; or any Credit Party commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to any Credit Party; or there is commenced against any Credit Party any such proceeding which remains undismissed for a period of 60 consecutive days; or any Credit Party is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or any Credit Party suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or any Credit Party makes a general assignment for the benefit of creditors; or any corporate action is taken by any Credit Party for the purpose of effecting any of the foregoing.

    8.06.  SECURITY DOCUMENTS; GUARANTEES.

         (a) Any Security Document shall cease to be in full force and effect, or shall cease to give the Administrative Agent the Liens, rights, powers, and privileges purported to be created thereby, in favor of the Administrative Agent, superior to and prior to the rights of all third Persons and subject, in each case, to no Liens other than Permitted Encumbrances, Prior Liens and Liens expressly permitted by the applicable Security Document, or any judgment creditor having a Lien against any material item of Collateral shall commence legal action to foreclose such Lien or otherwise exercise its remedies against any material item of Collateral, or the Administrative Agent shall cease to hold, for the benefit of the Banks, 100% of the Borrower's Capital Stock.

         (b) The Holdings Guarantee provided in Section 9 hereof, or any Subsidiary Guarantee, or any provisions thereof shall cease to be in full force and effect in all material respects, or any guarantor thereunder or any Person acting by or on behalf of such guarantor shall deny or disaffirm such guarantor's obligations under such guarantee or shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to such guarantee.

    8.07. SUBORDINATION. (a) The terms of the Heller Subordination Agreement, or of the subordination as to any Seller Note shall cease, for any reason, to be in full force and effect for the benefit of the Banks, or any Credit Party or the holder of the Heller Subordinated Notes or any

Seller Note shall so assert or shall otherwise assert that the Obligations are not senior to the Heller Subordinated Notes or any Seller Note, as the case may be.

    (b) An event described in section 2.2(a) of the Heller Subordinated Notes, as requiring mandatory redemption of the Heller Subordinated Notes, shall occur.

    8.08. JUDGMENTS. One or more judgments or decrees shall be entered against any Credit Party involving a liability of $500,000 or more in the case of any one such judgment or decree and $1,000,000 in the aggregate for all such judgments or decrees for Holdings and its Subsidiaries (in either case in excess of the amount covered by insurance as to which the insurance company has acknowledged coverage) and any such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal for a period of 60 consecutive days from the entry thereof.

    8.09.  OWNERSHIP.

         (a) KCSN, together with any other Person controlled by or under common control with Kohlberg & Company, LLC, shall, collectively, cease to have and to exercise the right, whether such right is through ownership and control of sufficient shares of Holdings' capital stock or otherwise, to elect or designate directors entitled to cast a majority of the votes of Holdings' board of directors; or

         (b) Any Person, taken together with any Person controlled by or under common control with such Person, (other than KCSN, taken together with any other Person controlled by or under common control with Kohlberg & Company, LLC) shall own and/or control (x) more than 30% of the issued and outstanding capital stock of Holdings entitled (without regard to the occurrence of any contingency) to vote for the election of directors, or (y) more of the issued and outstanding capital stock of Holdings (taking into consideration both voting and nonvoting capital stock) than KCSN, taken together with any other Person controlled by or under common control with Kohlberg & Company, LLC; or

         (c)  KCSN shall cease to be controlled by Kohlberg & Company, LLC; or

         (d) the Borrower shall cease to be a Wholly Owned Subsidiary of Holdings.

    8.10. CERTAIN ACTIONS FOLLOWING AN EVENT OF DEFAULT. Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent may, and, upon the written request of the Required Banks shall, by written notice to the Borrower (which shall be deemed notice to each other Credit Party, including Holdings), take any or all of the following actions, without prejudice to the rights of the Administrative Agent or any Bank to enforce its claims against the Borrower or any other Credit Party, except as otherwise specifically provided for in this Agreement (PROVIDED, HOWEVER, that upon an Event of Default specified in Section 8.05 the actions provided for in clauses (a) and (b) below shall occur automatically without the giving of any notice):

         (a) declare the Total Revolving Loan Commitments terminated (and, if prior to the Acquisition Term Loan Commitment Termination Date, declare the Acquisition Term Loan Commitments terminated), whereupon the Revolving Loan Commitment (and, if applicable, the Acquisition Term Loan Commitment) of each Bank shall forthwith terminate immediately and any accrued and unpaid Commitment Fee shall forthwith become due and payable without any other notice of any kind;

         (b) declare the principal of and accrued interest in respect of all Loans and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; and/or

         (c) enforce, as Administrative Agent (or direct the Administrative Agent to enforce), any or all of the remedies created pursuant to the Security Documents. If an Event of Default is cured or waived in accordance with the terms of this Agreement, it ceases (and, if waived, pursuant to the terms, and to the extent, of such waiver).

    SECTION 9.  HOLDINGS GUARANTEE.

    9.01. GUARANTEE OF OBLIGATIONS. Holdings unconditionally guarantees that the Obligations will be performed and will be paid in full in Cash when due and payable, whether at the stated or accelerated maturity thereof or otherwise, this guarantee being a guarantee of payment and not of collectibility and being absolute and in no way conditional or contingent. In the event any part of the Obligations shall not have been so paid in full when due and payable, Holdings will, immediately upon notice by the Administrative Agent or, without notice, immediately upon the occurrence of an Event of Default of the kind described in
Section 8.05 with respect to the Borrower, pay or cause to be paid to the Administrative Agent for the account of each Bank in accordance with the Bank's respective Commitments the amount of such Obligations which are then due and payable and unpaid. Holdings' obligations hereunder shall not be affected by the invalidity, unenforceability or irrecoverability of any of the Obligations as against the Borrower, any other guarantor thereof or any other Person. For purposes hereof, the Obligations shall be due and payable when and as the same shall be due and payable under the terms of this Agreement or any other Credit Document notwithstanding the fact that the collection or enforcement thereof may be stayed or enjoined under the Bankruptcy Code or other applicable law.

    9.02. CONTINUING OBLIGATION. Holdings acknowledges that the Banks and the Agents have entered into this Agreement (and, to the extent that the Banks or the Administrative Agent may enter into any future Credit Document, will have entered into such agreement) in reliance on this

Section 9 being a continuing irrevocable agreement, and Holdings agrees that its guarantee may not be revoked in whole or in part. The obligations of Holdings hereunder shall terminate when the commitment of the Banks to extend credit under this Agreement shall have terminated and all of the Obligations have been paid in full in Cash and discharged; PROVIDED, HOWEVER, that:

         (a) if a claim is made upon the Banks at any time for repayment or recovery of any amounts or any property received by the Banks from any source on account of any of the Obligations and the Banks repay or return any amounts or property so received (including interest thereon to the extent required to be paid by the Banks) or

         (b) if the Banks become liable for any part of such claim by reason of (i) any judgment or order of any court or administrative authority having competent jurisdiction, or (ii) any settlement or compromise of any such claim.

then Holdings shall remain liable under this Agreement for the amounts so repaid or property so returned or the amounts for which the Banks become liable (such amounts being deemed part of the Obligations) to the same extent as if such amounts or property had never been received by the Banks, notwithstanding any termination hereof or the cancellation of any instrument or agreement evidencing any of the Obligations. Not later than five days after receipt of notice from the Administrative Agent, Holdings shall pay to the Administrative Agent an amount equal to the amount of such repayment or return for which the Banks have so become liable. Payments hereunder by Holdings may be required by the Administrative Agent on any number of occasions.

    9.03. WAIVERS WITH RESPECT TO OBLIGATIONS. Except to the extent expressly required by this Agreement or any other Credit Document, Holdings waives, to the fullest extent permitted by the provisions of applicable law, all of the following (including all defenses, counterclaims and other rights of any nature based upon any of the following):

         (a) presentment, demand for payment and protest of nonpayment of any of the Obligations, and notice of protest, dishonor or nonperformance;

         (b) notice of acceptance of this guarantee and notice that credit has been extended in reliance on this guarantee of the Obligations;

         (c) notice of any Default or of any inability to enforce performance of the obligations of the Borrower or any other Person with respect to any Credit Document, or notice of any acceleration of maturity of any Obligations;

         (d) demand for performance or observance of, and any enforcement of any provision of, the Obligations, this Agreement or any other Credit Document or any pursuit or exhaustion of rights or remedies with respect to any Collateral or against the Borrower or any other Person in respect of the Obligations or any requirement of diligence or promptness on the part of the Administrative Agent or the Banks in connection with any of the foregoing;

         (e) any act or omission on the part of the Administrative Agent or the Banks which may impair or prejudice the rights of Holdings, including rights to obtain subrogation, exoneration, contribution, indemnification or any other reimbursement from the Borrower or any other Person, or otherwise operate as a deemed release or discharge;

         (f) failure or delay to perfect or continue the perfection of any security interest in any Collateral or any other action which harms or impairs the value of, or any failure to preserve or protect the value of, any Collateral;

         (g) any statute of limitations or any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than the obligation of the principal;

         (h) any "single action" or "anti-deficiency" law which would otherwise prevent the Banks from bringing any action, including any claim for a deficiency, against Holdings before or after the Administrative Agent's or the Banks' commencement or completion of any foreclosure action, whether judicially, by exercise of power of sale or otherwise, or any other law which would otherwise require any election of remedies by the Administrative Agent or the Banks;

         (i) all demands and notices of every kind with respect to the foregoing; and

         (j) to the extent not referred to above, all defenses (other than payment) which the Borrower may now or hereafter have to the payment of the Obligations, together with all suretyship defenses, which could otherwise be asserted by Holdings.

Holdings represents that it has obtained the advice of counsel as to the extent to which suretyship and other defenses may be available to it with respect to its obligations hereunder in the absence of the waivers contained in this
Section 9.03.

    No delay or omission on the part of the Administrative Agent or the Banks in exercising any right under this Agreement or any other Credit Document or under any guarantee of the Obligations or with respect to the Collateral shall operate as a waiver or relinquishment of such right. No action which the Administrative Agent or the Banks or the Borrower may take or refrain from taking with respect to the Obligations, including any amendments thereto or modifications thereof or waivers with respect thereto, shall affect the provisions of this Agreement or Holdings' obligations hereunder. None of the Banks' or the Administrative Agent's rights shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Credit Party, or by any noncompliance by the Borrower with the terms, provisions and covenants of this Agreement, regardless of any knowledge thereof which the Administrative Agent or the Banks may have or otherwise be charged with.

    9.04. BANKS' POWER TO WAIVE, ETC. Holdings grants to the Banks full power in their discretion, without notice to Holdings or its consent, such notice and consent being expressly waived to the fullest extent permitted by applicable law, and without in any way affecting Holdings' liability under its guarantee hereunder;

         (a) To waive compliance with, and any Default under, and to consent to any amendment to or modification or termination of any terms or provisions of, or to give any waiver in respect of, this Agreement, any other Credit Document, the Collateral, the Obligations or any guarantee thereof (each as from time to time in effect);

         (b) To grant any extension of the Obligations (for any duration), and any other indulgence with respect thereto, and to effect any total or partial release (by operation of law or otherwise), discharge, compromise or settlement with respect to the obligations of any Credit Party or any other Person in respect of the Obligations, whether or not rights against Holdings under this Agreement are reserved in connection therewith;

         (c) To take security in any form for the Obligations, and to consent to the addition to or the substitution, exchange, release or other disposition of, or to deal in any manner with, any part of any property contained in the Collateral whether or not the property, if any received upon the exercise of such power shall be of a character or value the same as or different from the character or value of any property disposed of, and to obtain, modify or release any present or future guarantees of the Obligations and to proceed against any of the Collateral or such guarantees in any order.

         (d) To collect or liquidate or realize upon any of the Obligations or the Collateral in any manner or to refrain from collecting or liquidating or realizing upon any of the Obligations or the Collateral; and

         (e) To extend credit under this Agreement, any other Credit Document or otherwise in such amount as the Banks may determine, including increasing the amount of credit and the interest rate and fees with respect thereto, even though the condition of the Credit Parties (financial or otherwise on an individual or consolidated basis) may have deteriorated since the date hereof.

    9.05. INFORMATION REGARDING THE BORROWER, ETC. Holdings has made such investigation as it deems desirable of the risks undertaken by it in entering into this Agreement and is fully satisfied that it understands all such risks. Holdings waives any obligation which may now or hereafter exist on the part of the Administrative Agent or the Banks to inform it of the risks being undertaken by entering into this Agreement or of any changes in such risks and, from and after the date hereof, Holdings undertakes to keep itself informed of such risks and any changes therein.

Holdings expressly waives any duty which may now or hereafter exist on the part of the Administrative Agent or the Banks to disclose to it any matter related to the business, operations, character, collateral, credit, condition (financial or otherwise), income or prospects of the Borrower or its Subsidiaries or their properties or management, whether now or hereafter known by the Administrative Agent or the Banks. Holdings represents, warrants and agrees that it assumes sole responsibility for obtaining from the Borrower all information concerning this Agreement and all other Credit Documents and all other information as to the Borrower and its Subsidiaries or their properties or management as it deems necessary or desirable.

    9.06. CERTAIN GUARANTOR REPRESENTATIONS. Holdings represents that (a) it is in its best interest and in pursuit of the purposes for which it was organized as an integral part of the business conducted and proposed to be conducted by the Borrower and its Subsidiaries, and reasonably necessary and convenient in connection with the conduct of the business conducted and proposed to be conducted by them, to induce the Banks to enter into this Agreement and to extend credit to the Borrower by making the guarantee contemplated by this
Section 9, (b) the credit available hereunder will directly or indirectly inure to its benefit, and (c) by virtue of the foregoing it is receiving at least reasonably equivalent value from the Banks for its guarantee. Holdings acknowledges that it has been advised by the Administrative Agent that the Banks are unwilling to enter into this Agreement unless the guarantee contemplated by this Section 9 are given by it. Holdings represents that (i) it will not be rendered insolvent as a result of entering into this Agreement, (ii) after giving effect to the transactions contemplated by this Agreement, it will have assets having a fair saleable value in excess of the amount required to pay its probable liability on its existing debts as they become absolute and matured,
(iii) it has, and will have, access to adequate capital for the conduct of its business and (iv) it has the ability to pay its debts from time to time incurred in connection therewith as such debts mature.

    9.07. SUBROGATION. Holdings agrees that it will not exercise any right of reimbursement, subrogation, contribution, offset or other claims against the other Credit Parties arising by contract or operation of law in connection with any payment made or required to be made by it under this Agreement.

    9.08. SUBORDINATION. Holdings covenants and agrees that, after the occurrence of an Event of Default, all Indebtedness, claims and liabilities then or thereafter owing by the Borrower or any other Credit Party to Holdings whether arising hereunder or otherwise are subordinated to the prior payment in full of the Obligations and are so subordinated as a claim against such Person or any of its assets, whether such claim be in the ordinary course of business or in the event of voluntary or involuntary liquidation, dissolution, insolvency or bankruptcy, so that no payment with respect to any such Indebtedness, claim or liability will be made or received while any Event of Default exists.

    9.09. FURTHER ASSURANCES. Holdings will, promptly upon the request of the Administrative Agent from time to time, execute, acknowledge and deliver, and file and record, all such instruments, and take all such action, as the Administrative Agent deems necessary or advisable to carry out the intent and purposes of this Section 9.

    SECTION 10. DEFINITIONS. Certain capitalized terms are used in this Agreement with the specific meanings set forth or referred to below in this
Section 10. Capitalized terms defined in this Agreement in the singular or plural form include the plural and singular form, respectively.

    "ACCOUNT" means all of the "accounts" of Holdings and its Subsidiaries (as that term is defined in Section 9-106 of the Uniform Commercial Code as in effect in the State of New York) whether or not such Account has been earned by performance, whether now existing or existing in the future, including, without limitation, all (a) accounts receivable, including, without limitation, all accounts created by or arising from the sale of goods or rendition of services by Holdings and its Subsidiaries; (b) unpaid seller's rights (including rescission, replevin, reclamation and stopping in transit) relating to the foregoing or arising therefrom; (c) rights to any goods represented by any of the foregoing, including returned or repossessed goods; (d) reserves and credit balances held by Holdings and its Subsidiaries with respect to any such accounts receivable or any account debtor; (e) guarantees or collateral for any of the foregoing; and (f) insurance policies or rights relating to any of the foregoing.

    "ACQUISITION PORTION" means, at any time, the portion of the Loan Facility evidenced by the Total Acquisition Term Loan Commitment.

    "ACQUISITION TERM LOAN" is defined in Section 1.01(d).

    "ACQUISITION TERM LOAN CLOSING DATE" is defined in Section 1.01(d).

    "ACQUISITION TERM LOAN COMMITMENT" means, with respect to each Bank, the amount set forth below such Bank's name on Exhibit A hereto directly below the column entitled "Acquisition Term Loan", as same may be reduced from time to time pursuant to Sections 2.01, 3.03 and/or 8.

    "ACQUISITION TERM LOAN COMMITMENT TERMINATION DATE" means the last Business Day of December, 1997.

    "ACQUISITION TERM LOAN MATURITY DATE" means the last Business Day of December, 2003.

    "ACQUISITION TERM NOTE" is defined in Section 1.05(a)(iv).

    "ADDITIONAL SECURITY DOCUMENTS" is defined in Section 6.14(a).

    "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and executive officers of such Person), controlled by, or under direct or indirect common control with such Person; PROVIDED, HOWEVER, that neither Indosuez, IBJS, nor any Affiliate of Indosuez or IBJS, shall be deemed to be an Affiliate of any Credit Party. A Person shall be deemed to control a corporation for the purposes of this definition if such Person possesses, directly or indirectly, the power (a) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (b) to direct or cause the direction of the management and policies of such cor poration, whether through the ownership of voting securities, by contract or otherwise.

    "ADMINISTRATIVE AGENT" is defined in the preamble to this Agreement and shall include any successor Administrative Agent appointed in accordance herewith in its capacity as Administrative Agent for the Banks.

    "AGENTS" is defined in the preamble to this Agreement.

    "AGENT'S OFFICE" shall mean the office of the Administrative Agent located at 1211 Avenue of the Americas, 7th Floor, New York, New York 10036, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

    "AGREEMENT" shall mean the Original Credit Agreement, as amended and restated hereby, including as the same may after its execution be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

    "ACQUISITION" is defined in the recitals to this Agreement.

    "ACQUISITION GUARANTEE" means the Subsidiary Guarantee executed by Acquisition and delivered to the Administrative Agent as of the Closing Date, pursuant to which Acquisition guarantees the Borrower's Obligations.

    "ASSET RESTORATION AMOUNT" is defined in Section 3.03(f)(i).

    "ASSET SALE" means the sale, transfer or other disposition, to the extent consummated after the Closing Date, by Holdings or any of its Subsidiaries to any Person other than the Borrower or any of its Wholly Owned Subsidiaries of any asset of Holdings or such Subsidiary, except for (a) transactions included in the definition of Net Financing Proceeds or (b) the issuance of equity securities under any stock option or other benefit plan available to the employees or directors of Holdings or any of its Subsidiaries.

    "ASSETS" means all of the assets of Holdings and its Subsidiaries from time to time after consummation of the LS Purchase.

    "ASSIGNMENT AGREEMENT" is defined in Section 12.04(c).

    "AUTHORIZED OFFICER" shall mean any senior officer of Holdings or the Borrower, as applicable, designated as such in writing to the Administrative Agent by the Borrower.

    "BANK" is defined in the preamble to this Agreement and in Section 12.04.

    "BANKRUPTCY CODE" is defined in Section 8.05.

    "BASE RATE" means the higher of (a) 1/2% per annum in excess of the Federal Funds Rate and (b) the rate which the Administrative Agent announces from time to time as its prime commercial lending rate, as in effect from time to time; PROVIDED, HOWEVER, that (i) the rate the Administrative Agent announces as its prime commercial lending rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer and (ii) the Administrative Agent may make commercial loans or other loans at rates of interest at, above or below the rate it announces as its prime lending rate.

    "BASE RATE LOAN" means each Loan bearing interest at the rate provided in
Section 1.08(a).

    "BASE RATE MARGIN" means:

         (a)  with respect to any Term A Loan, 1.25% per annum;

         (b)  with respect to any Term B Loan, 1.75% per annum;

         (c)  with respect to any Revolving Loan, 1.25% per annum; and

         (d)  with respect to any Acquisition Term Loan, 1.75% per annum.

    "BORROWER" is defined in the preamble to this Agreement.

    "BORROWING" means the incurrence pursuant to a Notice of Borrowing and under the Loan Facility of one Type of Loan by the Borrower (or the Initial Borrowers, as applicable) from all of the Banks on a pro rata basis on a given date (or resulting from conversions on a given date), having, in the case of Reserve Adjusted Eurodollar Loans, the same Interest Period.

    "BORROWING BASE" means, at any date of determination, an amount equal to the sum of (x) 85% of Eligible Accounts Receivable PLUS (y) the lesser of (a) $15,000,000 and (b)(i) for the period May 1 through October 31, 40% of Eligible Inventory or (ii) for the period November 1 through April 30, 60% of Eligible Inventory, in each case as shown on the most recent Borrowing Base Certificate delivered prior to such date of determination; PROVIDED that during any Clean-down Period, the Borrowing Base shall be the lesser of (x) the amount derived from the foregoing calculation and (y) the Clean-down Amount.

    "BORROWING BASE CERTIFICATE" is defined in Section 6.01(m).

    "BREAKAGE COSTS" is defined in Section 1.10(f).

    "BUSINESS DAY" means (a) for all purposes other than as covered by clause
(b) below, any day excluding Saturday, Sunday and any day which shall be in the City of New York or the State of California a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, Reserve Adjusted Eurodollar Loans, any day which is a Business Day described in clause (a) and which is also a day for trading by and between banks in U.S. dollar deposits in the interbank Eurodollar market.

    "CAPITAL LEASE" of any Person means any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is, or is required to be, accounted for as a capital lease on the balance sheet of that Person, together with any renewals of such leases (or entry into new leases) on substantially similar terms.

    "CAPITAL STOCK" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase, or securities convertible into, any of the foregoing.

    "CAPITALIZED LEASE OBLIGATIONS" of any Person means all obligations under Capital Leases of such Person or any of its Subsidiaries in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

    "CARRYOVER AMOUNT" is defined in Section 7.01.

    "CASH" means Dollars in money, currency or a credit balance in a Deposit Account.

    "CASH EQUIVALENTS" means (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (PROVIDED that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than three years from the date of acquisition; (b) marketable direct obligations issued by any State of the United States of America or any local government or other political subdivision thereof rated (at the time of acquisition of such security) at least AA by S&P or the equivalent thereof by Moody's having maturities of not more than one year from the date of acquisition; (c) U.S. dollar denominated time deposits, certificates of deposit and bankers' acceptances of (i) any Bank, (ii) any domestic commercial bank of recognized standing having capital and surplus in excess of $10,000,000,000 or (iii) any bank whose short-term commercial paper rating (at the time of acquisition of such security) by S&P is at least A-1 or the equivalent thereof or by Moody's is at least P-1 or the equivalent thereof (any such bank, an "APPROVED BANK"), in each case with maturities of not more than six months from the date of acquisition; (d) commercial paper and variable or fixed rate notes issued by any Bank or Approved Bank or by the parent company of any Bank or Approved Bank and commercial paper and variable rate notes issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating (at the time of acquisition of such security) of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's, or guaranteed by any industrial company with a long-term unsecured debt rating (at the time of acquisition of such security) of at least AA or the equivalent thereof by S&P or the equivalent thereof by Moody's and in each case maturing within one year after the date of acquisition; (e) repurchase agreements with any Bank or any primary dealer maturing within one year from the date of acquisition that are fully collateralized by investment instruments that would otherwise be Cash Equivalents; PROVIDED that the terms of such repurchase agreements comply with the guidelines set forth in the Federal Financial Institutions Examination Council Supervisory Policy -- Repurchase Agreements of Depository Institutions With Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985; and (f) investments in money market mutual funds, all of the assets of which are invested in securities and instruments of the types set forth in clauses (a) through (d) above.

    "CERCLA" is defined in Section 5.21(b).

    "CLEAN-DOWN AMOUNT" means $5,000,000.

    "CLEAN-DOWN PERIOD" means, for each fiscal year of the Borrower, the 30 consecutive calendar day period designated by the Borrower for such fiscal year, falling within the 90 day period commencing on July 1 of that year and ending on September 30 of that year.

    "CLOSING DATE" means the date on which the Initial Loans are made and the LS Purchase is consummated.

    "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

    "COLLATERAL" means all assets of Holdings and/or its Subsidiaries from time to time (excluding the Put/Call Funds) and any other assets which are required to be subjected to Liens and security interests in favor of the Administrative Agent, for the benefit of the Banks, as collateral security for the payment or performance of any of the Obligations, including the assets described as collateral security in the Security Documents, the Newco Guarantee, the Acquisition Guarantee and any Subsidiary Guarantee.

    "COMMERCIAL LETTER OF CREDIT" means any letter of credit or similar instrument issued for the account of the Borrower for the benefit of the Borrower or any of its Subsidiaries, for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by the Borrower or any of its Subsidiaries in the ordinary course of business of the Borrower or such Subsidiaries.

    "COMMITMENTS" means, with respect to each Bank, the Term A Loan Commitment, the Term B Loan Commitment, the Revolving Loan Commitment and the Acquisition Term Loan Commitment of such Bank.

    "COMMITMENT FEE" is defined in Section 2.03.

    "COMPLIANCE CERTIFICATE" means a certificate issued pursuant to Section 6.01(e) signed by a chief financial officer, controller, chief accounting officer or other Authorized Officer of the Borrower.

    "CONSOLIDATED AMORTIZATION EXPENSE" for any Person means, for any period, the consolidated amortization expense of such Person for such period (including amortization of any step-up in value of inventory or other assets as may be required by purchase accounting), determined on a consolidated basis for such Person and its Subsidiaries in conformity with GAAP.

    "CONSOLIDATED CAPITAL EXPENDITURES" of any Person means, for any period, the aggregate gross increase during that period, in the property, plant or equipment reflected in the consolidated balance sheet of such Person and its consolidated Subsidiaries, in conformity with GAAP, but excluding expenditures made in connection with the replacement, substitution or restoration of assets
(a) to the extent financed from insurance proceeds paid on account of the loss of or damage to the assets being replaced or restored or from indemnity payments, received under the Recapitalization Documents or from any Replacement Asset Amount or Asset Restoration Amount, (b) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced or (c) with regard to equipment that is purchased substantially simultaneously with the trade-in of existing equipment, fixed assets or improvements, the credit granted by the seller of such equipment for the trade-in of such equipment, fixed assets or improvements; PROVIDED, HOWEVER, that Consolidated Capital Expenditures shall exclude the purchase price paid in connection with the acquisition of any other Person in a Permitted Business Acquisition financed, in whole or in part, with the proceeds of an Acquisition Term Loan (including through the purchase of all of the capital stock or other ownership interests of such Person or through merger or consolidation) to the extent allocable to property, plant and equipment.

    "CONSOLIDATED CURRENT ASSETS" means, with respect to any Person as at any date of determination, the total assets of such Person and its consolidated Subsidiaries which may properly be classified as current assets on a consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP.

    "CONSOLIDATED CURRENT LIABILITIES" means, with respect to any Person as at any date of determination, the total liabilities of such Person and its consolidated Subsidiaries which may properly be classified as current liabilities (other than the current portion of any Loans or any Existing Debt) on a consolidated balance sheet of such Person and its consolidated Subsidiaries in accordance with GAAP.

    "CONSOLIDATED DEPRECIATION EXPENSE" for any Person means, for any period, the consolidated depreciation expense of such Person for such period, determined on a consolidated basis for such Person and its consolidated Subsidiaries in conformity with GAAP.

    "CONSOLIDATED EBITDA" for any Person means, without duplication, for any period, the sum of the amounts for such period of

         (i)  Consolidated Net Income,

         (ii)  Consolidated Tax Expense,

         (iii)  Consolidated Interest Expense,

         (iv)  Consolidated Depreciation Expense,

         (v)  Consolidated Amortization Expense, and

         (vi)  other non-cash expenses incurred during such period.

    "CONSOLIDATED EBITDAC" for any Person means, for any period, Consolidated EBITDA minus Consolidated Capital Expenditures.

    "CONSOLIDATED INDEBTEDNESS" for any Person means, at any time for the determination thereof, the principal amount of all Indebtedness of such Person and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP.

    "CONSOLIDATED INTEREST EXPENSE" for any Person means, for any period, the sum of (a) total interest expense (including that attributable to Capital Leases in accordance with GAAP) and (b) total dividends paid on any preferred stock, in each case of such Person and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness and preferred stock of such Person and its Subsidiaries, including, without limitation, all commissions, discounts and other fees and charges of a similar nature owed with respect to letters of credit and bankers' acceptance financing, but excluding, however, any amortization of deferred financing costs, all as determined on a consolidated basis for such Person and its consolidated Subsidiaries in accordance with GAAP. For purposes of clause (b) above, dividend requirements shall be increased to an amount representing the pretax earnings that would be required to cover such dividend requirements; accordingly, the increased amount shall be equal to such dividend requirements multiplied by a fraction, the numerator of which is such dividend requirement and the denominator of which is one MINUS the applicable actual combined federal, state, local and foreign income tax rate of such Person and its subsidiaries (expressed as a decimal), on a consolidated basis, for the calendar year immediately preceding the date of the transaction giving rise to the need to calculate Consolidated Interest Expense.

    "CONSOLIDATED NET INCOME" for any Person means, for any period, the net income (or loss) of such Person and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined on a consolidated basis for such Person and its consolidated Subsidiaries in conformity with GAAP; PROVIDED, HOWEVER, that there shall be excluded (a) the income (or loss) of any other Person (other than consolidated Subsidiaries of such Person) in which any third Person (other than such Person or any of its consolidated Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually received by such Person or any of its consolidated Subsidiaries from such other Person during such period, and (b) the income of any consolidated Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by that consolidated Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that consolidated Subsidiary.

    "CONSOLIDATED TAX EXPENSE" for any Person means, for any period, the consolidated tax expense of such Person for such period, determined on a consolidated basis for such Person and its consolidated Subsidiaries in conformity with GAAP.

    "CONTINGENT OBLIGATIONS" means, as to any Person, without duplication, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("PRIMARY OBLIGATIONS") of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or
(ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; PROVIDED, HOWEVER, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the maximum amount that such Person may be obligated to expend pursuant to the terms of such Contingent Obligation or, if such Contingent Obligation is not so limited, the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

    "CREDIT DOCUMENTS" means (a) the Original Credit Agreement, as amended and restated by this Agreement, (b) each Note, (c) each Security Document, (d) the Newco Guarantee, (e) the Acquisition Guarantee, (f) any other Subsidiary Guarantee, and (g) any other agreement, document or instrument between the Administrative Agent and the Borrower or any other Credit Party or between or among the Agent, the Banks and the Borrower or any other Credit Party, which amends, supplements or modifies this Agreement, the Notes, any Security Document or any Subsidiary Guarantee or which is stated to be a Credit Document.

    "CREDIT PARTIES' COUNSEL" is defined in Section 6.18.

    "CREDIT PARTY" means each of Holdings, the Borrower, Newco, Acquisition and each other Subsidiary of the Borrower.

    "DEFAULT" means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

    "DEPOSIT ACCOUNT" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

    "DESIGNATED ACQUISITION" means each transaction listed on Schedule 4.03.

    "DIVIDENDS" is defined in Section 7.10.

    "DOLLARS" means United States dollars.

    "EFFECTIVE DATE" means December 31, 1996, such being the date of the Original Credit Agreement and the making of the initial Loans thereunder.

    "ELIGIBLE ACCOUNTS RECEIVABLE" means, as at any applicable date of determination, the aggregate face amount of Borrower's and its Subsidiaries' Accounts included in clause (a) of the definition of Account hereunder, without duplication, MINUS (i) (without duplication) the aggregate amount of all reserves, limits and deductions with respect to such Accounts required by paragraphs (a) through (q) below and (ii) the aggregate amount of all returns, discounts, claims, credits, charges (including warehouseman's charges) and allowances of any nature with respect to such Accounts (whether issued, owing, granted or outstanding). Unless otherwise approved in writing by the Administrative Agent in its sole discretion, no individual Account shall be deemed to be an Eligible Account Receivable if:

         (a) the Borrower or its Subsidiary does not have legal and valid title to the Account or the account has been written off as uncollectible; or

         (b) the Account is not the valid, binding and legally enforceable obligation of the account debtor subject, as to enforceability, only to
    (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws at the time in effect affecting the enforceability of creditors' rights generally and (ii) judicial discretion in connection with the remedy of specific performance and other equitable remedies; or

         (c) the Account arises out of a sale made by the Borrower or a Subsidiary to an Affiliate of the Borrower (other than a Person that is an Affiliate solely by virtue of being under common control with the Borrower); or

         (d) the Account or any portion thereof is unpaid more than 90 days after the original invoice date; or

         (e) other than Accounts of Home Depot, the Account, when aggregated with all other Accounts of the same account debtor (or any Affiliate thereof), exceeds 30% in face value of all Accounts of the Borrower then outstanding, to the extent of such excess; or

         (f) (i) the Account is subject to any claim on the part of the account debtor disputing liability under such Account in whole or in part, to the extent of the amount of such dispute or (ii) the Account otherwise is or is reasonably likely to become subject to any right of setoff or any counterclaim, claim or defense by the account debtor, to the extent of the amount of such setoff or counterclaim, claim or defense or (iii) the account debtor for such Account is also a creditor of the Borrower, to the extent of the amount owed by the Borrower to the account debtor; or

         (g) the account debtor has commenced a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or made an assignment for the benefit of creditors or if a decree or order for relief has been entered by a court having jurisdiction in the premises in respect of the account debtor in an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or if any other petition or other application for relief under the federal bankruptcy laws has been filed by or against the account debtor, or if the account debtor has failed, suspended business, ceased to be solvent, or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs; or

         (h) the Administrative Agent does not have a valid and perfected first priority security interest in such Account; or

         (i) the sale to the account debtor for such Account is on a consignment, bill-and-hold, sale on approval, guaranteed sale or sale-and-return basis or pursuant to any written agreement providing for repurchase or return other than return arrangements in the ordinary course of business consistent with the past business practices of Borrower; or

         (j) it is from an account debtor (or any Affiliate thereof) and 25% or more, in face amount, of other Accounts from either such account debtor or any Affiliate thereof are due or unpaid for more than 90 days after the original invoice date; or

         (k) 25% or more, in face amount, of other Accounts from the same account debtor are not deemed Eligible Accounts Receivable hereunder; or

         (l)  the amount debtor is a foreign Governmental Authority;

         (m) the Account is an Account a security interest in which would be subject to the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. Section 3727 et seq.), unless (i) such Account, together with all other Eligible Accounts a security interest in which would be subject to such Act, does not exceed 2% in face value of all Eligible Accounts of Holdings and its Subsidiaries then outstanding, or (ii) Borrower has assigned the Account to the Administrative Agent in compliance with the provisions of such Act; or

         (n) the sale is to an account debtor outside the United States or Canada or incorporated in or primarily doing business in any jurisdiction located outside the United States or Canada, unless (i) the obligations with respect to such Account are secured by the issuance of a letter of credit by a bank reasonably acceptable to the Agent, guarantee or acceptance terms, (PROVIDED, HOWEVER, that obligations so secured shall not exceed 5% in face value of all Eligible Accounts of Borrower and its Subsidiaries then outstanding) or (ii) such Account is otherwise approved by and acceptable to the Administrative Agent; or

         (o) the Administrative Agent determines in good faith, and in accordance with its internal credit policies and reasonable commercial banking practices that (i) collection of the Account is insecure or (ii) the Account may not be paid by reason of the account debtor's financial inability to pay; PROVIDED, HOWEVER, that any Account referred to in this clause (o) shall not become ineligible until the Administrative Agent shall have given the Borrower five Business Days' advance notice of such determination; or

         (p) the goods giving rise to such Account have not been shipped and delivered to and accepted by the account debtor or the services giving rise to such Account have not been performed by the Borrower and accepted by the account debtor or the Account otherwise does not represent a final sale; or

         (q) the Account does not comply in all material respects with all applicable legal requirements, including, where applicable, the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act and Regulation Z of the Board of Governors of the Federal Reserve System, in each case as amended.

    In addition to the foregoing, Eligible Accounts Receivable shall include such Accounts as the Borrower shall request and that the Administrative Agent approves in advance, in writing and in its sole discretion (or if the aggregate face amount to be approved exceeds $1,000,000 at any one time, the approval of the Required Banks has been obtained in writing).

    "ELIGIBLE ASSIGNEE" means (a) a commercial bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $1,000,000,000; (b) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $1,000,000,000; (c) a finance company, insurance company, investment company or other financial institution organized under the laws of the United States, or any State thereof, that is engaged in purchasing or otherwise investing in commercial loans in the ordinary course of business, having total assets in excess of $100,000,000; or (d) an entity managed by a Bank or Affiliate of a Bank; PROVIDED, HOWEVER, that the Commitment held by such entity is less than $20,000,000.

    "ELIGIBLE INVENTORY" means the total of:

         (a) the gross amount of Inventory of the Borrower and its Subsidiaries, valued at the lower of cost (on a FIFO basis) or market, which (i) is owned solely by the Borrower or any of its Subsidiaries and with respect to which the Borrower or such Subsidiary has good, valid and marketable title; (ii) is stored on property that is owned or leased by
    (A) the Borrower or any of its Subsidiaries or (B) a warehouseman that has contracted with the Borrower or any of its Subsidiaries to store Inventory on such warehouseman's property (PROVIDED, HOWEVER, that, with respect to Inventory stored on property owned or leased by a warehouseman, the Borrower or such Subsidiary shall have delivered to the Administrative Agent acknowledgment agreements executed by such warehouseman); (iii) is subject to a valid, enforceable and first priority Lien in favor of the Administrative Agent (subject, with respect to Eligible Inventory stored at sites described in clause (ii)(B) above, to Liens for normal and customary warehouseman charges); (iv) is located in the United States; and (v) is not, in the reasonable judgment of the Agent, obsolete or slow moving in relation to customary industry practice, and which otherwise conforms to the requirements for eligibility contained in clauses (i) through (iv) above; MINUS (without duplication);

         (b) the amount of any goods returned or rejected by the customers of the Borrower or any of its Subsidiaries and goods in transit to third parties (other than to agents or warehousemen of the Borrower or any of its Subsidiaries that comply with clause (a)(ii)(B) above); MINUS (without duplication); and

         (c) the amount of any reserves for spoilage, special order goods and market value declines in accordance with GAAP.

In addition to the foregoing, Eligible Inventory shall include such items of the Inventory of the Borrower and its Subsidiaries as the Borrower shall request and the Administrative Agent (or if the aggregate amount to be approved exceeds $1,000,000 at any one time, the Required Banks) shall approve in advance, in writing and in its (their) sole discretion.

    "ENVIRONMENT" means any surface water, ground water, drinking water supply, land surface or subsurface strata or ambient air and includes, without limitation, any indoor location.

    "ENVIRONMENTAL AUTHORIZATIONS" is defined in Section 5.21.

    "ENVIRONMENTAL LAWS" means the common law and all federal, state, local and foreign laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, now or hereafter in effect, relating to pollution or protection of public or employee health or safety or the Environment, including, without limitation, laws relating to (a) emissions, discharges, releases or threatened releases of Hazardous Materials into the Environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), (b) the manufacture, processing, distribution, use, generation, treat ment, storage, disposal, transport or handling of Hazardous Materials, and (c) underground and aboveground storage tanks, and related piping, and emissions, discharges, releases or threatened releases therefrom.

    "ENVIRONMENTAL NOTICE" means any written notice or claim by any Governmental Authority or other third party alleging liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental costs, compliance costs or harm, injuries or damages to any person, property or natural resources, or any fines or penalties) arising out of, based upon, resulting from or relating to any Environmental Law.

    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time. Section references to ERISA are to ERISA as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

    "ERISA AFFILIATE" of a Person means any entity, whether or not incorporated, which is under common control or would be considered a single employer with such Person within the meaning of Section 414(b) or (c) of the Code and regulations promulgated under those sections or within the meaning of section 4001(b) of ERISA and regulations promulgated under that section.

    "EURODOLLAR RATE" means with respect to each Interest Period for a Reserve Adjusted Eurodollar Loan, (a) the arithmetic average (rounded to the nearest 1/100 of 1%) of the offered quotation to first-class banks in the interbank Eurodollar market by each of the Reference Banks for dollar deposits of amounts in same day funds comparable to the outstanding principal amount of the Reserve Adjusted Eurodollar Loan for which an interest rate is then being determined with maturities comparable to the Interest Period to be applicable to such Eurodollar Loan, determined as of 10:00 A.M. (New York time) on the date which is two Business Days prior to the commencement of such Interest Period divided (and rounded upward to the next whole multiple of 1/16 of 1%) DIVIDED BY (b) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D); PROVIDED, HOWEVER, that if any Reference Bank fails to provide the Administrative Agent with its aforesaid rate, then the Eurodollar Rate shall be determined based on the rate or rates provided to the Administrative Agent by the remaining Reference Banks.

    "EURODOLLAR RATE MARGIN" means:

         (a)  with respect to any Term A Loan, 2.75% per annum;

         (b)  with respect to any Term B Loan, 3.25% per annum;

         (c)  with respect to any Revolving Loan, 2.75% per annum;

         (d)  with respect to any Acquisition Term Loan, 3.25% per annum.

    "EVENT OF DEFAULT" is defined in Section 8.

    "EXCESS" is defined in Section 3.03(b).

    "EXCESS CASH FLOW" means, without duplication, for any Person for any period for which such amount is being determined, (a) Consolidated Net Income, MINUS (b) any amount which is both (i) included in Consolidated Net Income and
(ii) required to be applied to the prepayment of the Loans pursuant to Section 3.03, PLUS (minus) (c) the amount of depreciation, depletion, amortization of intangibles, deferred taxes and other non-cash expenses (revenues) which, pursuant to GAAP, were deducted (added) in determining such Consolidated Net Income of such Person, MINUS (d) additions to working capital for such period (I.E., the increase or decrease in Consolidated Current Assets of such Person from the beginning to (excluding Cash or Cash Equivalents which are either Net Cash Proceeds or Net Financing Proceeds required to be applied to the prepayment of the Loans pursuant to Section 3.03(d) during such period) of such Person minus the increase or plus the decrease in Consolidated Current Liabilities), MINUS (e) cash expenditures in respect of Consolidated Capital Expenditures that are made during such period, MINUS (f) Scheduled Term A Loan Principal Payments, Scheduled Term B Loan Principal Payments, Scheduled Acquisition Term Loan Principal Payments and voluntary prepayments of Loans not subject to reborrowing made during such period, MINUS (g) cash payments to Management Stockholders to repurchase capital stock pursuant to Section 7.10, MINUS (h) principal payments on Indebtedness permitted under Section 7.07. For purposes of the foregoing and without duplication, Consolidated Net Income will exclude (A) all net losses on the sale of capital assets or out of the ordinary course of business and (B) all write-downs of capital assets.

    "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

    "EXISTING DEBT" means Indebtedness of Borrower and its Subsidiaries set forth on Schedule 5.20.

    "EXISTING LEASES" means the Leases of Holdings and its Subsidiaries set forth on Schedule 5.16.

    "EXISTING ACQUISITION TERM LOANS" is defined in the recitals to this Agreement.

    "EXISTING LOANS" means the Existing Term A Loans, the Existing Term B
Loans, the Existing Acquisition Term Loans and the Existing Revolving Loans, all of which are to be refinanced and replaced with the proceeds of the Initial Loans hereunder.

    "EXISTING REVOLVING LOANS" is defined in the recitals to this Agreement.

    "EXISTING TERM A LOANS" is defined in the recitals to this Agreement.

    "EXISTING TERM B LOANS" is defined in the recitals to this Agreement.

    "FEDERAL FUNDS RATE" means on any one day the weighted average of the rate on overnight Federal funds transactions with members of the Federal Reserve System only arranged by Federal funds brokers as published as of such day by the Federal Reserve Bank of New York, or if not so published, the rate then used by first-class banks in extending overnight loans to other first-class banks.

    "FINANCING PROCEEDS" means the Cash or Cash Equivalents (other than Net
Cash Proceeds or proceeds of any sale, transfer or other disposition of assets excluded from the definition of "Asset Sale" by the exceptions contained therein) received by Holdings or any of its Subsidiaries, directly or indirectly, from any financing transaction of whatever kind or nature, including without limitation from any incurrence of Indebtedness from any mortgage or pledge of an asset or interest therein (including any transaction which is the substantial equivalent of a mortgage or pledge), from any lease to a third party and a pledge of the lease payments due thereunder to secure Indebtedness, from any joint venture arrangement, from any exchange of assets and a sale of the assets received in such exchange, or any other similar arrangement or technique whereby a Credit Party obtains Cash in respect of an asset, net of direct costs associated therewith. Financing Proceeds shall not include any amounts with respect to (a) any Borrowings of Revolving Loans or Acquisition Term Loans, (b) the incurrence or refinancing of Indebtedness permitted by Sections 7.07(e), (f) and (g) effected in accordance with the applicable provisions of such Sections and (c) transactions between any of the Borrower and its Wholly Owned Subsidiaries.

    "FIRREA" means the Financial Institutions Reform, Recovery & Enforcement Act of 1989, as amended from time to time, and any successor statute.

    "FOREIGN BANK" is defined in Section 3.07(c).

    "GAAP" means generally accepted accounting principles in the United States of America observed in the preparation of the audited financial statements of Holdings for its fiscal year ended June 30, 1996 and delivered pursuant to
Section 4.01(j), consistently applied.

    "GOVERNMENTAL AUTHORITY" means any federal, state, local, foreign or other governmental or administrative (including self-regulatory) body, instrumentality, department or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body including, without limitation, those governing the regulation and protection of the Environment, whether now or hereafter in existence, or any officer or official thereof.

    "HAZARDOUS MATERIALS" means all pollutants, contaminants or chemical, industrial, hazardous or toxic materials, substances, constituents or wastes, including, without limitation, asbestos, or asbestos-containing materials, polychlorinated biphenyls and petroleum, oil, or petroleum or oil products, derivatives or constituents, including, without limitation, crude oil or any fraction thereof, or any other material, waste, chemical, substance or constituent subject to regulation under any Environmental Law.

    "HELLER" is defined in the preamble to this Agreement.

    "HELLER SUBORDINATED NOTES" means the 8% unsecured subordinated convertible notes in the aggregate principal amount of $7,100,000 issued by Holdings and the Borrower to Heller in connection with the Recapitalization.

    "HELLER SUBORDINATION AGREEMENT" means the Subordination Agreement dated as of December 31, 1996 among the Borrower, Holdings, Heller and the Administrative Agent, providing for the subordination of the Heller Subordinated Note.

    "HOLDINGS" is defined in the preamble to this Agreement.

    "IBJS" is defined in the preamble to this Agreement.

    "INDEBTEDNESS" of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) the deferred purchase price of assets or services which in accordance with GAAP would be shown on the liability side of the balance sheet of such Person, (c) the undrawn amount of all letters of credit issued for the account of such Person and, without duplication, all unreimbursed drafts drawn thereunder, (d) all Indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such Indebtedness has been assumed by such first Person, (e) all Capitalized Lease Obligations of such Person, (f) all obligations of such Person to pay a specified purchase price for goods or services whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (g) all Obligations of such Person under Interest Rate Agreements and (h) all Contingent Obligations of such Person; PROVIDED, HOWEVER, that Indebtedness shall not include trade payables, accrued expenses, accrued dividends and accrued income taxes, in each case arising in the ordinary course of business.

    "INDOSUEZ" is defined in the preamble to this Agreement.

    "INFORMATION" is defined in Section 12.04(e).

    "INITIAL BANK" means a Bank that is an original signatory to this Agreement.

    "INITIAL BORROWERS" is defined in the preamble to this Agreement.

    "INITIAL DATE" means, in the case of each Bank party hereto on the Closing Date, the Closing Date, and in the case of each other Bank, the effective date of the Assignment Agreement pursuant to which it became a Bank hereunder.

    "INITIAL LOANS" means the Loans made on the Closing Date.

    "INITIAL REVOLVING LOANS" means the initial Revolving Loans made on the Closing Date in an aggregate amount not to exceed $3,000,000 used to make payments as set forth in Section 1.01(c).

    "INTELLECTUAL PROPERTY" is defined in Section 5.14.

    "INTEREST PERIOD" means, with respect to any Reserve Adjusted Eurodollar Loan, the interest period applicable thereto, as determined pursuant to Section 1.09.

    "INTEREST RATE AGREEMENT" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate futures contract, interest rate option contract or other similar agreement or arrangement to which any Credit Party is a party, designed to protect Holdings or any of its Subsidiaries against fluctuations in interest rates.

    "INTEREST RATE DETERMINATION DATE" means, with respect to a Reserve Adjusted Eurodollar Loan, the date for calculating the Eurodollar Rate for purposes of determining the interest rate in respect of an Interest Period, and for each such Borrowing the date which is two Business Days prior to the commencement of the Interest Period for such Borrowing.

    "INVENTORY" means all of the inventory of the Borrower and its Subsidiaries (on a consolidated basis), including, without limitation, (a) all finished goods, raw materials, work in process and packaging materials produced, used or consumed in the business of the Borrower and its Subsidiaries, whether finished or unfinished, held for sale or furnished or to be furnished under contracts of service, and (b) all finished goods returned or repossessed by the Borrower or any of its Subsidiaries.

    "INVESTMENT" means with respect to any Person (a) any share of Capital Stock, partnership interest, evidence of Indebtedness or other security issued by any other Person, (b) any loan, advance, extension of credit to, or contribution to the capital of, any other Person, (c) the acquisition of the stock or assets of a business or (d) any other investment; PROVIDED, HOWEVER, that the term "Investment" shall not include (i) fixed assets or inventory acquired in the ordinary course of business and payable in accordance with customary trade terms, (ii) advances to employees for travel expenses, drawing accounts and similar expenditures, (iii) stock or other securities acquired in connection with the satisfaction or enforcement of Indebtedness or claims due or owing to any Person or as security for any such Indebtedness or claim, (iv) any investment or purchase made through the issuance of common stock of Holdings or
(v) demand deposits in banks or trust companies. The amount of an Investment outstanding at any time shall be determined in accordance with GAAP; PROVIDED, HOWEVER, that no Investment shall be increased as a result of an increase in the undistributed retained earnings of the Person in whom an Investment was made or decreased as a result of equity in the losses of any such Person.

    "IPO" is defined in Section 8.09.

    "KCSN" is defined in the preamble to this Agreement.

    "LANDLORD CERTIFICATION AND WAIVER" means, with respect to any Real
Property leased by Holdings or any of its Subsidiaries, a statement executed by the landlord of such Real Property, in form and substance satisfactory to the Administrative Agent, providing the Administrative Agent with, among other things, (i) the right to take and perfect a mortgage or other assignment of the applicable Credit Party's interest in the lease as collateral security for the Obligations, (ii) the right to cure defaults and perform under the lease in the event of a failure to perform by such Credit Party, (iii) the right to foreclose or otherwise realize upon said security interest in the lease and to assign the Credit Party's rights in the lease to a third party in connection with such foreclosure or other realization and (iv) the right to take upon such foreclosure or other realization any property of the Credit Party located on the leased Real Property (which right shall be superior to that of the lessor).

    "LEASE" means any lease, sublease, franchise agreement, license, occupancy or concession agreement.

    "LETTER OF CREDIT" or "LETTERS OF CREDIT" means, (i) Standby Letter or Letters of Credit and (ii) Commercial Letter or Letters of Credit, in each case, issued or to be issued by Issuing Banks for the account of Borrower pursuant to
Section 1.13.

    "LETTER OF CREDIT CASH COLLATERAL" shall have the meaning provided in
Section 1.13(a)(iv).

    "LETTER OF CREDIT CASH COLLATERAL ACCOUNT" shall have the meaning provided in Section 1.13(a)(iv).

    "LETTER OF CREDIT PARTICIPATION" shall have the meaning provided in Section 1.13(a)(ii).

    "LETTERS OF CREDIT USAGE" means, as at any date of determination, the sum of (i) the maximum aggregate amount that is or at any time thereafter may become available to be drawn under all Letters of Credit then outstanding plus (ii) the aggregate amount of all drawings under Letters of Credit honored by all Issuing Banks and not theretofore reimbursed by Borrower.

    "LIEN" means any mortgage, pledge, security interest, encumbrance, lien, claim, hypothecation, assignment for security or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

    "LOAN" means each Term A Loan, Term B Loan, Revolving Loan and Acquisition Term Loan.

    "LOAN FACILITY" means the credit facility evidenced by the Total Term A Loan Commitment, the Total Term B Loan Commitment, the Total Revolving Loan Commitment and the Total Acquisition Term Loan Commitment.

    "LOSS PROCEEDS" is defined in Section 3.03(f).

    "LS PURCHASE" is defined in the recitals to this Agreement.

    "LS PURCHASE AGREEMENT" is defined in the recitals to this Agreement.

    "LS PURCHASE DOCUMENTS" means the LS Purchase Agreement and the other documents evidencing or implementing the transactions contemplated thereby.

    "MATERIAL ADVERSE EFFECT" means, (a) with respect to Holdings and its Subsidiaries, any material adverse effect (whether occurring before or after giving effect to the Recapitalization and the financing thereof and the other transactions contemplated hereby and by the other Transaction Documents) with respect to the operations, business, properties, assets, liabilities (contingent or otherwise), financial condition or prospects of Holdings and its Subsidiaries, taken as a whole, or (b) any fact or circumstance (whether or not the result thereof would be covered by insurance) as to which singly or in the aggregate there is a reasonable likelihood of (i) a material adverse change described in clause (a) with respect to Holdings and its Subsidiaries, taken as a whole, or (ii) the inability of any Credit Party to perform in any material respect its Obligations hereunder or under any of the other Transaction Documents or the inability of the Banks to enforce in any material respect their rights purported to be granted hereunder or under any of the other Transaction Documents or the Obligations (including realizing on the Collateral).

    "MANAGEMENT AGREEMENT" means the Fee Agreement dated as of the date hereof between the Borrower and Kohlberg & Company, LLC.

    "MANAGEMENT STOCKHOLDERS" means, collectively, Michael F. Vukelich, Jerry
L. Halamuda, Gary E. Mariani, Gene Malcolm, Steven J. Bookspan, Michael T. Neenan, Robert F. Strange, Jim Tsurudome, Richard George, Gary Crook, Dave Grimshaw, John Negrete, Dennis Bahen, and other individuals from time to time party to the Stockholders Agreement.

    "MINIMUM BORROWING AMOUNT" means $100,000.

    "MOODY'S" means Moody's Investors Service, Inc.

    "MULTIEMPLOYER PLAN" means a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA with respect to which the Borrower or any of its ERISA Affiliates is or has been required to contribute.

    "NET CASH PROCEEDS" means with respect to any Asset Sale, the aggregate payments of Cash or Cash Equivalents received by Holdings and/or any of its Subsidiaries, as the case may be, from such Asset Sale, net of direct expenses of sale, net of taxes (including income taxes and transfer taxes) and net of repayment of Indebtedness or Capitalized Leases in each case secured by a Lien on the asset subject to such Asset Sale; PROVIDED, HOWEVER, that with respect to taxes, expenses shall only include taxes to the extent that taxes are payable in cash with respect to the current year; and PROVIDED, FURTHER, that Net Cash Proceeds shall not include any amounts or items included in the definition of Financing Proceeds or Net Financing Proceeds.

    "NET FINANCING PROCEEDS" means Financing Proceeds, net of direct expenses of the transaction and net of taxes (including income taxes) currently paid or payable in cash with respect to the current year as a result of the transaction generating such Financing Proceeds.

    "NEWCO" is defined in the recitals to this Agreement.

    "NEWCO GUARANTEE" means the Subsidiary Guarantee executed by Newco and delivered to the Administrative Agent as of the Closing Date, pursuant to which Newco guarantees the Borrower's Obligations.

    "NOTE" means each Term A Note, Term B Note, Revolving Note and Acquisition Term Note.

    "NOTICE OF ACQUISITION LOAN BORROWING" is defined in Section 1.03.

    "NOTICE OF BORROWING" is defined in Section 1.03.

    "NOTICE OF REVOLVING LOAN BORROWING" is defined in Section 1.03.

    "NOTICE OF CONVERSION/CONTINUATION" is defined in Section 1.06.

    "OBLIGATIONS" means all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing to the Administrative Agent or any Bank pursuant to the terms of this Agreement or any other Credit Document or secured by any of the Security Documents, including, without limitation, interest accruing subsequent to the filing of a petition initiating any proceeding in bankruptcy, insolvency or like proceeding of any Credit Party, whether or not such interest is an allowed claim enforceable against the debtor in a bankruptcy case under the Bankruptcy Code.

    "OFFICERS' CERTIFICATE" means, as applied to any corporation, a certificate executed on behalf of such corporation by its Chairman of the Board (if an officer) or its President or one of its Vice Presidents, its Chief Financial Officer or its Treasurer (in such Person's capacity as an officer and not individually); PROVIDED, HOWEVER, that every Officers' Certificate with respect to compliance with a condition precedent to the making of any Loan hereunder shall include (a) a statement that the officers making or giving such Officers' Certificate have read such condition and any definitions or other provisions contained in this Agreement relating thereto, (b) a statement that, in the opinion of the signers, they have made or have caused to be made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not such condition has been complied with, and
(c) a statement as to whether, in the opinion of the signers, such condition has been complied with.

    "OLD NOTE" means each Old Term A Note, Old Term B Note, Old Revolving Note and Old Acquisition Term Note.

    "OLD ACQUISITION TERM NOTES" means the Acquisition Term Notes issued pursuant to the Original Credit Agreement and dated the Effective Date, to be cancelled upon issuance of the Acquisition Term Notes to be issued hereunder as of the Closing Date.

    "OLD REVOLVING NOTES" means the Revolving Notes issued pursuant to the Original Credit Agreement and dated the Effective Date, to be cancelled upon issuance of the Revolving Notes to be issued hereunder as of the Closing Date.

    "OLD TERM A NOTES" means the Term A Notes issued pursuant to the Original Credit Agreement and dated the Effective Date, to be cancelled upon issuance of the Term A Notes to be issued hereunder as of the Closing Date.

    "OLD TERM B NOTES" means the Term B Notes issued pursuant to the Original Credit Agreement and dated the Effective Date, to be cancelled upon issuance of the Term B Notes to be issued hereunder as of the Closing Date.


    "OPERATING LEASE" of any Person shall mean any lease (including, without limitation, leases which may be terminated by the lessee at any time) of any property (whether real, per sonal or mixed) by such Person as lessee which is not a Capital Lease.

    "ORIGINAL CREDIT AGREEMENT" is defined in the preamble to this Agreement.

    "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

    "PENSION PLAN" means any pension plan as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) which is or has been maintained by or to which contributions are or have been made by the Borrower or any of its ERISA Affiliates.

    "PERMITTED BUSINESS ACQUISITION" means either (i) a Designated Acquisition or (ii) an Unspecified Permitted Acquisition.

    "PERMITTED ENCUMBRANCES" is defined in Section 7.06.

    "PERSON" means any individual, partnership, joint venture, limited liability company, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

    "PLAN" means, at any time, any pension benefit plan subject to Title IV of ERISA.

    "PORTION" means the Term A Portion, the Term B Portion, the Revolving Portion or the Acquisition Term Portion.

    "PREPAYMENT COLLATERAL ACCOUNT" is defined in Section 3.08(b).

    "PRIOR LIENS" is defined in Section 5.10.

    "PROJECTED FINANCIAL STATEMENTS" is defined in Section 5.09(c).

    "PUT/CALL FUNDS" means the aggregate $5,690,898 set aside by Holdings from the proceeds of the Initial Loans to redeem "Option Shares" (as defined in the Put/Call Option Agreement) pursuant to the Put/Call Option Agreement.

    "PUT/CALL OPTION AGREEMENT" means the Put/Call Option Agreement dated as of December 31, 1996 among Holdings, KCSN and the Management Stockholders.

    "REAL PROPERTY" means all right, title and interest of Holdings or any of its Subsidiaries (including, without limitation, any leasehold estate) in and to a parcel of real property owned or leased (or, with respect to representations, warranties and covenants relating to compliance with Environmental Laws, operated) by Holdings or any of its Subsidiaries together with, in each case, all improvements and appurtenant fixtures, equipment, personal property, easements and other property and rights incidental to the ownership or lease (or operation, as applicable) thereof, in each case, from time to time after the Closing Date.

    "RECAPITALIZATION" means the recapitalization of Holdings whereby a controlling interest in Holdings is acquired by KCSN pursuant to the Recapitalization Agreement.

    "RECAPITALIZATION AGREEMENT" is defined in the recitals to this Agreement.

    "REDEEMING SHAREHOLDER" has the meaning provided in the Recapitalization Agreement.

    "REFERENCE BANKS" means Indosuez, Citibank, N.A. and The Chase Manhattan Bank, N.A.

    "REGISTER" is defined in Section 12.04(c).

    "REGULATIONS D, G, T, U AND X" means Regulations D, G, T, U and X (or any one or more of them specified) of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

    "REPLACEMENT ASSET AMOUNT" is defined in Section 3.03(c)(i).

    "REQUIRED BANKS" means at any time Banks holding at least 51% of the sum of the (x) Total Commitments and (y) outstanding Loans; PROVIDED, HOWEVER that in the event there is only one Bank, "Required Banks" shall mean such Bank; and PROVIDED, FURTHER that for the purposes of Section 4, the requirement that any document, agreement, certificate or other writing is to be satisfactory to the Required Banks shall be satisfied if (a) such document, agreement, certificate or other writing was delivered in its final form to the Banks prior to the Closing Date (or if amended or modified thereafter, the Administrative Agent shall have reasonably determined such amendment or modification not to be material), (b) such document, agreement, certificate or other writing is satisfactory to the Administrative Agent and (c) Banks holding more than 51% of the Total Commitments held by Banks have not objected in writing to such document, agreement, certificate or other writing to the Administrative Agent prior to the Closing Date.

    "RESERVE ACCOUNT" is defined in Section 3.08(a).

    "RESERVE ADJUSTED EURODOLLAR LOAN" means any Loan bearing interest at a rate determined by reference to the Eurodollar Rate in accordance with the provisions of Section 1.08(b).

    "REVOLVING LOAN COMMITMENT" means, with respect to each Bank, the amount set forth below such Bank's name on Schedule A hereto directly below the column entitled "Revolving Loan", as same may be reduced from time to time pursuant to Sections 2.01, 3.03 and/or 8.

    "REVOLVING LOAN COMMITMENT TERMINATION DATE" means the Business Day immediately preceding the Revolving Loan Maturity Date.

    "REVOLVING LOAN MATURITY DATE" means the last Business Day of June, 2002.

    "REVOLVING LOAN" is defined in Section 1.01(c).

    "REVOLVING NOTE" is defined in Section 1.05(a)(iii).

    "REVOLVING PORTION" means, at any time, the portion of the Loan Facility evidenced by the Total Revolving Loan Commitment.

    "S&P" means Standard & Poor's Corporation.

    "SCHEDULED ACQUISITION TERM LOAN PRINCIPAL PAYMENTS" means, with respect to the principal payments on the Acquisition Term Loan to be made on the last Business Day of each calendar quarter specified in the table below, in each case, for each such date, in the Dollar amount which is the product of (x) the total outstanding principal amount of all of the Acquisition Term Loans as of the close of business on the Acquisition Term Loan Commitment Termination Date (after giving effect to any Borrowings under the Acquisition Term Loans on such date) and (y) the percentage specified opposite such date in such table:

                                        Percentage to Obtain
                                        Acquisition Term Loan
              Period                      Principal Payment
              ------                    ---------------------

         January 1, 1998 through                0.250%
         December 31, 2001

         January 1, 2002 through                8.083%
         December 31, 2002

         January 1, 2003 through               15.920%
         September 30, 2003

         December 31, 2003                     15.908%

    "SCHEDULED TERM A LOAN PRINCIPAL PAYMENTS" means, with respect to the principal payments on the Term A Loan to be made on the last Business Day of each calendar quarter specified in the table below, the Dollar amount specified opposite such date in such table:

                                          Scheduled Term A Loan
                   Date                     Principal Payment
                   ----                   ---------------------

              March 31, 1997                     $450,000
              June 30, 1997                      $625,000
              September 30, 1997                 $625,000
              December 31, 1997                  $625,000

              March 31, 1998                     $975,000
              June 30, 1998                      $975,000
              September 30, 1998                 $975,000
              December 31, 1998                  $975,000

              March 31, 1999                   $1,125,000
              June 30, 1999                    $1,125,000
              September 30, 1999               $1,125,000
              December 31, 1999                $1,125,000

              March 31, 2000                   $1,200,000
              June 30, 2000                    $1,200,000
              September 30, 2000               $1,200,000
              December 31, 2000                $1,200,000

              March 31, 2001                   $1,400,000
              June 30, 2001                    $1,400,000
              September 30, 2001               $1,400,000
              December 31, 2001                $1,400,000

              March 31, 2002                   $1,937,500
              June 30, 2002                    $1,937,500

     "SCHEDULED TERM B LOAN PRINCIPAL PAYMENTS" means, with respect to the Term B Loan, principal payments to be made on the last Business Day of each calendar quarter specified in the table below, in each case, in the Dollar amount specified opposite such period in such table:

                                           Scheduled Term B Loan
                    Period                   Principal Payment
                    ------                 ---------------------

              January 1, 1997 through
                June 30, 2002                     $87,620
              July 1, 2002 through
                December 31, 2003              $5,512,060

    "SEC" means the Securities and Exchange Commission or any successor thereto.

    "SECURITIES" means any stock, shares, partnership interests, membership interests, voting trust certificates, bonds, debentures, options, warrants, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participation in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

    "SECURITIES ACT" means the Securities Act of 1933, as amended.

    "SECURITY AGREEMENTS" means, collectively, the Security Agreements executed by Holdings, the Borrower, Newco, Acquisition and any other Subsidiary of the Borrower pursuant to Sections 6.14 or 6.15, each substantially in the form of
Exhibit 10A, except for such changes therein as shall have been approved by the Administrative Agent as the same may after its execution be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

    "SECURITY DOCUMENTS" means each of the Security Agreements, the Landlord Certification and Waivers, any mortgages, deeds of trust or leasehold mortgages granting a security interest in favor of the Administrative Agent (or other agent for the Banks) in any Real Property of any Credit Party, the Trademark Security Agreement and any other documents (including UCC financing statements) utilized to pledge or perfect a security interest in any other property or assets of whatever kind or nature as Collateral for the Obligations.

    "SELLER NOTE" is defined in Section 7.07(c).

    "SELLERS" is defined in the preamble to this Agreement.

    "SENIOR MANAGERS" means, collectively, Michael F. Vukelich and Jerry L. Halamuda.

    "SENIOR OFFICER" means any of the chief executive officer, president, chief financial officer, controller, chief accounting officer, chief operating officer, treasurer or any vice president of the Borrower.

    "SIGNATURE DESIGNATED ACQUISITION" means the acquisition described in the letter of intent dated November 27, 1996 between CSN, Inc. and Signature Trees, a copy of which is included in Schedule 4.03.

    "SPECIFIED COLLATERAL PERFECTION ACTIONS" is defined in Section 6.18 of the Original Credit Agreement.

    "STANDBY LETTER OF CREDIT" means any standby letter of credit or similar instrument issued for the purpose of supporting (i) workers' compensation liabilities of the Borrower or any of its Subsidiaries, (ii) the obligations of third-party insurers of the Borrower or any of its Subsidiaries arising by virtue of the laws of any jurisdiction requiring third-party insurers to obtain such letters of credit, or (iii) performance, payment, deposit or surety obligations of the Borrower or any of its Subsidiaries, including with respect to the obligations of Borrower to third party vendors, if required by law or governmental rule or regulation or in accordance with custom and practice in the industry.

    "STATE AND LOCAL REAL PROPERTY DISCLOSURE REQUIREMENTS" means any state or local laws requiring notification of the buyer of real property, or notification, registration, or filing to or with any state or local agency, prior to the sale of any real property or transfer of control of an establishment, of the actual or threatened presence or release into the environment, or the use, disposal, or handling of Hazardous Materials on, at, under, or near the real property to be sold or the establishment for which control is to be transferred.

    "STOCKHOLDERS AGREEMENT" means the Stockholders Agreement dated as of December 31, 1996 among Holdings, KCSN, Heller and the Management Stockholders, as amended as of the Closing Date.

    "STOCK REPURCHASE AGREEMENT" means the Stock Repurchase Agreement dated as of the date hereof between Holdings and the Senior Managers.

    "SUBJECT SECURITIES" has the meaning provided in the Stock Repurchase Agreement.

    "SUBORDINATED LENDERS" is defined in Section 7.23.

    "SUBSIDIARY" of any Person means and includes (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (b) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries has more than a 50% equity interest at the time.

    "SUBSIDIARY GUARANTEE" means the guarantee of the Borrower's Obligations hereunder to be executed by each Subsidiary of the Borrower, in the form attached hereto as Exhibit 10B, including, without limitation, the Acquisition Guarantee and the Newco Guarantee.

    "TARGET" is defined in the preamble to this Agreement.

    "TAXES" means all taxes, levies, imposts, duties or other charges of whatsoever nature imposed by any Governmental Authority, together with interest, penalties and expenses payable or incurred in connection therewith, except that such term shall not refer to any of the following:

         (a) any taxes imposed by the United States or any political subdivision thereof on the effectively connected net income of any Bank or any franchise taxes imposed by any such jurisdiction;

         (b) taxes imposed on the net income of, or franchise taxes imposed upon, any Bank by the jurisdiction under the laws of which such Bank is organized or by any political subdivision thereof;

         (c) taxes imposed on the net income of such Bank's lending office, and franchise taxes imposed on it, by the jurisdiction of such Bank's lending office, or any political subdivision thereof;

         (d) any taxes imposed on any Bank by Section 884(a) of the Code (and any successor statute to Section 884(a)); and

         (e) any United States withholding tax payable with respect to any payments to such Bank under the laws (including, without limitation, any treaty, ruling, judicial or administrative determination or regulation) in effect on the Initial Date or as a result of the Bank's having voluntarily changed the jurisdiction of its lending office from a jurisdiction in which payments made to such Bank are exempt from United States withholding tax to a jurisdiction in which such payments are not so exempt; PROVIDED, HOWEVER, that the term "Taxes" shall include any United States withholding tax payable or increased as a result of any change in any law, treaty, ruling, judicial or administrative determination or regulation occurring after the Initial Date.

    "TERM A LOAN COMMITMENT" means, with respect to each Bank, the amount set forth below such Bank's name on Schedule A hereto directly below the column entitled "Term A Loan", as the same may be reduced from time to time pursuant to Sections 2.01, 2.02, 3.03 and/or 8.

    "TERM A LOAN" is defined in Section 1.01(a).

    "TERM A LOAN MATURITY DATE" means the last Business Day of June, 2002.

    "TERM A NOTE" is defined in Section 1.05(a)(i).

    "TERM A PORTION" means, at any time, the portion of the Loan Facility evidenced by the Total Term A Loan Commitment.

    "TERM B LOAN COMMITMENT" means, with respect to each Bank, the amount set forth below such Bank's name on Schedule A hereto directly below the column entitled "Term B Loan", as the same may be reduced from time to time pursuant to Sections 2.01, 2.02, 3.03 and/or 8.

    "TERM B LOAN" is defined in Section 1.01(b).

    "TERM B LOAN MATURITY DATE" means the last Business Day of December, 2003.

    "TERM B NOTE" is defined in Section 1.05(a)(ii).

    "TERM B PORTION" means, at any time, the portion of the Loan Facility evidenced by the Total Term B Loan Commitment.

    "TERMINATION EVENT" means (a) a "reportable event" described in Section
4043 of ERISA or in the regulations thereunder (excluding events for which the requirement for notice of such reportable event has been waived by the PBGC) with respect to a Title IV Plan, or (b) the withdrawal of Holdings or any of its ERISA Affiliates from a Title IV Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (c) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a Title IV Plan amendment as a termination under Section 4041 of ERISA, or (d) the institution of proceedings by the PBGC to terminate a Title IV Plan or to appoint a trustee to administer a Title IV Plan, or (e) any other event or condition which might constitute reasonable and probable grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan, or (f) the complete or partial withdrawal (within the meaning of Sections 4203 and 4205, respectively, of ERISA) of Holdings or any of its ERISA Affiliates from a Multiemployer Plan, or (g) the insolvency or reorganization (within the meaning of Sections 4245 and 4241, respectively, of ERISA) or termination of any Multiemployer Plan.

    "TEST PERIOD" means, for any specified date, the shorter of (x) the four consecutive complete calendar quarters last ended or (y) the period of all complete calendar quarters since the Effective Date.

    "TITLE IV PLAN" means any plan (other than a Multiemployer Plan) described in Section 4021(a) of ERISA, and not excluded under Section 4021(b) of ERISA, which is or has been maintained by, or to which contributions are or have been made by, Borrower or any of its ERISA Affiliates.

    "TOTAL ACQUISITION TERM LOAN COMMITMENT" means the sum of the Acquisition Term Loan Commitments of each of the Banks.

    "TOTAL COMMITMENTS" means the sum of (a) the Total Term A Loan Commitments
(b) the Total Term B Loan Commitments, (c) the Total Revolving Loan Commitments and (d) Total Acquisition Term Loan Commitments.

    "TOTAL REVOLVING LOAN COMMITMENT" means the sum of the Revolving Loan Commitments of each of the Banks.

    "TOTAL TERM A LOAN COMMITMENT" means the sum of the Term A Loan Commitments of each of the Banks.

    "TOTAL TERM B LOAN COMMITMENT" means the sum of the Term B Loan Commitments of each of the Banks.

    "TOTAL UTILIZATION" means, at any date of determination, the sum of the aggregate principal amount of all Revolving Loans and all Acquisition Term Loans then outstanding.

    "TRADEMARK SECURITY AGREEMENT" means the trademark security agreement substantially in the form of Exhibit 10C.

    "TRANSACTION DOCUMENTS" means each Credit Document and each Recapitalization Document.

    "TYPE" of Loan means a Base Rate Loan or Reserve Adjusted Eurodollar Loan.

    "UCC" means the Uniform Commercial Code as in effect in the State of New
York.

    "UCP" is defined in Section 1.13(k).

    "UNSPECIFIED PERMITTED ACQUISITION" means an acquisition by the Borrower or its Subsidiaries of assets or property used or useful in the Borrower's business which is proposed to be financed with the proceeds of an Acquisition Term Loan Borrowing and either (x) the amount of the Acquisition Term Loan required to finance any such acquisition is less than $2,000,000 individually, and not more than $5,000,000 in the aggregate for all such acquisitions under this clause
(x), or (y) the acquisition, and the related Acquisition Term Loan Borrowing is approved by the Required Banks.

    "UNUTILIZED COMMITMENT" for any Bank at any time means, on and after the Closing Date, the amount by which the sum of the Revolving Loan Commitment and the Acquisition Term Loan Commitment of such Bank exceeds its portion of the Total Utilization.

    "WATER RIGHTS" means the water rights set forth on Schedule 3.21 of the LS Purchase Agreement.

    "WHOLLY OWNED SUBSIDIARY" of any Person shall mean any Subsidiary of such Person to the extent all of the capital stock or other ownership interests in such Subsidiary, other than directors' or nominees' qualifying shares, is owned directly or indirectly by such Person.

    "WRITTEN" or "IN WRITING" means any form of written communication or a communication by means of telex, telecopier device, telegraph or cable.

    SECTION 11.  THE AGENT.

    11.01. APPOINTMENT. Each Bank hereby irrevocably designates and appoints Indosuez as Administrative Agent, and IBJS as Co-Agent, of such Bank to act as specified herein and in the other Credit Documents and each such Bank hereby irrevocably authorizes the Agents to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Agents by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. The Agents agrees to act as such upon the express conditions contained in this Section 11. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agents shall not have any duties or responsibilities, except those expressly set forth herein or in the other Credit Documents, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against either Agent. The provisions of this Section 11 are solely for the benefit of the Agents and the Banks, and no Credit Party shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, each Agent shall act solely as an Agent of the Banks and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for any Credit Party.

    11.02. DELEGATION OF DUTIES. The Agents may each execute any of its duties under this Agreement or any other Credit Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neither Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care except to the extent otherwise required by Section 11.03.

    11.03. EXCULPATORY PROVISIONS. Neither Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement (except for its or such Person's own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties by any of the Credit Parties or their respective officers contained in this Agreement, any other Transaction Document or any LS Purchase Document or in any certificate, report, statement or other document referred to or provided for in, or received by each Agent under or in connection with, this Agreement or any other Transaction Document or any LS Purchase Document or for any failure of any of the Credit Parties or their respective officers to perform its obligations hereun-der or thereunder. The Administrative Agent shall not be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of any Credit Party. Neither Agent shall be responsible to any Bank for the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by such Agent to the Banks or by or on behalf of any Credit Party to such Agent or any Bank or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default.

    11.04. RELIANCE BY THE AGENT. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Credit Parties), independent accountants and other experts selected by the Administrative Agent. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Required Banks (or to the extent specifically provided in Section 12.11, all the Banks), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks.

    11.05. NOTICE OF DEFAULT. Neither Agent shall be deemed to have knowledge of the occurrence of any Default or Event of Default, other than a default in the payment of principal or interest on the Loans hereunder unless it has received notice from a Bank or any Credit Party referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Agent shall give prompt notice thereof to the Banks. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Banks; PROVIDED, HOWEVER, that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

    11.06. NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER BANKS. Each Bank expressly acknowledges that neither Agent nor any officers, directors, employees, agents, attorneys-in-fact or affiliates of such Agent have made any representations or warranties to it and that no act by such Agent hereinafter taken, including any review of the affairs of any Credit Party, shall be deemed to constitute any representation or warranty by such Agent to any Bank. Each Bank represents to each Agent that it has, independently and without reliance upon such Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Credit Parties and made its own decision to make its Loans hereunder and enter into this Agreement and the other agreements contemplated hereby. Each Bank also represents that it will, independently and without reliance upon either Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Credit Parties. Except for notices, reports and other documents expressly required to be furnished to the Banks by the Administrative Agent hereunder, neither Agent shall have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, assets, property, financial and other conditions, prospects or creditworthiness of any Credit Party which may come into the possession of either such Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

    11.07. INDEMNIFICATION. The Banks agree to indemnify each Agent in its capacity as such or in any other representative capacity under any other Credit Document ratably according to the sum of their aggregate Commitments and Loans, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, incurred by or asserted against either Agent in its capacity as such, in any way relating to or arising out of this Agreement or any other Credit Document, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted to be taken by either or both of the Agents under or in connection with any of the foregoing, but only to the extent that any of the foregoing is not paid by any Credit Party; PROVIDED, HOWEVER, that no Bank shall be liable to either Agent for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from any such Agent's gross negligence or willful misconduct. If any indemnity furnished to either Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, either Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section 11.07 shall survive the payment of all Obligations.

    11.08. THE AGENTS IN THEIR INDIVIDUAL CAPACITIES. The Agents and their respective Affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Credit Party and any Affiliate of any Credit Party as though such Agent were not an

Agent hereunder. With respect to the Loans made by it and all Obligations owing to it, such Agent shall have the same rights and powers under this Agreement as any Bank and may exercise the same as though it were not an Agent, and the terms "Bank" and "Banks" shall include each Agent in its individual capacity.

    11.09. SUCCESSOR AGENT. Upon the acceptance of any appointment as an Administrative Agent hereunder by a successor Administrative Agent, the term "Administrative Agent" shall include such successor Administrative Agent effective upon its appointment, and the resigning Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement. After the retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

    11.10.  RESIGNATION, TRANSFER BY AGENT.

         (a) The Administrative Agent may resign from the performance of all its functions and duties hereunder at any time by giving 30 Business Days' prior written notice to the Borrower and the Banks. Such resignation shall take effect upon the acceptance by a successor Administrative Agent of appointment pursuant to Sections 11.10(b) and (c) or as otherwise provided below.

         (b) Upon any such notice of resignation of the Administrative Agent, the Required Banks shall appoint a successor Administrative Agent acceptable to the Borrower and which shall be an incorporated bank or trust company or other qualified financial institution with operations in the United States and total assets of at least $5 billion.

         (c) If a successor Administrative Agent shall not have been so appointed within said 30 Business Day period, the resigning Administrative Agent with the consent of the Borrower shall then appoint a successor Administrative Agent (which shall be an incorporated bank or trust company or other qualified financial institution with operations in the United States and total assets of at least $5 billion) who shall serve as a successor Administrative Agent until such time, if any, as the Required Banks appoint a successor Administrative Agent as provided above.

         (d) If no successor Administrative Agent has been appointed pursuant to Section 11.10(b) or (c) by the 30th Business Day after the date such notice of resignation was given by the resigning Administrative Agent, such Administrative Agent's resignation shall become effective and the Required Banks shall thereafter perform all the duties of Administrative Agent hereunder until such time, if any, as the Required Banks appoint a successor Administrative Agent as provided above.

         (e)  Notwithstanding anything to the contrary contained in this
    Section 11, Indosuez, as Administrative Agent, may transfer its rights and obligations to perform all of its functions and duties hereunder to its parent company or to any Affiliate of it or its parent company.

    11.11. CO-AGENT. The Co-Agent, in such capacity, shall have no obligations, duties or responsibilities, and shall incur no liabilities, under this Agreement or any other Credit Document.

    SECTION 12.  MISCELLANEOUS.

    12.01. PAYMENT OF EXPENSES, ETC. Holdings and the Borrower each agrees to: (a) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Agents in connection with the negotiation, preparation, execution, syndication and delivery of the Credit Documents and the documents and instruments referred to therein (in accordance with the terms of the letter agreement between KGRO Acquisition Company, LLC and Indosuez dated November 18, 1996 and the letter agreement between the Borrower and Indosuez dated February 10, 1997), other than any expenses of Indosuez incurred after the Closing Date solely in its capacity as one of the Banks hereunder, and any amendment, waiver or consent relating thereto (including, without limitation, the reasonable fees and disbursements of Ropes & Gray and local counsel to Indosuez, and of Cadwalader, Wickersham & Taft, counsel to
IBJS) and of each of the Banks after the occurrence and during the continuation of an Event of Default in connection with the enforcement of the Credit Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and disbursements of counsel for each of the Banks) with prior notice to the Borrower of the engagement of any counsel, and hold each of the Banks harmless from and against any and all reasonable fees and expenses of any appraisers or any consultants or other advisors reasonably engaged by the Administrative Agent; (b) pay and hold each of the Banks harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes; and (c) indemnify each Agent and each Bank, its officers, directors, employees, representatives and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses (including, without limitation, any and all losses, liabilities, claims, damages or expenses arising under Environmental Laws except with regard to any losses, costs, damages or expenses under Environmental Laws, excluding such losses, costs, damages or expenses arising from or relating to acts or omissions occurring after the Administrative Agent or any Bank takes possession of, uses, operates, manages, controls or sells any Real Property provided, however, that such exception shall apply only to the extent such losses, costs, damages or expenses arise solely from the gross negligence, bad faith or willful misconduct of the applicable Administrative Agent or any Bank or of the agents of such Administrative Agent or any Bank) incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not any Bank is a party thereto) related to the entering into and/or performance of any Credit Document or the use of the proceeds of any Loans hereunder or the Recapitalization or the consummation of any other transactions contemplated in any Credit Document, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified).

    12.02. RIGHT OF SETOFF. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occur rence and during the continuance of an Event of Default, each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Bank (including, without limitation, by branches and agencies of such Bank wherever located) to or for the credit or the account of any Credit Party against and on account of the Obligations and liabilities of such Credit Party to such Bank under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations of such Credit Party purchased by such Bank pursuant to Section 12.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Bank shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured. Notwithstanding the foregoing, the Banks shall have no right of setoff as to the Put/Call Funds and shall not seek to enjoin payments from the Put/Call Funds made pursuant to the Put/Call Option Agreement or otherwise prevent Holdings from honoring its obligations thereunder; PROVIDED that nothing in the foregoing shall be construed to prevent the Administrative Agent from exercising remedies against Holdings and the Borrower generally available under this Agreement or applicable law, including, without limitation the commencement of a case under the Bankruptcy Code relative to any Credit Party.

    12.03. NOTICES. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier or cable communication) and hand delivered, telegraphed, telexed, telecopied, cabled or delivered:

         (a)  If to Holdings or the Borrower, to it at:

                   3478 Buskirk Avenue, Suite 260
                   Pleasant Hill CA 94523
                   Attention: President

                   with a copy to each of the following:

                   Brownstein Hyatt Farber & Strickland, PC
                   410 Seventeenth Street
                   22nd Floor
                   Denver, CO 80202-4437
                   Attention:  Steven Siegel, Esq.
                   Fax: (303) 623-1956

                   and

                   Kohlberg & Company
                   111 Radio Circle
                   Mt. Kisco, NY  10549
                   Attention:  Samuel Frieder
                   Fax: (914) 241-7476

         (b)  if to any Bank, to it at its address specified on Schedule 12.03;

         (c) or, at such other address as shall be designated by any party in a written notice to the other parties hereto.

    All such notices and communications shall, when hand delivered, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective the following Business Day when delivered to the telegraph company, cable company or overnight courier, as the case may be, or when transmission is confirmed, if by telex or telecopier, except that notices and communications to the Administrative Agent shall not be effective until received by the Administrative Agent.

    12.04.  BENEFIT OF AGREEMENT.

         (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto, all future holders of the Notes, and their respective successors and assigns; PROVIDED, HOWEVER, that Holdings or the Borrower shall not assign or transfer any of its interests hereunder without the prior written consent of the Banks; and PROVIDED, FURTHER, that the rights of each Bank to transfer, assign or grant participation in its rights and/or obligations hereunder shall be limited as set forth below in this Section 12.04; and PROVIDED, FURTHER, that nothing in this Section 12.04 shall prevent or prohibit any Bank from (i) pledging its Loans hereunder to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank and (ii) granting participation in or assignments of such Bank's Loans, Notes and/or Commitments hereunder to its parent company and/or to any Affiliate of such Bank that is at least 50% owned by such Bank or its parent company.

         (b) Each Bank shall have the right to transfer, assign or grant participation in all or any part of its remaining Loans, Notes and/or Revolving Loan Commitments here under on the basis set forth below in this Section 12.04. Subject to Section 12.04(e), each Bank may furnish any information concerning Holdings or any Subsidiary in the possession of such Bank from time to time to assignees and participants (including prospective assignees and participants).

         (c) Each Bank, with the written consent of the Administrative Agent, which consent shall not be unreasonably withheld may assign pursuant to an Assignment Agreement substantially in the form of Exhibit 12.04(c) hereto (the "ASSIGNMENT AGREEMENT") all or a portion of its Loans, Notes, Revolving Loan Commitments and/or Acquisition Term Loan Commitments hereunder pursuant to this Section 12.04(c) to one or more Eligible Assignees; PROVIDED, HOWEVER, that any assignment pursuant to this Section 12.04(c)(i) shall be in a minimum aggregate amount, for all Loans and Commitments assigned, of $5,000,000, and (ii) shall not result in the Borrower incurring any obligation to pay additional amounts as of the time of such assignment pursuant to Section 1.10(e), 1.11 or 3.05. Any assignment pursuant to this Section 12.04(c) will become effective five Business Days after the Administrative Agent's receipt of (i) a written notice in the form of Exhibit 12.04(c) executed by the assigning Bank and the Eligible Assignee, and (ii) a processing and recordation fee of $2,500 from the assigning Bank in connection with the Administrative Agent's recording of such sale, assignment, transfer or negotiation; PROVIDED, HOWEVER, that such fee shall only be payable if the assignment is between a Bank and an Eligible Assignee that is not a Bank prior to the assignment. Such assignment shall be recorded by the Administrative Agent in the Register. The Borrower shall issue new Notes to the assignee Bank or Eligible Assignee, as the case may be, in conformity with Section 1.05 and the assignor shall return the old Notes to the Borrower. Upon the effectiveness of any assignment in accordance with this Section 12.04(c), the assignee, if not a Bank, will become a "Bank" for all purposes of this Agreement and the other Credit Documents and, to the extent of such assignment, the assigning Bank shall be relieved of its obligations hereunder with respect to the Commitments being assigned. The Administrative Agent shall maintain at its address specified in Exhibit
    12.03 a copy of each Assignment Agreement delivered to and accepted by it and a register in which it shall record the names and addresses of the Banks and the Commitments of, and principal amount of the Loans owing to, each Bank from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent demonstrable error, and the Borrower, the Administrative Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, the Administrative Agent or any Bank at any reasonable time and from time to time upon reasonable prior notice.

         (d) Each Bank may transfer, grant or assign participation in all or any part of such Bank's Loans, Notes and/or Commitments hereunder pursuant to this Section 12.04(d) to any Person; PROVIDED, HOWEVER, that (i) such Bank shall remain a "Bank" for all purposes of this Agreement and the transferee of such participation shall not constitute a Bank hereunder and (ii) no participant under any such participation shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (A) change the scheduled final maturity date of any of the Loans, Notes, Revolving Loan Commitments or Acquisition Term Loan Commitments in which such participant is participating or (B) reduce the principal amount, interest rate or fees applicable to any of the Loans, Notes or Revolving Loan Commitments in which such participant is participating or postpone the payment of any interest or fees or (C) release all or substantially all of the Collateral and PROVIDED, FURTHER, that any participation pursuant to this Section 12.04(d) shall not result in the Borrower paying additional amounts as of the time of such participation pursuant to Section 1.10(e),
    1.11 or 3.05. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against the granting Bank in respect of such participation to be those set forth in the agreement with such Bank creating such participation) and all amounts payable by the Borrower hereunder shall be determined as if such Bank had not sold such participation; PROVIDED, HOWEVER, that such participant shall be considered to be a "Bank" for purposes of Sections 12.02 and 12.06(b).

         (e) The Agents and the Banks agree to keep confidential (and to cause their respective officers, directors, employees, agents, representatives and counsel to keep confidential) all information, materials and documents furnished by any Credit Party to the Agents or any Bank (the "INFORMATION"). Notwithstanding the foregoing the Agents and each Bank shall be permitted to disclose Information (i) to such of its officers, directors, employees, agents, representatives and counsel as need to know such Information in connection with its participation in any of the transactions contemplated hereby or the administration of this Agreement;
    (ii) to the extent required by applicable laws and regulations or by any subpoena or similar legal process, or requested by any governmental agency or authority; (iii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Agreement or any other confidentiality agreement with respect thereto, (B) becomes available to such Agent or such Bank on a non-confidential basis from a source other than the Borrower or its Subsidiaries, officers, directors, employees, agents or representatives or (C) was available to such Agent or such Bank on a non-confidential basis prior to its disclosure to the Agent or such Bank by the Borrower or any of its Subsidiaries; (iv) to the extent the Borrower or any of its Subsidiaries shall have consented to such disclosure in writing; (v) in connection with the sale of any Collateral pursuant to the provisions of any of the Security Documents; (vi) in connection with any litigation or claim concerning enforcement of the Obligations or arising under this Agreement or any Credit Document or any related agreement; or (vii) pursuant to Section 12.04(b); PROVIDED, HOWEVER, that prior to any such disclosure under Section 12.04(b), each prospective Eligible Assignee or participant shall enter into a written agreement with the assigning or selling Bank to preserve the confidentiality of any Information to the extent set forth in this Section 12.04(e).

         (f)  If the Borrower shall: (i) as a result of the requirements of
    Section 1.01(b) or 1.11 of this Agreement, be required to pay to any Bank the additional amounts referred to in such Sections at any time when all of the Banks have not requested payment of such amounts; (ii) as a result of the requirements of Section 3.07, be required to pay any Bank the Taxes referred to in Section 3.07, or (iii) as a result of the failure of any Bank to make available to the Administrative Agent such Bank's ratable portion of any Borrowing, be required to repay to the Administrative Agent such corresponding amount pursuant to Section 1.04(b), then, in each such case, (A) the Borrower shall be entitled to designate an Eligible Assignee to replace such Bank, (B) such Bank shall execute and deliver to such Eligible Assignee an Assignment Agreement with respect to such Bank's entire interest under this Agreement and the Notes, and (C) upon the execution by such Eligible Assignee of such Assignment Agreement and compliance with the requirements of Section 12.04(c), such Eligible Assignee shall succeed to all of such Bank's rights and duties under this Agreement; PROVIDED, HOWEVER, that notwithstanding anything to the contrary in this Agreement, the Borrower shall be responsible to pay any and all out-of- pocket expenses of any Bank replaced by the Borrower pursuant to this Section 12.04(f) or of the Administrative Agent incurred by such Bank or by the Administrative Agent, in either case incurred in connection with the Borrower's replacement of any Bank pursuant to this Section 12.04(f).

    12.05. NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of the Administrative Agent or any Bank in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between any Credit Party and any Administrative Agent or any Bank shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power, or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which any Administrative Agent or any Bank would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circum stances or constitute a waiver of the rights of any Administrative Agent or the Banks to any other or further action in any circumstances without notice or demand.

    12.06.  PAYMENTS PRO RATA.

         (a) The Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of any Credit Party in respect of any Obligations of such Credit Party, it shall distribute such payment to the Banks pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received and in accordance with the provisions hereof as to the application of prepayments.

         (b) Each of the Banks agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans, of a sum which with respect to the related sum or sums received by other Banks is in a greater proportion than the total of such Obligations then owed and due to such Bank bears to the total of such Obligations then owed and due to all of the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in the Obligations of the respective Credit Party to such Banks in such amount as shall result in a proportional participation by all of the Banks in such amount; PROVIDED, HOWEVER, that if all or any portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

    12.07. CALCULATIONS; COMPUTATIONS. Unless otherwise indicated, all computations of interest and fees hereunder shall be made on the actual number of days elapsed over a year of 365 days; PROVIDED, HOWEVER, that all computations of Reserve Adjusted Eurodollar Loans and Commitment Fees shall be made on the actual number of days elapsed over a year of 360 days.

    12.08.  GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; SERVICE OF
PROCESS.

         (a) This Agreement and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with and be governed by the laws of the State of New York applicable to contracts made and to be performed wholly therein, without giving effect to principles of conflicts of law. Any legal action or proceeding with respect to this Agreement or any other Credit Document may be brought in the courts of the State of New York or the United States for the Southern District of New York, and, by execution and delivery of this Agreement, each Credit Party hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the non- exclusive jurisdiction of the aforesaid courts. Each Credit Party designates and appoints CT Corporation System, with an address at 1633 Broadway, New York, New York 10019 and such other persons as may hereafter be selected by the Credit Parties and shall irrevocably agree in writing to so serve, as their administrative agent to receive on their behalf, service of all process in any such proceedings in any such court, such service being hereby acknowledged by each Credit Party to be effective and binding service in every respect. A copy of such process so served shall be mailed by registered mail to any Credit Parties at the address provided for Holdings and the Borrower in Section 12.03 of this Agreement except that unless otherwise provided by applicable law, any failure to mail such copy shall not affect the validity of service of process. If any agent appointed by the Credit Parties refuses to accept service, the Credit Parties hereby agree that service upon them by mail shall constitute sufficient notice. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of the Administrative Agent to bring proceedings against any Credit Party in the courts of any other jurisdiction.

         (b) Each party hereto hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Credit Document brought in the courts referred to in Section 12.08(a) and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

    12.09. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

    12.10. HEADINGS DESCRIPTIVE. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

    12.11. AMENDMENT OR WAIVER. Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Required Banks; PROVIDED, HOWEVER, that no such change, waiver, discharge or termination shall, without the consent of each affected Bank and the Administrative Agent, (a) extend the scheduled final maturity date of any Loan, or any portion thereof, or reduce the rate or extend the time of payment of interest thereon or fees or reduce the principal amount thereof, or increase the Commitments of any Bank over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment shall not constitute a change in the terms of any Commitment of any Bank), (b) release all or substantially all of the Collateral (except as expressly permitted by the Credit Documents), (c) amend, modify or waive any provision of this Section, or Section 1.10, 1.11, 3.05, 8, 11.07, 12.01, 12.02, 12.04, 12.06, 12.07 or 12.12, (d) reduce any percentage specified in, or otherwise modify, the definition of Required Banks or (e) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under this Agreement. No provision of Section 12 may be amended without the consent of the Administrative Agent.

    12.12. SURVIVAL. All indemnities set forth herein including, without limitation, in Section 1.11, 3.05, 10.07 or 12.01 shall survive the execution and delivery of this Agreement and the making of the Loans, the repayment of the Obligations and the termination of the Total Commitments.

    12.13. DOMICILE OF LOANS. Each Bank may transfer and carry its Loans at, to or for the account of any branch office, subsidiary or Affiliate of such Bank; PROVIDED, HOWEVER, that any such transfer shall not result in the Borrower paying additional amounts as of the time of such transfer pursuant to any provision of any Credit Document.

    12.14. WAIVER OF JURY TRIAL. Each of the parties to this Agreement hereby irrevocably waives all rights to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby.

    12.15. INDEPENDENCE OF COVENANTS. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitation of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

    12.16. REINSTATEMENT. If, at any time, all or part of any payment of the Obligations made by the Borrower is rescinded or otherwise must be returned by any Bank or the Administrative Agent for any reason whatsoever (including the insolvency, bankruptcy or reorganization of the Borrower), this Agreement shall be reinstated as to the Obligations which were satisfied by the payment to be rescinded or returned, all as though such payment had not been made.

                                         [Amended and Restated Credit Agreement]

    IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

                                  COLOR SPOT NURSERIES, INC.


                                  By: /s/ Michael F. Vukelich
                                     -------------------------------
                                     Name:
                                     Title:

                                  CSN, Inc.

                                  By: /s/ Michael F. Vukelich
                                     -------------------------------
                                     Name:
                                     Title:

                                  BANQUE INDOSUEZ, NEW YORK BRANCH
                                    as a Bank and as Administrative Agent


                                  By:  /s/ Patricia Frankel
                                     -------------------------------
                                     Name:  PATRICIA FRANKEL
                                     Title:  FIRST VICE PRESIDENT

                                  By:  [ILLEGIBLE]
                                     -------------------------------
                                     Name:
                                     Title:

                                  IBJ SCHRODER BANK & TRUST COMPANY,
                                    as a Bank and as Co-Agent

                                  By:  /s/ DeVer G. Warner
                                     -------------------------------
                                     Name:  DeVer G. Warner
                                     Title:  Managing Director


                        Total Term A Loan Commitment:              $25,000,000
                        Total Term B Loan Commitment:              $35,000,000
                        Total Revolving Loan Commitment:           $27,500,000
                        Total Acquisition Term Loan Commitment:    $15,000,000

SCHEDULE A

                                    LIST OF BANKS
                                     COMMITMENTS


                    Term A Loan                              Term B Loan
                    -----------                              -----------
                    $17,779,780                              $24,891,700
                      7,220,220                               10,108,300
                    -----------                              -----------
                    $25,000,000                              $35,000,000





                    Revolving Loan                      Acquisition Term Loan
                    --------------                      ---------------------
                    $19,557,760                              $10,667,870
                      7,942,240                                4,332,130
                    -----------                              -----------
                    $27,500,000                              $15,000,000


Banque Indosuez, New York Branch
IBJ Schroder Bank & Trust Co.



                                    ASSIGNEE BANKS

                                                                  SCHEDULE 12.03


                                    BANK ADDRESSES

Banque Indosuez, New York Branch
1211 Avenue of the Americas - 7th Floor
New York, New York  10036

IBJ Schroder Bank & Trust Co.
One State Street
New York, NY  10004

                                   AMENDMENT NO. 4

    This Amendment No. 4 (this "AMENDMENT") is made and entered into as of September 3, 1997, by and among CSN Inc., a Delaware corporation ("HOLDINGS"), Color Spot Nurseries, Inc., a Delaware corporation (the "BORROWER"), Credit Agricole Indosuez (formerly Banque Indosuez, New York branch), as Administrative Agent for itself and the other Banks (each as defined in the Credit Agreement referenced below) (the "ADMINISTRATIVE AGENT"), IBJ Schroder Bank & Trust Company, as Co-Agent (together with the Administrative Agent, "THE AGENTS") and the other Banks party hereto. The parties agree as follows:

1. REFERENCE TO CREDIT AGREEMENT; DEFINITIONS. Reference is made to the Amended and Restated Credit Agreement dated as of February 20, 1997, as amended and in effect on the date hereof prior to giving effect to this Agreement (the "CREDIT AGREEMENT"), among Holdings, the Borrower, the Banks and the Agents. Terms defined in the Credit Agreement as amended hereby (the "AMENDED CREDIT AGREEMENT") and not otherwise defined herein are used herein with the meanings so defined. References in this Agreement to "Sections" and "Exhibits", except as the context otherwise dictates, are references to sections hereof and exhibits hereto.

2.  BACKGROUND.

    2.1. The Borrower desires to enter into a transaction (the "ODA ACQUISITION") pursuant to which it shall acquire a nursery business located in California and owned and operated by Oda Nursery, Inc., a California corporation.

    2.2. The Oda Acquisition will be financed through the incurrence by the Borrower of up to an additional $15.5 million in indebtedness under the Credit Agreement (as described below).

    2.3. Pursuant to the Credit Agreement, as of the date hereof, (i) the Borrower has heretofore incurred Term A Loans in the aggregate principal amount of $27.5 million, Term B Loans in an aggregate principal amount of $47 million; (ii) the Total Acquisition Term Loan Commitment is $15 million, (all of which is currently outstanding in principal amount of Acquisition Term Loan); and (iii) the Total Revolving Loan Commitment is $37.5 million, of which $7.8 million is drawn.

3. AMENDMENTS AND WAIVERS. Subject to all the terms and conditions hereof, and in reliance upon the representations and warranties set forth in
    Section 4, the Credit Agreement is hereby amended as follows, effective upon the date (the "AMENDMENT DATE") that the conditions in Section 5 are satisfied, which conditions must be satisfied not later than September 15, 1997 or this Agreement will be of no force or effect:

    3.1. Schedule A to the Credit Agreement is hereby amended to add the following column to the right side of the table of Banks:

              Oda Term A Loan               Oda Term B Loan
              ---------------               ---------------

                   $7,500,000                    $8,000,000
                            0                             0

    3.2. Section 1.01 of the Credit Agreement is hereby amended as follows:

              (a) clause (i) of the first paragraph of Section 1.01 is amended to read in its entirety as follows:

                   "(i) in the case of any Borrowings under the Term A Portion or the Term B Portion, (x) on the Closing Date with respect to Term A Loans and Term B Loans other than the Texas Term B Loans, the Summersun Term A Loans, Summersun Term B Loans, Oda Term A Loans and Oda Term B Loans, (y) on the Texas Acquisition Closing Date with respect to the Texas Term B Loans, (z) on the Summersun Acquisition Closing Date with respect to the Summersun Terms A Loans and the Summersun Term B Loans, and (aa) on the Oda Acquisition Closing Date with respect to Oda Term A Loans and the Oda Term B Loans";

              (b) the first sentence of Section 1.01(a) is amended to read in its entirety as follows:

                   "(a) Loans under the Term A Portion of the Loan Facility (each a "TERM A LOAN") shall, (i) with respect to the Term A Loans other than the Summersun Term A Loans and the Oda Term A Loans, be made to the Borrower on the Closing Date,
                   (ii) with respect to the Summersun Term A Loans, be made to the Borrower on the Summersun Acquisition Closing Date, and (iii) with respect to the Oda Term A Loans, be made to the Borrower on the Oda Acquisition Closing Date";

              (c)  the lead in of clause (i) of the second sentence of
                   Section 1.01(a) is amended to read in its entirety as follows:

                   "(i) except as hereinafter provided, shall initially be Base Rate Loans and, 30 days after the Closing Date, the Summersun Acquisition Closing Date or the Oda Acquisition Closing Date, as applicable, or such earlier time as"

              (d) the first sentence of Section 1.01(b) is amended to read in its entirety as follows:

                   "(b) Loans under the Term B Portion of the Loan Facility (each a "TERM B LOAN") shall, (i) with respect to the Term B Loans other than the Texas Term B Loans, the Summersun Term B Loans and the Oda Term B Loans, be made to the Borrower on the Closing Date, (ii) with respect to the Texas Term B Loans, be made to the Borrower on the Texas Acquisition Closing Date, (iii) with respect to the Summersun Term B Loans, be made to the Borrower on the Summersun Acquisition Closing Date, and (iv) with respect to the Oda Term B Loans, be made to the Borrower in the Oda Acquisition Closing Date."

              (e)  the lead in to clause (i) of the second sentence of
                   Section 1.01(b) is amended to read in its entirety as follows:

                   "(i) except as hereinafter provided, shall initially be Base Rate Loans and, 30 days after the Closing Date, the Texas Acquisition Closing Date, the Summersun Acquisition Closing Date or the Oda Acquisition Closing Date, as applicable, or such earlier time as"

    3.3. Clause (i) of Section 1.02 of the Credit Agreement is hereby amended to read in its entirety as follows:

                   "(i) the Banks' Term A Loan Commitments and Term B Loan Commitments shall terminate, on a pro rata basis, with respect to any portion of the Total Term A Loan Commitments or the Total Term B Loan Commitments, as the case may be, not utilized by the Borrower on the Closing Date (except for the Texas Term B Loan Commitment, the Summersun Term A Loan Commitment, the Summersun Term B Loan Commitment, the Oda Term A Loan Commitment and the Oda Term B Loan Commitment, which shall each terminate as to any portion not utilized on the Texas Acquisition Closing Date, the Summersun Acquisition Closing Date or the Oda Acquisition Closing Date, as the case may be) and"

    3.4. Clause (iii) of Section 1.05(b) is hereby amended to read in its entirety as follows:

                   "(iii) be dated the Closing Date (except that the Term A Notes evidencing the Summersun Term A Loans shall be dated the Summersun Acquisition Closing Date and the Term A Notes evidencing the Oda Term A Loans shall be dated the Oda Acquisition Closing Date),"

    3.5. Clause (iii) of Section 1.05(c) is hereby amended to read in its entirety as follows:

                   "(iii) be dated the Closing Date (except that the Term B Notes evidencing the Texas Term B Loans shall be dated the Texas Acquisition Closing Date, the Term B Notes evidencing the Summersun Term B Loans shall be dated the Summersun Acquisition Closing Date and the Term B Notes evidencing the Oda Term B Loans shall be dated the Oda Acquisition Closing Date),"

    3.6. Section 1.12 of the Credit Agreement is hereby amended to add the following immediately after the second sentence of such
              Section:

             "As of the Summersun Acquisition Closing Date, the amount of (a)
              the Total Commitment is $142.5 million, (b) the Total Term A Loan Commitment is $35 million (c) the Total Term B Loan Commitment is $55 million, (d) the Total Revolving Loan Commitment is $37.5 million and (e) the Total Acquisition Term Loan Commitment is $15 million (all of which is currently outstanding in aggregate principal amount under Acquisition Term Loans)."

    3.7. Clause (c) of Section 2.02 of the Credit Agreement is hereby amended to read in its entirety as follows:

              "Each of the Term A Loan Commitments and the Term B Loan Commitments shall terminate as of the close of business on the Closing Date (except with respect to (i) the Texas Term B Loan Commitments, which shall terminate as of the close of business on the Texas Acquisition Closing Date, (ii) the Summersun Term A Loans Commitments and the Summersun Term B Loan Commitments, which shall terminate on the Summersun Acquisition Closing Date, and the Oda Term A Loans Commitments and (iii) the Oda Term B Loan Commitments, which shall terminate on the Oda Acquisition Closing Date), and any amounts not borrowed with respect to each of the Term A Loans and the Term B Loans on the Closing Date (or the Texas Acquisition Closing Date, the Summersun Acquisition Date or the Oda Acquisition Closing Date, as the case may be) shall cease to be available."

    3.8. Section 2.02 shall be amended to add clause (h) immediately following clause (g) thereof which shall read in its entirety as follows:

              "(h) The Oda Term A Loan Commitment and the Oda Term B Loan Commitment shall be reduced proportionately by the amount of any reduction in the cash purchase price to be paid by the Borrower to consummate the Oda Acquisition."

    3.9. Section 5.05 of the Credit Agreement is hereby amended to add clause (g) immediately following clause (f) which shall read in its entirety as follows:

              "(g) All proceeds of the Oda Term A Loans and the Oda Term B Loans shall be used by the Borrower to (i) to pay the cash consideration to be paid by the Borrower in connection with the Oda Acquisition and (ii) to pay fees and expenses related to the consummation of the Oda Acquisition."

    3.10.     Section 10 of the Credit Agreement is hereby amended as follows:

              (a)  the following definitions are hereby added to Section 10:

                   "ODA ACQUISITION" means the acquisition by the Borrower, of a nursery business located in California and owned and operated by Oda Nursery, Inc., a California corporation ("ODA"), which is to be accomplished by the acquisition of all of the outstanding capital stock of Oda by the Borrower, and in consideration of such acquisition the shareholders of Oda will receive approximately $15 million in cash and a Seller Note for $1,000,000 in accordance with the Stock Purchase Agreement dated as of September 3, 1997 among the Borrower, Oda and the shareholders of Oda (the "ODA PURCHASE AGREEMENT").

                   "ODA ACQUISITION CLOSING DATE" shall mean September 3,
                   1997.

                   "ODA ACQUISITION DOCUMENTS" means the Oda Purchase Agreement, as amended and in effect on the date hereof, and the other documents evidencing or implementing the transactions contemplated thereby.

                   "ODA TERM A LOAN" means loans under the portion of the Loan Facility evidenced by the Oda Term A Loan Commitment.

                   "ODA TERM A LOAN COMMITMENT" means, with respect to each Bank, the amount set forth below such Bank's name on Exhibit A hereto directly below the column entitled "Oda Term A Loan," as same may be reduced from time to time pursuant to Sections 2.01, 3.03 and/or 8.

                   "ODA TERM B LOAN" means loans under the portion of the Loan Facility evidenced by the Oda Term B Loan Commitment.

                   "ODA TERM B LOAN COMMITMENT" means, with respect to each Bank, the amount set forth below such Bank's name on Exhibit A hereto directly below the column entitled "Oda Term B Loan," as same may be reduced from time to time pursuant to Sections 2.01, 3.03 and/or 8.

              (b) The following definitions are hereby amended to read in their entirety as follows:

                  "SCHEDULED TERM A LOAN PRINCIPAL PAYMENTS" means, with
                   respect to the principal payments on the Term A Loan to be made on the last Business Day of each calendar quarter specified in the table below, the Dollar amount specified opposite such date in such table:

                                           Scheduled Term A Loan
                        Date                 Principal Payment
                        ----               ---------------------

                   March 31, 1997                  $450,000
                   June 30, 1997                   $625,000
                   September 30, 1997              $886,233
                   December 31, 1997               $886,233

                   March 31, 1998                $1,382,524
                   June 30, 1998                 $1,382,524
                   September 30, 1998            $1,382,524
                   December 31, 1998             $1,382,524

                   March 31, 1999                $1,595,220
                   June 30, 1999                 $1,595,220
                   September 30, 1999            $1,595,220
                   December 31, 1999             $1,595,220

                   March 31, 2000                $1,701,568
                   June 30, 2000                 $1,701,568
                   September 30, 2000            $1,701,568
                   December 31, 2000             $1,701,568

                   March 31, 2001                $1,985,160
                   June 30, 2001                 $1,985,160
                   September 30, 2001            $1,985,160
                   December 31, 2001             $1,985,160

                   March 31, 2002                $2,747,323
                   June 30, 2002                 $2,747,323


                   "SCHEDULED TERM B LOAN PRINCIPAL PAYMENTS" means, with respect to the Term B Loan, principal payments to be made on the last Business Day of each calendar quarter specified in the table below, in each case, in the Dollar amount specified opposite such period in such table:

                                             Scheduled Term B Loan
                           Period              Principal Payment
                           ------            ---------------------

                   January 1, 1997 through
                     June 30, 1997                       $87,620
                   July 1, 1997 through
                     June 30, 1997                      $117,812
                   July 1, 1997 through
                     June 30, 2002                      $137,940
                   July 1, 2002 through
                     December 31, 2003                $8,677,660

              "Total Term A Loan Commitment" means the sum of the Term A Loan Commitments, the Summersun Term A Loan Commitments and the Oda Term A Loan Commitments of each of the Banks.

              "Total Term B Loan Commitment" means the sum of the Term B Loan Commitments, the Texas Term B Loan Commitments, the Summersun Term B Loan Commitments and the Oda Term B Loan Commitments of each of the Banks.

    3.11. WAIVER. The Banks hereby waive compliance with the requirements of only Sections 4.03(d), 6.14, 6.15 and 6.18 as to the Staging Area Real Property until the period ending September 30, 1997

4. REPRESENTATIONS AND WARRANTIES. In order to induce the Bank and the Agents to enter into this Amendment, the Borrower represents and warrants to each of the Banks and the Agent that:

    4.1. NO DEFAULT. Immediately after giving effect to this Agreement, no Default will exist.

    4.2. INCORPORATION OF REPRESENTATIONS AND WARRANTIES. The representations and warranties set forth in Section 5 of the Amended Credit Agreement are true and correct on the date hereof as if originally made on and as of the date hereof (except to the extent any representation or warranty refers to a specific earlier date).

    4.3. DISCLOSURE. The Oda Acquisition Documents and the other information and certificates furnished to or to be furnished to the Administrative Agent in connection with the Oda Acquisition and this Amendment do not contain and will not contain any untrue statement of a material fact or omit to state any material fact and, to the knowledge of the Credit Parties, there is no material fact relating to Oda or the Oda Acquisition which may adversely affect the same which has not been disclosed in writing to the Administrative Agent.

5. CONDITIONS. The effectiveness of this Amendment, and the making of the Oda Term A Loans and the Oda Term B Loans to be made on the Oda Acquisition Closing Date, provided for hereby, are subject to the satisfaction of the following conditions:

    5.1.      CREDIT DOCUMENTS.

              (a) This Amendment and each other Credit Document (to the extent not previously executed and delivered), including, without limitation, the Subsidiary Guarantee of Oda and any related security documentation evidencing the guarantees and pledges by each of the Borrower and Oda, shall (A) have been, on or before the Oda Acquisition Closing Date, duly authorized, executed and delivered by each of the parties signatory thereto and (B) constitute the legal, valid and binding obligation of each Credit Party, enforceable in accordance with its terms (subject to bankruptcy and principles of equity).

              (b) There shall have been delivered to the Administrative Agent (i) for the account of each of the Banks which are extending Oda Term A Loans and Oda Term B Loans, Term A Notes and Term B Notes evidencing such Borrowings, each duly executed by the Borrower in the amount and maturity and as otherwise provided in the Amended Credit Agreement and (ii) updated Schedules 5.13, 5.16 and 5.17 after giving effect to the Oda Acquisition, the merger of Peters into LSGR Holdings and the related asset transfers.

    5.2. OFFICERS' CERTIFICATE. The Administrative Agent shall have received a certificate dated the Oda Acquisition Closing Date signed by the appropriate officer(s) of the Borrower on behalf of the Borrower in substantially the form of Exhibit 4.01(b) stating that (i) all of the conditions set forth in this
              Section 5 have been either satisfied or waived in writing by the Administrative Agent, and the Required Banks as of such date, (ii) immediately before and after giving effect to this Agreement, the Oda Acquisition, the Borrowings related thereto, the merger of Peters into LSGR Holdings and the related asset transfers, all representations and warranties contained herein or in any other Credit Document (except as expressly amended hereunder or under another Credit Document) shall be true and correct, (iii) no Default or Event of Default has occurred or will have occurred after giving effect to this Agreement, the Oda Acquisition, the Borrowings related thereto, the merger of Peters into LSGR Holdings and the related asset transfers and
              (iv) since June 30, 1996 no material adverse change in the business, assets, prospects, properties or condition (financial or otherwise) of Holdings and its Subsidiaries shall have occurred.

    5.3. OPINIONS OF COUNSEL. The Administrative Agent shall have received an opinion dated the Oda Acquisition Closing Date addressed to each of the Banks from each of (i) Brownstein Hyatt Farber & Strickland, P.C., counsel to the Credit Parties and (ii) Butterwick, Bright & O'Laughlin, Inc., counsel to Oda, in each case, in form and substance reasonably acceptable to the Administrative Agent.

    5.4. CORPORATE PROCEEDINGS. All corporate and legal proceedings and all instruments and agreements in connection with the Oda Acquisition, the merger of Peters into LSGR Holdings and the related asset transfers, the execution of this Amendment and the other Credit Documents to be executed in connection with the transactions contemplated hereby shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received all information and copies of all certificates, documents and papers, including records of corporate proceedings and governmental approvals, if any, which it may have reasonably requested from the Credit Parties or in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities. Without limiting the foregoing, the Administrative Agent shall have received from each Credit Party:

              (a) resolutions of the board of each such Person which shall include, without limitation, (1) resolutions approving such documents and actions as are contemplated by this Amendment or the Oda Acquisition, and any related transactions to the extent such Person is a party thereto and (2) resolutions as to the due authorization, execution and delivery of this Amendment and the Oda Acquisition Documents, to the extent such Person is a party thereto, all such resolutions to be in form and substance reasonably satisfactory to the Administrative Agent; and

              (b) signature and incumbency certificates of each officer of each such Credit Party executing instruments, documents or agreements required to be executed in connection with the transactions contemplated by this Amendment and the Oda Acquisition Documents.

    5.5.      ACQUISITION DOCUMENTS.

              (a) The Oda Acquisition Documents and any amendments thereto, shall be in form and substance satisfactory to the Administrative Agent; and on the Oda Acquisition Closing Date each of the conditions to closing contained in each of the Oda Acquisition Documents shall have been satisfied in all material respects (or waived in writing, such waiver to be reasonably satisfactory to the Administrative Agent) to the reasonable satisfaction of the Administrative Agent. Each Credit Party and each of the other parties to the Oda Acquisition Documents shall have done and performed such acts and observed such covenants which each is required to do or perform under the Oda Acquisition Documents on or prior to the Oda Acquisition Closing Date (or such acts and covenants shall have been waived in writing, such waiver to be reasonably satisfactory to the Administrative Agent). Full, complete and accurate copies of each of the Oda Acquisition Documents (including all schedules and exhibits thereto) shall have been provided to the Administrative Agent.

              (b) Holdings and the Borrower shall have provided evidence satisfactory in form and substance to the Administrative Agent that the Oda Acquisition has been consummated or will be consummated simultaneously with the closing of the transactions contemplated by this Agreement.

    5.6. CAPITAL STRUCTURE. On the Oda Acquisition Closing Date, after giving effect to the Oda Acquisition, (i) there shall be no outstanding Capital Stock of Holdings other than as set forth in Schedule 5.17, (ii) the Borrower shall be a Wholly Owned Subsidiary of Holdings, (iii) Holdings shall have no direct Subsidiaries other than the Borrower, and no indirect Subsidiaries other than as set forth on Schedule 5.13.

    5.7. ORGANIZATIONAL DOCUMENTATION, ETC. On or prior to the Oda Acquisition Closing Date, the Administrative Agent shall have received a true and complete certified copy of the following documents of each of Holdings, the Borrower, and Oda, the provisions of which shall be reasonably satisfactory to the
              Agents:

              (a) Copies of its certificate of incorporation, or certificate of limited partnership, as the case may be, which (A) shall be certified by, and accompanied by a good standing certificate from, the Secretary of State or similar official of the jurisdiction of its organization and (B) in the case of Holdings, the Borrower, and Oda shall be accompanied by good standing certificates from each jurisdiction in which it is required to be qualified to do business as a foreign corporation, each to be dated a recent date prior to the Oda Acquisition Closing Date;

              (b) Copies of its by-laws or limited partnership agreement as the case may be, certified as of a recent date prior to the Oda Acquisition Closing Date by its corporate secretary or other person serving in a similar capacity.

    5.8. CERTAIN FEES; INTEREST ON OUTSTANDING LOANS. All fees and reasonable costs and expenses (including, without limitation, reasonable legal fees and expenses) and other compensation payable to the Agents or the Banks by Holdings or the Borrower shall have been paid in full, and there shall have been paid in full all accrued interest and all accrued commitment fees on the Outstanding Loans and all other fees and expenses (including, without limitation, reasonable legal fees and expenses) of the Agents or the Banks, in each case to the extent due and payable and, with respect to costs and expenses, invoiced or presented on or before the Oda Acquisition Closing Date. In addition, on or prior to the Oda Acquisition Closing Date, there shall have been delivered to the Agents evidence satisfactory to the Agents that the fees and expenses payable by Holdings and its Subsidiaries in connection with the Oda Acquisition shall not exceed $_________ in the aggregate.

    5.9. FINANCIAL STATEMENTS, ETC. On or before the Oda Acquisition Closing Date, the Agents shall have received: (i) a pro forma balance sheet for Holdings and its Subsidiaries, as of _______________ after giving effect to the Texas Acquisitions, the Summersun Acquisition, the Oda Acquisition, the Oda Term A Loans and Oda Term B Loans contemplated hereby; and (ii) a revised annual plan, giving effect to the Texas Acquisitions, the Summersun Acquisition, the Oda Acquisition, the Oda Term A Loans and the Oda Term B Loans contemplated hereby for each of Holdings' and its Subsidiaries' and projections for five calendar years commencing on or about January 1, 1997, in each case, accompanied by a statement by Holdings that such projections are based on estimates and assumptions believed by Holdings in good faith to be reasonable in light of the conditions which existed at the time of their preparation as to the future financial performance of Holdings, each in form, scope and substance satisfactory to the Administrative Agent, prepared in accordance with Holdings' normal accounting procedures applied on a consistent basis, including (A) forecasted balance sheets and statements of operations, stockholders' equity and cash flows of Holdings and its Subsidiaries for such periods, (B) the amount of forecasted capital expenditures (including the amount of such costs to be capitalized, if any) for such periods, and (C) Holdings and its Subsidiaries' forecasted compliance with Sections 7.01 through
              7.05 of the Amended Credit Agreement. Each of the items delivered pursuant to this Section 4.9, shall be satisfactory to the Administrative Agent in its reasonable discretion.
              Since the time of the preparation of such financial projections, no fact or facts have come to the attention of any Credit Party to cause such Person to believe that any of the estimates and assumptions on which such projections are based are not reasonable.

    5.10. LITIGATION. Except as set forth on Schedule 4.01(l), there shall be no litigation pending or threatened by any entity (private or governmental) involving any Credit Party or any other party to any Oda Acquisition Document or any of the properties or assets of any such Person that could reasonably be expected to restrain, enjoin or result in the obtaining of a judgment for substantial damages with respect to the Oda Acquisition or the consummation of the transactions contemplated by the Oda Acquisition Documents, and there shall be no pending or threatened litigation involving any Credit Party or involving any other party to any Oda Acquisition Document or any of the properties or assets of any such Person that could reasonably be expected to have a material adverse effect on the operations or properties being acquired in the Oda Acquisition or the ability of the Credit Parties to operate the same or that could reasonably be expected to have a Material Adverse Effect.

    5.11. INDEBTEDNESS, ETC. (i) Each Credit Party shall have received all necessary consents or waivers or shall have amended, supplemented or otherwise modified, repaid or defeased its outstanding Indebtedness in a manner and on terms satisfactory to the Agents such that there exists no default or potential default (as a result of the consummation of the Oda Acquisition) with respect to such Indebtedness or under any note, evidence of indebtedness, capital lease, mortgage, deed of trust, security document or other agreement relating to such Indebtedness and such indentures, notes, evidences of indebtedness, capital lease mortgages, deeds of trust or other agreements relating to such Indebtedness shall not contain (i) any restriction on the ability of Holdings or any of its Subsidiaries to grant any Lien in favor of the Banks (other than in the case of Capital Leases, or purchase money debt (excluding Real Property leases), a Lien on the property financed thereby) or any financial covenants or tests applicable to Holdings or any of its Subsidiaries.

                   (ii) The terms and conditions of any Indebtedness of Holdings and its Subsidiaries as of the Oda Acquisition Closing Date which remains outstanding after giving effect to the Oda Acquisition and the making of the Oda Term A Loans and the Oda Term B Loans, the extent to which any Indebtedness of Oda remains outstanding as Indebtedness of the Borrower after giving effect to the Oda Acquisition and the making of the Oda Term A Loans and Oda Term B Loans shall, in each case, be reasonably acceptable to the Agents. The Administrative Agent shall have received evidence satisfactory to it that the Indebtedness reflected on Schedule A hereto as being paid as of the Oda Acquisition Closing Date is being paid with the proceeds of the Oda Term A Loans and Oda Term B Loans made on the date hereof.

    5.12. SECURITY DOCUMENTS. In each case, to the extent the same shall not have been previously delivered to the Administrative Agent, the Security Documents and Additional Security Document, including the Subsidiary Guarantee and Security Agreement of Oda, shall have been duly executed and delivered by each of the Credit Parties party thereto and there shall have been delivered to the Administrative Agent: (i) executed financing statements for filing under the provisions of the UCC in each of the offices where such filing is necessary or appropriate, including those set forth on Schedule B hereto to grant the Administrative Agent a perfected first priority Lien in the Collateral acquired in the Oda Acquisition and the assets transferred in connection with the merger of

              Peters into LSGR Holdings as to which a security interest may be perfected by the filing of a financing statement, which Lien shall be superior to and prior to the rights of all third persons and subject to no other Liens; (ii) certified copies of Requests for Information (Form UCC-11 or the equivalent), or equivalent reports or lien search reports listing all effective financing statements which name the Borrower, its subsidiaries, or Oda and which are filed in any jurisdiction in which any of such Collateral is located and the jurisdiction in which such Person's principal place of business is located (none of which shall cover the Collateral covered, or purported to be covered, by the Security Documents and Additional Security Documents other than Permitted Encumbrances); and (iv) evidence of the completion of all recordings and filings (or of the making of arrangements to file contemporaneously with the making of additional Borrowings contemplated hereby) of each such Security Document and delivery of such other security and other documents as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the Liens created, or purported or intended to be created, by such Security Documents; and (v) payoff letters executed by the holders of any Indebtedness reflected as being paid as of the Oda Acquisition Closing Date on Schedule A hereto setting forth the amount required to discharge such Indebtedness, and evidence that the proceeds of the Oda Term A Loans and Oda Term B Loans will be used to so discharge such Indebtedness.

    5.13. LEASES. All Capital Leases and Operating Leases of Holdings and its Subsidiaries and all Capital Leases and Operating Leases of Oda shall remain outstanding after giving effect to the Oda Acquisition and the making of the Oda Term A Loans and Oda Term B Loans hereunder.

    5.14. CONSENTS, ETC. All necessary or required governmental and third party approvals and consents (including, without limitation, all approvals and consents required in connection with any Environmental Laws), in connection with the Oda Acquisition or the transactions contemplated by this Amendment and the Oda Acquisition Documents and otherwise referred to herein or therein to be completed on or before the Oda Acquisition Closing Date shall have been disclosed to the Administrative Agent and shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes, in the reasonable judgment of the Administrative Agent, material adverse conditions upon the consummation of the Oda Acquisition. There shall not exist any judgment or order enjoining or otherwise restraining the making of the Oda Term A Loans or Oda Term B Loans hereunder or the consummation of the Oda Acquisitions.

    5.15. BORROWING BASE; BORROWING BASE CERTIFICATE. The Administrative Agent and the Banks shall have received and the Required Banks shall be satisfied in all reasonable respects with a Borrowing Base Certificate which shall be substantially in the form of Exhibit 6.01(m) to the Credit Agreement and shall be prepared as of a date prior to the Oda Acquisition Closing Date that is reasonably satisfactory to the Agents. Such Borrowing Base Certificate shall indicate that the Borrowing Base on the Oda Acquisition Closing Date (before and after giving effect to the Oda Acquisition) exceeds the amount of the Revolving Loans to be outstanding as of such date by not less than $5 million.

    5.16. NO MATERIAL ADVERSE CHANGE. Since June 30, 1996 nothing shall have occurred or become known to any Credit Party which the Administrative Agent shall have determined has or could reasonably be expected to have a Material Adverse Effect or a material adverse effect on the business or operations of Holdings and its Subsidiaries or on the business or operations of Oda or has resulted or could result in a material adverse change in the business, assets, prospects, properties or condition (financial or otherwise) of any Credit Party or of Oda or in the ability of the Borrower or any of its Subsidiaries (after giving effect to the Oda Acquisition and the Borrowings provided for in connection therewith) as of the Oda Acquisition Closing Date to conduct its operations in accordance with the revised projections furnished to the Administrative Agent pursuant to Section 4.9 hereof. As of the Oda Acquisition Closing Date, there shall not have occurred and be continuing a material disruption of, or material adverse change in, United States financial, banking or capital markets, as reasonably determined by the Administrative Agent in its sole discretion.

    The acceptance of the proceeds of each Borrowing of Oda Term A Loans and Oda Term B Loans in connection with the Oda Acquisition shall constitute a representation and warranty by the Borrower to each of the Banks that all of the applicable conditions specified above have been satisfied or waived as of that time. All of the certificates, legal opinions and other documents and papers referred to in this Section 4, unless otherwise specified, shall be delivered to the Agents at the Agent's Office (or such other location as may be specified by the Agents) for the account of each of the Banks and in sufficient counterparts for each of the Banks and shall be reasonably satisfactory in form and substance to the Agents.

6. CREDIT AGREEMENT OTHERWISE UNAFFECTED. The Amended Credit Agreement and all of the Credit Documents are each confirmed as being in full force and effect. This Amendment, the Amended Credit Agreement and the other Credit Documents referred to herein or therein constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior and current understandings and agreements, whether written or oral, with respect to such subject matter. The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other term or provision hereof. The headings in this Amendment are for convenience of reference only and shall not alter, limit or otherwise affect the meaning hereof. Each of this Amendment and the Amended Credit Agreement is a

    Credit Document and may be executed in any number of counterparts, which together shall constitute one instrument, and shall bind and inure to the benefit of the parties and their respective permitted successors and assigns.

7. APPLICABLE LAW. The amendments and waivers set forth herein shall be governed by, and shall be construed and enforced in accordance with the law and as set forth in Section 12.08 of the Credit Agreement, and this Amendment shall be in all respects a part of the Credit Agreement.

    IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment and Waiver to be duly executed and delivered as of the date first above written.

                                       COLOR SPOT NURSERIES, INC.


                                       By: /s/ Karla D. Vukelich
                                          -------------------------------
                                          Name: Karla D. Vukelich
                                          Title:  EVP/Administration

                                       CREDIT AGRICOLE INDOSUEZ
                                       (formerly known as Banque Indosuez,
                                       New York Branch)
                                         as Administrative Agent


                                       By:  /s/ Patricia Frankel
                                          -------------------------------
                                          Name:  Patricia Frankel
                                          Title:  First Vice President

                                       By:  /s/ Melissa Marano
                                          -------------------------------
                                          Name:  Melissa Marano
                                          Title:  Vice President
Consented to:


                                            IBJ SCHRODER BANK & TRUST COMPANY

                                            By  /s/ Merily McLaughlin
                                               -------------------------------
                                            Name:  Merily McLaughlin
                                            Title:  Vice President

                                            FIRST SOURCE FINANCIAL LLP,
                                            an Illinois registered limited
                                            liability partnership
                                            By:  First Source Financial, Inc.,
                                            its manager

                                            By:  /s/ James W. Wilson
                                               -------------------------------
                                            Name:  James W. Wilson
                                            Title:  Senior Vice President

                                       CREDITANSTALT-BANKVEREIN

                                       By /s/ (illegible)
                                         ----------------------------
                                         Name:
                                         Title:

                                       By /s/ Patrick J. Rounds
                                         ----------------------------
                                         Name:  Patrick J. Rounds
                                         Title:  Vice President

                                       BANKBOSTON, N.A.

                                       By: /s/ Linda E.C. Alto
                                          ---------------------------
                                         Name:   Linda Alto
                                         Title:  VP

                                       BANK OF THE WEST

                                       By: /s/ Dale J. Kobsar
                                          ---------------------------
                                         Name:  DALE J. KOBSAR
                                         Title: REGIONAL VICE PRESIDENT

                                       LEHMAN COMMERCIAL PAPER, INC.

                                       By
                                         ----------------------------
                                         Name:
                                         Title:

                                       THE ING CAPITAL SENIOR SECURED
                                       HIGH INCOME FUND, L.P.
                                       By ING Capital Advisors, Inc. as
                                       Investment Advisor

                                       By: /s/ Kathleen Lenarcic
                                          ---------------------------
                                          Name:  KATHLEEN A. LENARCIC
                                          Title: VICE PRESIDENT &
                                                PORTFOLIO MANAGER

                                       CREDIT AGRICOLE INDOSUEZ
                                       (formerly known as Banque Indosuez,
                                         New York Branch)

                                       By /s/ (illegible)
                                         ----------------------------
                                         Name:
                                         Title:

                                       By /s/ Melissa Marano
                                         ----------------------------
                                         Name:  Melissa Marano
                                         Title: Vice President

                                       INDOSUEZ CAPITAL FUNDING II,
                                       LIMITED
                                       By:  INDOSUEZ CAPITAL
                                            LUXEMBOURG, S.A.,
                                            as Collateral Manager

                                       By /s/ Francoise Berthelot
                                         ----------------------------
                                         Name:  FRANCOISE BERTHELOT
                                         Title: AUTHORIZED SIGNATORY

                                       INDOSUEZ CAPITAL FUNDING III,
                                       LIMITED
                                       By:  INDOSUEZ CAPITAL
                                            LUXEMBOURG, S.A.,
                                            as Collateral Manager

                                       By /s/ Francoise Berthelot
                                         ----------------------------
                                         Name:  FRANCOISE BERTHELOT
                                         Title: AUTHORIZED SIGNATORY

                                       COMMERCIAL LOAN FUNDING
                                              TRUST I

                                       By:  Lehman Commercial Paper, Inc.,
                                              not in its individual capacity
                                              but as Administrative Agent



                                       By /s/ Michele Swanson
                                         ----------------------------
                                         Name: MICHELE SWANSON
                                         Title: AUTHORIZED SIGNATORY

                              AMENDMENT NO. 2 AND WAIVER

    This Amendment No. 2 and Waiver (this "Amendment and Waiver") is made and entered into as of July 31, 1997, by and among CSN Inc., a Delaware corporation ("Holdings"), Color Spot Nurseries, Inc., a Delaware corporation (the "Borrower"),Credit Agricole Indosuez (formerly Banque Indosuez, New York branch), as Administrative Agent for itself and the other Banks (each as defined in the Credit Agreement referenced below) (the "Administrative Agent"), IBJ Schroder Bank & Trust Company, as Co-Agent (together with the Administrative Agent, "the Agents") and the other Banks party hereto. The parties agree as follows:

1. REFERENCE TO CREDIT AGREEMENT; DEFINITIONS. Reference is made to the Amended and Restated Credit Agreement dated as of February 20, 1997, as amended and in effect on the date hereof prior to giving effect to this Agreement (the "CREDIT AGREEMENT"), among Holdings, the Borrower, the Banks and the Agents. Terms defined in the Credit Agreement as amended hereby (the "AMENDED CREDIT AGREEMENT") and not otherwise defined herein are used herein with the meanings so defined. References in this Agreement to "Sections" and "Exhibits", except as the context otherwise dictates, are references to sections hereof and exhibits hereto.

2.   BACKGROUND.

         2.1. The Borrower desires to enter into a series of transactions (collectively the "Texas Acquisitions") pursuant to which it shall acquire, either directly or indirectly through Lone Star Growers, L.P. ("Lone Star"), (i) a nursery business located in Texas and owned and operated by Peters Wholesale Greenhouses, Inc., a Texas corporation, (ii) a nursery business located in Texas and owned and operated by Plants, Inc., Waller Greenhouse Corp., Huntsville Greenhouse Corp. and Murphy Properties, (iii) a nursery business located in Texas and owned and operated by Wolfe Greenhouses, LLC, a Texas limited liability company and (iv) a Christmas tree business located in Florida, Michigan and North Carolina and owned and operated by Cracon Inc. (d/b/a Happy Holiday Christmas Trees), a Florida corporation.

         2.2. The Texas Acquisitions will be financed through the incurrence by the Borrower of up to an additional $16 million in indebtedness under the Credit Agreement (as described below).

         2.3. Pursuant to the Credit Agreement, as of the date hereof, (i) the Borrower has heretofore incurred Term A Loans in the aggregate principal amount of $25 million, Term B Loans in an aggregate principal amount of $35 million; and the Total Acquisition Term Loan Commitment is $15 million, with respect to which there are outstanding Acquisition Term Loans in the aggregate principal amount of $8.2 million; and the Total Revolving Loan Commitment is $27.5 million, of which $7.8 million is drawn.

3. AMENDMENTS AND WAIVERS. Subject to all the terms and conditions hereof, and in reliance upon the representations and warranties set forth in
    Section 4, the Credit Agreement is hereby amended as follows, effective upon the date (the "AMENDMENT DATE") that the conditions in Section 5 is satisfied, which conditions must be satisfied not later than August 30, 1997 or this Agreement will be of no force or effect:

         3.1. Schedule A to the Credit Agreement is hereby amended to add the following columns to the right side of the table of
                Banks:

                TEXAS TERM B LOAN             ADDITIONAL REVOLVING LOAN
                    $6,000,000                    $10,000,000
                             0                              0

         3.2. Section 1.01 of the Credit Agreement is hereby amended as follows:

         (a) clause (i) of the first paragraph of Section 1.01 is amended to read in its entirety as follows:

                "(i) in the case of any Borrowings under the Term A Portion or the Term B Portion, (x) on the Closing Date with respect to Term A Loans and Term B Loans other than the Texas Term B Loans, and (y) on the Texas Acquisition Closing Date with respect to the Texas Term B Loans,";

         (b) the first sentence of Section 1.01(b) is amended to read in its entirety as follows:

                "(b) Loans under the Term B Portion of the Loan Facility (each a "TERM B LOAN") shall, with respect to the Term B Loans other than the Texas Term B Loans, be made to the Borrower on the Closing Date, and, with respect to the Texas Term B Loans, be made to the Borrower on the Texas Acquisition Closing Date."

         (c) the lead in to clause (i) of the second sentence of Section 1.01(b) is amended to read in its entirety as follows:

                "(i) except as hereinafter provided, shall initially be Base Rate Loans and, 30 days after the Closing Date or the Texas Acquisition Closing Date, as applicable, or such earlier time as"

         3.3. Clause (i) of Section 1.02 of the Credit Agreement is hereby amended to read in its entirety as follows:

                "(i) the Banks' Term A Loan Commitments and Term B Loan Commitments shall terminate, on a pro rata basis, with respect to any portion of the Total Term A Loan Commitments or the Total Term B Loan Commitments, as the case may be, not utilized by the Borrower on the Closing Date (except for the Texas Term B Loan Commitments, which shall each terminate as to any portion not utilized on the Texas Acquisition Closing
                Date) and"

         3.4. Clause (iii) of Section 1.05(c) is hereby amended to read in its entirety as follows:

                "(iii) be dated the Closing Date (except that the Term B Notes evidencing the Texas Term B Loans shall be dated the Texas Acquisition Closing Date),"

         3.5. Section 1.12 of the Credit Agreement is hereby amended to add the following immediately after the first sentence of such
                Section:

         "As of the Texas Acquisition Closing Date, the amount of (a) the Total Commitment is $118.5 million, (b) the Total Term A Loan Commitment is $25 million (c) the Total Term B Loan Commitment is $41 million,
         (d) the Total Revolving Loan Commitment is $37.5 million and (e) the Total Acquisition Term Loan Commitment is $15 million (all of which is currently outstanding in aggregate principal amount under Acquisition Term Loans); provided, however, if the Holiday Acquisition is not consummated on or before August 15, 1997 the Total Term B Loan Commitment shall be reduced to $39.6 million."

         3.6. Clause (c) of Section 2.02 of the Credit Agreement is hereby amended to read in its entirety as follows:

         "Each of the Term A Loan Commitments and the Term B Loan Commitments shall terminate as of the close of business on the Closing Date (except with respect to the Texas Term B Loan Commitments, which shall terminate as of the close of business on the Texas Acquisition Closing
         Date), and any amounts not borrowed with respect to each of the Term A Loans and the Term B Loans on the Closing Date (or the Texas Acquisition Closing Date, with respect to the Texas Term B Loans) shall cease to be available."

         3.7. Section 2.02 shall be amended to add clause (f) immediately following clause (e) thereof which shall read in its entirety as follows:

         "(f) The Texas Term B Loan Commitment shall be reduced by the amount of any reduction in the cash purchase price to be paid by the Borrower or any of its Subsidiaries to consummate the Texas Acquisitions."


         3.8. Paragraph (a) of Section 3.02 of the Credit Agreement is hereby amended to read in its entirety as follows:

         "(a)  The Borrower shall prepay the outstanding principal amount of
         (x) the Revolving Loans on any date on which the sum of the aggregate outstanding principal amount of such Loans (after giving effect to any other repayments or prepayments on such date) and the then outstanding Letters of Credit Usage exceeds the Total Revolving Loan Commitment, in an amount equal to the amount of such excess, (y) the Acquisition Term Loans on any date on which the aggregate outstanding principal amount of such Loans (after giving effect to any other repayments or prepayments on such date) exceeds the Total Acquisition Term Loan Commitment, in an amount equal to the amount of such excess, or (z) the Texas Term B Loans on any date on which the aggregate outstanding principal amount of such Loans (after giving effect to any other repayments or prepayments on such date) exceeds the Texas Term B Loan Commitment, in an amount equal to the amount of such excess."

         3.9. Paragraph (d) of Section 4.03 of the Credit Agreement is hereby amended to read in its entirety as follows:

         "(d) On or before the applicable Acquisition Term Loan Closing Date, the Borrower shall have complied, in all material respects, with the provisions of Sections 6.14 and 6.15 as to any property acquired or to be acquired in connection with any such Permitted Business Acquisition (other than the Holiday Acquisition), except for any such provisions with which compliance is waived by the Administrative Agent, including, without limitation, that the Borrower and its Subsidiaries (including any Subsidiary so acquired) shall execute and deliver to the Administrative Agent any Additional Security Documents (or Subsidiary Guarantees) required to provide the Administrative Agent for the benefit of the Banks with a valid, perfected security interest in any Collateral to be acquired in such Permitted Business Acquisition; and"

         3.10. The preamble to paragraph (e) of Section 4.03 of the Credit Agreement is hereby amended to read in its entirety as follows:

         "(e) Without limiting the foregoing clause (d), with respect to any Real Property (whether fee title or leasehold) in which an interest is acquired in connection with any such Permitted Business Acquisition other than the Holiday Acquisition

         (including any such interest held by any Subsidiary of the Borrower acquired in such acquisition), the following conditions shall be satisfied on or before the Acquisition Term Loan Closing Date, except, solely with respect to any Permitted Business Acquisition as to which the amount of the related Borrowings is less than $6,500,000, for any such conditions with which compliance is waived by the Administrative Agent:"

         3.11. Section 5.05 of the Credit Agreement is hereby amended to add clause (f) immediately following clause (e) which shall read in its entirety as follows:

         "(f) All proceeds of the Texas Term B Loans shall be used by the Borrower to (i) to pay the cash consideration to be paid by the Borrower and Lone Star, L.P. in connection with the Texas Acquisitions and (ii) to pay fees and expenses related to the consummation of the Texas Acquisitions."

         3.12. Paragraph (d) of Section 6.03 of the Credit Agreement is hereby amended to read in its entirety as follows:

         " (d) The Borrower will use commercially reasonably efforts to obtain, by no later than 90 days after the Effective Date, key man life insurance with respect to Jerry Halamuda, which is in form and substance acceptable to the Administrative Agent, and such insurance shall be maintained thereafter in full force and effect, with no material reduction or alteration in such coverage except as is reasonable acceptable to the Administrative Agent."

         3.13. Section 7.01 of the Credit Agreement is hereby amended to read in its entirety as follows:

         " CAPITAL EXPENDITURES. Holdings will not, and will not permit any of its Subsidiaries to, make Consolidated Capital Expenditures for any purpose, in excess of the amount specified in the table below for each of the calendar years specified in such table:

              YEAR ENDING                                AMOUNT
            -----------------                       -------------
             December 31, 1997.......................$10.4 million
             December 31, 1998.......................$11.7 million
             December 31, 1999.......................  $10 million
             December 31, 2000.........................$10 million
             December 31, 2001 ........................$10 million
             December 31, 2002.........................$10 million
             December 31, 2003.........................$10 million

         ; PROVIDED, HOWEVER, that for purposes of this Section 7.01, the aggregate amount of Capitalized Lease Obligations incurred by Holdings and its Subsidiaries, on a consolidated basis, shall be included in the calculation of Consolidated Capital Expenditures in the year in which such Capitalized Lease Obligations were incurred; PROVIDED, FURTHER, that if Holdings and its Subsidiaries make Consolidated Capital Expenditures in any calendar year in an amount less than the amount set forth above for such period (such unused portion the "CARRYOVER AMOUNT"), Holdings and its Subsidiaries may make Consolidated Capital Expenditures in the immediately succeeding calendar year in an amount not to exceed the sum of (i) the amount set forth above for such calendar year and (ii) the Carryover Amount; PROVIDED, FURTHER, that (i) the Carryover Amount calculated for any calendar year may only be used during the immediately succeeding calendar year and will not be added to the amount of Consolidated Capital Expenditure availability for such succeeding calendar year for purposes of calculating the Carryover Amount for such calendar year, and (ii) the Capital Expenditures for a given calendar year shall be counted, first, against the amount set forth above for such calendar year and, second, against the Carryover Amount."

         3.14. Section 7.05 of the Credit Agreement is hereby amended to read in its entirety as follows:

         "MINIMUM CONSOLIDATED EBITDA. The Borrower will not permit Consolidated EBITDA for any Test Period ending on or about the date specified in the table below to be less than the amount specified in such table opposite such date:



        TEST PERIOD ENDING                            AMOUNT
       ----------------------                    ----------------
         June 30, 1997 . . . . . . . . . . . . . $13.5 million
         September 30, 1997. . . . . . . . . . . $20.5 million
         December 31, 1997 . . . . . . . . . . . $20.5 million

         March 31, 1998. . . . . . . . . . . . . $20.5 million
         June 30, 1998 . . . . . . . . . . .       $26 million
         September 30, 1998. . . . . . . . .       $26 million
         December 31, 1998 . . . . . . . . .       $26 million

         March 31, 1999. . . . . . . . . . . . . . $26 million
         June 30, 1999 . . . . . . . . . . . . . . $30 million
         September 30, 1999. . . . . . . . . . . . $30 million
         December 31, 1999 . . . . . . . . . . . . $30 million

         March 31, 2000. . . . . . . . . . . . . . $30 million
         June 30, 2000 . . . . . . . . . . . . . . $35 million
         September 30, 2000. . . . . . . . . . . . $35 million
         December 31, 2000 . . . . . . . . . . . . $35 million

         March 31, 2001. . . . . . . . . . . . . . $35 million
         June 30, 2001 . . . . . . . . . . . . . . $35 million
         September 30, 2001. . . . . . . . . . . . $35 million
         December 31, 2001 . . . . . . . . . . . . $35 million

         March 31, 2002. . . . . . . . . . . . . . $35 million
         June 30, 2002 . . . . . . . . . . . . . . $35 million
         September 30, 2002. . . . . . . . . . . . $35 million
         December 31, 2002 . . . . . . . . . . . . $35 million

         March 31, 2003. . . . . . . . . . . . . . $35 million
         June 30, 2003 . . . . . . . . . . . . . . $35 million
         September 30, 2003. . . . . . . . . . . . $35 million
         December 31, 2003 . . . . . . . . . . . . $35 million"

         3.15. Section 10 of the Credit Agreement is hereby amended as follows:

         (a)    the following definitions are hereby added to Section 10:

                "Additional Revolving Loan Commitment" means, with respect to each Bank, the amount set forth below such Bank's name on Exhibit A hereto directly below the column entitled "Additional Revolving Loan," as same may be reduced from time to time pursuant to Sections 2.01, 3.03 and/or 8.

                "Expansion Capital Expenditures" means up to $7.5 million of Consolidated Capital Expenditures incurred during the period from the Texas Acquisition Closing Date to and including January 31, 1998 in connection with the existing properties and buildings located in the Texas cities of Huntsville , Houston, Waco, Waller and Walnut Springs.

                "Holiday Acquisition" means the acquisition by the Borrower, either directly or indirectly through a Subsidiary, of a Christmas tree business located in Florida, Michigan and North Carolina and owned and operated by Cracon Inc. (d/b/a Happy Holiday Christmas Trees), a Florida corporation ("Holiday"), which is to be accomplished by the acquisition of substantially all the assets of Holiday by Color Spot Christmas Trees, Inc. (Signature Tree), and in consideration of such acquisition Holiday will receive approximately $1,425,000 in cash, 25,000 shares of common stock of

                Holdings and five annual payments which total $1,600,000, in accordance with the Asset Purchase Agreement dated as of July 31, 1997 among Holdings, Signature Tree and Holiday (the "Holiday Purchase Agreement").

                "Peters Acquisition" means the acquisition by the Borrower of a nursery business located in Texas and owned and operated by Peters Wholesale Greenhouses, Inc., a Texas corporation ("Peters") which is to be accomplished by the acquisition by the Borrower of all of the outstanding capital stock of Peters, and in consideration for such merger the sellers of Peters will receive approximately $5,697,879 in cash in accordance with the Stock Purchase Agreement dated as of July 31, 1997, among the Borrower, Peters and the Shareholders of Peters (the "Peters Purchase Agreement").

                "Plants Acquisition" means the acquisition by the Borrower,
                either     directly or indirectly through a Subsidiary,  of a
                nursery business located in Texas and owned and operated by Plants, Inc., Waller Greenhouse Corp., Huntsville Greenhouse Corp. and Murphy Properties (collectively referred to as "Plants") which is to be accomplished by the acquisition of substantially all the assets of Plants by Acquisition and in consideration of such acquisition the sellers of Plants will receive approximately $2,600,000 in cash, will be repaid the then outstanding amount under certain shareholder loans made to Plants (which shall not exceed $698,497) and Acquisition will assume certain liabilities of Plants, in accordance with the Asset Purchase Agreement dated as of July 31, 1997 among Acquisition and Plants (the "Plants Purchase Agreement").

                "Texas Acquisition Closing Date" shall mean July 31, 1997.

                "Texas Acquisition Documents" means the Peters Purchase Agreement, the Plants Purchase Agreement, the Wolfe Merger Agreement, and the Holiday Purchase Agreement, each as amended and in effect on the date hereof, and the other documents evidencing or implementing the transactions contemplated thereby.

                "Texas Acquisitions" means all of the Peters Acquisition, the Plants Acquisition, the Wolfe Acquisition and the Holiday Acquisition, taken together.

                "Texas Term B Loan" loans under the portion of the Loan Facility evidenced by the Texas Term B Loan Commitment.

                "Texas Term B Loan Commitment" means, with respect to each Bank, the amount set forth below such Bank's name on Exhibit A hereto directly below the column entitled "Texas Term B Loan," as same may be reduced from time to time pursuant to Sections 2.01, 3.03 and/or 8.

                "Wolfe Acquisition" means the acquisition by the Borrower,
                either     directly or indirectly through a Subsidiary, of a
                nursery business located in Texas and owned and operated by Wolfe Greenhouses, Inc., a Texas limited liability company ("Wolfe") which is to be accomplished by the merger of Wolfe with and into Acquisition, with Acquisition surviving and in consideration of this merger the sellers shall receive approximately $6,160,000 in cash, in accordance with the Merger Agreement dated as of July 31, 1997 among Acquisition, Wolfe and the members of Wolfe (the "Wolfe Merger Agreement").

         (b) The following definitions are hereby amended to read in their entirety as follows:

                "Borrowing Base" means, at any date of determination, an amount equal to the sum of (x) 85% of Eligible Accounts Receivable PLUS (y) the lesser of (a) $20,000,000 and (b)(i) for the period May 1 through October 31, 40% of Eligible Inventory or (ii) for the period November 1 through April 30, 60% of Eligible Inventory, in each case as shown on the most recent Borrowing Base Certificate delivered prior to such date of determination; PROVIDED that during any Clean-down Period, the Borrowing Base shall be the lesser of (x) the amount derived from the foregoing calculation and (y) the Clean-down Amount.

                "Clean-down Amount" means $10,000,000.

                "Consolidated EBITDAC" for any Person, means, for any period, Consolidated EBITDA minus Consolidated Capital Expenditures (other than Expansion Capital Expenditures).

                "SCHEDULED TERM B LOAN PRINCIPAL PAYMENTS" means, with respect to the Term B Loan, principal payments to be made on the last Business Day of each calendar quarter specified in the table below, in each case, in the Dollar amount specified opposite such period in such table:

                                                   SCHEDULED TERM B LOAN
                      PERIOD                         PRINCIPAL PAYMENT
                      ------                       ----------------------

                January 1, 1997 through
                  June 30, 1997                          $87,620
                July 1, 1997 through
                  June 30, 2002                         $102,716

                July 1, 2002 through
                 December 31, 2003                    $6,461,740

                "Total Revolving Loan Commitment" means the sum of the Revolving Loan Commitments and the Additional Revolving Loan Commitments of each of the Banks.

                "Total Term B Loan Commitment" means the sum of the Term B Loan Commitments and the Texas Term B Loan Commitments of each of the Banks.

4. REPRESENTATIONS AND WARRANTIES. In order to induce the Bank and the Agents to enter into this Agreement, the Borrower represents and warrants to each of the Banks and the Agent that:

         4.1. NO DEFAULT. Immediately after giving effect to this Agreement, no Default will exist.

         4.2. INCORPORATION OF REPRESENTATIONS AND WARRANTIES. The representations and warranties set forth in Section 5 of the Amended Credit Agreement are true and correct on the date hereof as if originally made on and as of the date hereof (except to the extent any representation or warranty refers to a specific earlier date).

5. CONDITIONS. The effectiveness of this Amendment and Waiver, and the making of the Texas Term B Loans and the Acquisition Term Loans to be made on the Texas Acquisition Closing Date, provided for hereby, are subject to the satisfaction of the following conditions:

         5.1.   CREDIT DOCUMENTS.

         (a) This Amendment and Waiver and each other Credit Document (to the extent not previously executed and delivered), including, without limitation, the Subsidiary Guarantee of Peters and any related security documentation evidencing the guarantees and pledges by each of the Borrower, Lone Star and Peters, shall (A) have been, on or before the Texas Acquisition Closing Date, duly authorized, executed and delivered by each of the parties signatory thereto and (B) constitute the legal, valid and binding obligation of each Credit Party, enforceable in accordance with its terms (subject to bankruptcy and principles of equity).

         (b)    There shall have been delivered to the Administrative Agent
                (i) for the account of each of the Banks which are extending Texas Term B Loans and which are increasing their Revolving Loan Commitments, Term B Notes evidencing such Borrowings and Revolving Loan Notes in the principal amounts of such commitments, each duly executed by the Borrower in the amount and maturity and as otherwise provided in the Amended Credit Agreement and
                (ii) updated Schedules 5.13 and 5.16 after giving effect to the Texas Acquisitions.

         5.2. EQUITY CONTRIBUTION. KCSN Acquisition Company, L.P., Heller Equity Capital Corporation and members of the management of the Borrower shall have made an additional equity contribution of $5.6 million to the Borrower on or before the Texas Acquisition Closing Date.

         5.3. OFFICERS' CERTIFICATE. The Administrative Agent shall have received a certificate dated the Texas Acquisition Closing Date signed by the appropriate officer(s) of the Borrower on behalf of the Borrower in substantially the form of Exhibit 4.01(b) stating that (i) all of the conditions set forth in this Section 5 have been either satisfied or waived in writing by the Administrative Agent, and the Required Banks as of such date, (ii) immediately before and after giving effect to this Agreement, the Texas Acquisitions and the Borrowings related thereto, all representations and warranties contained herein or in any other Credit Document (except as expressly amended hereunder or under another Credit Document) shall be true and correct, (iii) no Default or Event of Default has occurred or will have occurred after giving effect to this Agreement, the Texas Acquisitions and the Borrowings related thereto and (iv) since June 30, 1996 no material adverse change in the business, assets, prospects, properties or condition (financial or otherwise) of Holdings and its Subsidiaries shall have occurred;.

         5.4. OPINIONS OF COUNSEL. The Administrative Agent shall have received an opinion dated the Texas Acquisition Closing Date addressed to each of the Banks from each of (i) Brownstein Hyatt Farber & Strickland, P.C., counsel to the Credit Parties, (ii) Shannon, Gracey, Ratliff & Miller, L.L.P., counsel to Peters, and (iii) Sheehey, Lovelace & Mayfield, P.C., counsel to Wolfe, in each case, in form and substance reasonably acceptable to the Administrative Agent.

         5.5. CORPORATE PROCEEDINGS. All corporate and legal proceedings and all instruments and agreements in connection with the Texas Acquisitions, the execution of this Amendment and Waiver and the other Credit Documents to be executed in connection with the transactions contemplated hereby shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received all information and copies of all certificates, documents and papers, including records of corporate proceedings and governmental approvals, if any, which it may have reasonably requested from the Credit Parties or in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities. Without limiting the foregoing, the Administrative Agent shall have received from each Credit
                Party:

         (a) resolutions of the board of each such Person which shall include, without limitation, (1) resolutions approving such documents and actions as are contemplated by this Amendment and Waiver each of the Texas Acquisitions, and any related transactions to the extent such Person is a party thereto and (2) resolutions as to the due authorization, execution and delivery of this Amendment and Waiver and the Texas Acquisition Documents, to the extent such Person is a party thereto, all such resolutions to be in form and substance reasonably satisfactory to the Administrative Agent; and

         (b) signature and incumbency certificates of each officer of each such Credit Party executing instruments, documents or agreements required to be executed in connection with the transactions contemplated by this Amendment and Waiver and the Texas Acquisition Documents.

         5.6.   ACQUISITION DOCUMENTS.

         (a) The Texas Acquisition Documents and any amendments thereto, shall be in form and substance satisfactory to the Administrative Agent; and on the Texas Acquisition Closing Date each of the conditions to closing contained in each of the Texas Acquisition Documents shall have been satisfied in all material respects (or waived in writing, such waiver to be reasonably satisfactory to the Administrative Agent) to the reasonable satisfaction of the Administrative Agent.
                Each Credit Party and each of the other parties to the Texas Acquisition Documents shall have done and performed such acts and observed such covenants which each is required to do or perform under the Texas Acquisition Documents on or prior to the Texas Acquisition Closing Date (or such acts and covenants shall have been waived in writing, such waiver to be reasonably satisfactory to the Administrative Agent).
                Full, complete and accurate copies of each of the Texas Acquisition Documents (including all schedules and exhibits thereto) shall have been provided to the Administrative Agent.

         (b) Holdings and the Borrower shall have provided evidence satisfactory in form and substance to the Administrative Agent that the Texas Acquisitions have been consummated or will be consummated simultaneously with the closing of the transactions contemplated by this Agreement.

         5.7 CAPITAL STRUCTURE. On the Texas Acquisition Closing Date, after giving effect to the Texas Acquisitions, (i) there shall be no outstanding Capital Stock of Holdings other than as set forth in Schedule 5.17, (ii) the Borrower shall be a Wholly Owned Subsidiary of Holdings, (iii) Holdings shall have no direct Subsidiaries other than the Borrower, and no indirect Subsidiaries other than as set forth on Schedule 5.13.

         5.8. ORGANIZATIONAL DOCUMENTATION, ETC. On or prior to the Texas Acquisition Closing Date, the Administrative Agent shall have received a true and complete certified copy of the following documents of each of Holdings, the Borrower, Lone Star, Signature Tree, the provisions of which shall be reasonably satisfactory to the Agents:

         (a) Copies of its certificate of incorporation, or certificate of limited partnership, as the case may be, which (A) shall be certified by, and accompanied by a good standing certificate from, the Secretary of State or similar official of the jurisdiction of its organization and (B) in the case of Holdings, the Borrower, Lone Star and Signature Tree shall be accompanied by good standing certificates from each jurisdiction in which it is required to be qualified to do business as a foreign corporation, each to be dated a recent date prior to the Texas Acquisition Closing Date;

         (b) Copies of its by-laws or limited partnership agreement as the case may be, certified as of a recent date prior to the Texas Acquisition Closing Date by its corporate secretary or other person serving in a similar capacity.

         5.9. CERTAIN FEES; INTEREST ON OUTSTANDING LOANS. All fees and reasonable costs and expenses (including, without limitation, reasonable legal fees and expenses) and other compensation payable to the Agents or the Banks by Holdings or the Borrower shall have been paid in full, and there shall have been paid in full all accrued interest and all accrued commitment fees on the Outstanding Loans and all other fees and expenses (including, without limitation, reasonable legal fees and expenses) of the Agents or the Banks, in each case to the extent due and payable and, with respect to costs and expenses, invoiced or presented on or before the Texas Acquisition Closing Date. In addition, on or prior to the Texas Acquisition Closing Date, there shall have been delivered to the Agents evidence satisfactory to the Agents that the fees and expenses payable by Holdings and its Subsidiaries in connection with the Texas Acquisitions shall not exceed $_________ in the aggregate.

         5.10. FINANCIAL STATEMENTS, ETC. On or before the Texas Acquisition Closing Date, the Agents shall have received:
                (i) a pro forma balance sheet for Holdings and its Subsidiaries, as of the Texas Acquisition Closing Date after giving effect to the Texas Acquisitions, the proposed acquisitions of nursery businesses owned and operated by Oda Nurseries and Summersun Greenhouse Company, and the Texas Term B Loans contemplated hereby and the Acquisition Term Loans made on the Texas Acquisition Closing Date; and (ii) a revised annual plan, giving effect to the Texas Acquisitions, the proposed acquisitions of nursery businesses owned and operated by Oda Nurseries and Summersun Greenhouse Company, the Texas Term B Loans and the Acquisition Term Loans made on the Texas Acquisition Closing Date contemplated hereby for each of Holdings' and its Subsidiaries' and projections for five calendar years commencing on or about January 1, 1997, in each case, accompanied by a statement by Holdings that such projections are based on estimates and assumptions believed by Holdings in good faith to be reasonable in light of the conditions which existed at the time of their preparation as to the future financial performance of Holdings, each in form, scope and substance satisfactory to the Administrative Agent, prepared in accordance with Holdings' normal accounting procedures applied on a consistent basis, including (A) forecasted balance sheets and statements of operations, stockholders' equity and cash flows of Holdings and its Subsidiaries for such periods, (B) the amount of forecasted capital expenditures (including the amount of such costs to be capitalized, if any) for such periods, and (C) Holdings and its Subsidiaries' forecasted compliance with Sections 7.01 through 7.05 of the Amended Credit Agreement. Each of the items delivered pursuant to this Section 4.9, shall be satisfactory to the Administrative Agent in its reasonable discretion. Since the time of the preparation of such financial projections, no fact or facts have come to the attention of any Credit Party to cause such Person to believe that any of the estimates and assumptions on which such projections are based are not reasonable.

         5.11. LITIGATION. Except as set forth on Schedule 4.01(l), there shall be no litigation pending or threatened by any entity (private or governmental) involving any Credit Party or any other party to any Texas Acquisition Document or any of the properties or assets of any such Person that could reasonably be expected to restrain, enjoin or result in the obtaining of a judgment for substantial damages with respect to the Texas Acquisitions or the consummation of the transactions contemplated by the Texas Acquisition Documents, and there shall be no pending or threatened litigation involving any Credit Party or involving any other party to any Texas Acquisition Document or any of the properties or assets of any such Person that could reasonably be expected to have a material adverse effect on the operations or properties being acquired in the Texas Acquisitions or the ability of the Credit Parties to operate the same or that could reasonably be expected to have a Material Adverse Effect.

         5.12. INDEBTEDNESS, ETC. (i) Each Credit Party shall have received all necessary consents or waivers or shall have amended, supplemented or otherwise modified, repaid or defeased its outstanding Indebtedness in a manner and on terms satisfactory to the Agents such that there exists no default or potential default (as a result of the con summation of the Texas Acquisitions) with respect to such Indebtedness or under any note, evidence of indebtedness, capital lease, mortgage, deed of trust, security document or other agreement relating to such Indebtedness and such indentures, notes, evidences of indebtedness, capital lease mortgages, deeds of trust or other agreements relating to such Indebtedness shall not contain (i) any restriction on the ability of Holdings or any of its Subsidiaries to grant any Lien in favor of the Banks (other than in the case of Capital Leases, or purchase money debt (excluding Real Property leases), a Lien on the property financed thereby) or any financial covenants or tests applicable to Holdings or any of its Subsidiaries.

                (ii) The terms and conditions of any Indebtedness of Holdings and its Subsidiaries as of the Texas Acquisition Closing Date which remains outstanding after giving effect to the Texas Acquisitions and the making of the Texas Term B Loans, the extent to which any Indebtedness of any of Peters, Plants, Wolfe or Holiday remains outstanding as Indebtedness of the Borrower, Lone Star or Peters after giving effect to the Texas Acquisitions and the making of the Texas Term B Loans and the Acquisition Term Loans shall, in each case, be reasonably acceptable to the Agents. The Administrative Agent shall have received evidence satisfactory to it that the Indebtedness reflected on Schedule A hereto as being paid as of the Texas Acquisition Closing Date is being paid with the proceeds of the Acquisition Term Loans and the Texas Term B Loans made on the date hereof.

         5.13. SECURITY DOCUMENTS. In each case, to the extent the same shall not have been previously delivered to the Administrative Agent, the Security Documents and Additional Security Documents shall have been duly executed and delivered by each of the Credit Parties party thereto and there shall have been delivered to the Administrative Agent:
                (i) executed financing statements for filing under the provisions of the UCC in each of the offices where such filing is necessary or appropriate, including those set forth on Schedule B hereto to grant the Administrative Agent a perfected first priority Lien in the Collateral acquired in the Texas Acquisitions as to which a security interest may be perfected by the filing of a financing statement, which Lien shall be superior to and prior to the rights of all third persons and subject to no other Liens; (ii) certified copies of Requests for Information (Form UCC-11 or the equivalent), or equivalent reports or lien search reports listing all effective financing statements which name the Borrower, its subsidiaries, Peters, Plants, Wolfe or Holiday and which are filed in any jurisdiction in which any of such Collateral is located and the jurisdiction in which such Person's principal place of business is located (none of which shall cover the Collateral covered, or purported to be covered, by the Security Documents and Additional Security Documents other than Permitted Encumbrances); and (iv) evidence of the completion of all recordings and filings (or of the making of arrangements to file contemporaneously with the making of additional Borrowings contemplated hereby) of each such Security Document and delivery of such other security and other documents as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the Liens created, or purported or intended to be created, by such Security Documents; and (v) payoff letters executed by the holders of any Indebtedness reflected as being paid as of the Texas Acquisition Closing Date on Schedule A hereto setting forth the amount required to discharge such Indebtedness, and evidence that the proceeds of the Texas Term B Loans or the Acquisition Term Loans made on the Texas Acquisition Closing Date will be used to so discharge such Indebtedness.

         5.14. LEASES. All Capital Leases and Operating Leases of Holdings and its Subsidiaries and all Capital Leases and Operating Leases of each of Peters, Plants, Wolfe and Holiday acquired by Holdings or its Subsidiaries pursuant to the Texas Acquisitions shall remain outstanding after giving effect to the Texas Acquisitions and the making of the Texas Term B Loans hereunder and the Acquisition Term Loans made on the Texas Acquisition Closing Date.

         5.15. CONSENTS, ETC. All necessary or required governmental and third party approvals and consents (including, without limitation, all approvals and consents required in connection with any Environmental Laws), in connection with the Texas Acquisitions or the transactions contemplated by this Amendment and Waiver and the Texas Acquisition Documents and otherwise referred to herein or therein to be completed on or before the Texas Acquisition Closing Date shall have been disclosed to the Administrative Agent and shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes, in the reasonable judgment of the Administrative Agent, material adverse conditions upon the consummation of the Texas Acquisitions. There shall not exist any judgment or order enjoining or otherwise restraining the making of the Texas Term B Loans hereunder or the consummation of the Texas Acquisitions.

         5.16. BORROWING BASE; BORROWING BASE CERTIFICATE. The Administrative Agent and the Banks shall have received and the Required Banks shall be satisfied in all reasonable respects with a Borrowing Base Certificate which shall be substantially in the form of Exhibit 6.01(m) to the Credit Agreement and shall be prepared as of a date prior to the Texas Acquisition Closing Date that is reasonably satisfactory to the Agents. Such Borrowing Base Certificate shall indicate that the Borrowing Base on the Texas Acquisition Closing Date (before and after giving effect to the Texas Acquisitions) exceeds the amount of the Revolving Loans to be outstanding as of such date by not less than $10 million.

         5.17. NO MATERIAL ADVERSE CHANGE. Since June 30, 1996 nothing shall have occurred or become known to any Credit Party which the Administrative Agent shall have determined has or could reasonably be expected to have a Material Adverse Effect or a material adverse effect on the business or operations of Holdings and its Subsidiaries or on the business or operations of any of Peters, Plants, Wolfe or Holiday or has resulted or could result in a material adverse change in the business, assets, prospects, properties or condition (financial or otherwise) of any Credit Party or of any of Peters, Plants, Wolfe or Holiday or in the ability of the Borrower or any of its Subsidiaries (after giving effect to the Texas Acquisitions and the Borrowings provided for in connection therewith) as of the Texas Acquisition Closing Date to conduct its operations in accordance with the revised projections furnished to the Administrative Agent pursuant to
                Section 4.9 hereof.  As of the Texas Acquisition

                Closing Date, there shall not have occurred and be continuing a material disruption of, or material adverse change in, United States financial, banking or capital markets, as reasonably determined by the Administrative Agent in its sole discretion.

    The acceptance of the proceeds of each Borrowing of Texas Term B Loans or Acquisition Term Loans in connection with the Texas Acquisitions shall constitute a representation and warranty by the Borrower to each of the Banks that all of the applicable conditions specified above have been satisfied or waived as of that time. All of the certificates, legal opinions and other documents and papers referred to in this Section 4, unless otherwise specified, shall be delivered to the Agents at the Agent's Office (or such other location as may be specified by the Agents) for the account of each of the Banks and in sufficient counterparts for each of the Banks and shall be reasonably satisfactory in form and substance to the Agents.

    6. CREDIT AGREEMENT OTHERWISE UNAFFECTED. The Amended Credit Agreement and all of the Credit Documents are each confirmed as being in full force and effect. This Amendment and Waiver, the Amended Credit Agreement and the other Credit Documents referred to herein or therein constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior and current understandings and agreements, whether written or oral, with respect to such subject matter. The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other term or provision hereof. The headings in this Amendment and Waiver are for convenience of reference only and shall not alter, limit or otherwise affect the meaning hereof. Each of this Amendment and Waiver and the Amended Credit Agreement is a Credit Document and may be executed in any number of counterparts, which together shall constitute one instrument, and shall bind and inure to the benefit of the parties and their respective permitted successors and assigns.

    7. WAIVER. The conditions set forth in Section 5 hereof are hereby waived with respect to the Holiday Acquisition until the earlier of the consummation of the Holiday Acquisition and August 15, 1997.

    8. APPLICABLE LAW. The amendments and waivers set forth herein shall be governed by, and shall be construed and enforced in accordance with the law and as set forth in Section 12.08 of the Credit Agreement, and this Amendment and Waiver shall be in all respects a part of the Credit Agreement.

    IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment and Waiver to be duly executed and delivered as of the date first above written.

    COLOR SPOT NURSERIES, INC.


                                  By: /s/ Karla D. Vukelich
                                     --------------------------------
                                  Name: KARLA D. VUKELICH
                                  Title: CORPORATE SECRETARY

                                  CREDIT AGRICOLE INDOSUEZ
                                  (formerly known as Banque Indosuez, New York
                                  Branch)
                                    as Administrative Agent


                                  By: /s/[illigible]
                                     ---------------------------------
                                       Name:
                                           ---------------------------
                                       Title:
                                            --------------------------
                                  By: /s/ [illigible]
                                    ----------------------------------
                                       Name:
                                            --------------------------
                                       Title:
                                            --------------------------
Consented to:


                                  IBJ SCHRODER BANK & TRUST COMPANY

                                  By /s/ M McLaughlin
                                    ---------------------------------
                                  Name: MARY McLAUGHLIN
                                  Title: VICE PRESIDENT


                                  FIRST SOURCE FINANCIAL LLP,
                                  an Illinois registered limited liability
                                  partnership
                                  By:  First Source Financial, Inc., its
                                  manager
                                  By: /s/ Gary L. Francis
                                     --------------------------------
                                  Name: GARY L. FRANCIS
                                  Title: SENIOR VICE PRESIDENT

                                  CREDITANSTALT-BANKVEREIN

                                  By  /s/ John P. Macukas
                                    ---------------------------------
                                  Name: JOHN P. MACUKAS
                                  Title: SENIOR VICE PRESIDENT

                                  By  /s/ Patrick J. Rounds
                                    ---------------------------------
                                  Name: Patrick J. Rounds
                                  Title: Vice President

                                  THE FIRST NATIONAL BANK OF
                                  BOSTON

                                  By: /S/ Linda E.C. Alto
                                    ---------------------------------
                                  Name: LINDA ALTO
                                  Title: V P
                                  BANK OF THE WEST

                                  By: /s/ Dale J. Kobsar
                                    ---------------------------------
                                  Name: DALE J. KOBSAR
                                  Title: REGIONAL VICE PRESIDENT

                                  LEHMAN COMMERCIAL PAPER, INC.

                                  By  /s/ Michele Swanson
                                    --------------------------------
                                  Name: Michele Swanson
                                  Title: Authorized Signatory

                                  THE ING CAPITAL SENIOR SECURED
                                  HIGH INCOME FUND, L.P.
                                  By ING Capital Advisors, Inc. as
                                  Investment Advisor

                                  By: /s/ Kathleen A. Lenarcic
                                    ---------------------------------
                                  Name: KATHLEEN A. LENARCIC
                                  Title: VICE PRESIDENT & PORTFOLIO MANAGER

                                  CREDIT AGRICOLE INDOSUEZ (formerly
                                  known as Banque Indosuez, New York
                                  Branch)

                                  By /s/ Patricia Frank
                                    --------------------------------
                                  Name: Patricia Frank
                                  Title: First Vice President

                                  By /s/ [illigible]
                                    --------------------------------
                                  Name: [illigible]
                                  Title: Vice President

                                  INDOSUEZ CAPITAL FUNDING II,
                                  LIMITED
                                  By:  INDOSUEZ CAPITAL
                                       LUXEMBOURG, S.A.,
                                       as Collateral Manager
                                  By /s/ Francoise Berthelot
                                    --------------------------------
                                  Name: FRANCOISE BERTHELOT
                                  Title: AUTHORIZED SIGNATORY

                                  INDOSUEZ CAPITAL FUNDING III,
                                  LIMITED
                                  By:  INDOSUEZ CAPITAL
                                       LUXEMBOURG, S.A.,
                                       as Collateral Manager

                                  By /s/ Francoise Berthelot
                                     -------------------------------
                                  Name: FRANCOISE BERTHELOT
                                  Title: AUTHORIZED SIGNATORY

                          AMENDMENT NO. 3

    This Amendment No. 3 (this "AMENDMENT") is made and entered into as of August 11, 1997, by and among CSN Inc., a Delaware corporation ("HOLDINGS"), Color SPOT Nurseries, Inc., a Delaware corporation (the "BORROWER"), Credit Agricole Indosuez (formerly Banque Indosuez, New York branch), as Administrative Agent for itself and the other Banks (each as defined in the Credit Agreement referenced below) (the "ADMINISTRATIVE AGENT"), IBJ Schroder Bank & Trust Company, as Co-Agent (together with the Administrative Agent, "THE AGENTS") and the other Banks party hereto. The parties agree as follows:

1. REFERENCE TO CREDIT AGREEMENT; DEFINITIONS. Reference is made to the Amended and Restated Credit Agreement dated as of February 20, 1997, as amended and in effect on the date hereof prior to giving effect to this Agreement (the "CREDIT AGREEMENT"), among Holdings, the Borrower, the Banks and the Agents. Terms defined in the Credit Agreement as amended hereby (the "AMENDED CREDIT AGREEMENT") and not otherwise defined herein are used herein with the meanings so defined. References in this Agreement to "Sections" and "Exhibits", except as the context otherwise dictates, are references to sections hereof and exhibits hereto.

2.  BACKGROUND.

    2.1. The Borrower desires to enter into a transaction (collectively the "SUMMERSUN ACQUISITION") pursuant to which it shall acquire a nursery business located in Washington and Oregon and owned and operated by Summersun Greenhouse Co., a Washington corporation.

    2.2. The Summersun Acquisition will be financed through the incurrence by the Borrower of up to an additional $8.5 million in indebtedness under the Credit Agreement (as described below).

    2.3. Pursuant to the Credit Agreement, as of the date hereof, (i) the Borrower has heretofore incurred Term A Loans in the aggregate principal amount of $25 million, Term B Loans in an aggregate principal amount of $41 million; (ii) the Total Acquisition Term Loan Commitment is $15 million, (all of which is currently outstanding in principal amount of Acquisition Term Loan); and
              (iii) the Total Revolving Loan Commitment is $37.5 million, of which $7.8 million is drawn.

    2.4. In connection with the recent Peters Acquisition, the Borrower desires to create a new subsidiary, LSGR Holdings, Inc., a Delaware corporation ("LSGR HOLDINGS") to which it will contribute all of the Borrower's limited partnership interests in Lone Star Growers, L.P. ("LONE STAR") and desires to have its subsidiary, Peters Wholesale Greenhouses, Inc. ("PETERS") contribute all of its assets (other than its real property) to Lone Star in exchange for a 12% limited partnership interest in Lone Star.

3. AMENDMENTS AND WAIVERS. Subject to all the terms and conditions hereof, and in reliance upon the representations and warranties set forth in
    Section 4, the Credit Agreement is hereby amended as follows, effective upon the date (the "AMENDMENT DATE") that the conditions in Section 5 are satisfied, which conditions must be satisfied not later than August 30, 1997 or this Agreement will be of no force or effect:

    3.1. Schedule A to the Credit Agreement is hereby amended to add the following column to the right side of the table of Banks:

              Summersun Term A Loan         Summersun Term B Loan
              ---------------------         ---------------------

                   $2,500,000                    $6,000,000
                            0                             0

    3.2. Section 1.01 of the Credit Agreement is hereby amended as follows:

              (a) clause (i) of the first paragraph of Section 1.01 is amended to read in its entirety as follows:

                   "(i) in the case of any Borrowings under the Term A Portion or the Term B Portion, (x) on the Closing Date with respect to Term A Loans and Term B Loans other than the Texas Term B Loans, (y) on the Texas Acquisition Closing Date with respect to the Texas Term B Loans, and (z) on the Summersun Acquisition Closing Date with respect to the Summersun Terms A Loans and the Summersun Term B Loans";

              (b) the first sentence of Section 1.01(a) is amended to read in its entirety as follows:

                   "(a) Loans under the Term A Portion of the Loan Facility (each a "TERM A LOAN") shall, with respect to the Term A Loans other than the Summersun Term A Loans, be made to the Borrower on the Closing Date, and, with respect to the Summersun Term A Loans, be made to the Borrower on the Summersun Acquisition Closing Date";

              (c) the lead in of clause (i) of the second sentence of Section 1.01(a) is amended to read in its entirety as follows:

                   " (i) except as hereinafter provided, shall initially be Base Rate Loans and, 30 days after the Closing Date or the Summersun Acquisition Closing Date, as applicable, or such earlier time as"

              (d) the first sentence of Section 1.01(b) is amended to read in its entirety as follows:

                   "(b) Loans under the Term B Portion of the Loan Facility (each a "TERM B LOAN") shall, (i) with respect to the Term B Loans other than the Texas Term B Loans and the Summersun Term B Loans, be made to the Borrower on the Closing Date,
                   (ii) with respect to the Texas Term B Loans, be made to the Borrower on the Texas Acquisition Closing Date, and, (iii) with respect to the Summersun Term B Loans, be made to the Borrower on the Summersun Closing Date."

              (e) the lead in to clause (i) of the second sentence of Section 1.01(b) is amended to read in its entirety as follows:

                   "(i) except as hereinafter provided, shall initially be Base Rate Loans and, 30 days after the Closing Date, the Texas Acquisition Closing Date or the Summersun Acquisition Closing Date, as applicable, or such earlier time as"

    3.3. Clause (i) of Section 1.02 of the Credit Agreement is hereby amended to read in its entirety as follows:

              "(i) the Banks' Term A Loan Commitments and Term B Loan Commitments shall terminate, on a pro rata basis, with respect to any portion of the Total Term A Loan Commitments or the Total Term B Loan Commitments, as the case may be, not utilized by the Borrower on the Closing Date (except for the Texas Term B Loan Commitment and the Summersun Term B Loan Commitment, which shall each terminate as to any portion not utilized on the Texas Acquisition Closing Date or the Summersun Acquisition Date, as the case may be) and"

    3.4. Clause (iii) of Section 1.05(b) is hereby amended to read in its entirety as follows:

                   "(iii) be dated the Closing Date (except that the Term A Notes evidencing the Summersun Term A Loans shall be dated the Summersun Acquisition Closing Date),"

    3.5. Clause (iii) of Section 1.05(c) is hereby amended to read in its entirety as follows:

                   "(iii) be dated the Closing Date (except that the Term B Notes evidencing the Texas Term B Loans shall be dated the Texas Acquisition Closing

                   Date and the Term B Notes evidencing the Summersun Term B Loans shall be dated the Summersun Acquisition Closing
                   Date),"

    3.6. Section 1.12 of the Credit Agreement is hereby amended to add the following immediately after the second sentence of such Section:

              "As of the Summersun Acquisition Closing Date, the amount of (a) the Total Commitment is $127 million, (b) the Total Term A Loan Commitment is $27.5 million (c) the Total Term B Loan Commitment is $47 million, (d) the Total Revolving Loan Commitment is $37.5 million and (e) the Total Acquisition Term Loan Commitment is $15 million (all of which is currently outstanding in aggregate principal amount under Acquisition Term Loans)."

    3.7. Clause (c) of Section 2.02 of the Credit Agreement is hereby amended to read in its entirety as follows:

              "Each of the Term A Loan Commitments and the Term B Loan Commitments shall terminate as of the close of business on the Closing Date (except with respect to the Texas Term B Loan Commitments, which shall terminate as of the close of business on the Texas Acquisition Closing Date and the Summersun Term A Loans Commitments and the Summersun Term B Loan Commitments, which shall terminate on the Summersun Acquisition Closing Date), and any amounts not borrowed with respect to each of the Term A Loans and the Term B Loans on the Closing Date (or the Texas Acquisition Closing Date, or the Summersun Acquisition Date, as the case may be) shall cease to be available."

    3.8. Section 2.02 shall be amended to add clause (g) immediately following clause (f) thereof which shall read in its entirety as follows:

              "(g) The Summersun Term A Loan Commitment and the Summersun Term B Loan Commitment shall be reduced proportionately by the amount of any reduction in the cash purchase price to be paid by the Borrower to consummate the Summersun Acquisition."

    3.9. Section 5.05 of the Credit Agreement is hereby amended to add clause (f) immediately following clause (e) which shall read in its entirety as follows:

              "(f) All proceeds of the Summersun Term A Loans and the Summersun Term B Loans shall be used by the Borrower to (i) to pay the cash consideration to be paid by the Borrower in connection with the Summersun Acquisition and (ii) to pay fees and expenses related to the consummation of the Summersun Acquisition."

    3.10. Section 6 of the Credit Agreement is hereby amended by adding a new Section 6.18 to the end thereof immediately following Section
              6.17 which Section 6.18 shall read in its entirety as follows:

              "6.18. STAGING AREA, MOUNT VERNON, WASHINGTON PROPERTY. On or before August 30, 1997 with respect to the Real Property being leased by the Borrower located in Mount Vernon, Skagit County, Washington constituting the so-called "staging area" and not previously made subject to a first leasehold mortgage or deed of trust in favor of Administrative Agent, ("STAGING AREA REAL PROPERTY"), the Borrower shall satisfy to the reasonable satisfaction of the Administrative Agent all of the requirements of Section 4.03(e) hereof."

    3.11.     Section 10 of the Credit Agreement is hereby amended as follows:

              (a)  the following definitions are hereby added to Section 10:

                   "SUMMERSUN ACQUISITION" means the acquisition by the Borrower, of a nursery business located in Oregon and Washington and owned and operated by Summersun Greenhouse Co., a Washington corporation ("SUMMERSUN"), which is to be accomplished by the acquisition of substantially all the assets, excluding owned real estate and certain liabilities of Summersun by the Borrower, and in consideration of such acquisition Summersun will receive approximately $7,100,000 in cash in accordance with the Asset Purchase Agreement dated as of August 11, 1997 among the Borrower and Summersun (the "SUMMERSUN PURCHASE AGREEMENT").

                   "SUMMERSUN ACQUISITION CLOSING DATE" shall mean August 11, 1997.

                   "SUMMERSUN ACQUISITION DOCUMENTS" means the Summersun Purchase Agreement, as amended and in effect on the date hereof, and the other documents evidencing or implementing the transactions contemplated thereby.

                   "SUMMERSUN TERM A LOAN" means loans under the portion of the Loan Facility evidenced by the Summersun Term A Loan Commitment.

                   "SUMMERSUN TERM A LOAN COMMITMENT" means, with respect to each Bank, the amount set forth below such Bank's name on Exhibit A hereto directly below the column entitled "Summersun Term A Loan," as same may be reduced from time to time pursuant to Sections 2.01, 3.03 and/or 8.

                   "SUMMERSUN TERM B LOAN" means loans under the portion of the Loan Facility evidenced by the Summersun Term B Loan Commitment.

                   "SUMMERSUN TERM B LOAN COMMITMENT" means, with respect to each Bank, the amount set forth below such Bank's name on Exhibit A hereto directly below the column entitled "Summersun Term B Loan," as same may be reduced from time to time pursuant to Sections 2.01, 3.03 and/or 8.

              (b) The following definitions are hereby amended to read in their entirety as follows:

                   "SCHEDULED TERM A LOAN PRINCIPAL PAYMENTS" means, with respect to the principal payments on the Term A Loan to be made on the last Business Day of each calendar quarter specified in the table below, the Dollar amount specified opposite such date in such table:

                                               Scheduled Term A Loan
                        Date                     Principal Payment
                        ----                   ---------------------

          March 31, 1997                           $450,000
          June 30, 1997                            $625,000
          September 30, 1997                       $690,308
          December 31, 1997                        $690,308

          March 31, 1998                         $1,076,881
          June 30, 1998                          $1,076,881
          September 30, 1998                     $1,076,881
          December 31, 1998                      $1,076,881

          March 31, 1999                         $1,242,555
          June 30, 1999                          $1,242,555
          September 30, 1999                     $1,242,555
          December 31, 1999                      $1,242,555

          March 31, 2000                         $1,325,392
          June 30, 2000                          $1,325,392
          September 30, 2000                     $1,325,392
          December 31, 2000                      $1,325,392

          March 31, 2001                         $1,546,290
          June 30, 2001                          $1,546,290
          September 30, 2001                     $1,546,290
          December 31, 2001                      $1,546,290

          March 31, 2002                         $2,139,956
          June 30, 2002                          $2,139,956


               "SCHEDULED TERM B LOAN PRINCIPAL PAYMENTS" means, with respect to the Term B Loan, principal payments to be made on the last Business Day of each calendar quarter specified in the table below, in each case, in the Dollar amount specified opposite such period in such table:

                                                  Scheduled Term B Loan
                   Period                          Principal Payment
                   ------                        ---------------------

          January 1, 1997 through
            June 30, 1997                                     $87,620
          July 1, 1997 through
            June 30, 2002                                    $117,812
          July 1, 2002 through
            December 31, 2003                              $7,411,420


          "Total Term A Loan Commitment" means the sum of the Term A Loan Commitments and the Summersun Term A Loan Commitments of each of the Banks.

          "Total Term B Loan Commitment" means the sum of the Term B Loan Commitments, the Texas Term B Loan Commitments and the Summersun Term B Loan Commitments of each of the Banks.

    3.12. WAIVER. The Banks hereby waive compliance with the requirements of Sections 4.03(d), 6.14 and 6.15 as to the Staging Area Real Property until the period ending August 30, 1997.

4. REPRESENTATIONS AND WARRANTIES. In order to induce the Bank and the Agents to enter into this Amendment, the Borrower represents and warrants to each of the Banks and the Agent that:

    4.1. NO DEFAULT. Immediately after giving effect to this Agreement, no Default will exist.

    4.2. INCORPORATION OF REPRESENTATIONS AND WARRANTIES. The representations and warranties set forth in Section 5 of the Amended Credit Agreement are true and correct on the date hereof as if originally made on and as of the date hereof (except to the extent any representation or warranty refers to a specific earlier date).

    4.3. DISCLOSURE. The Summersun Acquisition Documents and the other information and certificates furnished to or to be furnished to the Administrative Agent in connection with the Summersun Acquisition and this Amendment do not contain and will not contain any untrue statement of a material fact or omit to state any material fact and, to the knowledge of the Credit Parties, there is no material fact relating to Summersun or the Summersun Acquisition which may adversely affect the same which has not been disclosed in writing to the Administrative Agent.

5. CONDITIONS. The effectiveness of this Amendment, and the making of the Summersun Term A Loans and the Summersun Term B Loans to be made on the Summersun Acquisition Closing Date, provided for hereby, are subject to the satisfaction of the following conditions:

    5.1.  CREDIT DOCUMENTS.

          (a) This Amendment and each other Credit Document (to the extent not previously executed and delivered), including, without limitation, the Subsidiary Guarantee of LSGR Holdings and any related security documentation evidencing the guarantees and pledges by each of the Borrower, LSGR Holdings and Peters, shall (A) have been, on or before the Summersun Acquisition Closing Date, duly authorized, executed and delivered by each of the parties signatory thereto and (B) constitute the legal, valid and binding obligation of each Credit Party, enforceable in accordance with its terms (subject to bankruptcy and principles of equity).

          (b)  There shall have been delivered to the Administrative Agent
               (i) for the account of each of the Banks which are extending Summersun Term A Loans and Summersun Term B Loans, Term A Notes and Term B Notes evidencing such Borrowings, each duly executed by the Borrower in the amount and maturity and as otherwise provided in the Amended Credit Agreement and (ii) updated Schedules 5.13, 5.16 and 5.17 after giving effect to the Summersun Acquisition, the creation of LSGR Holdings and the related asset transfers.

    5.2. OFFICERS' CERTIFICATE. The Administrative Agent shall have received a certificate dated the Summersun Acquisition Closing Date signed by the appropriate officer(s) of the Borrower on behalf of the Borrower in substantially the form of Exhibit 4.01(b) stating that (i) all of the conditions set forth in this
          Section 5 have been either satisfied or waived in writing by the Administrative Agent, and the Required Banks as of such date,
          (ii) immediately before and after giving effect to this Agreement, the Summersun Acquisition, the Borrowings related thereto, the creation of LSGR Holdings and the related asset transfers, all representations and warranties contained herein or in any other Credit

          Document (except as expressly amended hereunder or under another Credit Document) shall be true and correct, (iii) no Default or Event of Default has occurred or will have occurred after giving effect to this Agreement, the Summersun Acquisition, the Borrowings related thereto, the creation of LSGR Holdings and the related asset transfers and (iv) since June 30, 1996 no material adverse change in the business, assets, prospects, properties or condition (financial or otherwise) of Holdings and its Subsidiaries shall have occurred.

    5.3. OPINIONS OF COUNSEL. The Administrative Agent shall have received an opinion dated the Summersun Acquisition Closing Date addressed to each of the Banks from each of (i) Brownstein Hyatt Farber & Strickland, P.C., counsel to the Credit Parties,
          (ii) Stoel Rieves, LLP, special Washington counsel to the Credit Parties, and (iii) Jack R. Wallace, counsel to Summersun, in each case, in form and substance reasonably acceptable to the Administrative Agent.

    5.4. CORPORATE PROCEEDINGS. All corporate and legal proceedings and all instruments and agreements in connection with the Summersun Acquisition, the creation of LSGR Holdings and the related asset transfers, the execution of this Amendment and the other Credit Documents to be executed in connection with the transactions contemplated hereby shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received all information and copies of all certificates, documents and papers, including records of corporate proceedings and governmental approvals, if any, which it may have reasonably requested from the Credit Parties or in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities. Without limiting the foregoing, the Administrative Agent shall have received from each Credit Party:

          (a) resolutions of the board of each such Person which shall include, without limitation, (1) resolutions approving such documents and actions as are contemplated by this Amendment or the Summersun Acquisition, and any related transactions to the extent such Person is a party thereto and (2) resolutions as to the due authorization, execution and delivery of this Amendment and the Summersun Acquisition Documents, to the extent such Person is a party thereto, all such resolutions to be in form and substance reasonably satisfactory to the Administrative Agent; and

          (b) signature and incumbency certificates of each officer of each such Credit Party executing instruments, documents or agreements required to be executed in connection with the transactions contemplated by this Amendment and the Summersun Acquisition Documents.

    5.5.  ACQUISITION DOCUMENTS.

          (a) The Summersun Acquisition Documents and any amendments thereto, shall be in form and substance satisfactory to the Administrative Agent; and on the Summersun Acquisition Closing Date each of the conditions to closing contained in each of the Summersun Acquisition Documents shall have been satisfied in all material respects (or waived in writing, such waiver to be reasonably satisfactory to the Administrative Agent) to the reasonable satisfaction of the Administrative Agent. Each Credit Party and each of the other parties to the Summersun Acquisition Documents shall have done and performed such acts and observed such covenants which each is required to do or perform under the Summersun Acquisition Documents on or prior to the Summersun Acquisition Closing Date (or such acts and covenants shall have been waived in writing, such waiver to be reasonably satisfactory to the Administrative Agent). Full, complete and accurate copies of each of the Summersun Acquisition Documents (including all schedules and exhibits thereto) shall have been provided to the Administrative Agent.

          (b) Holdings and the Borrower shall have provided evidence satisfactory in form and substance to the Administrative Agent that the Summersun Acquisition has been consummated or will be consummated simultaneously with the closing of the transactions contemplated by this Agreement.

    5.6. CAPITAL STRUCTURE. On the Summersun Acquisition Closing Date, after giving effect to the Summersun Acquisition, (i) there shall be no outstanding Capital Stock of Holdings other than as set forth in Schedule 5.17, (ii) the Borrower shall be a Wholly Owned Subsidiary of Holdings, (iii) Holdings shall have no direct Subsidiaries other than the Borrower, and no indirect Subsidiaries other than as set forth on Schedule 5.13.

    5.7. ORGANIZATIONAL DOCUMENTATION, ETC. On or prior to the Summersun Acquisition Closing Date, the Administrative Agent shall have received a true and complete certified copy of the following documents of each of Holdings, the Borrower, and LSGR Holdings, the provisions of which shall be reasonably satisfactory to the
          Agents:

          (a) Copies of its certificate of incorporation, or certificate of limited partnership, as the case may be, which (A) shall be certified by, and accompanied by a good standing certificate from, the Secretary of State or similar official of the jurisdiction of its organization and (B) in the case of Holdings, the Borrower, and LSGR Holdings shall be accompanied by good standing certificates from each jurisdiction in which it is required to be qualified to do business as a foreign corporation, each to be dated a recent date prior to the Summersun Acquisition Closing Date;

          (b) Copies of its by-laws or limited partnership agreement as the case may be, certified as of a recent date prior to the Summersun Acquisition Closing Date by its corporate secretary or other person serving in a similar capacity.

    5.8. CERTAIN FEES; INTEREST ON OUTSTANDING LOANS. All fees and reasonable costs and expenses (including, without limitation, reasonable legal fees and expenses) and other compensation payable to the Agents or the Banks by Holdings or the Borrower shall have been paid in full, and there shall have been paid in full all accrued interest and all accrued commitment fees on the Outstanding Loans and all other fees and expenses (including, without limitation, reasonable legal fees and expenses) of the Agents or the Banks, in each case to the extent due and payable and, with respect to costs and expenses, invoiced or presented on or before the Summersun Acquisition Closing Date. In addition, on or prior to the Summersun Acquisition Closing Date, there shall have been delivered to the Agents evidence satisfactory to the Agents that the fees and expenses payable by Holdings and its Subsidiaries in connection with the Summersun Acquisition shall not exceed $_________ in the aggregate.

    5.9. FINANCIAL STATEMENTS, ETC. On or before the Summersun Acquisition Closing Date, the Agents shall have received: (i) a pro forma balance sheet for Holdings and its Subsidiaries, as of _______________ after giving effect to the Texas Acquisitions, the Summersun Acquisition, the proposed acquisition of a nursery business owned and operated by Oda Nurseries, the Summersun Term A Loans and Summersun Term B Loans contemplated hereby; and (ii) a revised annual plan, giving effect to the Texas Acquisitions, the Summersun Acquisition the proposed acquisition of a nursery business owned and operated by Oda Nurseries, and the Summersun Term B Loans contemplated hereby for each of Holdings' and its Subsidiaries' and projections for five calendar years commencing on or about January 1, 1997, in each case, accompanied by a statement by Holdings that such projections are based on estimates and assumptions believed by Holdings in good faith to be reasonable in light of the conditions which existed at the time of their preparation as to the future financial performance of Holdings, each in form, scope and substance satisfactory to the Administrative Agent, prepared in accordance with Holdings' normal accounting procedures applied on a consistent basis, including (A) forecasted balance sheets and statements of operations, stockholders' equity and cash flows of Holdings and its Subsidiaries for such periods, (B) the amount of forecasted capital expenditures (including the amount of such costs to be capitalized, if any) for such periods, and (C) Holdings and its Subsidiaries' forecasted compliance with Sections 7.01 through
          7.05 of the Amended Credit Agreement. Each of the items delivered pursuant to this Section 4.9, shall be satisfactory to the Administrative Agent in its reasonable discretion.

          Since the time of the preparation of such financial projections, no fact or facts have come to the attention of any Credit Party to cause such Person to believe that any of the estimates and assumptions on which such projections are based are not reasonable.

    5.10. LITIGATION. Except as set forth on Schedule 4.01(l), there shall be no litigation pending or threatened by any entity (private or governmental) involving any Credit Party or any other party to any Summersun Acquisition Document or any of the properties or assets of any such Person that could reasonably be expected to restrain, enjoin or result in the obtaining of a judgment for substantial damages with respect to the Summersun Acquisition or the consummation of the transactions contemplated by the Summersun Acquisition Documents, and there shall be no pending or threatened litigation involving any Credit Party or involving any other party to any Summersun Acquisition Document or any of the properties or assets of any such Person that could reasonably be expected to have a material adverse effect on the operations or properties being acquired in the Summersun Acquisition or the ability of the Credit Parties to operate the same or that could reasonably be expected to have a Material Adverse Effect.

    5.11. INDEBTEDNESS, ETC. (i) Each Credit Party shall have received all necessary consents or waivers or shall have amended, supplemented or otherwise modified, repaid or defeased its outstanding Indebtedness in a manner and on terms satisfactory to the Agents such that there exists no default or potential default (as a result of the consummation of the Summersun Acquisition) with respect to such Indebtedness or under any note, evidence of indebtedness, capital lease, mortgage, deed of trust, security document or other agreement relating to such Indebtedness and such indentures, notes, evidences of indebtedness, capital lease mortgages, deeds of trust or other agreements relating to such Indebtedness shall not contain (i) any restriction on the ability of Holdings or any of its Subsidiaries to grant any Lien in favor of the Banks (other than in the case of Capital Leases, or purchase money debt (excluding Real Property leases), a Lien on the property financed thereby) or any financial covenants or tests applicable to Holdings or any of its Subsidiaries.

          (ii) The terms and conditions of any Indebtedness of Holdings and its Subsidiaries as of the Summersun Acquisition Closing Date which remains outstanding after giving effect to the Summersun Acquisition and the making of the Summersun Term A Loans and the Summersun Term B Loans, the extent to which any Indebtedness of Summersun remains outstanding as Indebtedness of the Borrower after giving effect to the Summersun Acquisition and the making of the Summersun Term A Loans and Summersun Term B Loans shall, in each case, be reasonably acceptable to the Agents. The Administrative Agent shall have received evidence satisfactory to it that the Indebtedness reflected on Schedule A hereto as being paid as of the Summersun Acquisition Closing Date is being paid with the proceeds of the Summersun Term A Loans and Summersun Term B Loans made on the date hereof.

    5.12. SECURITY DOCUMENTS. In each case, to the extent the same shall not have been previously delivered to the Administrative Agent, the Security Documents and Additional Security Document, including the Subsidiary Guarantee and Security Agreement of LSGR Holding, shall have been duly executed and delivered by each of the Credit Parties party thereto and there shall have been delivered to the Administrative Agent: (i) executed financing statements for filing under the provisions of the UCC in each of the offices where such filing is necessary or appropriate, including those set forth on Schedule B hereto to grant the Administrative Agent a perfected first priority Lien in the Collateral acquired in the Summersun Acquisition and the assets transferred in connection with the formation of LSGR Holdings as to which a security interest may be perfected by the filing of a financing statement, which Lien shall be superior to and prior to the rights of all third persons and subject to no other Liens;
          (ii) certified copies of Requests for Information (Form UCC-11 or the equivalent), or equivalent reports or lien search reports listing all effective financing statements which name the Borrower, its subsidiaries, or Summersun and which are filed in any jurisdiction in which any of such Collateral is located and the jurisdiction in which such Person's principal place of business is located (none of which shall cover the Collateral covered, or purported to be covered, by the Security Documents and Additional Security Documents other than Permitted Encumbrances); and (iv) evidence of the completion of all recordings and filings (or of the making of arrangements to file contemporaneously with the making of additional Borrowings contemplated hereby) of each such Security Document and delivery of such other security and other documents as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the Liens created, or purported or intended to be created, by such Security Documents; and (v) payoff letters executed by the holders of any Indebtedness reflected as being paid as of the Summersun Acquisition Closing Date on Schedule A hereto setting forth the amount required to discharge such Indebtedness, and evidence that the proceeds of the Summersun Term A Loans and Summersun Term B Loans will be used to so discharge such Indebtedness.

    5.13. LEASES. All Capital Leases and Operating Leases of Holdings and its Subsidiaries and all Capital Leases and Operating Leases of Summersun acquired by Holdings or its Subsidiaries pursuant to the Summersun Acquisition shall remain outstanding after giving effect to the Summersun Acquisition and the making of the Summersun Term A Loans and Summersun Term B Loans hereunder.

    5.14. CONSENTS, ETC. All necessary or required governmental and third party approvals and consents (including, without limitation, all approvals and consents required in connection with any Environmental Laws), in connection with the Summersun Acquisition or the transactions contemplated by this Amendment and the Summersun Acquisition Documents and otherwise referred to herein or therein to be completed on or before the Summersun Acquisition Closing Date shall have been disclosed to the Administrative Agent and shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes, in the reasonable judgment of the Administrative Agent, material adverse conditions upon the consummation of the Summersun Acquisition. There shall not exist any judgment or order enjoining or otherwise restraining the making of the Summersun Term A Loans or Summersun Term B Loans hereunder or the consummation of the Summersun Acquisitions.

    5.15. BORROWING BASE; BORROWING BASE CERTIFICATE. The Administrative Agent and the Banks shall have received and the Required Banks shall be satisfied in all reasonable respects with a Borrowing Base Certificate which shall be substantially in the form of
          Exhibit 6.01(m) to the Credit Agreement and shall be prepared as of a date prior to the Summersun Acquisition Closing Date that is reasonably satisfactory to the Agents. Such Borrowing Base Certificate shall indicate that the Borrowing Base on the Summersun Acquisition Closing Date (before and after giving effect to the Summersun Acquisition) exceeds the amount of the Revolving Loans to be outstanding as of such date by not less than $10 million.

    5.16. NO MATERIAL ADVERSE CHANGE. Since June 30, 1996 nothing shall have occurred or become known to any Credit Party which the Administrative Agent shall have determined has or could reasonably be expected to have a Material Adverse Effect or a material adverse effect on the business or operations of Holdings and its Subsidiaries or on the business or operations of Summersun or has resulted or could result in a material adverse change in the business, assets, prospects, properties or condition (financial or otherwise) of any Credit Party or of Summersun or in the ability of the Borrower or any of its Subsidiaries (after giving effect to the Summersun Acquisition and the Borrowings provided for in connection therewith) as of the Summersun Acquisition Closing Date to conduct its operations in accordance with the revised projections furnished to the Administrative Agent pursuant to Section 4.9 hereof. As of the Summersun Acquisition Closing Date, there shall not have occurred and be continuing a material disruption of, or material adverse change in, United States financial, banking or capital markets, as reasonably determined by the Administrative Agent in its sole discretion.

    The acceptance of the proceeds of each Borrowing of Summersun Term A Loans and Summersun Term B Loans in connection with the Summersun Acquisition shall constitute a representation and warranty by the Borrower to each of the Banks that all of the applicable conditions specified above have been satisfied or waived as of that time. All of the certificates, legal opinions and other documents and papers referred to in this Section 4, unless otherwise specified, shall be delivered to the Agents at the Agent's Office (or such other location as may be specified by the Agents) for the account of each of the Banks and in sufficient counterparts for each of the Banks and shall be reasonably satisfactory in form and substance to the Agents.

6. CREDIT AGREEMENT OTHERWISE UNAFFECTED. The Amended Credit Agreement and all of the Credit Documents are each confirmed as being in full force and effect. This Amendment, the Amended Credit Agreement and the other Credit Documents referred to herein or therein constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior and current understandings and agreements, whether written or oral, with respect to such subject matter. The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other term or provision hereof. The headings in this Amendment are for convenience of reference only and shall not alter, limit or otherwise affect the meaning hereof. Each of this Amendment and the Amended Credit Agreement is a Credit Document and may be executed in any number of counterparts, which together shall constitute one instrument, and shall bind and inure to the benefit of the parties and their respective permitted successors and assigns.

7. APPLICABLE LAW. The amendments and waivers set forth herein shall be governed by, and shall be construed and enforced in accordance with the law and as set forth in Section 12.08 of the Credit Agreement, and this Amendment shall be in all respects a part of the Credit Agreement.

    IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment and Waiver to be duly executed and delivered as of the date first above written.

                              COLOR SPOT NURSERIES, INC.


                              By: /s/ Karla D. Virkelich
                                 -------------------------------------
                                 Name:  Karla D. Virkelich
                                 Title: Corp. Secretary

                              CREDIT AGRICOLE INDOSUEZ
                              (formerly known as Banque Indosuez, New
                              York Branch)
                                as Administrative Agent


                              By: /s/ Illegible
                                 -------------------------------------
                                 Name:
                                 Title:

                              By: /s/ Illegible
                                 -------------------------------------
                                 Name:
                                 Title:
Consented to:


                                   IBJ SCHRODER BANK & TRUST COMPANY

                                   By /s/ M. McLaughlin
                                     ---------------------------------
                                   Name: Mary McLaughlin
                                   Title: Vice President

                                   FIRST SOURCE FINANCIAL LLP,
                                   an Illinois registered limited
                                   liability partnership
                                   By:  First Source Financial, Inc.,
                                   its manager
                                   By: /s/ Gary L. Francis
                                      --------------------------------
                                   Name: Gary L. Francis
                                   Title: Senior Vice President

                                   CREDITANSTALT-BANKVEREIN

                                   By /s/ Dennis O'Dowd
                                     ---------------------------------
                                     Name:  Dennis O'Dowd
                                     Title: Chief Executive Officer

                                   By /s/ Patrick J. Rounds
                                     ---------------------------------
                                     Name:  Patrick J. Rounds
                                     Title: Vice President


                                   BANKBOSTON, N.A.

                                   By: /s/ Linda EC. Alto
                                      --------------------------------
                                      Name:  Linda Alto
                                      Title: VP

                                   BANK OF THE WEST

                                   By: /s/ Dale J. Kobsar
                                      --------------------------------
                                      Name:  Dale J. Kobsar
                                      Title: Regional Vice President

                                   LEHMAN COMMERCIAL PAPER, INC.

                                   By /s/ Michele Swanson
                                     ---------------------------------
                                     Name:  Michele Swanson
                                     Title: Authorized Signatory

                                   THE ING CAPITAL SENIOR SECURED
                                   HIGH INCOME FUND, L.P.
                                   By ING Capital Advisors, Inc. as
                                   Investment Advisor

                                   By: /s/ Kathleen A. Lenarcic
                                      --------------------------------
                                      Name: Kathleen A. Lenarcic
                                      Title: Vice President &
                                              Portfolio Manager

                                   CREDIT AGRICOLE INDOSUEZ
                                   (formerly known as Banque Indosuez,
                                     New York Branch)

                                   By /s/ Illegible
                                     ---------------------------------
                                     Name:
                                     Title:

                                   By /s/ Illegible
                                     ---------------------------------
                                     Name:
                                     Title:

                                   INDOSUEZ CAPITAL FUNDING II,
                                   LIMITED
                                   By:  INDOSUEZ CAPITAL
                                        LUXEMBOURG, S.A.,
                                        as Collateral Manager
                                   By /s/ Francoise Berthelot
                                     ---------------------------------
                                     Name:  Francoise Berthelot
                                     Title: Authorized Signatory

                                   INDOSUEZ CAPITAL FUNDING III,
                                   LIMITED
                                   By:  INDOSUEZ CAPITAL
                                        LUXEMBOURG, S.A.,
                                        as Collateral Manager

                                   By /s/ Francoise Berthelot
                                     ---------------------------------
                                     Name:  Francoise Berthelot
                                     Title: Authorized Signatory